     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1996.

                                                       REGISTRATION NO. 333-2458
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------
                           WYNDHAM HOTEL CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                  7011                                75-263-6072
      (State or other jurisdiction            (Primary Standard Industrial                  (I.R.S. Employer
   of incorporation or organization)          Classification Code Number)                 Identification No.)

                        SUBSIDIARY GUARANTOR REGISTRANTS

                                                            PRIMARY
            EXACT NAME OF                                   STANDARD             I.R.S.
        GUARANTOR REGISTRANTS               STATE          INDUSTRIAL           EMPLOYER
           AS SPECIFIED IN                   OF          CLASSIFICATION      IDENTIFICATION
      THEIR RESPECTIVE CHARTERS           FORMATION       CODE NUMBER            NUMBER
-------------------------------------     ---------     ----------------     --------------
Wyndham Management Corporation            Delaware            7011             75-263-6074
GHALP Corporation                         Delaware            7011             75-263-9582
Wyndham IP Corporation                    Delaware            6794             75-263-9581
WH Interest, Inc.                           Texas             7011             75-222-2450
Rose Hall Associates Limited
 Partnership                                Texas             7011             75-230-8949
WHC Vinings Corporation                   Delaware            7011             75-265-0815

                                                            PRIMARY
            EXACT NAME OF                                   STANDARD             I.R.S.
        GUARANTOR REGISTRANTS               STATE          INDUSTRIAL           EMPLOYER
           AS SPECIFIED IN                   OF          CLASSIFICATION      IDENTIFICATION
      THEIR RESPECTIVE CHARTERS           FORMATION       CODE NUMBER            NUMBER
-------------------------------------     ---------     ----------------     --------------
 WHC Caribbean Limited                     Jamaica            7011               None
 Waterfront Management Corporation        Delaware            7011             75-263-6076
 WHCMB, Inc.                              Delaware            5813             75-263-6075
 Wyndham Hotels & Resorts
   (Aruba) N.V.                             Aruba             7011               None
 XERXES Limited                            Jamaica            7011               None


                         2001 BRYAN STREET, SUITE 2300
                              DALLAS, TEXAS 75201
                                 (214) 863-1000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               JAMES D. CARREKER
                            CHIEF EXECUTIVE OFFICER
                           WYNDHAM HOTEL CORPORATION
                         2001 BRYAN STREET, SUITE 2300
                              DALLAS, TEXAS 75201
                                 (214) 863-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------
                                   Copies to:

                    M. CHARLES JENNINGS                                     RICHARD D. TRUESDELL, JR.
                LOCKE PURNELL RAIN HARRELL                                    DAVIS POLK & WARDWELL
               (A PROFESSIONAL CORPORATION)                                   450 LEXINGTON AVENUE
               2200 ROSS AVENUE, SUITE 2200                                 NEW YORK, NEW YORK 10017
                    DALLAS, TEXAS 75201

                               ------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                               ------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           WYNDHAM HOTEL CORPORATION

                             CROSS REFERENCE SHEET
               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
      LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-1

 ITEM
NUMBER                    CAPTION                            LOCATION IN PROSPECTUS
------   -----------------------------------------  -----------------------------------------
   1.    Forepart of the Registration Statement
           and Outside Front Cover Page of
           Prospectus.............................  Facing Page; Cross Reference Sheet;
                                                    Outside Front Cover Page of Prospectus
   2.    Inside Front and Outside Back Cover Pages
           of Prospectus..........................  Inside Front and Outside Back Cover Pages
                                                    of Prospectus; Available Information
   3.    Summary Information, Risk Factors and
           Ratio of Earnings to Fixed Charges.....  Prospectus Summary; Risk Factors
   4.    Use of Proceeds..........................  Prospectus Summary; The Formation and the
                                                      Financing Plan; Use of Proceeds;
                                                      Capitalization
   5.    Determination of Offering Price..........  Underwriting
   6.    Dilution.................................  Not Applicable
   7.    Selling Security Holders.................  Not Applicable
   8.    Plan of Distribution.....................  Outside Front Cover Page of Prospectus;
                                                      Underwriting
   9.    Description of Securities to be
           Registered.............................  Prospectus Summary; Description of the
                                                    Notes
  10.    Interests of Named Experts and Counsel...  Not Applicable
  11.    Information with Respect to Registrant...  Prospectus Summary; Risk Factors; The
                                                      Formation and the Financing Plan; Use
                                                      of Proceeds; Capitalization; Pro Forma
                                                      Combined Financial Data; Selected
                                                      Combined Financial Data; Management's
                                                      Discussion and Analysis of Financial
                                                      Condition and Results of Operations;
                                                      Business; Management; Certain
                                                      Relationships and Transactions;
                                                      Principal Stockholders; Description of
                                                      the Revolving Credit Facility;
                                                      Description of the Notes; Description
                                                      of Capital Stock; Underwriting; Index
                                                      to Financial Statements
  12.    Disclosure of Commission Position on
           Indemnification for Securities Act
           Liabilities............................  Not Applicable

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MAY 20, 1996

PROSPECTUS

LOGO                             $100,000,000

                           WYNDHAM HOTEL CORPORATION

                      % SENIOR SUBORDINATED NOTES DUE 2006
                   INTEREST PAYABLE           AND
                               ------------------

     The   % Senior Subordinated Notes due 2006 (the "Notes") are redeemable for
cash at any time on or after           , 2001, at the option of the Company, in
whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. Upon a Change of Control (as defined herein), each holder of the Notes will have the right to require the repurchase of its Notes by the Company in cash at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes."


     The Notes are general, unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis by each of the Company's direct and indirect subsidiaries except for a number of insignificant subsidiaries (collectively, the "Guarantors"). The Notes are subordinated in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company and Guarantor Senior Indebtedness (as defined herein) of each Guarantor, respectively. After giving pro forma effect to the Formation (as defined herein), the Financing Plan (as defined herein) and other adjustments described under "Pro Forma Combined Financial Data," at March 31, 1996, the Notes would have been subordinated to approximately $23.8 million of Senior Indebtedness (inclusive of Guarantor Senior Indebtedness) and the obligations of a subsidiary of the Company under the GHALP Lease (as defined herein). See "Business -- Long-Term Hotel Leases."


     Concurrently with the offering of the Notes pursuant to this Prospectus (the "Offering") and as part of the Company's Financing Plan, the Company is offering shares of its Common Stock (the "Equity Offering," and together with this Offering, the "Offerings") by a separate prospectus. The consummation of each of the Offerings is conditioned upon the consummation of the other, and will occur simultaneously. See "The Formation and the Financing Plan."
                               ------------------
     SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY INVESTORS.
                               ------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
     ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
            ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.


-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                                           UNDERWRITING
                                        PRICE TO           DISCOUNTS AND         PROCEEDS TO
                                        PUBLIC(1)         COMMISSIONS(2)         COMPANY(3)
-------------------------------------------------------------------------------------------------
Per Note                                    %                    %                    %
-------------------------------------------------------------------------------------------------
Total(3)                                    $                    $                    $
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

   (1) Plus accrued interest, if any, from the date of issuance.

   (2) For information regarding indemnification of the Underwriters, see "Underwriting."

   (3) Before deducting expenses estimated at $        , which are payable by
       the Company.
                               ------------------
     The Notes are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that the Notes offered hereby will be available for
delivery on or about             , 1996 at the offices of Smith Barney Inc., 333
West 34th Street, New York, New York 10001.
                               ------------------
SMITH BARNEY INC.
                 BT SECURITIES CORPORATION
                                   DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION
                                                MONTGOMERY SECURITIES

               , 1996.

                                    [PHOTOS]

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                      ONE BRAND. THREE UPSCALE PRODUCTS.


Wyndham Hotel Corporation offers three distinct full service hotel products under a single brand name: Wyndham Hotels, Wyndham Garden Hotels and Wyndham Resorts. Each is tailored to serve the needs of Wyndham's core upscale customers in one of three specific markets: urban, suburban and resorts.


              [Three multicolored rings in concentric format with
                 overlap identifying Wyndham's core customer.]

Wyndham has focused on developing a high quality brand name. In 1995, ninety-four percent of Wyndham guests surveyed indicated that they would return to that Wyndham hotel on their next trip to the same city.


                                WYNDHAM HOTELS


Wyndham Harbour Island Hotel

                    [PHOTO OF WYNDHAM HARBOUR ISLAND HOTEL]


Wyndham Hotels are large hotels with an average of 400 rooms, extensive meeting space for group customers, and a full range of guest services and amenities.


                               WYNDHAM RESORTS

                                                        Wyndham Rose Hall Resort

                       [PHOTO OF WYNDHAM ROSE HALL HOTEL]


Wyndham Resorts, located domestically and on four Caribbean islands, are full service destination resorts targeted at upscale leisure and incentive travelers.

                            WYNDHAM GARDEN HOTELS

Wyndham Garden Hotel-North Phoenix                  Wyndham Garden Hotel-Waltham

   [PHOTO OF WYNDHAM GARDEN                                [PHOTO OF WYNDHAM
     HOTEL-NORTH PHOENIX]                                GARDEN HOTEL-WALTHAM]

With guest services, hotel finishings and landscaping comparable to Wyndham Hotels, Wyndham Garden Hotels are designed to provide a guest experience similar to that enjoyed at Wyndham Hotels, but at a price that is competitive in suburban markets.


     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             SUPERIOR PERFORMANCE
                                  AND GROWTH



         NUMBER OF HOTEL ROOMS          In 1994 and 1995, Wyndham grew its brand
                                        at a faster rate than any other upscale
                                        hotel company, as measured by the number
                                        of Wyndham brand rooms added in
[GRAPH showing number of Wyndham brand  comparison with those added by other
hotel rooms in 1993, 1994 and 1995 as   upscale hotel companies (according to
10,660, 11,462 and 16,391,              hotel room data compiled by Smith Travel
respectively.]                          Research).



In 1993, 1994 and 1995, Wyndham's                      REVPAR*
revenue per available room has outpaced
the upscale segment of the lodging
industry.                               [GRAPH showing REVPAR for all Company
                                        hotels in 1993, 1994 and 1995 of $52.45,
                                        $58.84 and $60.96, respectively,
                                        compared to REVPAR of $49.71, $52.48 and $54.97, respectively, for the upscale segment of the lodging industry during such periods.]




             F & B MARGINS*             In 1993, 1994 and 1995, Wyndham's food
                                        and beverage profit margin outpaced the
                                        upscale full service segment of the
[GRAPH showing food and beverage        lodging industry.
profit margin for all Company hotels
in 1993, 1994 and 1995 of 25%, 25% and
26%, respectively, compared to food and
beverage profit margin of 17%, 18% and
21%, respectively, for the upscale full
service segment of the lodging industry
during such periods.]


  * Although revenue per available room and food and beverage profit margin data are not determined in accordance with generally accepted accounting principles, the Company believes these measures are useful for comparing operating performance within the lodging industry.

 ** Industry source: Smith Travel Research. Industry data for 1995 food and beverage margins are estimates.

                        THE RIGHT WAY-THE WYNDHAM WAY



    [MAP of the United States showing the locations of the Company's hotels]



                            HUB-AND-SPOKE STRATEGY


In some markets, the Company seeks to cluster Wyndham Garden Hotels in a "hub-and-spoke" distribution pattern around one or more Wyndham Hotels in order to achieve operating and marketing efficiencies and enhance local name recognition.


[MAP of Los Angeles showing   [MAP of Phoenix showing    [MAP of Chicago showing
   the location of the          the location of the        the location of the
   Company's hotels in          Company's hotels in        Company's hotels in
       this market]                this market]                this market]

       LOS ANGELES                   PHOENIX                      CHICAGO

                           FLEXIBLE GROWTH STRATEGY


REDEVELOPMENT

Wyndham has been successful at acquiring well-located properties requiring extensive renovation and redeveloping them as Wyndham Garden Hotels.


  [PHOTO SHOWING WYNDHAM GARDEN HOTEL-WALTHAM BEFORE AND AFTER DEVELOPMENT]

[CAPTION]

Since January 1994, Wyndham has added 14 Wyndham Garden Hotels through its redevelopment and conversion program.

Before and after redevelopment, Wyndham Garden Hotel - Waltham.


MANAGEMENT CONTRACTS

Wyndham believes its strong operating performance enhances its ability to obtain new management contracts as a significant source of growth.



               [PHOTO OF WYNDHAM EMERALD PLAZA HOTEL-SAN DIEGO]
[CAPTION]

Wyndham Emerald Plaza Hotel - San Diego



ACQUISITIONS/JOINT VENTURES

Wyndham's growth strategy also includes selective acquisitions and/or joint ventures of properties suitable for conversion to the Wyndham brand.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and combined financial statements including the notes thereto appearing elsewhere in this Prospectus. Except as otherwise indicated, the information contained in this Prospectus assumes (i) the completion of the formation of the Company and related transactions (the "Formation," as more specifically defined under "The Formation and the Financing Plan -- The Formation") to be effected prior to or substantially simultaneous with the closing of the sale and purchase of the Notes contemplated hereby, (ii) no exercise by certain underwriters in the Equity Offering of an overallotment option granted by the Company to purchase additional shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in the Equity Offering, (iii) the exercise of General Electric Pension Trust's ("General Electric") option to purchase from the Company 537,634 shares of Common Stock contemporaneously with the closing of the Offering at the initial public offering price per share of Common Stock to be sold in the Equity Offering less underwriting discounts and commissions (representing up to an estimated 2.8% of the Company's outstanding shares of Common Stock following the exercise of the option) (the "GE Option") and (iv) an initial public offering price of $15.00 per share of Common Stock to be sold in the Equity Offering (which affects the number of shares of Common Stock to be received by various parties in the Formation and the calculation of proceeds from the Equity Offering). See "The Formation and the Financing Plan," "Underwriting" and "Principal Stockholders." Unless the context otherwise requires, the term "Company" or "Wyndham" when used in this Prospectus refers to Wyndham Hotel Corporation, a Delaware corporation, and its predecessors and combined subsidiaries. As used herein, the term "upscale" means the segment of the lodging industry classified as such by Smith Travel Research in its industry reports, which consists of hotels with average daily room rates (total revenues divided by the total number of rooms occupied) between the 70th and 85th percentile of the average daily room rates of all hotels in the U.S. markets in which the Company's Portfolio hotels operate. For information with respect to certain other defined terms used herein, see "Description of the Notes -- Certain Definitions" and "Glossary."


                                  THE COMPANY


     Wyndham Hotel Corporation is a national hotel company operating upscale hotels primarily under the Wyndham brand name. Wyndham hotels are located in 22 states and the District of Columbia as well as on 4 Caribbean islands, and compete with national hotel chains such as Marriott, Hyatt and Hilton. The Company offers three distinct full service hotel products under the Wyndham brand designed to serve its core upscale customers in urban, suburban and select resort markets. At April 15, 1996, the Company's hotel portfolio consisted of 65 hotels operated by the Company and 3 franchised hotels (the "Portfolio"). In 1995, the Company generated $139.6 million in revenues and $16.9 million in operating income on a pro forma basis after giving effect to the Formation of the Company described elsewhere in this Prospectus.



     Wyndham has a track record of consistent growth. The Company has increased the size of its Portfolio in each year since 1988. Over the last two calendar years, Wyndham grew its brand at a faster rate than any other upscale hotel company, as measured by the number of branded rooms added, growing from 10,660 Wyndham hotel rooms at December 31, 1993 to 16,391 at December 31, 1995. This represents a compound annual growth rate in branded hotel rooms of 24%. This growth was achieved through a combination of hotel management contracts, "like new" renovations of acquired hotels, other acquisitions, new construction and franchising. The Company's business plan emphasizes continued pursuit of its diverse growth strategy.


STRONG BRAND IMAGE


     Wyndham has focused on developing a brand name that is nationally recognized in the upscale hotel market, and on earning the loyalty of its core upscale customers: individual business travelers, business groups and other group customers, and leisure travelers. Because Wyndham has operating control over more than 95% of the hotels operated under the Wyndham brand name, it is able to consistently deliver quality products and services throughout its hotel system and generate the marketing programs necessary to maintain the quality associated with the Wyndham name. According to written guest surveys conducted by Wyndham at its hotels during 1995, 91% of Wyndham guests surveyed rated the overall quality of Wyndham hotel products and services good or excellent, and 94% of the guests surveyed indicated that they would return to that Wyndham hotel on their next trip to the same city. The Company believes that growing national recognition of the Wyndham brand, together with the quality and efficiency of Wyndham hotel operations, has facilitated the Company's historical growth and will enhance its ability to realize its future growth objectives.

MULTIPLE UPSCALE HOTEL PRODUCTS

     Wyndham offers three distinct full service hotel products under a single brand name that are tailored to urban, suburban and select resort markets, the primary markets that serve its core upscale customers.

     - Wyndham Hotels. In urban markets, the Company operates or franchises 20 large upscale hotels under the Wyndham brand ("Wyndham Hotels"), which contain an average of approximately 400 hotel rooms, generally between 15,000 and 250,000 square feet of meeting space, and a full range of guest services and amenities. Wyndham Hotels are targeted principally at business groups and other group customers, as well as individual business travelers.

     - Wyndham Garden Hotels. In suburban markets, Wyndham operates 38 mid-size hotels under the name "Wyndham Garden"(R) ("Wyndham Garden Hotels"), which were created by the Company to cater to individual business travelers and small business groups. With guest services, hotel finishings and landscaping comparable to Wyndham Hotels, Wyndham Garden Hotels are designed to provide a guest experience similar to that enjoyed at Wyndham Hotels, but at a price that is competitive in suburban markets. The Company locates Wyndham Garden Hotels primarily near suburban business centers and airports and, where possible, seeks to cluster these hotels in a "hub-and-spoke" distribution pattern around one or more Wyndham Hotels in order to achieve operating and marketing efficiencies and enhance local name recognition. Wyndham Garden Hotels are full service upscale hotels containing between approximately 150 and 225 hotel rooms that offer a package of services and amenities focused on the needs of the business traveler, including generally between 1,500 and 5,000 square feet of meeting space, restaurants that serve three meals a day, exercise rooms, and laundry and room service.

     - Wyndham Resorts. Wyndham's Portfolio also includes six resort hotels ("Wyndham Resorts") that are full service destination resorts targeted at upscale leisure and incentive travelers and are located both domestically and on four Caribbean islands. Through Wyndham Resorts, the Company is able to offer guest rewards and other cross-promotional benefits to its domestic customers, thus improving Wyndham's competitiveness and brand loyalty.

STABLE PORTFOLIO OF OWNED, LEASED AND MANAGED HOTELS

     Wyndham believes that the stability of its Portfolio of owned, leased and managed hotels provides a strong foundation for the implementation of its growth strategy. Wyndham's Portfolio consists of 6 owned hotels, 12 leased hotels, 47 managed hotels and 3 franchised hotels. Of the Company's 12 leased hotels, 11 are leased from an unaffiliated third party pursuant to one or more long-term leases with an initial term of approximately 17 years and renewals for 48 additional years that the Company may elect to exercise. The remaining leased hotel is leased from an unaffiliated third party pursuant to a lease with a remaining term of 22 years. The average remaining term at April 15, 1996 of the Company's 43 management contracts for Wyndham brand hotels was 13.6 years (including renewals that the Company may elect to exercise), with shorter terms for 3 of the Company's 4 non-branded management contracts. See
"Business -- Management Contracts." The Company believes that the stability of its management contracts is enhanced by the fact that 15 of the contracts relate to hotels in which Mr. and Mrs. Trammell Crow, various descendants of Mr. and Mrs. Trammell Crow and various corporations, partnerships, trusts and other entities beneficially owned or controlled by such persons (collectively, the "Crow Family Members") have interests. Crow Family Members will own 48.9% of the outstanding Common Stock following the Equity Offering. Sixteen additional management contracts relate to hotels owned by entities (together with certain affiliates, "Bedrock") affiliated with the Hampstead Group L.L.C. ("Hampstead"), which will own 12.3% of the outstanding Common Stock following the Equity Offering. See "Risk Factors -- Dependence on Management Contracts and on Certain Hotel Owners," "The Formation and the Financing
Plan -- The Formation" and "Principal Stockholders." For information with respect to the anticipated termination of management contracts relating to two of the Company's Portfolio hotels, see "Business -- Summary of Hotels" and "-- Management Contracts." For additional information with respect to two of the Company's franchised hotels, see "Business -- Summary of Hotels" and "-- Franchising Program."


OPERATING AND FINANCIAL PERFORMANCE


     The Company seeks to maximize revenues through its comprehensive marketing strategy and the delivery of high quality accommodations and hotel services that result in satisfied, loyal hotel guests. The Company believes that this strategy has resulted in strong operating performance. During 1995, the average occupancy rates, average daily room rates (total room revenues divided by the total number of rooms occupied) ("ADR") and revenue per available room (ADR multiplied by the average occupancy percentage) ("REVPAR") for Portfolio hotels were 69%, $88.79 and $60.96, respectively, compared with an average during this period of 69%, $80.38 and $55.06, respectively, in the upscale segment of the lodging industry. See "Business -- The Company's Hotels." During the three months ended March 31, 1996 (the "1996 First Quarter"), average occupancy rates, ADR and REVPAR for Portfolio hotels were 67%, $96.04 and $64.51, respectively, compared with an average during this period of 64%, $85.06 and $54.69, respectively, in the upscale segment of the lodging industry. In 1995 and the 1996 First Quarter, respectively, REVPAR for Portfolio hotels outperformed the upscale segment of the lodging industry by 11% and 18%, respectively. The Company believes that it has the opportunity to improve its REVPAR performance through, among other things, the continued maturation of 10 Wyndham Garden Hotels opened in 1995.



     The Company's operating strengths have yielded consistently strong financial results. The Company believes that its experience as a hotel owner makes it a better hotel manager by keeping it focused on controlling each element of operating expenses, which is essential to achieving attractive returns for both the Company's hotels and managed hotels. See
"Business -- Operating Strategy." The gross operating profit margins for the 30 Wyndham brand hotels that have been operated by the Company since January 1, 1993 ("Comparable Hotels") for 1993, 1994 and 1995 were 32%, 34% and 36%, respectively, and for the three months ended March 31, 1995 (the "1995 First Quarter") and the 1996 First Quarter were 37%. In comparison, the average for the upscale full service segment of the lodging industry was 30%, 31% and 33% (estimate), respectively, during 1993, 1994 and 1995. (Gross operating profit margin statistics for the lodging industry are not yet available for 1996.) Gross operating profit per available room for Comparable Hotels in 1993, 1994 and 1995 was $9,612, $11,417 and $12,547, respectively, compared to the average for the upscale full service segment of the lodging industry of $8,397, $9,364, and $10,820 (estimate), respectively, during 1993, 1994 and 1995. The Company's gross operating profit per available room represents a premium to the upscale full service segment of 14%, 22% and 16%, respectively, in 1993, 1994 and 1995. For a presentation of certain financial data for the Company's entire hotel Portfolio, see "-- Summary Combined Financial and Other Data."


     The Company has chosen a Comparable Hotel data set based on Wyndham brand hotel properties operated by the Company since January 1, 1993 because the Company believes that these 30 hotels have been operated by the Company for a sufficient period of time to provide meaningful period-to-period comparisons and that these hotels more fully reflect the Company's operating capabilities. The Company's Portfolio contains a significant number of newly opened or renovated Wyndham brand hotels, which typically begin operations with lower occupancy rates, ADR, REVPAR and margins than mature hotels. While the period of time required to achieve improved operating results from the application of Wyndham's operating standards and integration into Wyndham's programs varies depending on the unique characteristics of a given hotel and the market in which it operates, the Company has found that during the third full year under Wyndham management a hotel will fully reflect the Company's operating capabilities. In addition, the Company believes that Comparable Hotel data provide a more meaningful comparison to the lodging industry, which the Company believes has a significantly smaller percentage of newly opened or renovated hotels than the Company. There can be no assurance that the Company's hotels opened or renovated subsequent to January 1,

1993 will achieve occupancy rates, ADR, REVPAR or operating results comparable to the Comparable Hotels.

COMPREHENSIVE MARKETING STRATEGY

     Wyndham has a full complement of sales and marketing capabilities designed to maximize hotel revenues and brand awareness. The Company's direct sales program at the hotel level, implemented by a sales force of almost 500 representatives, is designed to "pull" local business into each hotel and in 1995 accounted for over 60% of room revenues at Wyndham brand hotels. The Company also has a national sales team that focuses on major corporate, group and association accounts and seeks to "push" business into Wyndham hotels on a nationwide basis. Over 35% of Wyndham's hotel room revenues in 1995 were booked through Wyndham's central reservations system, which features a single telephone number for all Wyndham brand hotels (800-WYNDHAM). See "Business -- Customers and Marketing."

DEMONSTRATED GROWTH STRATEGY


     The Company intends to continue focusing on both internal growth -- enhancing the revenues, cash flow and profitability of its existing hotels, and external growth -- increasing the number of hotels in its Portfolio. The Company believes that the primary factors contributing to internal growth include (i) revenue increases resulting from continuing improvements in the lodging industry overall and continuing maturation of 23 hotels opened in the past 2 years (including 12 Wyndham Garden Hotels), and (ii) improved operating margins resulting from operating leverage and Wyndham's continued emphasis on controlling operating expenses. The Company's internal growth strategy has produced increases in Comparable Hotel REVPAR of 9.3% and 8.7% in 1994 and 1995, respectively, and has produced an increase in Comparable Hotel gross operating profit margins from 32% in 1993 to 36% in 1995. The Company's Comparable Hotel REVPAR in the 1996 First Quarter increased 7.6% over the 1995 First Quarter, and the Comparable Hotel gross operating profit margin was 37% in both the 1995 First Quarter and the 1996 First Quarter.


     The Company's external growth strategy is to continue to increase the number of Wyndham brand hotels in the upscale full service segment of the lodging industry. The near-term focus of the Company's external growth strategy will be to increase the Wyndham Portfolio through additional management contracts, "like new" renovations of acquired properties, other acquisitions and joint ventures. The Company also will consider franchising and hotel construction, depending on market conditions. In addition, the Company expects to continue its evaluation of other new hotel products that may be offered under the Wyndham brand or operated by the Company under a different name. See
"-- Planned Portfolio Additions." In executing this growth strategy, the Company will continue to rely on its senior executive officers (James D. Carreker, Leslie V. Bentley, Eric A. Danziger, Anne L. Raymond and Stanley M. Koonce, Jr.) (the "Senior Executive Officers"), who have an average of over 7 years with the Company and approximately 14 years in the lodging industry, and who have successfully developed, operated and managed hotel properties in various phases of the industry cycle.

     The Company's strategic business relationships with Crow Family Members and Bedrock, which collectively will own approximately 61.2% of the Company's Common Stock following the Equity Offering, have played an important role in the Company's growth to date. The Company believes that these and other business relationships will facilitate future growth by providing potential management contract, acquisition, renovation and development opportunities. See
"Business -- Growth Strategy." The Company believes that its demonstrated ability to achieve both internal and external growth will help attract third party debt and equity capital to help fund the growth of the Company's Portfolio. In addition, the Company believes that its future growth potential will be enhanced by an improved capital structure and greater access to capital markets following the Equity Offering. In addition to cash from operations and the net proceeds of the Offering, the Company anticipates that it will have additional capital resources through the consummation of the 3,350,000 share Equity Offering contemporaneously with the closing of the Offering and the closing of a $100.0 million revolving credit facility, although there can be no assurance that the Company will enter into the revolving credit facility. See "The Formation and the Financing Plan" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

ATTRACTIVE LODGING INDUSTRY FUNDAMENTALS


     The lodging industry as a whole has experienced four consecutive years in which the growth in room demand has exceeded the growth in room supply. In 1995, industry-wide percentage growth in demand for hotel rooms was nearly double industry-wide percentage growth in supply (3.0% versus 1.6%) In the markets in which the Company's hotels operate, 1995 percentage growth in demand outpaced percentage growth in supply by .2%. In the 1996 First Quarter, however, industry-wide percentage growth in supply exceeded industry-wide percentage growth in demand by .1%, and in the markets in which the Company's hotels operate, the percentage growth in supply exceeded the percentage growth in demand by .2%. The Company believes that industry-wide quarterly data are not necessarily indicative of a full year's results and that poor demand in January, which was affected by severe seasonal weather, impacted the 1996 First Quarter results.


     Coopers & Lybrand L.L.P.'s Hospitality Directions (January 1996) ("Coopers & Lybrand Hospitality Directions") estimates that the percentage growth in demand will exceed the percentage growth in supply by .7% and .5% in 1996 and 1997, respectively. The excess of demand growth over supply growth has led to industry-wide increases in occupancy percentages and ADR, with occupancy rising to 65.5% in 1995 from 64.7% in 1994, and ADR increasing 4.8% in 1995 over 1994 levels. Coopers & Lybrand Hospitality Directions indicates that occupancy will continue to increase in 1996 and 1997 to 66.3% and 66.7%, respectively, and that ADR will increase 4.5% in 1996 over 1995 levels and 4.4% in 1997 over 1996 levels. Historical industry performance, however, may not be indicative of future results, and there can be no assurance that such projections will be realized. See "Business -- The Lodging Industry."

     The Company believes that its growth prospects are enhanced by the forecasts for continuing improvements in the lodging industry. While no assurance can be given as to future conditions in the lodging industry, the Company believes that increases in room supply in the upscale segment continue to be limited because of certain barriers to entry in that segment.

     Unless otherwise noted, all statistics set forth in this Prospectus relating to the lodging industry (other than Wyndham statistics) are from, or have been derived from, information published or provided by Smith Travel Research, an industry research organization. Smith Travel Research has not provided any form of consultation, advice or counsel regarding any aspect of the proposed Offerings, and Smith Travel Research is in no way associated with the proposed Offerings.

PLANNED PORTFOLIO ADDITIONS

     In the past four months, the Company has added three Wyndham brand hotels to its Portfolio. The Company executed a franchise agreement in January 1996 for an existing hotel in Breckenridge, Colorado, which opened immediately as The Village at Breckenridge -- A Wyndham Resort. In addition, the Company entered into a management contract in February 1996 for a Wyndham Hotel located in Cedar Rapids, Iowa, which was converted to the Wyndham brand in March 1996. The Company also executed a management contract in March 1996 to operate a Wyndham Garden Hotel in Lexington, Kentucky that was recently acquired by Bedrock. Wyndham began operating this hotel in March and will convert the hotel to the Wyndham brand following renovations.


     As of April 15, 1996, the Company had entered into management contracts for four additional hotels, one of which opened on May 15, 1996, two of which the Company expects to open in the remainder of 1996 and one of which the Company expects to open by the first quarter of 1997. These management contracts relate to one Wyndham Hotel, one Wyndham Garden Hotel, one Wyndham Resort and one non-branded hotel. Crow Family Members own a majority or minority interest in three of these hotels and the fourth is owned by Bedrock. See "Business -- The Company's Hotels -- Hotels under Renovation and Construction" and "Certain Relationships and Transactions."


     On March 5, 1996 the Company entered into a contract with an unaffiliated third party to purchase the Wyndham Garden Hotel -- Vinings (the "Vinings Wyndham Garden Hotel"), located in the Atlanta metropolitan area. The Company has managed this hotel since it was built in 1988. The Company expects that the total acquisition cost will be $12.9 million, comprised of a cash payment of $3.2 million and assumption of the existing indebtedness encumbering the property. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The purchase contract contains certain contingencies, including the receipt of certain consents related to the Company's assumption of such indebtedness. (In the event that such consents are not received, the seller may require the Company to pay the full purchase price in cash.) There can be no assurance that the property will be acquired. The transaction, if consummated, is anticipated to close shortly following the consummation of the Offering.


     Garden Hotel Associates L.P. ("GHALP") has historically owned 11 Wyndham Garden Hotels managed by the Company (the "GHALP Properties"). A 30% interest in GHALP was owned by a partnership owned by certain Crow Family Members and the Senior Executive Officers and the remaining 70% was held by an unaffiliated third party. On May 2, 1996, Crow Family Members and the Senior Executive Officers acquired the remaining 70% ownership interest from the third party for a purchase price of approximately $29.5 million. The $29.5 million purchase price was funded from the proceeds of the sale of the GHALP Properties to Hospitality Properties Trust (including its subsidiaries, "HPT"), a publicly traded real estate investment trust ("REIT"), for $135.3 million, which properties were leased back pursuant to one or more long-term leases with an initial term of approximately 17 years (the "GHALP Lease") to a new partnership ("GHALP II"), the ownership of which mirrors the ownership of GHALP. See "Pro Forma Combined Financial Data" and "Business -- Long-Term Hotel Leases." As part of the Formation, the Company will succeed to GHALP II's interest in the GHALP Lease and continue to manage the hotels. The Company anticipates that in the future, it may enter into similar transactions whereby it would sell mature hotel properties to REITs, lease the hotels back and manage them as Wyndham brand hotels. See "Business -- Growth Strategy -- III. Ability to Execute Growth Strategy -- Sales of Mature Hotels; Long-Term Leases."


     The Company expects that in 1996 it will enter into an agreement with a partnership owned by Crow Family Members, Trammell Crow Residential and Greystar, Inc. to provide hotel management, purchasing and technical services to "extended-stay" hotel properties that will be targeted at corporate travelers who typically spend a week or more in one location. The properties, which will be limited service and will not be operated under the Wyndham name, are currently under development. The Company expects that the first extended stay hotel properties will commence operations in the last quarter of 1996. See "Business -- Growth Strategy -- II. Additional Growth Opportunities -- New Lodging Products."

     The Company's principal executive offices are located at 2001 Bryan Street, Suite 2300, Dallas, Texas 75201, and the Company's telephone number is (214) 863-1000.

                               THE FINANCING PLAN

     Contemporaneously with the Formation, which is described under "The Formation and the Financing Plan -- The Formation," the Company will implement a financing plan (the "Financing Plan") in order to fund the cash payments associated with the Formation, repay certain mortgage and other indebtedness assumed in connection with the Formation and provide liquidity for the Company's operating and growth strategies. Under the Financing Plan, the Company intends
to (i) offer $100.0 million of      % Senior Subordinated Notes due 2006 through
the Offering; (ii) concurrently offer 3,350,000 shares of Common Stock in the Equity Offering, and thereby raise $50.3 million in gross proceeds (assuming an initial public offering price of $15.00 per share); (iii) enter into a new $100.0 million revolving credit facility (as further defined under "Glossary," the "Revolving Credit Facility") with Bankers Trust Company ("Bankers Trust");
(iv) receive a contribution from Bedrock of $10.0 million (the "Bedrock Contribution") pursuant to the Bedrock Exchange Agreement (as defined under "The Formation and the Financing Plan -- The Formation"); and (v) eliminate an estimated $7.5 million of outstanding indebtedness under the Company's current revolving credit facility upon General Electric's exercise of the GE Option. See "Description of Indebtedness" and "Principal Stockholders." Consummation of each of the Offerings is conditioned upon consummation of the other, although there can be no assurance that the Company will enter into the Revolving Credit Facility. After applying the proceeds from the Offerings and the Bedrock Contribution as indicated under "Use of

Proceeds" (including funding the $3.2 million cash portion of the Vinings Wyndham Garden Hotel acquisition cost and $4.0 million of improvements to the Wyndham Rose Hall Resort), the Company will have remaining proceeds of approximately $18.0 million. This amount, together with cash generated from operations and capital available under the Revolving Credit Facility (the availability of which will be subject to the terms and financial covenants to be set forth in the agreement relating to the Revolving Credit Facility (the "Revolving Credit Agreement")), will be available to fund the Company's operating and growth strategies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of the Revolving Credit Facility" and "Description of the Notes."


     The following table sets forth the anticipated sources and uses of funds for the Financing Plan:


                                                                            (IN MILLIONS)(1)
    Sources of Funds:
      The Notes (gross proceeds derived from the Offering)................        100.0
      Common Stock (gross proceeds derived from the Equity Offering)......       $ 50.3
      Revolving Credit Facility...........................................            0
      Bedrock Contribution................................................         10.0
                                                                                  -----
              Total.......................................................       $160.3
                                                                                  =====
    Uses of Funds:
      Cash funding of Formation...........................................       $ 53.9
      Repayment of certain mortgage and other indebtedness(2).............         65.0
      Fees and expenses...................................................         16.2
      Cash to fund operating and growth strategies(2)(3)..................         25.2
                                                                                  -----
              Total.......................................................       $160.3
                                                                                  =====


---------------

(1) See "The Formation and the Financing Plan" for more specific information with respect to the Formation and the Financing Plan.

(2) Included in the repayment of mortgage and other indebtedness is an estimated $7.5 million of the estimated $15.0 million of indebtedness owing to General Electric under a Credit Agreement between the Company and General Electric relating to the Company's current revolving credit facility (the "GE Credit Agreement"). Under the GE Credit Agreement, as subsequently modified, General Electric has committed to purchase an estimated 537,634 shares of Common Stock pursuant to the GE Option at the initial public offering price (less underwriting discounts and commissions) for an estimated total purchase price of approximately $7.5 million (which represents the remaining one-half of the estimated $15.0 million of indebtedness that will be outstanding under the GE Credit Agreement upon consummation of the Offerings). In the event the actual public offering price per share of Common Stock in the Equity Offering is lower than $13.00 or higher than $17.00, the GE Option will be terminated and the Company will be required to repay the entire estimated $15.0 million of indebtedness(unless such price limitation is waived by General Electric). For additional information with respect to the GE Option, see "Principal Stockholders."

(3) Does not reflect (i) the intended acquisition from an unaffiliated party the Vinings Wyndham Garden Hotel shortly following the consummation of the Offerings, the estimated acquisition cost of which is $12.9 million, comprised of a cash payment of $3.2 million, which cash payment will be funded with a portion of the net proceeds of the Offerings, and assumption of the existing indebtedness encumbering the property or (ii) funding certain improvements to the Wyndham Rose Hall Resort in the approximate amount of $4.0 million.

                                  THE OFFERING

Securities Offered......$100,000,000 principal amount of     % Senior
                        Subordinated Notes due 2006.

Maturity Date...........             , 2006.

Interest Payment
Dates...................             and              , commencing
                                     , 1996.

Definitions.............Capitalized terms used in this summary of the Offering and not defined have the meanings indicated under "Description of the Notes."


Subordination...........The Notes are general, unsecured obligations of the
                        Company, subordinated in right of payment to all present and future Senior Indebtedness and effectively subordinated in right of payment to Guarantor Senior Indebtedness. After giving pro forma effect to the Formation, the Financing Plan and other adjustments described under "Pro Forma Combined Financial Data," at March 31, 1996, the Notes would have been subordinated to approximately $ million of Senior Indebtedness (inclusive of Guarantor Senior Indebtedness) and the obligations of a Subsidiary of the Company under the GHALP Lease. See "Business -- Long-Term Hotel Leases." The Company also expects that it will incur additional Senior Indebtedness under the Revolving Credit Facility in connection with the implementation of its growth strategy. See "Description of the
                        Notes -- Subordination."


Guarantees..............Pursuant to the Indenture, each of the Company's
                        Subsidiaries (except for a number of insignificant Subsidiaries) has, jointly and severally, fully and unconditionally Guaranteed the Company's obligations under the Notes on an unsecured senior subordinated basis. In addition, the Indenture contains restrictions on the Company's ability to make Investments in Subsidiaries (or Persons who become Subsidiaries as a result of such Investments) that are not (or do not become) Guarantors. See "Description of the Notes -- Guarantees" and "-- Covenants -- Limitation on Restricted Payments."

Optional Redemption.....The Notes are redeemable, at the Company's option, in
                        whole or in part, at any time on or after              ,
                        2001 and prior to maturity, at the Redemption Prices set forth herein, plus accrued and unpaid interest, if any, to the Redemption Date. See "Description of the Notes -- Optional Redemption."

Covenants...............The Indenture contains, among other things, certain covenants that, subject to certain exceptions, limit the ability of the Company and its Restricted Subsidiaries to (i) Incur Indebtedness, (ii) make Restricted Payments, including certain dividends and distributions,
                        (iii) suffer dividend and other payment restrictions affecting Restricted Subsidiaries, (iv) issue capital stock of Restricted Subsidiaries, (v) issue Guarantees by Restricted Subsidiaries, (vi) enter into transactions with certain stockholders and Affiliates, (vii) effect Asset Sales, (viii) incur subordinated Indebtedness that is senior in right of payment to the Notes, or (ix) engage in a line of business other than a Hospitality-Related Business. See "Description of
                        Notes -- Covenants."

Change of Control.......Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase. There can be no assurance that the Company will have sufficient funds available or will be able to obtain third-party financing at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the "Repurchase of Notes upon a Change of Control" covenant of the Indenture (as well as may be required by the terms of other securities of the Company that might be outstanding at the time). See "Description of the Notes -- Repurchase of Notes upon a Change of Control." It is anticipated that the terms of the Revolving Credit Facility will prohibit such a Note repurchase.

                        "Change of Control" is defined to mean (i) any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of the Company, on a consolidated basis, in one transaction or series of related transactions, to any Person or Persons other than the Company or one or more of its Restricted Subsidiaries, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 45% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or
                        (iii) during any period of two consecutive years after the Closing Date, individuals who at the beginning of any such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                        "Excluded Group" is defined to mean a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange
                        Act) that includes one or more Excluded Persons; provided that the voting power of the Capital Stock of the Company "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents not less than 75% of the voting power of the Capital Stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

                        "Excluded Person" is defined to mean each of (i) Mr. or Mrs. Trammell Crow, any lineal descendant of Mr. and Mrs. Trammell Crow, any trust of which not less than 75% of the beneficial interests are held by Mr. or Mrs. Trammell Crow or such lineal descendants or any partnership, corporation or other entity of which not less than 75% of the outstanding equity interests are owned directly or indirectly by Mr. or Mrs. Trammell Crow or such lineal descendants, (ii) Wynopt Investment Partnership Level II, a Delaware limited partnership ("Wynopt II"), Wynopt Investment Partnership, a Delaware limited partnership ("Wynopt"), or an Affiliate of Wynopt II or Wynopt (x) of which not less than 75% of the outstanding equity interests are owned directly or indirectly by the direct or indirect owners of the outstanding equity interests of Wynopt II and Wynopt as of the Closing Date and (y) the business and affairs of which are controlled by Donald J. McNamara, Robert A. Whitman and Daniel A. Decker or any one or more of them and (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company.


                        As of March 31, 1996, after giving pro forma effect to the Formation, the Financing Plan and other adjustments described under "Pro Forma Combined Financial Data," no indebtedness (other than the indebtedness evidenced by the Notes) would be accelerated upon the occurrence of a Change of Control or similar event. However, it is anticipated that all indebtedness arising under the Revolving Credit Facility (of which no amounts are expected to be drawn upon consummation of the Formation and the Financing Plan) will be subject to acceleration upon a change of control of the Company. Any such acceleration of such indebtedness, or any acceleration of any subsequently incurred indebtedness subject to acceleration upon a change of control or similar event, could result in a Default or an Event of Default under the Notes, which could lead to the Notes becoming immediately due and payable. See "Risk Factors -- Risk of Inability to Finance Change of Control Offer; Defaults upon Change of Control" and "Description of the Notes -- Events of Default."


                        Neither the Board of Directors nor the Trustee may waive the "Repurchase of Notes Upon a Change of Control" provision of the Indenture. Because the definition of "Excluded Person" includes certain Crow Family Members and certain affiliates of Bedrock, a Change of Control would not occur upon a leveraged buyout or other acquisition of control of the Company by such Persons or an Excluded Group that includes such Persons. See "Description of the Notes -- Repurchase of Notes upon a Change of Control."

Use of Proceeds.........To fund the cash payments associated with the Formation, repay certain mortgage and other indebtedness, fund the cash portion of the acquisition cost associated with the purchase of a hotel, fund improvements at a hotel and provide liquidity for the Company's operating and growth strategies (see "Use of Proceeds").

                   SUMMARY COMBINED FINANCIAL AND OTHER DATA
     (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING, MARGIN AND RATIO DATA)


                                                              YEAR ENDED DECEMBER 31,              THREE MONTHS ENDED MARCH 31,
                                                     ------------------------------------------   -------------------------------
                                                                                      PRO FORMA                         PRO FORMA
                                                       1993       1994       1995      1995(1)      1995       1996      1996(1)
                                                     --------   --------   --------   ---------   --------   --------   ---------
PORTFOLIO HOTEL REVENUES(2)........................  $345,733   $394,949   $534,204   $534,204    $106,610   $158,619   $158,619
                                                     ========   ========   ========   ========    ========   ========   ========
STATEMENT OF INCOME DATA:
  Revenues:
    Hotel Revenues.................................  $ 43,921   $ 51,799   $ 54,673   $111,315    $ 15,359   $ 16,829   $ 32,840
    Management fees................................    10,731     13,302     16,921     14,274       3,404      5,202      4,444
    Service fees...................................     2,127      2,904      4,120      3,391         707        964        741
    Reimbursements.................................     4,164      8,004     10,836      9,095       2,357      3,582      3,318
    Other income...................................       334        257      1,340      1,500          92         33         33
                                                     --------   --------   --------   --------    --------   --------   --------
        Total Company Revenues.....................    61,277     76,266     87,890    139,575      21,919     26,610     41,376
  Operating costs and expenses.....................    54,183     63,929     73,264    122,686      16,942     19,868     32,972
  Operating income.................................     7,094     12,337     14,626     16,889       4,977      6,742      8,405
  Interest expense, net............................    (7,075)    (7,526)    (8,021)   (12,600)     (2,045)    (1,810)    (2,952)
  Income before income taxes.......................     1,654      6,265      7,949      5,073       3,018      5,167      5,634
  Income taxes(3)..................................        --         --         --     (2,004)         --         --     (2,225)
  Net income.......................................     1,654      6,265   $  7,949      3,069       3,018      5,167      3,409
  Pro forma income tax adjustment(4)...............                          (3,140)                (1,192)    (2,041)
  Historical net income as adjusted for pro forma
    income tax.....................................                           4,809                  1,826      3,126
  Historical net income as adjusted per common
    share(5).......................................                             .30                    .12        .20
  Common shares outstanding prior to the
    Offerings(5)...................................                          15,854                 15,854     15,854
  Pro forma net income per common share(6).........                                        .16                               .18
  Pro forma common shares outstanding(6)...........                                     19,204                            19,204
PORTFOLIO HOTEL OPERATING DATA:(7)
  Number of hotels(8)..............................        47         53         66                     53         68
  Number of rooms(8)...............................    12,116     12,866     17,604                 12,918     17,875
  Occupancy percentage(9)..........................        65%        68%        69%                    70%        67%
  ADR(10)..........................................  $  80.60   $  86.13   $  88.79               $  89.26   $  96.04
  REVPAR(11).......................................  $  52.45   $  58.84   $  60.96               $  62.25   $  64.51
  Gross operating profit margin(12)................        26%        30%        29%                    31%        30%
  Food and beverage margin(13).....................        25%        25%        26%                    23%        22%
  Gross operating profit per available room(14)....  $  8,279   $ 10,484   $ 10,813               $  2,553   $  2,684
COMPARABLE HOTEL OPERATING DATA:(15)
  Number of hotels.................................        30         30         30                     30         30
  Number of rooms..................................     7,334      7,334      7,334                  7,334      7,334
  Occupancy percentage(9)..........................        67%        70%        72%                    73%        72%
  ADR(10)..........................................  $  76.39   $  80.16   $  84.38               $  87.89   $  95.92
  REVPAR(11).......................................  $  51.31   $  56.09   $  60.99               $  64.14   $  69.03
  Gross operating profit margin(12)................        32%        34%        36%                    37%        37%
  Food and beverage margin(13).....................        29%        31%        31%                    30%        28%
  Gross operating profit per available room(14)....  $  9,612   $ 11,417   $ 12,547               $  3,307   $  3,570



                                                                                                AS OF
                                                                                               DECEMBER
                                                                                               31, 1995    AS OF MARCH 31, 1996
                                                                                               --------   -----------------------
                                                                                                ACTUAL     ACTUAL    PRO FORMA(1)
                                                                                               --------   --------   ------------
BALANCE SHEET DATA:
  Cash and cash equivalents..................................................................  $  4,160   $  6,084       $ 33,103
  Total assets...............................................................................   133,403    143,083        202,512
  Long-term obligations including current portion............................................    90,978     92,428        120,729
  Total partners' capital and stockholders' equity...........................................    17,557     22,464         53,600



                                                              YEAR ENDED DECEMBER 31,              THREE MONTHS ENDED MARCH 31,
                                                     ------------------------------------------   -------------------------------
                                                                                      PRO FORMA                         PRO FORMA
                                                       1993       1994       1995      1995(1)      1995       1996      1996(1)
                                                     --------   --------   --------   ---------   --------   --------   ---------
OTHER DATA:
  EBITDA(16).......................................  $ 13,351   $ 19,122   $ 21,876   $ 24,147    $  6,495   $  8,639   $ 10,314
  Net cash provided by operating activities........     8,265     15,085     16,215     11,672       2,092      4,685        238
  Net cash (used in) provided by investing
    activities.....................................    (9,758)      (616)   (21,343)    66,383      (4,489)    (3,095)    84,722
  Net cash provided by (used in) financing
    activities.....................................     1,638    (11,676)     5,667    (50,706)      4,863        334    (56,017)
MARGIN AND RATIO DATA:
  Ratio of EBITDA to interest expense, net.........       1.9x       2.5x       2.7x       1.9x        3.2x       4.8x       3.5x
  Ratio of earnings to fixed charges(17)...........       1.2x       1.7x       1.9x       1.3x        2.4x       3.3x       2.2x

---------------

 (1) Reflects the Formation, the Financing Plan and other adjustments described under "Pro Forma Combined Financial Data."

 (2) Represents revenues of hotels owned, leased or managed by the Company, as distinguished from Total Company Revenues.


 (3) For the years 1993 through 1995 and the 1996 First Quarter, Wyndham made no provision for income taxes because the combined company was a combination of partnerships, S corporations and a nontaxable Bermuda corporation that are not subject to U.S. federal income taxes. The provision for income taxes to arrive at pro forma net income assumes a combined federal and state effective income tax rate of 39.5% computed as follows:


            Federal income tax rate............................................................  35.0%
            Weighted average state income tax rate (net of federal benefit)....................   4.5%
                                                                                                 -----
                                                                                                 39.5%
                                                                                                 =====

 (4) Pro forma income tax adjustment represents a pro forma provision for income taxes based on the assumed effective tax rate of 39.5%.

 (5) Historical net income as adjusted per common share is based on historical net income as adjusted for pro forma income tax divided by the number of shares that would have been outstanding if the Company had been a corporation prior to the Offering.

 (6) Pro forma net income per share is based on 19,204,301 shares of Common Stock outstanding after the Equity Offering, which assumes an estimated $15.0 million outstanding indebtedness under the GE Credit Agreement at the time of the consummation of the Offering, and therefore the issuance of an estimated 537,634 shares of Common Stock upon the exercise of the GE Option. As of December 31, 1995, the actual outstanding indebtedness under the GE Credit Agreement was $12.5 million, which would have resulted in General Electric having the right to purchase an estimated 448,029 shares of Common Stock upon exercise of the GE Option, resulting in pro forma net income per share of $.16. See "Principal Stockholders."


     Supplemental pro forma earnings per share would have been $.11 for the year ended December 31, 1995 and $.13 for the 1996 First Quarter, giving effect only to (i) the application of the net proceeds from the Offerings to the repayment of indebtedness and (ii) pro forma provision for income taxes based on the assumed effective tax rate of 39.5%.


 (7) Includes hotels owned, leased, managed or franchised during the periods presented, except data for gross operating profit margin, food and beverage margin and gross operating profit per available room excludes franchised properties, for which the information is not available. The number of hotels listed in 1994 does not include 7 hotels for which the Company had signed management contracts that were closed for renovations or construction in that period. Annual changes in occupancy percentage, ADR and REVPAR and fluctuations in gross operating profit margins for the Company's Portfolio of hotels have been affected by the addition of newly opened or renovated Wyndham brand hotels, which typically begin operations with lower occupancy rates, ADR, REVPAR and margins than mature hotels and improve over time as the hotels benefit from Wyndham's operating standards and become integrated into Wyndham's sales and marketing programs and central reservations system. There can be no assurance that the Company's hotels opened or renovated subsequent to January 1, 1993 will achieve occupancy rates, ADR, REVPAR or operating results comparable to the Comparable Hotels.


 (8) At end of period.


 (9) Occupancy percentage represents total rooms occupied divided by total available rooms. Total available rooms represents the number of rooms available for rent multiplied by the number of days in the reported period.

(10) ADR represents total room revenues divided by the total number of rooms occupied.


(11) REVPAR represents total room revenues divided by total available rooms.


(12) Gross operating profit margin represents gross operating profit as a percentage of total revenues. "Gross operating profit" represents gross revenues less department expenses and undistributed operating expenses. Gross operating profit margins are included herein because management uses them as a measure of hotel operating performance and because management believes that these items are useful in making industry comparisons.

(13) Food and beverage margin represents food and beverage operating profit as a percentage of food and beverage revenues.


(14) Gross operating profit per available room represents gross operating profit divided by total available rooms for the period.


(15) The Company has chosen a Comparable Hotel data set based on Wyndham brand hotel properties operated by the Company since January 1, 1993 because the Company believes that these 30 hotels have been operated by the Company for a sufficient period of time to provide meaningful period-to-period comparisons and that these hotels more fully reflect the Company's operating capabilities. The Company's Portfolio contains a significant number of newly opened or renovated Wyndham brand hotels, which typically begin operations with lower occupancy rates, ADR, REVPAR and margins than mature hotels. While the period of time required to achieve improved operating results from the application of Wyndham's operating standards and integration into Wyndham's programs varies depending on the unique characteristics of a given hotel and the market in which it operates, the Company has found that during the third full year under Wyndham management a hotel will fully reflect the Company's operating capabilities. In addition, the Company believes that Comparable Hotel data provide a more meaningful comparison to the lodging industry, which the Company believes has a significantly smaller percentage of newly opened or renovated hotels than the Company. There can be no assurance that the Company's hotels opened or renovated subsequent to January 1, 1993 will achieve occupancy rates, ADR, REVPAR or operating results comparable to the Comparable Hotels.

(16) EBITDA represents operating income before depreciation and amortization plus equity in earnings of partnership and any increase or decrease in earnings attributable to minority interests. EBITDA is used by the Company for the purpose of analyzing its operating performance, leverage and liquidity. Such data are not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The EBITDA margin is calculated by dividing EBITDA by Total Company Revenues. EBITDA and EBITDA ratio information are included herein because management believes that investors find it to be a useful tool for measuring the ability to service debt. Management also believes EBITDA enables investors to assess the operations of a business without considering the impact of financing and tax consequences that vary depending on the capital structure and tax position of individual companies.


     EBITDA for the Company in the periods presented includes non-cash equity participation compensation expense of $2,709,770, $2,802,387, $3,992,143 and $3,992,143 in 1993, 1994, 1995 and pro forma 1995, respectively, and $998,035, zero and zero in the 1995 First Quarter, the 1996 First Quarter and the pro forma 1996 First Quarter, respectively.


(17) Earnings used in computing the ratio of earnings to fixed charges consist of income before income taxes, fixed charges and extraordinary items. Fixed charges consist of interest expense, including amounts capitalized and the amortization of deferred financing fees, and that portion of rental expense representative of interest (deemed to be one third of rental expense).

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, prospective investors should consider carefully the following factors in evaluating the Company and its business before purchasing the shares of Common Stock offered by this Prospectus.

SIGNIFICANT DEBT AND LEASE OBLIGATIONS


     At and for the period ended March 31, 1996, on a pro forma basis after giving effect to the Formation, the Financing Plan and other adjustments described under "Pro Forma Combined Financial Data", the Company's long term consolidated debt was approximately $100.0 million, its total stockholders' equity was approximately $53.6 million and its ratio of earnings to fixed charges was 2.2 to 1. The Company's indebtedness is substantial in relation to its stockholders' equity. The Company expects that it will incur additional Indebtedness, including secured Senior Indebtedness under the Revolving Credit Facility, in connection with the implementation of its growth strategy. In addition, the Company will have significant lease obligations with respect to the 12 hotel properties operated pursuant to long-term leases. See
"Business -- Long-Term Hotel Leases." For the year ended December 31, 1995 and the 1996 First Quarter, on a pro forma basis after giving effect to the Formation, the Financing Plan and other adjustments described under "Pro Forma Combined Financial Data," the Company's rent expense was approximately $15.5 million and $4.7 million, respectively. (See Notes 10 and 11 to the Combined Financial Statements for information with respect to the Company's historical mortgage indebtedness and lease obligations.) The degree to which the Company is leveraged, as well as its rent expense, could have important consequences to holders of the Notes (the "Holders"), as well as to holders of the Common Stock, including: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations may be dedicated to the payment of principal and interest on its Indebtedness and rent expense, thereby reducing the funds available to the Company for its operation; and (iii) certain of the Company's Indebtedness contains, and the Revolving Credit Facility is expected to contain, financial and other restrictive covenants, including those restricting the incurrence of additional Indebtedness, the creation of liens, the payment of dividends and sales of assets and imposing minimum net worth requirements. See "Description of the Revolving Credit Facility" and "Description of the Notes." There can be no assurance that the Company's operating results will be sufficient for the payment of the Company's Indebtedness. In addition, the Company's indebtedness could increase the Company's vulnerability to adverse general economic and lodging industry conditions (including increases in interest rates) and could impair the Company's ability to take advantage of significant business opportunities that may arise.


SUBORDINATION OF THE NOTES


     The Notes are general, unsecured obligations of the Company, subordinated in right of payment to all present and future Senior Indebtedness and effectively subordinated in right of payment to Guarantor Senior Indebtedness. After giving pro forma effect to the Formation, the Financing Plan and other adjustments described under "Pro Forma Combined Financial Data," at March 31, 1996, the Notes would have been subordinated to approximately $ million of Senior Indebtedness (inclusive of Guarantor Senior Indebtedness) and the obligations of a Subsidiary of the Company under the GHALP Lease. See
"Business -- Long-Term Hotel Leases." The Company expects that it will incur additional Senior Indebtedness, including secured Senior Indebtedness under the Revolving Credit Facility, in connection with the implementation of its growth strategy. By reason of such subordination, in the event of the liquidation or insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness, including Holders of the Notes, may recover less, ratably, than holders of Senior Indebtedness. The Subsidiary Guarantees will be subordinated to Guarantor Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness. See "Description of the Revolving Credit Facility" and "Description of the Notes."


RISKS ASSOCIATED WITH THE LODGING INDUSTRY

     The Company's business is subject to the operating risks inherent in the lodging industry. These risks include changes in general and local economic conditions, cyclical overbuilding in the lodging industry, varying levels of demand for rooms and related services, competition from other hotels, changes in travel patterns, the recurring need for renovation, refurbishment and improvement of hotel properties, changes in governmental regulations that influence or determine wages, prices and construction and maintenance costs, changes in interest rates, the availability of financing for operating or capital needs and changes in real estate taxes and other operating expenses. There can be no assurance that regulatory compliance or downturns or prolonged adverse conditions in real estate or capital markets or national or local economies will not have a material adverse effect on the Company's results of operations. See "Business -- The Lodging Industry."

COMPETITION IN THE LODGING INDUSTRY

     The lodging industry is highly competitive. The Company's hotels compete with other national limited and full service hotel companies, as well as with various regional and local hotels. Some of the larger hotel chains with which the Company competes include Marriott, Sheraton, Hyatt, Hilton and Embassy Suites. A number of the Company's competitors are larger, operate more hotels and have substantially greater financial and other resources than the Company. In addition, some of the Company's competitors operate hotel properties that have locations superior to those of the Company's hotels. Competitive factors in the lodging industry include room rates, quality of accommodations, name recognition, service levels and convenience of location. There can be no assurance that demographic, geographic or other changes in markets in which the Company's hotels are located will not adversely affect the convenience or desirability of certain of the Company's hotels. Furthermore, there can be no assurance that new or existing competitors will not significantly lower rates or offer greater conveniences, services or amenities or significantly expand or improve facilities in a market in which the Company's hotels compete, thereby adversely affecting the Company's results of operations. See
"Business -- Competition."

RISKS ASSOCIATED WITH EXPANSION

     Growth Risks. The Company's revenues and net income have grown substantially during the past several years as a result of adding new management contracts, acquiring, renovating and developing additional hotels, and from increases in revenues and net income at existing hotels. The Company intends to continue to pursue an aggressive growth strategy for the foreseeable future, but there can be no assurance that the Company will successfully achieve its growth objectives. The Company is subject to a variety of business risks generally associated with growing companies. The Company's ability to pursue successfully new growth opportunities will depend on many factors, including, among others, the Company's ability to identify suitable growth opportunities, finance acquisitions and renovations and successfully integrate new hotels into its operations. While the Company believes that it will have sufficient capital following the Offerings to fund its growth strategy in the near term, this belief is primarily premised on adequate cash being generated from operations and the Company's entry into the Revolving Credit Facility. There can be no assurance that the Company will generate adequate cash from operations or that it will be successful in entering into the Revolving Credit Facility, and, if so, on what terms. The Revolving Credit Facility would be an important source of capital to fund the Company's future growth strategy and, if the Company is not able to agree with Bankers Trust on the terms of the Revolving Credit Agreement, it would need to seek other sources of financing to help fund its future growth strategy. If the Company does enter into the Revolving Credit Facility and generates anticipated cash from operations, the Company may seek an increase in the capital available to it under the Revolving Credit Facility or otherwise obtain additional debt or equity financing, depending upon the amount of capital required to pursue future growth opportunities or address other needs. There can be no assurance that such increase or additional financing will be available to the Company on acceptable terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     In addition, there can be no assurance that the Company will be able to integrate successfully new hotels or new hotel products into its operations, that new hotels or new hotel products will achieve revenue and profitability levels comparable to the Company's existing hotels or that the combined business will be profitable. Newly acquired or developed hotels typically begin with lower occupancy and room rates. Furthermore, the Company's expansion within its existing markets could adversely affect the financial performance of the Company's existing hotels or its overall results of operations. Expansion into new markets may present operating and marketing challenges that are different from those currently encountered by the Company in its existing markets. There can be no assurance that the Company will anticipate all of the changing demands that expanding operations will impose on its management, management information and reservation systems, and the failure to adapt its systems and procedures could have a material adverse effect on the Company's business. See "Business -- Growth Strategy."

     Competition for Expansion Opportunities. The Company competes for management contract, acquisition, development, lease, franchise and other expansion opportunities. The Company competes for these expansion opportunities with national and regional hotel companies, some of which have greater financial and other resources than the Company. Competitive factors for expansion opportunities include relationships with hotel owners and investors, the availability of capital, financial performance, management fees, lease payments, brand name recognition, marketing support, reservation system capacity and the willingness to provide funds in connection with new management and lease arrangements. The Company's failure to compete successfully for expansion opportunities or to attract and maintain relationships with hotel owners and investors could adversely affect the Company's results of operations. See "Business -- Competition."


     Acquisition and Development Risks. The Company expects that it may acquire additional hotels in the future. Acquisitions entail the risk that investments will fail to perform in accordance with expectations. The Company also intends to continue redevelopment and conversion of other acquired hotels to Wyndham Garden Hotels. The Company has entered into a contract to purchase one hotel (the Vinings Wyndham Garden Hotel). The Company has entered into management contracts with respect to two new hotels (one of which opened on May 15, 1996, and the other of which is under construction) pursuant to which the Company has undertaken certain obligations to provide furniture, fixtures and equipment at specified prices. The Company also has entered into management contracts for four additional hotels under renovation, two of which will remain open during renovations. In addition, the Company may develop new hotels in the future, depending on market conditions. Significant hotel renovations and new project development are subject to a number of risks, including risks of construction delays or cost overruns, risks that the properties will not achieve anticipated performance levels and new project commencement risks such as receipt of zoning, occupancy and other required governmental permits and authorizations. These and other risks could result in the incurrence of substantial costs for a project that is never completed. The Company anticipates that most acquisitions, substantial renovations and development will be financed under the Revolving Credit Facility, through joint ventures or with other forms of short-term secured or unsecured financing. See "Business -- Growth Strategy" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." Permanent financing for these projects, however, might not be available or might be available only on disadvantageous terms. If permanent debt or equity financing were not available on acceptable terms to refinance projects undertaken without permanent financing, such projects could be curtailed and the Company's working capital could be adversely affected.


DEPENDENCE ON MANAGEMENT CONTRACTS AND ON CERTAIN HOTEL OWNERS

     Management contracts are acquired, terminated, renegotiated or converted to franchise agreements in the ordinary course of the Company's business. Crow Family Members, who will own approximately 48.9% of the Company's issued and outstanding Common Stock following the Equity Offering, have interests in 15 hotels that the Company manages pursuant to management contracts. The Company also manages 16 hotels owned by Bedrock, which will own approximately 12.3% of the Company's issued and outstanding Common Stock following the Equity Offering. See "The Formation and the Financing Plan -- The Formation" and "Principal Stockholders." While the average remaining term of the Company's management contracts for Wyndham brand hotels as of April 15, 1996 was 13.6 years (including renewals that the Company may elect to exercise), the Company's management contracts generally may be terminated by the owner of the hotel property if the Company fails to meet certain performance standards, if the property is sold to a third party, if the property owner defaults on indebtedness encumbering the property and/or upon a foreclosure of the property. The terms of the four non-Wyndham brand hotel management contracts range from one month to fifteen years. Other grounds for termination include a hotel owner's election to close a hotel and certain business combinations involving the Company in which the Wyndham name or current management team does not survive. There can be no assurance that the Company will be able to replace terminated contracts or that the terms of renegotiated or converted contracts will be as favorable as the terms that existed before such renegotiation or conversion. The Company also is subject to the risk of deterioration in the financial condition of a hotel owner and such owner's ability to pay management fees to the Company. In addition, in certain circumstances, the Company makes or may be required to make loans to or capital investments in hotel properties in connection with management contracts. See "Business -- Management Contracts." A material deterioration in the operating results of one or more of these hotel properties and/or a loss of the related management contracts could adversely affect the value of the Company's investment in such hotel properties. In addition, the Company historically has relied on Crow Family Members, Bedrock and other hotel owners and investors for various acquisition, renovation, development and other expansion opportunities. Although the Company believes that it enjoys satisfactory relationships with such hotel owners and investors, there can be no assurance that such relationships will remain satisfactory or that such owners and investors will continue to provide expansion opportunities in the future. See
"Business -- Growth Strategy."

CONFLICTS OF INTEREST

     Absence of Arms-Length Negotiations in the Formation of the Company. The determination of the amount of cash to be paid and the equity interests in the Company to be issued to the various participants in the Formation of the Company and the allocation of the equity interests in the Company between the purchasers of Common Stock in the Equity Offering and the participants in the Formation were not made through arms-length negotiations and were not based upon independent third party determinations of value. The consideration to be paid by the Company in connection with the transactions comprising the Formation were negotiated by certain Senior Executive Officers, who will receive substantial economic benefits as a result of the Formation. See "The Formation and the Financing Plan" and "Certain Relationships and Transactions." The value of one of the Assigned Businesses was determined on the basis of discounted projected pre-tax cash flow. The value of each of the other Assigned Businesses, other than the Old Management Company (as such terms are defined under "The Formation and the Financing Plan -- The Formation"), was determined on the basis of a multiple of the adjusted historical pre-tax cash flow of such Assigned Businesses, while the value of the Old Management Company was based upon the remaining value attributable to the combined enterprise. There can be no assurance that the consideration given by the Company for such assets is equivalent to the fair market value of such assets. See "The Formation and the Financing Plan -- Allocation of Consideration in the Formation Transactions."

     Future Dealings with Affiliates of the Company. Crow Family Members, certain of their affiliates and Bedrock are, collectively, parties to 31 management contracts as well as other business arrangements with the Company. See "Certain Relationships and Transactions" and "The Formation and the Financing Plan." These relationships, coupled with the ownership of Common Stock by Crow Family Members and Bedrock, as well as their representation on the Company's Board of Directors, could give rise to conflicts of interest. Although the Company believes that its management contracts with these persons are on terms no less favorable to the Company than those that could have been obtained from unaffiliated third parties, there can be no assurance that these parties will continue to transact business with the Company or that they will not attempt to use their ownership positions with the Company to influence the terms on which they transact business with the Company in the future. In addition, the Senior Executive Officers have ownership interests in hotels that are managed but not owned by the Company. An entity owned by Crow Family Members and the Senior Executive Officers is developing a new central reservations system for the Company, and the timing, performance and continued availability of such system is not fully within the Company's control. The outside interests of the Senior Executive Officers could give rise to certain conflicts of interest that may result in decisions that do not fully reflect the interests of all stockholders. See "Business -- Growth Strategy -- III. Ability to Execute Growth Strategy -- Relationships with Hotel Investors" and "Certain Relationships and Transactions."

     Conflicts Involving Certain Board Members. Robert A. Whitman and Daniel A. Decker, who are directors of the Company, are principals of Hampstead, which has an ownership interest in Bedrock in addition to another hotel company that in the past has competed, and in the future may compete, with the Company for both guests and hotel acquisitions. Hampstead is an investment firm and may from time to time acquire interests in other hotel companies or assets. Consequently, Messrs. Whitman and Decker may have conflicts of interest with respect to certain matters potentially or actually involving or affecting the Company and such other hotel-related investments, such as acquisition, development, financing and other corporate opportunities that may be suitable for the Company and such other hotel companies. In addition, such directors also may have conflicts of interest with respect to corporate opportunities suitable for both the Company and Hampstead. To the extent such opportunities arise, such directors will make a determination after consideration of a number of factors, including whether such opportunity is presented to any such director in his capacity as a director of the Company or as an affiliate of such other hotel company or of Hampstead, whether such opportunity is within the Company's line of business or consistent with its strategic objectives and whether the Company will be able to undertake or benefit from such opportunity. The Company and Bedrock have agreed that the Company will be permitted to manage for a term of 15 years any hotel that is financed by Bedrock and contains 250 or fewer rooms. See "Certain Relationships and Transactions -- Bedrock Investment Program."

     Policy with Respect to Related Party Transactions. The Company has implemented a policy requiring any material transaction (or series of related transactions) between the Company and related parties to be approved by a majority of the directors not affiliated with the Company (the "Independent Directors"), if any, upon such directors' determination that the terms of the transaction are no less favorable to the Company than those that could have been obtained from unrelated third parties. The policy defines a material related party transaction (or series of related transactions) as one involving a purchase, sale, lease or exchange of property or assets or the making of any investment with a value to the Company in excess of $1.0 million or a service agreement (or series of related agreements) with a value in excess of $1.0 million in any fiscal year. There can be no assurance that this policy always will be successful in eliminating the influence of conflicts of interest. See "Management -- Directors and Executive Officers" and "Certain Relationships and Transactions -- Policy with Respect to Related Party Transactions."

RISKS ASSOCIATED WITH OWNING OR LEASING REAL ESTATE

     The Company owns or leases 18 of its Portfolio of 68 hotels. Accordingly, the Company will be subject to varying degrees of risk generally related to owning and leasing real estate. These risks include, among others, changes in national, regional and local economic conditions, local real estate market conditions, changes in interest rates and in the availability, cost and terms of financing, liability for long-term lease obligations, the potential for uninsured casualty and other losses, the impact of present or future environmental legislation and compliance with environmental laws, and adverse changes in zoning laws and other regulations, many of which are beyond the control of the Company. In addition, real estate investments are relatively illiquid; therefore, the ability of the Company to vary its Portfolio in response to changes in economic and other conditions may be limited.

     Pursuant to the Formation Agreements, certain owners of (i) six Wyndham brand hotels to be transferred to the Company, (ii) the GHALP Lease and (iii) an additional leasehold interest to be transferred to the Company (collectively, the "Assigned Real Property") have made representations to the Company as to, among other things, no knowledge of material undisclosed environmental liabilities relating to the Assigned Real Property, no knowledge of material undisclosed litigation relating to the Assigned Real Property and no knowledge of defects in title to the Assigned Real Property, and have agreed to indemnify the Company for breach of such representations. Such representations and indemnity will survive for one year following the Formation. See
"Business -- Long-Term Hotel Leases." Because such representations are qualified as to knowledge and have a limited period of survival, they are more limited in scope than those often found in comparable real estate transactions. In addition, the owners of the Assigned Businesses (other than the Assigned Real Property) make no representations to the Company as to these Assigned Businesses. As a consequence, certain obligations or losses relating to the Assigned Real Property or the other Assigned Businesses or their respective operations, whether arising before or after the Formation, will become the responsibility of the Company. As is customary in real estate transactions comparable to the transfer to the

Company of the Assigned Real Property, however, the Company will obtain policies of title insurance insuring against losses from certain defects in title relating to the Assigned Real Property. There can be no assurance, however, that the Company would be able to obtain recoveries under the title insurance policies in the event of a defect in title or that any proceeds or replacement properties would provide returns comparable to those of the Assigned Real Property. See "The Formation and the Financing Plan -- The Formation."

     Pursuant to the Formation Agreements, the Company has agreed to indemnify certain of the owners of the Assigned Businesses for liabilities arising in connection with the Formation resulting from claims brought by unaffiliated third parties.

CONTROL BY PRINCIPAL STOCKHOLDERS

     Following the Equity Offering, Crow Family Members will beneficially own an aggregate of approximately 48.9% of the outstanding shares of the Company's Common Stock (47.9% if the underwriters' over-allotment option in the Equity Offering is exercised in full), and Bedrock will beneficially own approximately 12.3% of the Company's issued and outstanding Common Stock (11.7% if the underwriters' over-allotment option in the Equity Offering is exercised in full). See "The Formation and the Financing Plan -- The Formation" and "Principal Stockholders." In addition to the ability of Crow Family Members, either independently or together with Bedrock, to block certain actions requiring stockholder approval by virtue of the substantial number of shares of Common Stock held by them, the terms of a Stockholders' Agreement (as more specifically defined under "Description of Capital Stock -- Stockholders' Agreement," the "Stockholders' Agreement") to be entered contemporaneously with the Formation among the Company, Crow Family Members, Bedrock, the Senior Executive Officers, Wyndham Employees Ltd. ("WEL") and Susan T. Groenteman, a director of the Company, will have the effect of concentrating control of the Company by these parties. Under the terms of the Stockholders' Agreement, Crow Family Members (together with the Senior Executive Officers, WEL and Ms. Groenteman) and Bedrock agree, among other things, to allocate between themselves the right to nominate members of the Board of Directors of the Company as long as they continue to own a substantial number of shares of the Company's Common Stock. In addition, pursuant to the terms of the Stockholders' Agreement, Crow Family Members and Bedrock have allocated among themselves the right to designate the Chairman of the Board so long as either party owns shares of Common Stock covered by the Stockholders' Agreement that represents at least 30% of the Company's outstanding Common Stock. Such provisions in the Stockholders' Agreement will ensure such parties' ability to control the election of the members of the Board of Directors and will enable such parties to control the management and affairs of the Company. See "Description of Capital Stock -- Stockholders' Agreement."

FRAUDULENT CONVEYANCE RISKS

     Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the Notes or any Subsidiary Guarantee in favor of other existing or future creditors of the Company or a Guarantor.

     A portion of the net proceeds from the sale of the Notes, together with a portion of the net proceeds from the Equity Offering and the Bedrock Contribution, is being used to fund the cash payments associated with the Formation, repay certain mortgage and other indebtedness, fund the cash portion of the acquisition cost associated with the purchase of the Vinings Wyndham Garden Hotel and fund certain capital improvements at the Wyndham Rose Hall Resort. See "Use of Proceeds." If a court in a lawsuit on behalf of any unpaid creditor of the Company or a representative of the Company's creditors were to find that, at the time the Company consummated such transactions, the Company
(x) intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) did not receive fair consideration or reasonably equivalent value for issuing the Notes and the Company (i) was insolvent, (ii) was rendered insolvent by reason of such distribution, (iii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void the Notes and void such transactions. Alternatively, in such event, claims of the Holders of the Notes could be subordinated to claims of the other creditors of the Company.

     The Company's obligations under the Notes will be guaranteed by the Guarantors. To the extent that a court were to find that (x) a Subsidiary Guarantee was incurred by a Guarantor with intent to hinder, delay or defraud any present or future creditor or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) such Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee and such Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Subsidiary Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business, or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could void or subordinate such Subsidiary Guarantee in favor of the Guarantor's creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Notes.

     A significant portion of the Company's operations are conducted through subsidiaries, and the Company therefore relies on distributions from its subsidiaries for a portion of the funds to service its indebtedness, including payment of principal of and interest on the Notes. To the extent any Subsidiary Guarantees were voided as a fraudulent conveyance or held unenforceable for any other reason, Holders of the Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Subsidiary Guarantee was not voided or held unenforceable. In such event, the claims of the Holders of the Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the Holders of the Notes relating to any voided portions of any of the Subsidiary Guarantees.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction which is being applied. Generally, however, the Company or a Guarantor would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. Based upon financial and other information currently available to it, management of the Company believes that the Notes and the Subsidiary Guarantees are being incurred for proper purposes and in good faith and that each of the Company and each Guarantor (i) is solvent and will continue to be solvent after issuing the Notes or its Subsidiary Guarantee, as the case may be, (ii) will have sufficient capital for carrying on its business after such issuance, and (iii) will be able to pay its debts as they mature. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

DEPENDENCE ON SENIOR MANAGEMENT

     The Company's success will depend largely on the efforts and abilities of senior management. The loss of the services of the Senior Executive Officers could have a material adverse effect on the Company's business. The Company has not entered into employment agreements with any member of senior management. See "Management."

ENVIRONMENTAL MATTERS

     Under various federal, state, local and foreign environmental laws, ordinances and regulations ("Environmental Laws"), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous or toxic substances. The presence of contamination from hazardous or toxic substances, or the failure to remediate such contaminated property properly, may adversely affect the owner's ability to sell or rent such real property or to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the cost of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. The operation and removal of certain underground storage tanks also are regulated by federal and state laws. In connection with the ownership and operation of its hotel properties, including properties owned, as well as leased, managed or franchised by the Company, the Company could be held liable for the cost of remedial action with respect to such regulated substances and storage tanks and claims related to them. In addition to clean-up actions brought by federal, state and local agencies, the presence of hazardous or toxic substances on a hotel property also could result in personal injury or similar claims by private plaintiffs. The Company has received environmental information covering its owned and leased properties, and certain of its managed and franchised properties; however on many of the managed and franchised properties, the Company has not performed or received the results from any environmental investigations. As a result of the foregoing limitations on performing environmental investigation and due to the fact that Environmental Laws and conditions are subject to frequent change, there can be no assurance that environmental liabilities or claims will not adversely affect the Company in the future. See "Business -- Environmental Matters" for further information germane to environmental issues relating to the Company.

RISK OF INABILITY TO FINANCE CHANGE OF CONTROL OFFER; DEFAULTS UPON A CHANGE OF CONTROL

     The Indenture governing the Notes provides that, upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of purchase. The Change of Control also may constitute a change of control or event of default under other Indebtedness of the Company. Therefore, upon the occurrence of a Change of Control, the Company may be required to repurchase the Notes and repay such other outstanding Indebtedness. Should a Change of Control occur and a substantial amount of the Notes be presented for purchase, there can be no assurance that the Company will have sufficient funds available or will be able to obtain third-party financing at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the "Repurchase of Notes upon a Change of Control" covenant of the Indenture (as well as may be required by the terms of other securities of the Company that might be outstanding at the time). See "Description of Notes -- Repurchase of Notes Upon a Change of Control."

     The Change of Control purchase feature of the Notes may make more difficult or discourage a take-over of the Company and, thus, the removal of incumbent management. Consummation of any such transaction may require redemption or purchase of the Notes under the Indenture, and there can be no assurance that the Company or the acquiring entity, if any, will have sufficient resources to effect such redemption or purchase. The Change of Control purchase feature resulted from negotiations between the Company and the Underwriters and is not the result of management's knowledge of any specific effort to obtain control of the Company. It is anticipated that the terms of the Revolving Credit Facility will prohibit such a Note repurchase.


     As of March 31, 1996, after giving pro forma effect to the Formation, the Financing Plan and other adjustments described under "Pro Forma Combined Financial Data," $100.0 million of indebtedness (representing the $100.0 million of indebtedness evidenced by the Notes) would be accelerated upon the occurrence of a Change of Control or similar event. In addition, it is expected that certain "changes of control," as defined in the Revolving Credit Facility, will constitute a default thereunder. Any such acceleration of such indebtedness, or any acceleration of any subsequently incurred indebtedness subject to acceleration upon a change of control or similar event, could result in a Default or an Event of Default under the Notes, which could lead to the Notes becoming immediately due and payable. See "Description of the Notes -- Events of Default."


     Neither the Board of Directors nor the Trustee may waive the "Repurchase of Notes Upon a Change of Control" provision of the Indenture. Because the definition of "Excluded Person" includes certain Crow Family Members and certain affiliates of Bedrock, a Change of Control would not occur upon a leveraged buyout or other acquisition of control of the Company by such Persons or an Excluded Group that includes such Persons. See "Description of the Notes -- Repurchase of Notes upon a Change of Control."

     Certain provisions of the Company's Certificate of Incorporation could have an anti-takeover effect. Such provisions may make less likely the occurrence of a Change of Control, thus reducing the likelihood of a Change in Control Offer.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     The Notes are a new issue of securities for which there is currently no public market, and there can be no assurance as to the liquidity of the market for the Notes that may develop, the ability of the holders to sell their Notes or the prices at which holders of the Notes would be able to sell their Notes. If a market for the Notes does develop, the Notes may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, performance of the Company, performance of the lodging sector and other factors. No assurance can be given as to whether an active trading market will develop or be maintained for the Notes. See "Underwriting."

                      THE FORMATION AND THE FINANCING PLAN

THE FORMATION

     The first Wyndham brand hotel was established in 1982. Wyndham brand hotels have primarily been developed through developmental and management expertise supplied by the Company and capital provided by Crow Family Members (and, to a lesser extent, certain Senior Executive Officers). In 1994, the Company and Bedrock commenced a program of accelerated development of Wyndham Garden Hotels, with Bedrock providing the necessary capital and the Company primarily providing developmental and management expertise. The Company has worked with a number of other unaffiliated hotel owners and investors to expand the Company's Portfolio to its current size.


     Wyndham Hotel Corporation was formed on February 16, 1996 to succeed to the business of Wyndham Hotel Company Ltd., which, directly and through its subsidiaries, currently manages and franchises the Company's Portfolio of hotels (the "Old Management Company"), as well as succeed to the ownership of six Wyndham brand hotels, leasehold interests relating to the GHALP Lease and an additional leased hotel (an aggregate of 12 leased Wyndham brand hotels) and a contract to purchase a single additional hotel (collectively, the "Assigned Businesses"). See "Business -- Summary of Hotels" for a listing of these hotels. In March, 1996, the Company entered into certain agreements with the current owners of direct and indirect interests in the Old Management Company and hotels (the "Formation Agreements"), which collectively provide for the transfer to the Company of the Assigned Businesses, as well as certain other transactions described below that involve the parties thereto. In addition, on March 10, 1996, the Company entered into an agreement (the "Bedrock Exchange Agreement") with various affiliates of Bedrock, pursuant to which Bedrock will transfer to the Company options to acquire equity interests in the Old Management Company (as more specifically defined under "Certain Relationships and Transactions -- Bedrock Investment Program," the "Bedrock Options") and the Bedrock Contribution in the amount of $10.0 million. Pursuant to the Formation Agreements, the Old Management Company's rights and obligations under its management agreements and franchise agreements will be transferred to the Company by operation of law and will remain in full force and effect. The Company has obtained the necessary consents to such transfers.


     Formation Transactions. Set forth below is a description of the transactions related to the formation of the Company (the "Formation").

     - The Assigned Businesses are being transferred to the Company in consideration of the Company's issuance of 12,948,777 shares of Common Stock and the payment of $25.3 million, in cash. The number of shares issuable and the cash payable in exchange for interests in certain of the Assigned Businesses are subject to working capital adjustments. The shares of Common Stock are being issued in exchange for all of the interests in the Assigned Businesses held by the Company's management and other personnel and a portion of the interests in the Assigned Businesses held by Crow Family Members. Of the total cash amount being paid for the Assigned Businesses, $19.1 million is being paid for the remaining portion of the interests in the Assigned Businesses held by Crow Family Members and $6.2 million is being paid for the interests in the Assigned Businesses held by various unaffiliated parties.

     - The Company will repay the indebtedness of certain of the Assigned Businesses owing to various Crow Family Members in the aggregate amount of $4.0 million.

     - The Company will pay $6.0 million in cash to Caribbean Hotel Management Company, a company owned by Crow Family Members ("CHMC"), in consideration of the release and discharge of the Company from its obligation to make payments to CHMC under an agreement between CHMC and the Company (the "CHMC Agreement"). Pursuant to the CHMC Agreement, the Company acquired in 1988 from CHMC a number of management agreements relating to certain Wyndham brand hotels then in operation, and in partial consideration therefor the Company agreed to pay CHMC 16% of the revenues derived from such management agreements. The Company's obligation to continue paying such amounts to CHMC will terminate upon its release and discharge.

     - The Company will pay $18.6 million in cash to Wyndham Finance Limited Partnership, a partnership owned by Crow Family Members ("WFLP"), in connection with the Company's purchase from WFLP of notes representing an equal amount of "Division Account Balance" receivables held by WFLP (the "DAB Notes"). The DAB Notes represent the outstanding principal and accrued interest as of December 31, 1995 severally owing by the Senior Executive Officers and WEL to WFLP and are evidenced by promissory notes made payable to the Company. Such notes will accrue interest at 6% per annum, and are fully secured by the pledge of shares of Common Stock held by the note obligors, and the outstanding principal and accrued interest (compounded quarterly) will be payable in a single lump sum in May 2001.

     - In consideration of Bedrock's transfer of the Bedrock Options and the Bedrock Contribution in the amount of $10.0 million to the Company, the Company will issue to Bedrock 2,367,890 shares of Common Stock pursuant to the Bedrock Exchange Agreement. See "Principal Stockholders."

     All of the transactions relating to the Formation will be completed immediately prior to, or substantially simultaneously with, the consummation of the Offerings. See "Description of Capital Stock -- Stockholders' Agreement" and "-- Registration Rights" for information relating to other arrangements among the Company, Crow Family Members, the Senior Executive Officers, WEL, Ms. Groenteman and Bedrock that will be consummated contemporaneously with the Formation.

     In connection with the Formation, the Company and certain owners of Assigned Businesses are seeking certain consents and approvals, and the consummation of the Formation is conditioned upon the receipt of such consents and approvals and the expiration of such waiting periods.

     Pursuant to the Formation Agreements, certain owners of (i) the six Wyndham brand hotels to be transferred to the Company, (ii) leasehold interests in the GHALP Properties and (iii) the additional leasehold interest to be transferred to the Company (collectively, the "Assigned Real Property") have made representations to the Company as to, among other things, no knowledge of material undisclosed environmental liabilities relating to the Assigned Real Property, no knowledge of material undisclosed litigation relating to the Assigned Real Property and no knowledge of defects in title to the Assigned Real Property, and have agreed to indemnify the Company for breach of such representations. Such representation and indemnity will survive for one year following the Formation. See "Business -- Long-Term Hotel Leases." Because such representations are qualified as to knowledge and have a limited period of survival, they are more limited in scope than those often found in comparable real estate transactions. In addition, the owners of the Assigned Businesses (other than the Assigned Real Property) make no representations to the Company as to these Assigned Businesses. As a consequence, certain obligations or losses relating to the Assigned Real Property or the other Assigned Businesses or their respective operations, whether arising before or after the Formation, will become the responsibility of the Company. As is customary in real estate transactions comparable to the transfer to the Company of the Assigned Real Property, however, the Company will obtain policies of title insurance insuring against losses from certain defects in title relating to the Assigned Real Property. There can be no assurance, however, that the Company would be able to obtain recoveries under the title insurance policies in the event of a defect in title or that any proceeds or replacement properties would provide returns comparable to those of the Assigned Real Property.

     Pursuant to the Formation Agreements, the Company has agreed to indemnify certain of the owners of the Assigned Businesses and Bedrock for liabilities arising in connection with the Formation resulting from claims brought by unaffiliated third parties.

ALLOCATION OF CONSIDERATION IN THE FORMATION TRANSACTIONS

     The amount of cash and shares of Common Stock to be received by Crow Family Members, Senior Executive Officers and WEL in the transactions comprising the Formation was not determined as a result of arm's length negotiations. The consideration to be paid by the Company in connection with the transactions comprising the Formation was negotiated by certain Senior Executive Officers, who will receive substantial economic benefits as a result of the consummation of the Formation transactions. See "Certain Relationships and Transactions -- Benefits of the Formation and the Financing Plan to Related Parties." Therefore, there can be no assurance that the consideration to be paid by the Company for these interests will not exceed the fair market value of such interests.

     The aggregate amount of cash and shares of Common Stock to be received by the current owners of the Assigned Businesses was determined through negotiations between the Company and Crow Family Members, which own a majority interest in each of the Assigned Businesses and will also beneficially own an aggregate of approximately 48.9% of the outstanding shares of the Company's Common Stock following the Equity Offering. These parties reached an agreement with respect to the value of one of the Assigned Businesses on the basis of discounted projected pre-tax cash flow. The value of each of the other Assigned Businesses (other than the Old Management Company) was determined on the basis of a multiple of the adjusted historical pre-tax cash flow of such Assigned Businesses, while the value of the Old Management Company was based upon the remaining value attributable to the combined enterprise. These methodologies were used because the Company believed it most appropriate to value the Assigned Businesses as ongoing businesses. The aggregate amount of shares of Common Stock that has been allocated to the current owners of the Assigned Businesses was determined based on the agreed value of the Assigned Businesses, compared with the estimated value contributed to the Company by the Company's other stockholders, including the investors purchasing shares of Common Stock in the Equity Offering.

     The amount of indebtedness owing by the Assigned Businesses that will be assumed and repaid by the Company to various Crow Family Members will be equal to the outstanding principal amount and accrued interest thereon as of the date of consummation of the Formation. The amount to be paid by the Company to CHMC in consideration of the release and discharge of the Company from its payment obligations under the CHMC Agreement was determined through negotiations between the Company and Crow Family Members, and was based upon the value of the anticipated stream of payments that would have been payable by the Company to CHMC through the remaining term of the CHMC Agreement. The amount to be paid by the Company to WFLP for the purchase of the DAB Notes will be equal to the outstanding principal and accrued interest owing thereon as of December 31, 1995.

     The Bedrock Options are currently exercisable for up to a 37.5% interest in the Old Management Company. See "Certain Relationships and
Transactions -- Bedrock Investment Program." The number of shares of Common Stock to be issued by the Company to Bedrock for its transfer to the Company of the Bedrock Options and the Bedrock Contribution was determined through negotiations between the Company and Bedrock. The value of the Bedrock Options was generally based upon the difference between the exercise price for such options and the estimated value of Bedrock's equity ownership in the Old Management Company, based upon certain assumptions, including the assumption that such options were exercised prior to their expiration for an interest in the Old Management Company component of the combined businesses comprising the Company.

     No third party determination of the value of assets transferred to the Company was made in connection with the transactions comprising the Formation. See "Risk Factors -- Conflicts of Interest."

THE FINANCING PLAN


     The Company will implement the Financing Plan in order to fund the cash payments associated with the Formation, repay certain mortgage and other indebtedness assumed in connection with the Formation and provide liquidity for the Company's operating and growth strategies. Under the Financing Plan, the Company intends to (i) concurrently offer $100.0 million of Notes through the Offering; (ii) concurrently offer 3,350,000 shares of Common Stock in the Equity Offering, and thereby raise approximately $50.3 million in gross proceeds (assuming an initial public offering price of $15.00 per share); (iii) enter into the Revolving Credit Facility; (iv) receive the Bedrock Contribution in the amount of $10.0 million pursuant to the Bedrock Exchange Agreement; and (v) eliminate approximately $7.5 million of outstanding indebtedness under the Company's current revolving credit facility upon General Electric's exercise of the GE Option. See "Description of Indebtedness" and "Principal Stockholders." Consummation of each of the Offerings is conditioned upon consummation of the other, although there can be no assurance that the Company will enter into the Revolving Credit Facility. After applying the net proceeds from the Offerings and the Bedrock Contribution as indicated under "Use of Proceeds," the Company will have remaining proceeds of approximately $18.0 million. This amount, together with cash generated from operations and capital available under the Revolving Credit Facility (the availability of which will be subject to the terms and financial covenants to be set forth in the Revolving Credit Agreement), will be available to fund the Company's operating and growth strategies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of the Revolving Credit Facility" and "Description of the Notes."


     The following table sets forth the anticipated sources and uses of funds for the Financing Plan:


                                                                               (IN MILLIONS)
    Sources of Funds:
      The Notes (gross proceeds derived from the Offering)...................       100.0
      Common Stock (gross proceeds derived from the Equity Offering).........     $  50.3
      Revolving Credit Facility..............................................           0
      Bedrock Contribution(1)................................................        10.0
                                                                                   ------
              Total..........................................................     $ 160.3
                                                                                   ======
    Uses of Funds:
      Cash funding of Formation(2)...........................................     $  53.9
      Repayment of certain mortgage and other indebtedness(3)................        65.0
      Fees and expenses(4)...................................................        16.2
      Cash to fund operating and growth strategies(3)(5)(6)..................        25.2
                                                                                   ------
              Total..........................................................     $ 160.3
                                                                                   ======


---------------

(1) Pursuant to the Bedrock Exchange Agreement, Bedrock is required to transfer the Bedrock Options and the sum of $10.0 million to the Company in consideration of the issuance to Bedrock of shares of Common Stock.

(2) Comprised of cash payments of (a) $19.1 million payable to Crow Family Members in partial consideration of the transfer of their interests in the Assigned Businesses, (b) $4.0 million payable to various Crow Family Members in repayment of certain indebtedness owing by the Assigned Businesses, (c) $6.2 million payable to certain unaffiliated third parties in consideration of the transfer of their interests in the Assigned Businesses, (d) $6.0 million payable to CHMC in consideration of the release and discharge of the Company's payment obligations under the CHMC Agreement, and (e) $18.6 million payable to WFLP in connection with the purchase of the DAB Notes.

(3) Prior to or substantially simultaneous with the Formation, the Company will
    (a) fully repay mortgage and other indebtedness in the approximate amount of $55.5 million owing to third party lenders relating to the six Wyndham brand hotels acquired in the Formation, (b) fully repay remaining indebtedness in the approximate amount of $2.0 million, which arose in connection with the original acquisition of the GHALP Properties and (c) repay an estimated $7.5 million of the estimated $15.0 million of indebtedness owing to General Electric under the GE Credit Agreement. Under the GE Credit Agreement, as subsequently modified, General Electric has committed to purchase an estimated 537,634 shares of Common Stock pursuant to the GE Option at the initial public offering price (less underwriting discounts and commissions) for an estimated total purchase price of approximately $7.5 million (which represents the remaining one-half of the estimated $15.0 million of indebtedness that will be outstanding under the GE Credit Agreement upon consummation of the Offerings). In the event the actual public offering price per share of Common Stock in the Equity Offering is lower than $13.00 or higher than $17.00, the GE Option will be terminated and the Company will be required to repay the entire estimated $15.0 million of indebtedness (unless such pricing limitation is waived by General Electric). For additional information with respect to the GE Option, see "Principal Stockholders."

(4) Represents estimated fees and expenses (including underwriting discounts and commissions) in connection with the Offerings and the Financing Plan and the transactional expenses relating to the GHALP transactions.

(5) The Company intends to acquire from an unaffiliated party the Vinings Wyndham Garden Hotel shortly following the consummation of the Offerings. The estimated acquisition cost is $12.9 million, comprised of a cash payment of $3.2 million, which cash payment will be funded with a portion of the net proceeds from the Offerings, and the assumption of existing indebtedness encumbering the property. In addition, the Company intends to make certain improvements to the Wyndham Rose Hall Resort in the approximate amount of $4.0 million. See "Prospectus Summary -- The Company -- Planned Portfolio Additions," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


(6) Cash to fund operating and growth strategies is lower than the net increase in cash and cash equivalents reflected on the pro forma combined balance sheet by $1.9 million because the pro forma data reflects activity as of March 31, 1996, while the Financing Plan reflects projected activity as of the date of consummation of the Formation transactions. The reductions in cash are: (a) $1.3 million arising from not giving effect to the GHALP transactions, which are not part of the Financing Plan, as the transactions have already been consummated, (b) not reclassifying $.7 million of restricted cash to cash and cash equivalents and (c) not considering $.6 million in transaction costs already paid as of March 31, 1996. These reductions are offset by net projected lower indebtedness of .1 million that will be repaid as part of the Formation and an expectation that working capital will be sufficient to pay accrued interest upon the date of consummation of the Formation and not require proceeds from the "Sources of Funds" identified above. Accrued interest was approximately $.6 million at March 31, 1996. See the explanations of pro forma adjustments to the pro forma combined balance sheet under "Pro Forma Combined Financial Data."


BENEFITS OF THE FORMATION AND THE FINANCING PLAN TO RELATED PARTIES

     In connection with their participation in the transactions related to the Formation of the Company, certain major stockholders, directors and executive officers of the Company will receive the following benefits.

     Crow Family Members will receive, collectively, 9,386,135 shares of Common Stock and $19.1 million in cash in exchange for their interests in the Assigned Businesses. In addition, Crow Family Members will receive $4.0 million in cash as a result of the repayment of certain loans that they made to certain of the Assigned Businesses. In addition, WFLP, a partnership owned by Crow Family Members, will receive $18.6 million in cash for the sale of the DAB Notes, which represent obligations of the Senior Executive Officers (James D. Carreker, Leslie V. Bentley, Eric A. Danziger, Anne L. Raymond and Stanley M. Koonce, Jr.) and WEL. CHMC, which is owned by certain Crow Family Members, will receive $6.0 million in cash as consideration for the release and discharge of the Company's payment obligations under the CHMC Agreement.

     The Senior Executive Officers of the Company will receive the following number of shares of Common Stock in exchange for their respective interests in the Assigned Businesses:

        -- James D. Carreker: 1,167,970 shares;

        -- Leslie V. Bentley: 329,180 shares;

        -- Eric A. Danziger: 377,964 shares;

        -- Anne L. Raymond: 376,906 shares; and

        -- Stanley M. Koonce, Jr.: 385,553 shares.

     Bedrock (in which Messrs. Whitman and Decker have ownership interests) will receive 2,367,890 shares of Common Stock in consideration of Bedrock's transfer to the Company of the Bedrock Options and the Bedrock Contribution in the amount of $10.0 million.

     WEL (in which certain executive officers and employees of the Company participate) will receive 642,588 shares of Common Stock in exchange for its interests in the Assigned Businesses.

     TCI 2001 Limited Partnership ("TCI"), which is owned by certain Crow Family Members and the Senior Executive Officers, will receive a payment of approximately $250,000 from the Company as a commission to be paid to an employee of TCI for his efforts in facilitating the sale of the 11 Wyndham Garden Hotels to an unaffiliated publicly traded REIT. See
"Business -- Long-Term Hotel Leases."

                                USE OF PROCEEDS


     The net proceeds to the Company from the Offering are estimated to be approximately $95.3 million, after deduction of the underwriting discounts and commissions and the Company's estimated offering expenses. The net proceeds to the Company from the sale of 3,350,000 shares of Common Stock in the Equity Offering are estimated to be approximately $43.8 million, yielding estimated combined net proceeds from the Offerings of $139.1 million. The consummation of each of the Offerings is conditioned upon consummation of the other. The net proceeds from the Offerings will be used in accordance with the Financing Plan to fund the cash payments associated with the Formation in the approximate total amount of $53.9 million, to repay certain mortgage and other indebtedness in the approximate total amount of $65.0 million assumed in connection with the Formation, to pay approximately $5.0 million of fees and expenses incurred in connection with the GHALP transactions and consummating the elements of the Financing Plan other than the Offerings, to fund the cash portion of the estimated acquisition cost to purchase the Vinings Wyndham Garden Hotel in the amount of $3.2 million and to fund certain improvements to the Wyndham Rose Hall Resort in the approximate amount of $4.0 million. The remainder of the net proceeds from the Offerings and the Bedrock Contribution, approximately $18.0 million, will be used together with cash generated from operations and capital available under the Revolving Credit Facility (the availability of which will be subject to the negotiated terms and financial covenants to be included therein) to provide liquidity for the Company's operating and growth strategies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of the Revolving Credit Facility" and "Description of the Notes."



     Of the $139.1 million net proceeds from the Offerings, the Company will pay Crow Family Members $19.1 million in consideration of the transfer of the Assigned Businesses, $4.0 million in repayment of indebtedness owing by the Assigned Businesses, $6.0 million in consideration of the release and discharge of the Company's payment obligations under the CHMC Agreement and $18.6 million in consideration of the sale of the DAB Notes. See "The Formation and the Financing Plan -- The Formation" and "Certain Relationships and Transactions" for further information relating to these transactions. Of the approximately $65.0 million portion of net proceeds from the Offerings used to repay indebtedness, the Company estimates that (i) $55.5 million will be used to repay mortgage and other indebtedness owing to unrelated third party lenders (comprised of a mortgage loan in the approximate outstanding principal amount of $12.5 million, with a maturity of May 2, 1996 and a fluctuating interest rate at prime plus .5%; a mortgage loan in the approximate outstanding principal amount of $10.0 million, with a maturity date of December 31, 1999 and a fluctuating interest rate at the London Interbank Offered Rate ("LIBOR") plus 1.75%; a mortgage loan in the approximate outstanding principal amount of $10.1 million, with a maturity date of December 31, 1999 and a fluctuating interest rate at LIBOR plus 1.5%; a mortgage loan with an approximate outstanding principal amount of $5.4 million, with a maturity date of May 21, 2000 and a fluctuating interest rate at LIBOR plus 3.25%; a mortgage loan in the approximate outstanding principal amount of $8.7 million, with a maturity date of August 28, 1997 and a fluctuating interest rate at prime plus 1.25%; a mortgage loan with an approximate outstanding principal amount of $5.6 million, with a maturity date of November 15, 1999 and a fluctuating interest rate at 86% of the London Interbank Bid Rate; a note in the approximate outstanding principal amount of $2.3 million, with a maturity date of November 15, 1999 and an interest rate of 11.5%; a note in the approximate outstanding principal amount of $187,000, with a maturity date of November 15, 1999 and a fluctuating interest rate at Jamaican prime plus 1.5%; an operating deficit loan in the approximate outstanding principal amount of $222,000, with no stated maturity and a fluctuating interest rate at prime plus 2.0%; and a partnership development loan in the approximate outstanding principal and accrued interest amount of $525,000, with a maturity that has been extended to the date of consummation of the Offerings and a fluctuating interest rate equal to the partnership cost of capital plus 2.0%);
(ii) $2.0 million will be used to repay indebtedness arising in connection with the original acquisition of the GHALP Properties (with a maturity date of December 1999 and a fixed interest rate of 11.5%); and (iii) $7.5 million will be used to repay one-half of the estimated $15.0 million of indebtedness owing to General Electric under the GE Credit Agreement (with a maturity date of June 2002 and an interest rate at December 31, 1995 of 9.0%) (in the event that the actual public offering price per share of Common Stock in the Equity Offering is lower than $13.00 or higher than $17.00, the GE Option will be terminated and the Company will be required to repay the entire estimated $15.0 million of indebtedness (unless such pricing limitation is waived by General Electric)). See Note 10 of Notes to Combined Financial Statements for further information relating to the indebtedness to be repaid.


     Pending application of the net proceeds as described above, the Company intends to invest such proceeds in short-term, investment grade, interest bearing securities.

                                 CAPITALIZATION


     The following table sets forth at March 31, 1996 the historical capitalization of the Company, and the pro forma capitalization of the Company after giving effect to the Formation, the Financing Plan and other adjustments described under "Pro Forma Combined Financial Data." See "The Formation and the Financing Plan" and "Pro Forma Combined Financial Data." The information set forth in the table should be read in conjunction with the Combined Financial Statements and the Notes thereto, included elsewhere in this Prospectus.



                                                                         MARCH 31, 1996
                                                                    ------------------------
                                                                    HISTORICAL     PRO FORMA
                                                                    ----------     ---------
                                                                    (DOLLARS IN THOUSANDS)
                                                                          (UNAUDITED)
Cash and cash equivalents.........................................  $    6,084     $  33,103(1)
                                                                     =========      ========
Long-term debt, including current maturities......................      71,699       100,000(1)(2)
                                                                     ---------      --------
Capitalized lease obligations, including current portion..........      20,729        20,729
Minority interest.................................................       7,972            --
                                                                     ---------      --------
Partners' capital and stockholders' equity:
  Partners' capital...............................................      24,839            --
  Preferred Stock, $.01 par value, 5,000,000 shares authorized; no
     shares outstanding...........................................          --            --
  Common Stock, $.01 par value, 45,000,000 shares authorized;
     19,204,301 shares outstanding, pro forma(3)..................          --           192
  Additional paid-in capital......................................          --        66,012
  Retained earnings...............................................          --         7,213
  Receivables from affiliates.....................................      (2,375)       (1,242)
  Notes receivable from stockholders..............................          --       (18,576)
                                                                     ---------      --------
          Total partners' capital and stockholders' equity........      22,464        53,599
                                                                     ---------      --------
          Total capitalization....................................  $  122,864     $ 174,328
                                                                     =========      ========


---------------

(1) Does not reflect (i) the acquisition of the Vinings Wyndham Garden Hotel, which is expected to close shortly following consummation of the Offering, the estimated acquisition cost for which is $12.9 million (including estimated closing costs of $395,000), comprised of a cash payment of $3.2 million and the assumption of $9.7 million of industrial revenue bond indebtedness or (ii) funding certain improvements to the Wyndham Rose Hall Resort in the approximate amount of $4.0 million. See "Pro Forma Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

(2) After giving full effect to the implementation of the Formation and the Financing Plan, the Company does not expect that it will initially draw any amounts under the Revolving Credit Facility. See "The Formation and the Financing Plan" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


(3) Based on 19,204,301 shares of Common Stock outstanding after the Equity Offering, which assumes an estimated $15.0 million outstanding indebtedness under the GE Credit Agreement at the time of the consummation of the Offering and therefore the issuance of an estimated 537,634 shares of Common Stock upon the exercise of the GE Option. Excludes (i) 2,133,811 shares of Common Stock reserved for issuance under the Incentive Plan, of which the Company expects to grant options to purchase 797,700 shares prior to the date of this Prospectus with exercise prices equal to the initial public offering price per share and (ii) 50,000 shares of Common Stock reserved for issuance under the Retainer Plan. See "Management -- 1996 Long Term Incentive Plan," "-- Director Compensation" and "Principal Stockholders."

                       PRO FORMA COMBINED FINANCIAL DATA


     The following unaudited pro forma combined balance sheet of the Company as of March 31, 1996 presents, in the "The Company Pro Forma" column, the financial position of the Company as if the Formation and the Financing Plan had been completed on March 31, 1996. The unaudited pro forma combined statements of income of the Company for the year ended December 31, 1995 and the 1996 First Quarter present, in the "The Company Pro Forma" column, the results of operations of the Company as if the Formation and the Financing Plan had been completed on January 1, 1995. The adjustments required to reflect the Formation and the Financing Plan are set forth in the "Pro Forma Adjustments" columns and are discussed in the accompanying notes.


     The Formation has been accounted for as an exchange between entities under common control, and, accordingly, the assets received by the Company and its affiliates in the Formation will be recorded at historical cost.


     The pro forma combined balance sheet and statements of income reflect (i) the acquisition of a 70% interest in GHALP from an unaffiliated third party,
(ii) the sale/leaseback of the GHALP Properties to an unaffiliated REIT and
(iii) the repayment of indebtedness. These transactions were consummated on May 2-3, 1996. Pro forma adjustments related to the GHALP transactions have been set forth in a separate column under "Pro Forma Adjustments." See
"Business -- Long-Term Hotel Leases."


     The following pro forma combined financial data does not reflect the acquisition of the Vinings Wyndham Garden Hotel anticipated to be consummated shortly following the Offering. If the effects of this acquisition had been included in the pro forma combined balance sheet, cash would have decreased by $3.2 million, property and equipment would have increased by $12.5 million, other assets would have increased by $395,000, and debt would have increased by $9.7 million. If the acquisition had been consummated January 1, 1995, and the results of the Vinings Wyndham Garden Hotel had been included in the pro forma statement of income, revenues would have increased by $4.6 million, operating income would have increased by $1.4 million, interest expense would have increased by approximately $736,000 and net income would have increased by approximately $400,000.

     The unaudited pro forma combined financial data of the Company are presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated. The unaudited pro forma combined financial statements and accompanying notes of the Company should be read in conjunction with the combined financial statements and notes thereto contained elsewhere in this Prospectus.

                           WYNDHAM HOTEL CORPORATION


                        PRO FORMA COMBINED BALANCE SHEET

                                  (UNAUDITED)

                                     ASSETS


                                                                     MARCH 31, 1996
                                           -------------------------------------------------------------------
                                                                PRO FORMA ADJUSTMENTS
                                                           -------------------------------
                                           THE COMPANY     FORMATION AND                          THE COMPANY
                                            HISTORICAL       FINANCING            GHALP            PRO FORMA
                                           ------------    -------------       -----------        ------------
Current assets:
  Cash and cash equivalents..............  $  6,084,420    $ 29,614,797 (a)    $(2,595,905)(p)    $ 33,103,312
  Cash, restricted.......................     2,932,921        (302,391) (b)     1,196,519(q)        3,827,049
  Accounts receivable, net...............    13,623,182              --          2,232,371(r)       15,855,553
  Due from affiliates....................     2,438,362              --            152,389(s)        2,590,751
  Inventories............................     1,062,044              --            189,754(r)        1,251,798
  Deferred income taxes..................            --       1,000,000 (c)             --           1,000,000
  Other..................................       529,892              --          1,408,883(t)        1,938,775
                                           ------------    ------------        -----------        ------------
    Total currents assets................    26,670,821      30,312,406          2,584,011          59,567,238
Investment in an affiliate's hotel
  partnership............................     3,052,355              --         (3,052,355)(u)              --
Notes and other receivables from
  affiliates.............................     7,709,262              --                 --           7,709,262
Notes receivable.........................     2,450,587              --                 --           2,450,587
Property and equipment, net..............    86,846,677      (1,898,623) (d)            --(v)       84,948,054
Management contract costs, net...........     7,299,226              --                 --           7,299,226
Security deposits........................            --              --         13,600,000(w)       13,600,000
Deferred income taxes....................            --      16,000,000 (c)             --          16,000,000
Other....................................     9,054,385       1,613,574 (e)        269,613(x)       10,937,572
                                           ------------    ------------        -----------        ------------
         Total assets....................  $143,083,313    $ 46,027,357        $13,401,269        $202,511,939
                                           ============    ============        ===========        ============

          LIABILITIES AND PARTNERS' CAPITAL AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued
    expenses.............................  $  9,210,678    $   (571,157) (f)   $ 4,426,716(y)     $ 13,066,237
  Accounts payable and accrued expenses
    due to affiliates....................       900,363              --                 --             900,363
  Deposits...............................       952,415              --            605,790(z)        1,558,205
  Deposits from affiliates...............       316,000              --                 --             316,000
  Current portion of long-term debt......    15,578,362     (14,011,067) (g)    (1,567,295)(aa)             --
  Current portion of capital lease
    obligation...........................       387,944              --                 --             387,944
  Due to affiliates......................     2,337,876      (2,337,876) (g)            --(bb)              --
                                           ------------    ------------        -----------        ------------
    Total current liabilities............    29,683,638     (16,920,100)         3,465,211          16,228,749
                                           ------------    ------------        -----------        ------------
Payable to affiliate.....................     1,767,985      (1,767,985) (g)            --                  --
Payable to minority interest.............       222,052        (222,052) (g)            --                  --
Long-term debt...........................    56,120,312      44,323,820 (h)       (444,132)(cc)    100,000,000
Capital lease obligation.................    20,340,917              --                 --          20,340,917
Deferred gain............................            --              --         12,342,688(dd)      12,342,688
Other....................................     4,512,755      (4,512,755) (i)            --                  --
                                           ------------    ------------        -----------        ------------
                                             82,964,021      37,821,028         11,898,556         132,683,605
                                           ------------    ------------        -----------        ------------
Minority interest........................     7,971,623      (7,971,623) (j)            --                  --
Partners' capital and stockholders'
  equity:
  Partners' capital......................    24,838,632     (22,876,134) (k)    (1,962,498)(ee)             --
  Preferred Stock........................            --                                 --                  --
  Common Stock...........................            --         192,043 (l)             --             192,043
  Additional paid-in capital.............            --      66,012,469 (l)             --          66,012,469
  Retained earnings......................            --       7,212,863 (m)             --           7,212,863
  Receivables from affiliates............    (2,374,601)      1,132,457 (n)             --          (1,242,144)
  Notes receivable from stockholders.....            --     (18,575,646) (o)            --         (18,575,646)
                                           ------------    ------------        -----------        ------------
         Total partners' capital and
           stockholders' equity..........    22,464,031      33,098,052         (1,962,498)         53,599,585
                                           ------------    ------------        -----------        ------------
             Total liabilities and
               equity....................  $143,083,313    $ 46,027,357        $13,401,269        $202,511,939
                                           ============    ============        ===========        ============


    The accompanying notes are an integral part of these combined financial statements.

                           WYNDHAM HOTEL CORPORATION


                    PRO FORMA COMBINED STATEMENTS OF INCOME

                                  (UNAUDITED)


                                                       YEAR ENDED DECEMBER 31, 1995
                                     ----------------------------------------------------------------
                                                         PRO FORMA ADJUSTMENTS
                                                    -------------------------------
                                     THE COMPANY    FORMATION AND                        THE COMPANY
                                     HISTORICAL     FINANCING PLAN         GHALP          PRO FORMA
                                     -----------    --------------      -----------      ------------
Revenues:
Hotel revenues.....................  $54,673,322     $                  $56,641,646(j)   $111,314,968
Management fees....................    7,353,563          131,972(a)                        7,485,535
Management fees -- affiliates......    9,567,326          538,193(a)     (3,317,170)(k)     6,788,349
Service fees.......................    2,191,816                                            2,191,816
Service fees -- affiliates.........    1,927,669                           (728,758)(l)     1,198,911
Reimbursements.....................    4,377,626                                            4,377,626
Reimbursements -- affiliates.......    6,458,554                         (1,740,429)(m)     4,718,125
Other..............................    1,339,832          160,000                           1,499,832
                                     -----------      -----------       ------------     ------------
          Total revenues...........   87,889,708          830,165        50,855,289       139,575,162
                                     -----------      -----------       ------------     ------------
Operating costs and expenses:
Hotel expenses.....................   36,851,511                         48,915,052(n)     85,766,563
Hotel expenses -- affiliates.......      125,556                                              125,556
Selling, general and administrative
  expenses.........................   14,526,732        1,300,000(b)                       15,826,732
Selling, general and administrative
  expenses -- affiliates...........      473,920                                              473,920
Equity participation
  compensation.....................    3,992,143                                            3,992,143
Reimbursable expenses..............    4,377,626                                            4,377,626
Reimbursable
  expenses -- affiliates...........    6,458,554                         (1,740,429)(m)     4,718,125
Depreciation and amortization......    6,310,730          947,348(c)                        7,258,078
Other..............................      147,584                                              147,584
                                     -----------      -----------       ------------     ------------
          Total operating costs and
            expenses...............   73,264,356        2,247,348        47,174,623       122,686,327
                                     -----------      -----------       ------------     ------------
Operating income...................   14,625,352       (1,417,183)        3,680,666        16,888,835
Interest income....................      344,124               --(d)                          344,124
Interest income -- affiliates......      100,377                                              100,377
Interest expense...................   (8,465,239)      (4,578,781)(e)                     (13,044,020)
Equity in earnings of affiliate's
  hotel partnership................    1,664,187                         (1,664,187)(o)            --
Foreign currency gain..............      405,096         (347,131)(f)                          57,965
Amortization of deferred gain......           --                            726,040(p)        726,040
                                     -----------      -----------       ------------     ------------
Income before minority interests...    8,673,897       (6,343,095)        2,742,519         5,073,321
Income attributable to minority
  interests........................      724,415         (724,415)(g)                              --
                                     -----------      -----------       ------------     ------------
Income before income taxes.........  $ 7,949,482     $ (5,618,680)        2,742,519      $  5,073,321
Provision for income taxes.........           --       (2,003,962)(h)                      (2,003,962)
                                     -----------      -----------       ------------     ------------
Net income.........................  $ 7,949,482     $ (7,622,642)      $ 2,742,519      $  3,069,359
                                     ===========      ===========       ============     ============
Pro forma net income per common
  share............................                                                      $        .16(i)
                                                                                         ============
Pro forma common shares
  outstanding......................                                                        19,204,301(i)


    The accompanying notes are an integral part of these combined financial statements.

                           WYNDHAM HOTEL CORPORATION


                    PRO FORMA COMBINED STATEMENTS OF INCOME

                                  (UNAUDITED)


                                                    THREE MONTHS ENDED MARCH 31, 1996
                                     ----------------------------------------------------------------
                                                         PRO FORMA ADJUSTMENTS
                                                    -------------------------------
                                     THE COMPANY    FORMATION AND                        THE COMPANY
                                     HISTORICAL     FINANCING PLAN         GHALP          PRO FORMA
                                     -----------    --------------      -----------      ------------
Revenues:
Hotel revenues....................   $16,828,688     $                  $16,010,896(j)   $ 32,839,584
Management fees...................     2,600,777           18,662(a)                        2,619,439
Management fees -- affiliates.....     2,600,805          148,509(a)       (924,438)(k)     1,824,876
Service fees......................       410,370                                              410,370
Service fees -- affiliates........       554,283                           (223,344)(l)       330,939
Reimbursements....................     1,626,521                                            1,626,521
Reimbursements -- affiliates......     1,955,878                           (264,149)(m)     1,691,729
Other.............................        32,724                                               32,724
                                     -----------      -----------       -----------      ------------
          Total revenues..........    26,610,046          167,171        14,598,965        41,376,182
                                     -----------      -----------       -----------      ------------
Operating costs and expenses:
Hotel expenses....................    10,175,947                         12,794,117(n)     22,970,064
Hotel expenses -- affiliates......        31,389                                               31,389
Selling, general and
  administrative expenses.........     4,153,321          325,000(b)                        4,478,321
Selling, general and
  administrative
  expenses -- affiliates..........       119,902                                              119,902
Equity participation
  compensation....................            --                                                   --
Reimbursable expenses.............     1,626,521                                            1,626,521
Reimbursable
  expenses -- affiliates..........     1,955,878                           (264,149)(m)     1,691,729
Depreciation and amortization.....     1,661,200          248,416(c)                        1,909,616
Other.............................       143,994                                              143,994
                                     -----------      -----------       -----------      ------------
          Total operating costs
            and expenses..........    19,868,152          573,416        12,529,968        32,971,536
                                     -----------      -----------       -----------      ------------
Operating income..................     6,741,894         (406,245)        2,068,997         8,404,646
Interest income...................       126,036               --(d)                          126,036
Interest income -- affiliates.....       178,003                                              178,003
Interest expense..................    (2,114,357)      (1,141,697)(e)                      (3,256,054)
Equity in earnings of affiliate's
  hotel partnership...............       828,853                           (828,853)(o)            --
Foreign currency gain.............            --               --(f)
Amortization of deferred gain.....            --                            181,510(p)        181,510
                                     -----------      -----------       -----------      ------------
Income before minority
  interests.......................     5,760,429       (1,547,942)        1,421,654         5,634,141
Income attributable to minority
  interests.......................       593,237         (593,237)(g)                              --
                                     -----------      -----------       -----------      ------------
Income before income taxes........     5,167,192         (954,705)        1,421,654         5,634,141
Provision for income taxes........            --       (2,225,485)(h)                      (2,225,485)
                                     -----------      -----------       -----------      ------------
Net income........................   $ 5,167,192     $ (3,180,190)      $ 1,421,654      $  3,408,656
                                     ===========      ===========       ===========      ============
Pro forma net income per common
  share...........................                                                       $        .18(i)
                                                                                         ============
Pro forma common shares
  outstanding.....................                                                         19,204,301(i)


    The accompanying notes are an integral part of these combined financial statements.

                           WYNDHAM HOTEL CORPORATION

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

BASIS OF PRESENTATION

     The pro forma combined balance sheet presents the historical combined balance sheet before the Formation and Financing Plan, adjusted to reflect the transactions contemplated in connection with the Formation and Financing Plan and the transactions relating to GHALP, to arrive at the balance sheet of the Company on a pro forma basis as of December 31, 1995, as if such transactions had been effected on that date. The transactions contemplated in connection with the Formation and Financing Plan have been accounted for as an exchange between entities under common control and individuals who are considered promoters and, accordingly, have been accounted for in a manner similar to a pooling of interests.


     The pro forma combined statements of income present the historical combined operations for the year ended December 31, 1995 and the 1996 First Quarter before the Formation and Financing Plan, adjusted to reflect the transactions contemplated in connection with the Formation and Financing Plan and the transactions relating to GHALP, to arrive at the income statements of the Company on a pro forma basis for the year ended December 31, 1995 and the 1996 First Quarter, as if such transactions had been effected on January 1, 1995.


     The unaudited pro forma combined financial statements of the Company are presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated.

TRANSACTIONS RELATING TO GHALP


     On May 2, 1996, a 70% partnership interest in GHALP owned by an unaffiliated third party was acquired by a newly formed partnership owned by Crow Family Members and Senior Executive Officers. The Company accounted for this transaction using the purchase method of accounting. Immediately prior to the acquisition of such partnership interest, GHALP sold two of its hotel properties, including land, buildings, furnishings and equipment, to an unaffiliated REIT, and immediately following the acquisition of such partnership interest, GHALP sold the remainder of its hotel properties to such REIT for an aggregate purchase price of $135.3 million, $121.7 million of which was paid in cash at closing (prior to adjustments for closing costs) and $13.6 million of which was held as retained funds for payment at the end of the leasing arrangement described below provided no default under the lease has occurred. Proceeds from the sale were utilized by GHALP to extinguish mortgage indebtedness of $93.0 million plus accrued interest, and $29.5 million (subject to adjustment for closing costs) was distributed to the partner acquiring the 70% partnership interest. The hotel properties were leased to a newly formed limited partnership owned by Crow Family Members and the Senior Executive Officers under a leasing arrangement qualifying as an operating lease. The operations of GHALP, which had historically been accounted for under the equity method, will be presented on a combined basis. Upon being combined, all intercompany transactions relating to GHALP will be eliminated and the leasehold interest will be contributed to a special purpose subsidiary of the Company. Pro forma adjustments related to the GHALP transactions have been set forth in a separate column under "Pro Forma Adjustments."

PRO FORMA ADJUSTMENTS

     The pro forma adjustments to the combined balance sheet and combined statement of income are detailed below:

                        PRO FORMA COMBINED BALANCE SHEET

                          FORMATION AND FINANCING PLAN


(a)  Adjustments to reflect a net increase in cash and cash equivalents:
     Proceeds from the issuance of $100.0 million of Notes (See "The
          Formation and the Financing Plan -- The Financing Plan").....  $100,000,000(8)
     Proceeds from the issuance of 3,350,000 shares of Common Stock in the Equity Offering (See "The Formation and the Financing
          Plan -- The Financing Plan").................................    50,250,000(8)
     Issuance of 2,367,890 shares of Common Stock in exchange for the
          Bedrock Contribution of $10.0 million under the terms of the
          Bedrock Exchange Agreement (See "The Formation and the
          Financing Plan").............................................    10,000,000(5)
     Change in restricted cash resulting from the removal of restricted cash requirements under existing loan agreements which are to be repaid and the addition of the restricted cash
          requirements under the terms of the $100.0 million Revolving
          Credit Facility..............................................       737,349(9)
     Payment of estimated fees and expenses relating to issuance of the
          Notes, Common Stock and the $100.0 million Revolving Credit
          Facility.....................................................   (13,781,589)(8)
     Repayment of existing mortgage indebtedness of hotels acquired in
          the Formation (See "The Formation and The Financing Plan")...   (54,687,247)(9)
     Repayment of indebtedness to General Electric under the GE Credit
          Agreement, net of the GE Option under which General Electric has committed to purchase shares of Common Stock at the
          initial public offering price (less underwriters' discount and commissions) for a total purchase price of approximately
          $7.5 million (which represents the remaining one-half of the
          $15.0 million of indebtedness outstanding at March 31,
          1996)........................................................    (7,500,000)(9)
     Repayment of existing indebtedness to Crow Family Members
          ($3,805,861) and unaffiliated partners ($522,052) of hotels
          acquired in the Formation....................................    (4,327,913)(3)
     Payment of accrued interest related to existing indebtedness......      (571,157)(9)
     Payments relating to the purchase of partnership interests in six
          Wyndham brand hotels from related parties. This has been
          accounted for in a manner similar to a dividend and
          appropriately reduced partner's equity and additional paid in
          capital as shown below in notes (k) and (l)..................   (19,856,000)(1)
     Payment related to the purchase of the minority partnership interest in Rose Hall Associates from an unrelated third
          party. Rose Hall Associates owns one of the six Wyndham brand
          hotels acquired in the Formation.............................    (6,073,000)(2)
     Purchase of the DAB Notes comprising the outstanding principal and accrued interest severally owing by the Senior Executive
          Officers and WEL to WFLP.....................................   (18,575,646)(1)
     Payment to CHMC in consideration of the release and discharge of the Company from its obligation to make payments to CHMC
          under the CHMC Agreement.....................................    (6,000,000)(4)
                                                                         ------------
                                                                         $ 29,614,797
                                                                         ============
(b)  Change in restricted cash resulting from the removal of restricted cash requirements under the existing loan agreements, which
          loans are to be repaid.......................................  $   (302,391)(9)
                                                                         ============

(c)  Adjustments to reflect deferred income taxes in accordance with Statement of
     Financial Accounting Standard 109 ("SFAS 109") following the transition from a partnership to a corporate status and the effect of the Formation transactions:
     Deferred income taxes -- current..................................  $  1,000,000(7)
                                                                          ===========
     Deferred income taxes -- long-term................................  $ 16,000,000(7)
                                                                          ===========
(d)  Adjustment to reflect a reduction in the basis of property and equipment resulting from the purchase of the minority partnership interest in Rose Hall Associates from an unrelated third party.
     Rose Hall Associates owns one of the six Wyndham brand hotels acquired in the Formation.........................................  $ (1,898,623)(2)
                                                                          ===========
(e)  Adjustments to reflect a net increase in other assets:
     Recording of the estimated fees and expenses to be deferred which relate to the issuance of the Notes and the $100.0 million
          Revolving Credit Facility....................................  $  7,984,624(8)
     Reversal of incurred transaction fees and expenses recorded
          through March 31, 1996.......................................    (5,148,955)(8)
     Write-off of the unamortized portion of deferred loan costs as a
          result of the repayment of indebtedness noted in (a) above...      (787,137)(9)
     Change in long term restricted cash resulting from the removal of restricted cash requirements under the existing loan
          agreements, which loans are to be repaid, and the addition of the restricted cash requirements under the terms of the
          $100.0 million Revolving Credit Facility.....................      (434,958)(9)
                                                                         ------------
                                                                         $  1,613,574
                                                                          ===========
(f)  Adjustment to reflect a net decrease in accounts payable and accrued expenses due to payment of accrued interest related to indebtedness
     repaid............................................................  $    571,157(9)
                                                                          ===========
(g)  Adjustments to reflect the repayment of existing indebtedness:
     Current portion of long-term debt.................................  $ 14,011,067(9)
                                                                          ===========
     Due to affiliates.................................................  $  2,337,876(3)
                                                                          ===========
     Payable to affiliate..............................................  $  1,767,985(3)
                                                                          ===========
     Payable to minority interest......................................  $    222,052(3)
                                                                          ===========
(h)  Adjustments to reflect a net increase in long-term debt, excluding the current portion:
     Repayment of existing indebtedness excluding debt relating to
          GHALP........................................................  $ 55,676,180(9)
     Indebtedness relating to issuance of the Notes....................  (100,000,000)(8)
                                                                         ------------
                                                                         $(44,328,820)
                                                                          ===========
(i)  Adjustment to reflect payment of fees and expenses incurred through March 31, 1996, which relate to the issuance of Common
     Stock, $100.0 million of Notes and the $100.0 million Revolving
     Credit Facility...................................................  $  4,512,755(8)
                                                                          ===========
(j)  Acquisition of the 37.5% minority partnership interest in Rose
     Hall Associates owned by an unrelated third party. Rose Hall
     Associates owns one of the six Wyndham brand hotels acquired in the Formation.....................................................  $  7,971,623(2)
                                                                          ===========
(k)  Adjustments to reflect a net decrease in partners' capital consisting of:
     Distribution of notes receivable proceeds.........................  $  1,132,457(6)
       Reclassification of partners' capital to additional paid in capital reflecting the partnership interests merged in the
          Formation (subject to further adjustment for working capital settlement, which is not presently determinable). This
          adjustment is the result of the formation being accounted for
          using the historical cost of the Assigned Businesses.........    21,743,677(l)
                                                                         ------------
                                                                         $ 22,876,134
                                                                          ===========

(l)  Adjustments to reflect a net increase in Common Stock and additional paid- in capital consisting of:
     Issuance of 3,350,000 shares of Common Stock in the Equity
          Offering (See "The Formation and the Financing Plan -- The
          Financing Plan").............................................  $(50,250,000)(8)
     Issuance of 2,367,890 shares of Common Stock in exchange for the
          Bedrock Contribution of $10.0 million under the terms of the
          Bedrock Exchange Agreement (See "The Formation and the
          Financing Plan").............................................   (10,000,000)(5)
     Estimated fees and expenses relating to the issuance of shares of
          Common Stock in the Equity Offering..........................     6,433,165(8)
     Issuance of shares of Common Stock pursuant to exercise of the GE
          Option under which General Electric would purchase shares of
          Common Stock at the initial public offering price (less
          underwriters discount and commissions) for a total purchase price of approximately $7.5 million (which represents the
          remaining one-half of the $15.0 million of indebtedness
          outstanding as of March 31, 1996)............................    (7,500,000)(9)
     Estimated excess of the book value of partnership interests merged in the Formation (subject to further adjustment for working capital settlement, which is not presently determinable) over the purchase price. This adjustment is the result of the
          Formation being accounted for using the historical cost of
          the Assigned Businesses......................................    (1,887,677) (1)
     Effect of recording deferred income taxes, in accordance with SFAS
          109, arising as a result of the Formation transactions.......    (3,000,000)(7)
                                                                         ------------
                                                                         $(66,204,512)
                                                                          ===========
     Common Stock (19,204,301 shares of Common Stock at par
          value of $.01)...............................................      (192,043)
     Additional paid-in capital........................................   (66,012,469)
                                                                         ------------
                                                                          (66,204,512)
                                                                          ===========
(m)  Adjustments to reflect a net increase in retained earnings consisting of:
     Write-off of the unamortized portion of deferred loan costs as a
          result of the repayment of indebtedness noted in (a) above...       787,137(9)
     Payment to CHMC in consideration of release and discharge of the
          Company from its obligation to make payments to CHMC under
          the CHMC Agreement...........................................     6,000,000(4)
     Effect of recording deferred income taxes, in accordance with SFAS
          109, arising as a result of the transition from partnership to corporate
          status.......................................................   (14,000,000)(7)
                                                                         ------------
                                                                         $ (7,212,863)
                                                                          ===========
(n)  Adjustment to reflect the collection of affiliated partnerships'
     notes
     receivable........................................................  $ (1,132,457)(6)
                                                                          ===========
(o)  Purchase of DAB Notes comprising the outstanding principal and accrued interest severally owing by the Senior Executive Officers and WEL to WFLP...................................................  $ 18,575,646(l)
                                                                          ===========

                                     GHALP


(p)  Adjustments to reflect a net decrease in cash and cash equivalents:
     Addition of the cash balances of GHALP as a result of acquiring
          70% partnership interest in GHALP from an unrelated third
          party........................................................  $  4,515,845(10)
     Net proceeds from sale of the land, buildings, furnishings and equipment of GHALP to HPT for $135.3 million net of
          transaction expenses of $1.7 million and a $13.6 million
          security deposit, which will be held as retained funds
          pursuant to the HPT sale/leaseback agreement.................   119,973,926(12)
     Repayment of existing indebtedness including accrued interest.....   (95,567,969)(13)
     Distribution received by Garden Hotel Partners, L.P., a
          predecessor in interest to the Company, prior to the
          acquisition of 70% partnership interest in GHALP,
          representing its share of GHALP's cash flow distributed in
          accordance with the GHALP partnership agreement..............       476,000(10)
     Distribution of $29.6 million to Garden Hotel Partners Two, which was formed to acquire 70% partnership interest in GHALP from an unrelated third party. The distribution is equivalent to the purchase price plus expenses paid by Garden Hotel
          Partners Two to an unaffiliated third party. The remaining
          $.5 million represents a distribution by Garden Hotel
          Partners, L.P. to its shareholders...........................   (30,051,000)(14)
     Distribution to the GHALP partners of excess working capital
          generated by operations......................................      (474,584)(14)
     Change in restricted cash resulting from removal of the restricted cash requirements under existing loan agreements which were repaid and the addition of restricted cash requirements under terms of the GHALP Lease, which will qualify as an operating
          lease........................................................      (584,790)(15)
     Refund of purchase price deposit required pursuant to purchase of
          70% partnership interest in GHALP from an unrelated third
          party........................................................       250,000(10)
     Payment in advance of the first month's rent under the GHALP
          Lease........................................................    (1,133,333)(16)
                                                                         ------------
                                                                         $ (2,595,905)
                                                                          ===========
(q)  Adjustments to reflect a net increase in restricted cash:
     Addition of the restricted cash balances of GHALP as a result of acquiring 70% partnership interest in GHALP from an unrelated
          third party..................................................  $    611,729(10)
     Change in restricted cash resulting from removal of the restricted cash requirements under existing loan agreements which were repaid and the addition of restricted cash requirements under terms of the GHALP Lease, which qualifies as an operating
          lease........................................................       584,790(15)
                                                                         ------------
                                                                         $  1,196,519
                                                                          ===========
(r)  Adjustments necessary to record the balances of accounts receivable and inventories as a result of acquiring 70%
     partnership interest in GHALP from an unrelated third party:
     Addition of the accounts receivable...............................  $  2,232,371(10)
                                                                          ===========
     Addition of the inventories.......................................  $    189,754(10)
                                                                          ===========
(s)  Adjustments to reflect a net increase in amounts due from affiliates:
     Elimination of amounts due to Wyndham Hotel Company Ltd. from
          GHALP as a result of acquiring 70% partnership interest in
          GHALP from an unrelated third party..........................  $   (117,750)(11)
     Addition of the amounts due from affiliates of GHALP as a result of acquiring 70% partnership interest in GHALP from an
          unrelated third party........................................       270,139(10)
                                                                         ------------
                                                                         $   (152,389)
                                                                          ===========

(t)  Adjustments to reflect a net increase in other current assets:
     Addition of the other current assets of GHALP as a result of acquiring 70% partnership interest in GHALP from an unrelated
          third party..................................................  $    275,550(10)
     Recording of the payment in advance of the first month's rent
          under the GHALP Lease........................................     1,133,333(16)
                                                                         ------------
                                                                         $  1,408,883
                                                                          ===========
(u)  Adjustment to reflect elimination of the 30% equity investment in
     GHALP upon acquisition of the remaining 70% partnership interest and the combination of 100% of the account balances...............  $ (3,052,355)(10)
                                                                          ===========
(v)  Adjustments to reflect activity in property and equipment, net:
     Addition of property and equipment of GHALP as a result of acquiring 70% partnership interest in GHALP from an unrelated third party after giving effect to an $18.2 million step up representing the difference between the acquired partners'
          equity balance and the purchase price of approximately $29.5 million......................................................  $121,435,213(10)
     Sale of the land, buildings, furnishings and equipment of GHALP to
          HPT for $135.3 million net of transaction expenses of $1.6 million and a $13.6 million security deposit, which will be held as retained funds pursuant to the HPT sale/leaseback
          agreement. A gain of $12.3 million has been recorded on the transaction, which has been deferred and is being recognized over the initial term of the GHALP Lease.....................  (121,435,213)(12)
                                                                         ------------
                                                                         $          0
                                                                          ===========
(w)  Adjustment to reflect the security deposit, which will be held as retained funds pursuant to the HPT sale/leaseback agreement.......  $ 13,600,000(12)
                                                                          ===========
(x)  Adjustments to reflect a net increase in other assets:
     Elimination of advance deposits of GHALP..........................  $     (3,000)(11)
     Addition of the other assets of GHALP as a result of acquiring 70%
          partnership interest in GHALP from an unrelated third
          party........................................................     1,330,552(10)
     Refund of purchase price deposit required pursuant to agreement to purchase 70% partnership interest in GHALP from an unrelated
          third party..................................................      (250,000)(10)
     Write off of the unamortized portion of deferred loan costs as a
          result of the repayment of indebtedness......................      (807,939)(13)
                                                                         ------------
                                                                         $    269,613
                                                                          ===========
(y)  Adjustments to reflect a net increase in accounts payable and accrued liabilities:
     Payment of accrued interest relating to indebtedness repaid.......  $    556,542(13)
     Addition of the accounts payable and accrued expenses of GHALP as a result of acquiring 70% partnership interest in GHALP from
          an unrelated third party.....................................    (4,983,258)(10)
                                                                         ------------
                                                                         $ (4,426,716)
                                                                          ===========
(z)  Adjustments to reflect a net increase in advance deposits:
     Addition of the advance deposits of GHALP as a result of acquiring
          70% partnership interest in GHALP from an unrelated third
          party........................................................  $   (608,790)(10)
     Elimination of advance deposits of GHALP..........................         3,000(11)
                                                                         ------------
                                                                         $   (605,790)
                                                                          ===========
(aa) Adjustment to reflect the repayment of existing indebtedness of
     Garden Hotel Partners LP which, prior to the Formation, held a 30%
     partnership interest in GHALP.....................................  $  1,567,295(13)
                                                                          ===========

(bb) Adjustments to reflect activity in amounts due to affiliates:
     Addition of the amounts due to an affiliate of GHALP as a result of acquiring 70% partnership interest in GHALP from an
          unrelated third party........................................  $   (117,750)(10)
     Elimination of amounts due from GHALP to Wyndham Hotel Company,
          Ltd. as a result of acquiring 70% partnership interest in
          GHALP from an unaffiliated third party.......................       117,750(11)
                                                                         ------------
                                                                         $          0
                                                                         ============
(cc) Adjustments to reflect activity relating to long-term debt:
     Addition of long-term debt of GHALP as a result of acquiring 70%
          partnership interest in GHALP from an unrelated third
          party........................................................  $(93,000,000)(10)
     Adjustments to reflect the repayment of long-term indebtedness
          (net of current portion) of Garden Hotel Partners LP which, prior to the Formation, held a 30% partnership interest in
          GHALP........................................................       444,132(13)
     Repayment of existing mortgage indebtedness.......................    93,000,000(13)
                                                                         ------------
                                                                         $    444,132
                                                                         ============
(dd) Adjustments to record deferred gain:
     Deferred gain resulting from sale of the land, buildings,
          furnishings and equipment of GHALP to HPT for $135.3 million net of transaction expenses of $1.7 million and a $13.6
          million security deposit which will be held as retained funds for payment pursuant to the HPT sale/leaseback agreement. The gain is being recognized over the initial term of the GHALP
          Lease........................................................  $(12,138,713)(12)
     Increase in the deferred gain of GHALP as a result of acquiring
          70% partnership interest in GHALP from an unrelated third
          party........................................................      (203,975)(11)
                                                                         ------------
                                                                         $(12,342,688)
                                                                         ============
(ee) Adjustment to reflect a net decrease in partners' capital consisting of:
     Recording the purchase of 70% partnership interest in GHALP from an unrelated third party.....................................  $(29,575,000)(10)
     Write-off of the unamortized portion of deferred loan costs as a result of the repayment of indebtedness noted in (bb)
          above........................................................       807,939(13)
     Distribution of $29.6 million to Garden Hotel Partners Two, which was formed to acquire 70% partnership interest in GHALP from an unrelated third party. The distribution is equivalent to the purchase price plus expenses paid by Garden Hotel
          Partners Two to an unaffiliated third party. The remaining
          $.5 million represents a distribution by Garden Hotel
          Partners, L.P. to its shareholders...........................    30,051,000(14)
     Distribution to the GHALP partners of excess working capital
          generated by operations......................................       474,584(14)
     Adjustment of the deferred gain as a result of acquiring 70%
          partnership interest in GHALP from an unrelated third
          party........................................................       203,975(11)
                                                                         ------------
                                                                         $  1,962,498
                                                                         ============

     The detail supporting the pro forma balance sheet as of March 31, 1996 reflect sixteen self-balancing entries which are identified in (1) through (16) below and reflect the following:


 (1) Record cash received by Crow Family Members for interests in Assigned Businesses and purchase of promissory notes (DAB Notes).

 (2) Record purchase of minority partnership interest from an unrelated third party and adjustment of the basis of assets.

 (3) Record repayment of indebtedness to affiliated and unaffiliated partners.

 (4) Record cash received by Crow Family Members in consideration for release and discharge from payment obligations under the CHMC Agreement.

 (5) Record the Bedrock Contribution.

 (6) Record receipt of payment of notes receivable and distribution in the same amount.

 (7) Record deferred income taxes in accordance with SFAS 109 following the Formation.


 (8) Record debt and equity financing obtained.


 (9) Record repayment of indebtedness to unaffiliated third parties.


(10) Record combination of GHALP upon acquisition of 70% interest from an unrelated third party and cash distributed to Garden Hotel Partners, L.P. prior to the acquisition.


(11) Record eliminating entries resulting from combination of GHALP.

(12) Record sale of land, buildings, furniture and equipment as part of GHALP sale/leaseback transaction.

(13) Record repayment of indebtedness and write-off of related deferred loan costs.


(14) Record distribution to partners as a result of the GHALP transaction and pursuant to the GHALP partnership agreements.


(15) Record change in restricted cash under terms of the GHALP lease agreement as compared to the restricted cash requirements of the existing GHALP loan agreements.

(16) Record payment in advance of first month's rent under the GHALP lease agreement.

                    PRO FORMA COMBINED STATEMENTS OF INCOME


                          FORMATION AND FINANCING PLAN


                                                                    YEAR ENDED     THREE MONTHS
                                                                   DECEMBER 31,   ENDED MARCH 31,
                                                                       1995            1996
                                                                   ------------   ---------------
(a)  Adjustment to reflect an increase in management fee revenues and other income due to the release and discharge of the
     Company from its obligation to make payments to CHMC under the CHMC Agreement, which payments have historically been
     offset against management fee revenues from the management agreements to which they relate:
     Unaffiliated -- Management Fees.............................  $    131,972    $     18,662
                                                                   ============    ============
     Affiliated -- Management Fees...............................  $    538,193    $    148,509
                                                                   ============    ============
     Unaffiliated -- Other.......................................  $    160,000              --
                                                                   ============    ============
     Total.......................................................  $    830,165    $    167,171
                                                                   ============    ============
(b)  Adjustment to reflect an increase in selling, general and administrative expenses related to managing and
     administering a publicly held company.......................  $  1,300,000    $    325,000
                                                                   ============    ============
(c)  Adjustments to reflect a net increase in depreciation and amortization expense:
     Amortization of loan costs relating to the Notes and the
          $100.0 million Revolving Credit Facility...............  $  1,293,981     $   323,495
     Elimination of amortization of deferred loan costs upon
          repayment of existing indebtedness.....................      (250,289)        (50,993)
     Depreciation expense reduction resulting from purchase of
          the 37.5% minority partnership interest in Rose Hall
          Associates from an unrelated third party. Rose Hall
          Associates owns one of the six Wyndham brand hotels
          acquired in the Formation..............................       (96,344)        (24,086)
                                                                   ------------    ------------
                                                                   $    947,348    $    248,416
                                                                   ============    ============
(d)  The pro forma combined statements do not include any
     estimated interest earned on $27.0 million cash and cash
     equivalents arising from proceeds of the Offering,
     representing the estimated pro forma cash balance. At a
     simple interest rate of 5%, annual and quarterly interest
     earned would be approximately $1,350,000 and $337,500,
     respectively.
(e)  Pro Forma interest expense consists of the following:
     Interest expense on the Notes...............................  $ 10,375,000    $  2,593,750
     Interest expense on the hotel property accounted for as a
          capital lease..........................................     2,109,515         522,428
     Interest expense on affiliated borrowings...................        84,505          21,126
     Commitment fee of .375% per annum on the unused portion of the $100.0 million Revolving Credit Facility and
          administration fee.....................................       475,000         118,750
                                                                   ------------    ------------
     Total Company Pro Forma interest expense....................  $ 13,044,020    $  3,256,054
                                                                   ============    ============
     Adjustments to reflect a net increase in interest expense
          consisting of:
     Pro Forma interest expense set forth immediately above......  $(13,044,020)   $ (3,256,054)
     Less historical interest expense, which is replaced by the
          Notes and the $100.0 million Revolving Credit
          Facility...............................................     8,465,239       2,114,357
                                                                   ------------    ------------
                                                                   $ (4,578,781)   $ (1,141,697)
                                                                   ============    ============

                                                                    YEAR ENDED     THREE MONTHS
                                                                   DECEMBER 31,   ENDED MARCH 31,
                                                                       1995            1996
                                                                   ------------   ---------------
     Pro forma interest on the Notes is calculated using an
     assumed rate of 10 3/8%. This assumed rate is based upon the current market rate for comparable debt securities of
     hospitality companies. Bank fees are calculated based on an assumed administration fee and an assumed .375% fee charged on the unused portion of the $100.0 million Revolving Credit
     Facility.
(f)  Adjustment to reflect a reduction of the foreign currency gain as a result of the repayment of foreign indebtedness to
     which the foreign currency gain is attributable.............  $   (347,131)    $        --
                                                                    ===========    ============
(g)  Adjustment to eliminate 100% of the reduction in earnings attributable to a 37.5% minority interest in a resort hotel as a result of the purchase of that minority partnership
     interest from an unaffiliated third party...................  $   (724,415)    $  (593,237)
                                                                    ===========    ============
(h)  Adjustment to record the income tax expense associated with operating as a corporation using an effective income tax
     rate of 39.5%. The pro forma consolidated statements of
     income for the year ended December 31, 1995 and the 1996
     First Quarter, does not include the initial recording of
     estimated deferred income tax benefits of $14,000,000
     associated with the change in tax status. This amount will be recorded by the Company subsequent to the closing of the
     Offering....................................................  $ (2,003,962)    $(2,225,485)
                                                                    ===========    ============
(i)  Pro forma net income per share is based on 19,204,301 shares of Common Stock outstanding after the Offering, which
     assumes an estimated $15.0 million outstanding indebtedness under the GE Credit Agreement at the time of consummation of the Offering and therefore the issuance of an estimated
     537,634 shares of Common Stock upon the exercise of the GE
     Option. See "Principal Stockholders."
     Supplemental pro forma earnings per share would have been
     $.11 for the year ended December 31, 1995 and $.13 per share for the three months ended March 31, 1996, giving effect
     only to (i) the application of the net proceeds from the
     Offerings to the repayment of indebtedness and (ii) pro
     forma provision for income taxes based on the assumed
     effective tax rate of 39.5%.
                                     GHALP
(j)  Adjustment to reflect the addition of revenue from 11 hotels upon combination of GHALP as a result of acquisition of 70%
     partnership interest in GHALP from an unrelated third
     party.......................................................  $ 56,641,646     $16,010,896
                                                                    ===========    ============
(k)  Adjustments to reflect elimination of management fees earned by the Company from the 11 GHALP hotels upon combination as a result of acquisition of 70% partnership interest in GHALP
     from an unrelated third party...............................  $ (3,317,170)    $  (924,438)
                                                                    ===========    ============
(l)  Adjustment to reflect elimination of service fees earned by the Company from the 11 GHALP hotels upon combination as a result of acquisition of 70% partnership interest in GHALP
     from an unrelated third party...............................  $   (728,758)    $  (223,344)
                                                                    ===========    ============

                                                                    YEAR ENDED     THREE MONTHS
                                                                   DECEMBER 31,   ENDED MARCH 31,
                                                                       1995            1996
                                                                   ------------   ---------------
(m)  Adjustment to reflect elimination of reimbursements between the 11 GHALP hotels and the Company as a result of
     acquisition of 70% partnership interest in GHALP from an
     unrelated third party:
     Reimbursements include but are not limited to reimbursements for services provided, such as accounting, legal, tax,
          finance and national sales and marketing fund.
     Elimination of reimbursement income.........................  $ (1,740,429)    $  (264,149)
                                                                    ===========    ============
     Elimination of reimbursement expense........................  $ (1,740,429)    $  (264,149)
                                                                    ===========    ============
(n)  Adjustments to reflect net increase in hotel expenses from the 11 hotels upon combination of GHALP as a result of
     acquisition of 70% partnership interest in GHALP from an
     unrelated third party
     Addition of the hotel expenses upon combination of GHALP,
          consisting of the following expenses as of December 31,
          1995 and March 31, 1996, respectively: Departmental
          operating expenses of $19.6 million and $5.3 million;
          undistributed operating expenses of $13.7 million and
          $3.5 million; management fees of $3.3 million and
          approximately $924,000; rent, taxes and insurance
          expenses of $2.6 million and approximately $666,000;
          and lease expenses of $13.6 million and $3.4 million...  $ 52,825,729     $13,873,175
     Elimination of management and service fee expenses of GHALP, net of deferred gain on sale of GHALP Properties of
          $135,251 and $68,724 at December 31, 1995 and March 31,
          1996, respectively.....................................    (3,910,677)     (1,079,058)
                                                                   ------------   ---------------
                                                                   $ 48,915,052     $12,794,117
                                                                    ===========    ============
(o)  Adjustment to reflect elimination of 30% equity interest in earnings of GHALP as a result of acquisition of 70%
     partnership interest in GHALP from an unrelated third party,
     which resulted in the combination of GHALP..................  $ (1,664,187)    $  (828,853)
                                                                    ===========    ============
(p)  Adjustment to reflect amortization of the deferred gain recognized from the GHALP sale/leaseback transaction. The
     deferred gain is being recognized over the initial term of
     the GHALP Lease.............................................  $    726,040     $   181,510
                                                                    ===========    ============

                        SELECTED COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


     The following table sets forth selected combined financial data of Wyndham Hotel Corporation. The selected combined statement of operations data of the Company for the fiscal years ended December 31, 1991 and 1992 and the selected combined balance sheet data as of December 31, 1991, 1992 and 1993 are derived from the Company's unaudited Combined Financial Statements. The selected combined statement of operations data of the Company for the fiscal years ended December 31, 1993, 1994 and 1995 and the selected combined balance sheet data as of December 31, 1994 and 1995 are derived from the Company's audited Combined Financial Statements included elsewhere in this Prospectus. The selected combined statement of operations data of the Company presented for the three months ended March 31, 1995 and 1996 have been derived from unaudited combined financial statements and, in the opinion of the Company, reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the information set forth therein. The interim results are not necessarily indicative of the operating results for a full year. The pro forma combined statement of operations data and balance sheet data set forth below, as of and for the year ended December 31, 1995 and as of and for the three months ended March 31, 1996, are unaudited and are derived from pro forma financial data included elsewhere in the Prospectus.


     The selected combined financial data set forth below should be read in conjunction with, and are qualified in their entirety by, the Combined Financial Statements and related Notes, Pro Forma Combined Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and other financial information included elsewhere in this Prospectus.


                                                   YEAR ENDED DECEMBER 31,                         THREE MONTHS ENDED MARCH 31,
                              -----------------------------------------------------------------   -------------------------------
                                                                                     PRO FORMA                          PRO FORMA
                                1991       1992       1993       1994       1995      1995(1)       1995       1996      1996(1)
                              --------   --------   --------   --------   --------   ----------   --------   --------   ---------
PORTFOLIO HOTEL
  REVENUES(2)...............  $269,557   $315,151   $345,733   $394,949   $534,204   $ 534,204    $106,610   $158,619   $158,619
                              ========   ========   ========   ========   ========    ========    ========   ========   ========
STATEMENT OF OPERATIONS
  DATA:
  Revenues:
    Hotel Revenues..........  $ 34,859   $ 41,604   $ 43,921   $ 51,799   $ 54,673   $ 111,315    $ 15,359   $ 16,829   $ 32,840
    Management fees.........     8,472     10,130     10,731     13,302     16,921      14,274       3,404      5,202      4,444
    Service fees............       784        782      2,127      2,904      4,120       3,391         707        964        741
    Reimbursements..........     3,650      4,130      4,164      8,004     10,836       9,095       2,357      3,582      3,318
    Other income............       253        156        334        257      1,340       1,500          92         33         33
                              --------   --------   --------   --------   --------    --------    --------   --------   --------
        Total Company
          Revenues..........    48,018     56,802     61,277     76,266     87,890     139,575      21,919     26,610     41,376
  Operating costs and
    expenses................    42,988     48,383     54,183     63,929     73,264     122,686      16,942     19,868     32,972
  Operating income..........     5,030      8,419      7,094     12,337     14,626      16,889       4,977      6,742      8,405
  Interest expense, net.....    (8,449)    (7,831)    (7,075)    (7,526)    (8,021)    (12,600)     (2,045)    (1,810)    (2,952)
  Income (loss) before
    income taxes............    (2,049)       163      1,654      6,265      7,949       5,073       3,018      5,167      5,634
  Pro forma income
    taxes(3)................        --         --         --         --         --      (2,004)         --         --     (2,225)
  Net income (loss).........    (2,049)       163      1,654      6,265      7,949       3,069       3,018      5,167      3,409
  Pro forma income tax
    adjustment(4)...........                                                (3,140)                 (1,192)    (2,041)
  Historical net income as
    adjusted for pro forma
    income tax..............                                                 4,809                   1,826      3,126
  Historical net income as
    adjusted per common
    share(5)................                                                   .30                     .12        .20
  Common shares outstanding
    prior to the
    Offerings(5)............                                                15,854                  15,854     15,854
  Pro forma net income per
    common share(6).........                                                               .16                               .18
  Pro forma common shares
    outstanding(6)..........                                                            19,204                            19,204



                                                                                                               AS OF MARCH 31,
                                                AS OF DECEMBER 31,                                           --------------------
                               ----------------------------------------------------                                     PRO FORMA
                                 1991       1992       1993       1994       1995                              1996      1996(1)
                               --------   --------   --------   --------   --------                          --------   ---------
BALANCE SHEET DATA:
  Cash and cash
    equivalents..............  $  3,086   $    682   $    827   $  3,619   $  4,160                          $  6,084   $  33,103
  Total assets...............   113,426    108,647    113,465    113,276    133,403                           143,083     202,512
  Long-term obligations,
    including current
    portion..................    90,881     87,064     88,410     84,161     90,978                            92,428     120,729
  Total partners' capital and
    stockholders' equity
    (deficit)................    (9,075)    (7,303)    (1,488)     1,716     17,557                            22,464      53,600



---------------


(1) Reflects the Formation, the Financing Plan and other adjustments described under "Pro Forma Combined Financial Data."
(2) Represents revenues of hotels owned, leased or managed by the Company, as distinguished from Total Company Revenues.

(3) For the years 1993 through 1995 and the 1996 First Quarter, Wyndham made no provision for income taxes because the combined Company was a combination of partnerships, S corporations and a nontaxable Bermuda corporation that are not subject to U.S. federal income taxes. The provision for income taxes to arrive at pro forma net income assumes a combined federal and state effective income tax rate of 39.5% computed as follows:


                Federal income tax rate.........................................................................  35.0%
                Weighted average state income tax rate (net of federal benefit).................................   4.5%
                                                                                                                  -----
                                                                                                                  39.5%
                                                                                                                  =====

(4) Pro forma income tax adjustment represents a pro forma provision for income taxes based on the assumed effective tax rate of 39.5%.
(5) Historical net income as adjusted per common share is based on historical net income as adjusted for pro forma income tax divided by the number of shares that would have been outstanding if the Company had been a corporation prior to the Offering.
(6) Pro forma net income per share is based on 19,204,301 shares of Common Stock outstanding after the Equity Offering, which assumes an estimated $15.0 million outstanding indebtedness under the GE Credit Agreement at the time of the consummation of the Offering, and therefore the issuance of an estimated 537,634 shares of Common Stock upon the exercise of the GE Option. As of December 31, 1995, the actual outstanding indebtedness under the GE Credit Agreement was $12.5 million, which would have resulted in General Electric having the right to purchase an estimated 448,029 shares of Common Stock upon exercise of the GE Option, resulting in pro forma net income per share of $.16. See "Principal Stockholders."


    Supplemental pro forma earnings per share would have been $.11 for the year ended December 31, 1995 and $.13 for the 1996 First Quarter, giving effect only to (i) the application of the net proceeds from the Offerings to the repayment of indebtedness and (ii) pro forma provision for income taxes based on the assumed effective tax rate of 39.5%.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     The following discussion and analysis addresses the Company's results of operations on a pro forma combined basis for the year ended December 31, 1995 and the three months ended March 31, 1996, and on an historical combined basis for the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1995 and 1996. The following should be read in conjunction with the Company's pro forma combined financial statements, historical combined financial statements and the summary and selected combined financial and other information located elsewhere in this Prospectus.


     The Company's revenues are derived from the following primary sources:

          (1) The Company's hotel revenues are generated from the hotels owned or leased by the Company during the periods presented and reflect revenues from room rentals, food and beverage sales and other sources, including telephone, guest services, meeting room rentals, gift shops and other amenities.

          (2) The Company derives management fees from the hotels it manages. These fees are comprised of base and incentive management fees, as well as trade name fees. Base management fees are typically calculated based upon a specified percentage of gross revenues from hotel operations, and incentive management fees are usually calculated based upon a specified percentage of the hotel's operating profit or the amount by which the hotel's operating profit exceeds specified performance targets. Trade name fees are typically calculated based upon a specified percentage of gross room revenues for hotels operated under the Wyndham brand name. See "Business -- Management Contracts" for further information relating to the foregoing fees.

          (3) The Company generates service fee revenues from hotels that it manages or franchises. Service fee revenues include fees derived from accounting, design, construction and purchasing services, as well as technical assistance provided to managed or franchised Portfolio hotels. As a substantial portion of the fees derived from the provision of design, construction and initial purchasing services are generated in connection with hotel construction and renovation activities, the amount of these fees varies depending upon the level of the Company's external growth activities, including new hotel management contracts and construction projects.

          (4) The Company derives reimbursement revenues from hotels that it manages or franchises. These revenues are intended primarily to match corresponding expenses and serve to reimburse the Company for the expenses associated with providing advertising and promotion (through the Company's Marketing Fund), sales and marketing, centralized reservations and other services.


     The Company's total revenues grew at a compound annual rate of 19.8% from 1993 through 1995, from $61.3 million to $87.9 million. The Company's revenue growth is attributable to both the improving financial performance of the existing hotels in its Portfolio, as well as the addition of new hotels to its Portfolio. During this period, the occupancy rates for Comparable Hotels (hotels that have been operated by the Company since January 1, 1993) improved from year to year (67%, 70% and 72% in 1993, 1994 and 1995, respectively), while the ADR for Comparable Hotels also increased ($76.39, $80.16 and $84.38 for the same periods). These improvements led to year to year improvements in REVPAR for the Comparable Hotels of 9.3% and 8.7% in 1994 and 1995, respectively. The Company's revenue growth continued in the 1996 First Quarter, as revenues increased 21.4% over revenues generated in the 1995 First Quarter, from $21.9 million to $26.6 million. Occupancy rates declined while ADR for Comparable Hotels improved during the 1996 First Quarter to 72% and $95.92, respectively, from 73% and $87.89 in the 1995 First Quarter. This performance led to a period over period improvement of 7.6% in REVPAR. For presentation of certain operating and financial data for the Company's entire Portfolio, see "Prospectus
Summary -- Summary Combined Financial and Other Data."


     Of the $26.6 million increase in the Company's total revenues from 1993 to 1995, 40.4% is attributable to increases in hotel revenues from the Company's owned and leased hotels and 59.6% is attributable to managed hotels within the Company's Portfolio. Revenues derived from managed hotels not only include management fees, but also service fees and reimbursement revenues paid to the Company.


     The Company's operating strengths have also yielded consistently strong financial results. As a result of continued improvement in the generation of revenues in the Company's existing Portfolio of hotels, and the Company's emphasis upon tight control of operating expenses, the gross operating profit margins for the Company's Comparable Hotels were 32%, 34% and 36% in 1993, 1994 and 1995, respectively, and for both the 1995 First Quarter and the 1996 First Quarter were 37%. Gross operating profit per available room for Comparable Hotels during 1993, 1994 and 1995 was $9,612, $11,417 and $12,547, respectively.
In addition, the average food and beverage margins for the Comparable Hotels during 1993, 1994 and 1995 were 29%, 31% and 31%, respectively, and were 30% and 28% in the 1995 First Quarter and 1996 First Quarter, respectively. For presentation of certain operating and financial data for the Company's entire Portfolio, see "Summary Prospectus -- Summary Combined Financial and Other Data."



     The Company has effectively held a 30% investment in GHALP during the periods presented below. Historically, the results of operations of the GHALP Properties have been accounted for using the equity method. Consequently, the results of the GHALP Properties are not included in combined historical hotel revenues and hotel expenses. As a result of the acquisition of a 70% partnership interest in GHALP from an unrelated third party and the sale/leaseback transaction, the results of the GHALP Properties are combined into hotel revenue and hotel expenses in the 1995 and the First Quarter 1996 pro forma financial data. See "-- Pro Forma Results of Operations" and "Pro Forma Combined Financial Data."



     The Company maintains an equity participation plan, named Wyndham Employees Ltd. ("WEL"), which is designed to enable eligible Company employees to invest in certain of the Portfolio hotels managed by the Company (together with the Old Management Company, certain other Assigned Businesses being transferred to the Company in the Formation, and certain affiliated companies, the "WEL Properties"). The number of WEL Properties has grown with the continuing expansion of the number of Portfolio hotels managed by the Company. As of April 15, 1996, 97 Wyndham employees had an interest in WEL. The Senior Executive Officers may on one or more occasions direct that an eligible Company employee receive an interest in WEL, which interest initially has no value. From time to time, the value of WEL's interests in the WEL Properties is revalued, which results in the revaluation of the interest of each participant in WEL. The increase in value obtained by each participant in WEL by virtue of this revaluation process is treated by the Company as compensation expense in a manner similar to the expense associated with a formula unit incentive plan. The Company recognized equity participation compensation expenses derived from WEL of $1.5 million, $1.4 million and $2.7 million in 1993, 1994 and 1995, respectively, and of approximately $677,000 and zero in the 1995 First Quarter and 1996 First Quarter, respectively. The WEL plan document governing the rights of the various participants in WEL was amended effective February 13, 1996 to provide for a modified method of valuing WEL's investments to reflect the fact that WEL's interests in certain of the WEL Properties will be exchanged for 642,588 shares of the Company's Common Stock as part of the Formation (representing 3.5% of the Company's outstanding shares of Common Stock immediately following consummation of the Offering). The Company expects that it will recognize during the period in which the Offering is consummated compensation expense due to the revaluation of WEL's ownership interest in the Company's Common Stock. Assuming an initial public offering price of $15.00 per share, the Company expects that it will recognize compensation expense relating to WEL in the approximate amount of $283,000. The Company estimates that it will recognize an approximate increase of $643,000 in such compensation expense for each $1.00 higher initial public offering price (or a correspondingly lower amount in the event of a lower initial public offering price). Increases in the price per share of the Company's Common Stock in the public market subsequent to the Equity Offering would have the effect of increasing the amount of this component of the Company's compensation expense, which could adversely affect the Company's results of operations. See "Management -- Wyndham Employees Ltd. Equity Participation Plan" and "Principal Stockholders."


     In addition, certain Senior Executive Officers own limited partner interests in Old Management Company and several affiliates of the Old Management Company. These limited partner interests were purchased by these Senior Executive Officers for amounts equal to the fair market value of such interests. The Senior Executive Officers borrowed the funds used to purchase such limited partner interests from an affiliate and pledged their limited partner interests to secure such loans. The Senior Executive Officers' shares of the distributable cash of the limited partnerships is used to repay such affiliate loans. For financial reporting purposes, the net appreciation in the Senior Executive Officers' limited partner interest results in compensation expense to the Company. The Company has recognized compensation expense due to the Senior Executive Officers' equity participation of $1.2 million, $1.4 million and $1.3 million for the years ended December 31, 1993, 1994 and 1995, respectively, and of approximately $321,000 and zero in the 1995 First Quarter and 1996 First Quarter, respectively. Assuming an initial public offering price of $15.00 per share, the Company expects that it will recognize during the period in which the Offering is consummated compensation expense due to the Senior Executive Officers' equity participation of $1.4 million. The Company estimates that it will recognize an approximate increase of $755,000 in such compensation expense for each $1.00 higher initial public offering price (or a corresponding lower amount in the event of a lower initial public offering price). As a result of the Equity Offering, this component of compensation expense will be fixed at the initial public offering price; therefore, this component of compensation expense will not be incurred for periods subsequent to the Equity Offering.


     The Company's predecessors in interest have operated the Assigned Businesses through a combination of partnerships, S corporations and a nontaxable Bermuda corporation that are not subject to U.S. federal income taxes. As a result, the following discussion of the Company's combined historical results of operations does not include a discussion of income tax expense, and the Company's net income results are presented on a pre-tax basis. The Company will become fully subject to state and federal income taxes upon consummation of the transactions comprising the Formation. See Note 2 of Notes to Combined Financial Statements.

PRO FORMA RESULTS OF OPERATIONS

  Overview


     The following discussion and analysis addresses the Company's combined results of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 on a pro forma and an historical basis. The pro forma data reflect the inclusion of the results of the GHALP Properties because the Company's interests in the GHALP Properties changed from a minority equity investment to a leasehold interest. The inclusion of all of the revenues and expenses of the GHALP Properties in the Company's results of operations has the effect of increasing operating income, but decreasing operating margins. Pro forma interest expense also increases as a result of increased indebtedness, but no return on the investment of the proceeds of such indebtedness is reflected. Finally, pro forma results reflect a provision for income taxes.



  Pro Forma 1996 First Quarter Compared to Historical 1996 First Quarter



     Pro forma total revenues increased by 55.5%, or $14.8 million, to $41.4 million in 1996 from $26.6 million in historical 1996. Pro forma hotel revenues increased by 95.1%, or $16.0 million, to $32.8 million in 1996 from $16.8 million in historical 1996, reflecting the combination of the results of GHALP Properties, because the Company's interests in the GHALP Properties changed from an equity investment to a leasehold interest.



     Pro forma revenues from management fees decreased by 14.6%, or approximately $757,000, to $4.4 million in 1996 from $5.2 million in historical 1996. Of this decrease, approximately $924,000 resulted from the elimination of management fees earned from the GHALP Properties as a result of the consolidation of the results of operations of the GHALP Properties. This decrease is offset by the reduction of approximately $167,000 in management contract costs related to the buyout of the CHMC Agreement.



     Pro forma revenues from service fees decreased by 23.2%, or approximately $223,000, to approximately $741,000 in 1996 from approximately $965,000 in historical 1996, reflecting the elimination of service fees earned from the GHALP Properties as a result of the consolidation of the results of operations of the GHALP Properties.



     Pro forma reimbursable revenues decreased by 7.4%, or approximately $264,000, to $3.3 million in 1996 from $3.6 million in historical 1996, reflecting the elimination of reimbursable revenues earned from the GHALP Properties as a result of the consolidation of the results of operations of the GHALP Properties.

     Pro forma hotel expenses increased by 125.7%, or $12.8 million, to $23.0 million in 1996 from $10.2 million in historical 1996, reflecting the additional hotel expenses from the GHALP Properties as a result of the consolidation of the results of operations of the GHALP Properties.



     Pro forma selling, general and administrative ("SG&A") expenses increased by 7.6%, or approximately $325,000, to $4.6 million in 1996 from $4.3 million in historical 1996, reflecting the additional cost of managing and administering a publicly held company.



     Pro forma reimbursable expenses decreased by 7.4%, or approximately $264,000, to $3.3 million in 1996 from $3.6 million in historical 1996, reflecting the elimination of reimbursable expenses from the GHALP Properties as a result of the consolidation of the results of operations of the GHALP Properties.



     Pro forma depreciation and amortization expense increased by 15.0%, or approximately $248,000, to $1.9 million in 1996 from $1.7 million in historical 1996, primarily reflecting the additional amortization of approximately $323,000 from loan costs relating to the Notes and the Revolving Credit Facility less approximately $51,000 in amortization costs from the retired debt.



     As a result of the changes noted above, pro forma operating income increased by 24.7%, or $1.7 million, to $8.4 million in 1996 from $6.7 million in historical 1996.



     Pro forma interest expense increased by 54.0%, or $1.1 million, to $3.3 million in 1996 from $2.1 million in historical 1996, reflecting the additional interest from the Notes, capital leases, affiliated borrowings and bank fees less interest expense from the retired debt. Pro forma interest on the Notes is calculated using an assumed rate of 10.375%. This assumed rate is based upon the current market for comparable debt securities of hospitality companies. Bank fees are calculated based on an assumed administrative fee and an assumed .375% fee charged on the unused portion of the $100.0 million Revolving Credit Facility.



     Pro forma equity in earnings of affiliate's hotel partnership of approximately $829,000 was eliminated upon the consolidation of the results of operations of the GHALP Properties.



     Pro forma amortization of deferred gain totalling approximately $182,000 is the result of a $12.4 million deferred gain as a result of the GHALP sale/leaseback transaction. This gain is being amortized over the initial 17 year lease term.



     Income attributable to minority interest is eliminated in the pro forma statement as a result of the acquisition of the minority interest as part of the Formation.



     The pro forma provision for income taxes of $2.2 million is the result of operating as a corporation subject to taxation using an effective tax rate of 39.5%.



     As a result of the changes noted above, pro forma net income decreased 34.0%, or $1.8 million, to $3.4 million in 1996 from $5.2 million in historical 1996.


  Pro Forma 1995 Compared to Historical 1995

     Pro forma total revenues increased by 58.8%, or $51.7 million, to $139.6 million in 1995 from $87.9 million in historical 1995. Pro forma hotel revenues increased by 103.6%, or $56.6 million, to $111.3 million in 1995 from $54.7 million in historical 1995, reflecting the combination of the results of GHALP Properties, because the Company's interests in the GHALP Properties changed from an equity investment to a leasehold interest.


     Pro forma revenues from management fees decreased by 15.6%, or $2.6 million, to $14.3 million in 1995 from $16.9 million in historical 1995. Of this decrease, $3.3 million results from the elimination of management fees earned from the GHALP Properties as a result of the consolidation of the results of operations of the GHALP Properties. This decrease is offset by the reduction of approximately $670,000 in management contract costs related to the buyout of the CHMC Agreement.

     Pro forma revenues from service fees decreased by 17.7%, or approximately $729,000, to $3.4 million in 1995 from $4.1 million in historical 1995, reflecting the elimination of service fees earned from the GHALP Properties as a result of the consolidation of the results of operations of the GHALP Properties.

     Pro forma reimbursable revenues decreased by 16.1%, or $1.7 million, to $9.1 million in 1995 from $10.8 million in historical 1995, reflecting the elimination of reimbursable revenues earned from the GHALP Properties as a result of the consolidation of the results of operations of the GHALP Properties.


     Pro forma other income increased by 12.0%, or approximately $160,000, to $1.5 million in 1995 from $1.3 million in historical 1995, reflecting the elimination of CHMC management contract costs relating to a contract termination fee.


     Pro forma hotel expenses increased by 132.3%, or $48.9 million, to $85.9 million in 1995 from $37.0 million in historical 1995, reflecting the additional hotel expenses from the GHALP Properties as a result of the consolidation of the results of operations of the GHALP Properties.


     Pro forma SG&A expenses increased by 8.7%, or $1.3 million, to $16.3 million in 1995 from $15.0 million in historical 1995, reflecting the additional cost of managing and administering a publicly held company.


     Pro forma reimbursable expenses decreased by 16.1%, or $1.7 million, to $9.1 million in 1995 from $10.8 million in historical 1995, reflecting the elimination of reimbursable expenses from the GHALP Properties as a result of the consolidation of the results of operations of the GHALP Properties.


     Pro forma depreciation and amortization expense increased by 15.0%, or approximately $947,000, to $7.3 million in 1995 from $6.3 million in historical 1995, primarily reflecting the additional amortization of $1.3 million from loan costs relating to the Notes and the Revolving Credit Facility less $250,000 in amortization costs from the retired debt.



     As a result of the changes noted above, pro forma operating income increased by 15.5%, or $2.3 million, to $16.9 million in 1995 from $14.6 million in historical 1995.


     Pro forma interest expense increased by 54.1%, or $4.6 million, to $13.0 million in 1995 from $8.5 million in historical 1995, reflecting the additional interest from the Notes, capital leases, affiliated borrowings and bank fees less interest expense from the retired debt. Pro forma interest on the Notes is calculated using an assumed rate of 10.375%. This assumed rate is based upon the current market for comparable debt securities of hospitality companies. Bank fees are calculated based on an assumed administrative fee and an assumed .375% fee charged on the unused portion of the $100.0 million Revolving Credit Facility.

     Pro forma equity in earnings of affiliate's hotel partnership of $1.7 million was eliminated upon the consolidation of the results of operations of the GHALP Properties.

     Pro forma foreign currency gain decreased by 85.7%, or approximately $347,000, to approximately $58,000 in 1995 from approximately $405,000 in historical 1995, reflecting the repayment of indebtedness denominated in foreign currency as a result of the Formation and Financing Plan.


     Pro forma amortization of deferred gain totalling approximately $726,000 is the result of a $12.3 million deferred gain as a result of the GHALP sale/leaseback transaction. This gain is being amortized over the initial 17 year lease term.


     Income attributable to minority interest is eliminated in the pro forma statement as a result of the acquisition of the minority interest as part of the Formation.

     The pro forma provision for income taxes of $2.0 million is the result of operating as a corporation subject to taxation using an effective tax rate of 39.5%.


     As a result of the changes noted above, pro forma net income decreased 61.4%, or $4.9 million, to $3.1 million in 1995 from $7.9 million in historical 1995.

HISTORICAL RESULTS OF OPERATIONS


     The following table sets forth certain financial data expressed as a percentage of total revenues and certain other data for each of the periods presented:



                                                                                THREE MONTHS
                                                  YEAR ENDED DECEMBER 31,      ENDED MARCH 31,
                                                 -------------------------     ---------------
                                                 1993      1994      1995      1995      1996
                                                 -----     -----     -----     -----     -----
    Revenues:
      Hotel revenues...........................   71.7%     67.9%     62.2%     70.1%     63.2%
      Management fees..........................   17.5      17.5      19.3      15.5      19.5
      Service fees.............................    3.5       3.8       4.7       3.2       3.6
      Reimbursement revenues...................    6.8      10.5      12.3      10.8      13.5
      Other....................................    0.5       0.3       1.5       0.4       0.2
                                                 -----     -----     -----     -----     -----
              Total revenues...................  100.0     100.0     100.0     100.0     100.0
                                                 -----     -----     -----     -----     -----
    Operating costs & expenses:
      Hotel expenses...........................   51.8      47.9      42.0      42.0      38.4
      Selling, general and administrative
         expense...............................   16.2      14.0      17.1      13.3      16.1
      Equity participation compensation........    4.4       3.7       4.5       4.6       0.0
      Reimbursable expense.....................    6.8      10.5      12.3      10.8      13.5
      Depreciation and amortization............    8.6       7.5       7.2       6.7       6.2
      Other....................................    0.6       0.2       0.2      (0.1)      0.5
                                                 -----     -----     -----     -----     -----
              Total operating costs and
                expenses.......................   88.4      83.8      83.3      77.3      74.7
                                                 -----     -----     -----     -----     -----
    Operating income...........................   11.6      16.2      16.7      22.7      25.3
                                                 -----     -----     -----     -----     -----
    Interest expense, net......................  (11.5)     (9.8)     (9.1)    (9.3)     (6.8)
    Equity in earnings of affiliate's hotel
      partnership..............................    1.3       1.6       1.9       2.5       3.1
    Foreign currency gain......................    1.0       0.5       0.4       0.2       0.0
                                                 -----     -----     -----     -----     -----
    Income before minority interests...........    2.4       8.5       9.9      16.1      21.6
    Income (loss) attributable to minority
      interests................................   (0.3)      0.3       0.9       2.3       2.2
                                                 -----     -----     -----     -----     -----
              Net income.......................    2.7%      8.2%      9.0%     13.8%     19.4%
                                                 =====     =====     =====     =====     =====



  1996 First Quarter Compared to 1995 First Quarter



     Total revenues increased by 21.4%, or $4.7 million, to $26.6 million in 1996 from $21.9 million in 1995. Hotel revenues increased by 9.6%, or $1.5 million, to $16.8 million in 1996 from $15.4 million in 1995. Approximately 63.9% of this increase in hotel revenues was due to an approximately $935,000 increase in existing hotel room rental revenues, while 27.7% of the increase was due to an approximately $407,000 increase in existing hotel food and beverage revenues. The increase in hotel room rental revenue is due to a 11% increase in ADR offset by a 2% decrease in occupancy percentage.



     Revenues from management fees increased by 52.8%, or $1.8 million, to $5.2 million in 1996 from $3.4 million in 1995. Approximately 88.2% of this increase resulted from 17 new managed hotels added between March 31, 1995 and March 31, 1996, while 2.7% of the increase resulted from increases in base management fees and trade name fees and 9.1% of the increase resulted from increases in incentive management fees derived from existing managed hotels.



     Revenues from service fees increased by 36.5%, or approximately $258,000, to approximately $965,000 in 1996 from approximately $707,000 in 1995. Design fees relating to the conversion of hotels to Wyndham brand hotels accounted for 45.4% of the increase, while 52.8% of the increase was derived from new central accounting fees resulting from Portfolio hotels added between March 31, 1995 and March 31, 1996. The balance of the increase reflected increased service fees from existing hotels.



     Reimbursable revenues increased by 52.0%, or $1.2 million, to $3.6 million in 1996 from $2.4 million in 1995. Of this increase, 24.7% resulted from increased payments to the Company's Marketing Fund from both new and existing Portfolio hotels, while 36.6% of the increase resulted from fees generated from room sales booked by the Company's National Sales Offices.

     Hotel expenses increased by 10.9%, or approximately $1.0 million, to $10.2 million in 1996 from $9.2 million in 1995. This increase reflects a 10.1% increase in room expenses and a 10.4% increase in food and beverage expenses. Hotel expenses were relatively flat as a percentage of hotel revenues at 60.7% in 1996 versus 59.9% in 1995. The operating profit margin on hotels owned or leased by the Company remained flat at 39.1% in 1996 and 1995.



     SG&A expenses increased 46.3%, or $1.4 million, to $4.3 million in 1996 from $2.9 million in 1995. As a percentage of total revenues, SG&A expenses increased to 16.1% in 1996 from 13.3% in 1995. Of the $1.4 million increase in SG&A expenses, 52.9% of the increase, or approximately $714,000, is due to increased wages, contract labor and benefit costs arising from the addition of corporate management and staff personnel in anticipation of the Company's need to manage and provide services to the substantially larger number of hotels it anticipates operating as it executes its growth strategy. In addition, 6.9% of the increase, or approximately $94,000, is due to the establishment of a provision for bad debt expense for management fees on an unaffiliated hotel, and 5.2% of the increase, or approximately $71,000, is due to increased processing costs associated with the accounts payable and payroll departments as a result of the increase in management contracts.



     Equity participation compensation expenses decreased by 100%, or approximately $998,000, to zero in 1996 from approximately $998,000 in 1995. This decrease is due to the application of the Company's current method of valuing WEL's and the Senior Executive Officers' investments in the Old Management Company and affiliates. The Company expects that it will recognize significant equity participation compensation expense during the period in which the Offering is consummated. See "-- Overview."



     Reimbursable expenses grew by 52.0%, or $1.2 million, to $3.6 million in 1996 from $2.4 million in 1995. As a percentage of total revenues, reimbursable expenses constituted 13.5% of total revenues in 1996, compared with 10.8% in 1995. These increases were primarily due to increased advertising and promotional expense, as well as costs associated with expanding the Company's national sales staff to support both individual business and group sales.



     Depreciation and amortization expense increased by 13.1%, or approximately $192,000, to $1.7 million in 1996 from $1.5 million in 1995 due to the net acquisition of approximately $562,000 in property and equipment and the addition of amortization of the Bedrock Options. See Note 13 of Notes to Combined Financial Statements.



     Interest expense, net, decreased by 11.5%, or approximately $234,000, to $1.8 million in 1996 from $2.0 million in 1995. Interest expense, net, as a percentage of total revenues decreased to 6.8% in 1996 from 9.3% in 1995, reflecting relatively static interest expense while the Company's revenues grew over this period.



     Earnings from the Company's equity investment in GHALP grew by 49.0%, or approximately $273,000, to approximately $829,000 in 1996 from approximately $556,000 in 1995, reflecting improvements in the operating performance of the GHALP Properties.



     As a result of the changes noted above, net income (exclusive of income taxes) increased by 71.2%, or $2.2 million, to $5.2 million in 1996 from $3.0 million in 1995. Interim results are not necessarily indicative of operating results for a full year, and there can be no assurance that the Company will achieve operating results during the balance of 1996 that are comparable to its 1996 First Quarter operating results.


  1995 Compared to 1994


     Total revenues increased by 15.2%, or $11.6 million, to $87.9 million in 1995 from $76.3 million in 1994. Hotel revenues increased by 5.6%, or $2.9 million, to $54.7 million in 1995 from $51.8 million in 1994. Approximately 69% of this increase in hotel revenues was due to a $2.0 million increase in existing hotel room rental revenues, while 35% of the increase was due to a $1.0 million increase in existing hotel food and beverage revenues, which increases were offset by minor decreases in other hotel revenue categories. The increase in hotel room rental revenue is due to a 1% increase in ADR and a 3% increase in occupancy percentage.

     Revenues from management fees increased by 26%, or $3.5 million, to $16.8 million in 1995 from $13.3 million in 1994. Approximately 64% of this increase resulted from the addition of 14 new managed hotels in 1995, while 20% of the increase resulted from increases in base management fees and trade name fees and 16% of the increase resulted from increases in incentive management fees derived from existing managed hotels.

     Revenues from service fees increased by 41.8%, or $1.2 million, to $4.1 million in 1995 from $2.9 million in 1994. Design fees relating to the conversion of hotels to Wyndham brand hotels accounted for 31% of the increase, while 29% of the increase was derived from new central accounting fees resulting from Portfolio hotels added in 1995. The balance of the increase reflected increased service fees from existing hotels.

     Reimbursable revenues increased by 35.4%, or $2.8 million, to $10.8 million in 1995 from $8.0 million in 1994. Of this increase, 39% resulted from increased payments to the Company's Marketing Fund from both new and existing Portfolio hotels, while 29% of the increase resulted from fees generated from room sales booked by the Company's National Sales Offices.


     During 1995, the Company received $1.0 million for a terminated management agreement that is included in other income. This termination occurred as a result of a third party owner terminating the Company's management agreement due to the third party owner's affiliation with another hotel management company. This termination fee is offset by a payment of approximately $160,000 relating to the CHMC Agreement. The remaining approximately $500,000 of other income was derived from franchise fees and miscellaneous income sources.


     Hotel expenses increased by 1.1%, or approximately $401,000, to $37.0 million in 1995 from $36.6 million in 1994. This increase reflects a 9% increase in room expenses and a 3.7% increase in food and beverage expenses. These increased expenses were offset by a drop in other hotel expenses. Hotel expenses decreased as a percentage of hotel revenues to 67.6% in 1995 from 70.6% in 1994, primarily as a result of operating leverage and increased operating efficiencies. The operating profit margin on hotels owned or leased by the Company improved to 32.4% in 1995 from 29.4% in 1994, due primarily to increases in hotel occupancy rates and inflation (partially offset by a decrease in rental income at one hotel).

     SG&A expenses increased 40.9%, or $4.4 million, to $15.0 million in 1995 from $10.6 million in 1994. As a percentage of total revenues, SG&A expenses increased to 17.1% in 1995 from 14.0% in 1994. Of the $4.4 million increase in SG&A expenses, 64% of the increase, or $2.8 million, is due to increased wages, contract labor and benefit costs arising from the addition of corporate management and staff personnel in anticipation of the Company's need to manage and provide services to the substantially larger number of hotels it anticipates operating as it executes its growth strategy. In addition, 10% of the increase, or approximately $426,000, is due to costs associated with improved management information systems support and 8% of the increase, or approximately $356,000, is due to development costs incurred in connection with possible acquisitions of management contracts.

     Equity participation compensation expenses increased by 42.5%, or $1.2 million, to $4.0 million in 1995 from $2.8 million in 1994. This increase reflects the improved operating performance of the Company and affiliated entities and the consequent increased valuation of WEL's and the Senior Executive Officers' investments in the Old Management Company and affiliates.

     Reimbursable expenses grew by 35.4%, or $2.8 million, to $10.8 million in 1995 from $8.0 million in 1994. As a percentage of total revenues, reimbursable expenses constituted 12.3% of total revenues in 1995, compared with 10.5% in 1994. These increases were primarily due to increased advertising and promotional expense, as well as costs associated with expanding the Company's national sales staff to support both individual business and group sales.

     Depreciation and amortization expense increased by 10.0%, or approximately $576,000, to $6.3 million in 1995 from $5.7 million in 1994 due to the net acquisition of $3.3 million in property and equipment and the addition of amortization of the Bedrock Options. See Note 13 of Notes to Combined Financial Statements.

     Interest expense, net, increased by 6.6%, or approximately $495,000, to $8.0 million in 1995 from $7.5 million in 1994. Interest expense, net, as a percentage of total revenues decreased to 9.1% in 1995 from 9.8% in 1994, reflecting relatively static interest expense while the Company's revenues grew over this period.

     Earnings from the Company's equity investment in GHALP grew by 34.6%, or approximately $427,000, to $1.7 million in 1995 from $1.2 million in 1994, reflecting improvements in the operating performance of the GHALP Properties.

     As a result of the changes noted above, net income (exclusive of income taxes) increased by 26.9%, or $1.7 million, to $7.9 million in 1995 from $6.3 million in 1994.

  1994 Compared to 1993


     Total revenues increased by 24.5%, or $15.0 million, to $76.3 million in 1994 from $61.3 million in 1993. Of this increase, hotel revenue generated by the hotels owned or leased by the Company increased by 17.9%, or $7.9 million, to $51.8 million in 1994 from $43.9 million in 1993. Approximately 42% of this increase in hotel revenues resulted from an increase of $3.3 million in existing hotel room rental revenues, while 30% of the increase resulted from an increase of $2.4 million in existing hotel food and beverage revenues. The increase in hotel room rental revenue is due to a 5% increase in ADR and a 5% increase in occupancy percentage. The remaining portion of the increase is primarily attributable to the effects of a full year of operations generated by the Wyndham Garden Hotel in Schaumburg, Illinois, which the Company acquired in May 1993.


     Revenues from management fees increased by 24%, or $2.6 million, to $13.3 million in 1994 from $10.7 million in 1993. Of this increase, 33% is attributable to fees earned from 11 new management contracts executed in 1994, 32% is from increases in base management and trade name fees and 35% is from increases in management incentive fees derived from existing managed hotels.

     Service fee revenues increased by 36.5%, or approximately $777,000, to $2.9 million in 1994 from $2.1 million in 1993, due primarily to increased central accounting fees and higher revenues derived from the provision of purchasing services.

     Reimbursement revenues increased by 92.2%, or $3.8 million, to $8.0 million in 1994 from $4.2 million in 1993. The Company established a Marketing Fund in January 1994 to which all Portfolio hotels pay a percentage of room revenues. Payments to the new Marketing Fund accounted for approximately 87% of the increase in reimbursement revenues.

     Hotel expenses increased by 15.2%, or $4.8 million, to $36.6 million in 1994 from $31.7 million in 1993. Approximately 24% of the increase is attributable to the effect of operating the Wyndham Garden Hotel in Schaumburg, Illinois during all of 1994, and the balance is due to normal increases in hotel operating expenses arising from increased hotel revenues (the most important components of which were an increase in room expense of 11% and an increase in food and beverage expense of 16%, which represented 12% and 31% of the total increase in hotel expenses, respectively). Hotel expenses as a percentage of hotel revenues decreased to 70.6% in 1994 from 72.3% in 1993, primarily as a result of operating leverage and increased operating efficiencies.


     SG&A expenses increased by 7.4%, or approximately $732,000, to $10.6 million in 1994 from $9.9 million in 1993. This increase in SG&A expenses is primarily attributable to an increase of approximately $872,000 in corporate staffing and office expenses, partially offset by the non-recurrence in 1994 of various 1993 expenses (approximately $250,000 established for a then pending lawsuit, approximately $156,000 for a terminated employee and the remainder relating to the reclassification of certain expenses). SG&A expenses as a percentage of total revenues decreased to 14.0% in 1994 compared to 16.2% in 1993, as the growth in total revenues more than offset increased SG&A expenses.


     Equity participation compensation expenses increased by 5.0%, or approximately $93,000, to $2.8 million in 1994 from $2.7 million in 1993. This increase reflects the improved operating performance of the Company and affiliated entities and the consequent increased valuation of WEL's and the Senior Executive Officers' investments in the Old Management Company and affiliates.

     Reimbursable expenses increased by 92.2%, or $3.8 million, to $8.0 million in 1994 from $4.2 million in 1993. Approximately 87% of this increase is due to increased advertising and promotional expenses associated with the operation of the Company's Marketing Fund, which was established in January 1994.

     Depreciation and amortization expense increased by 8.8%, or approximately $466,000, due to the effect of a full year of ownership in 1994 of the Wyndham Garden Hotel in Schaumburg, Illinois and increased amortization of management contract costs.

     Interest expense, net, increased by 6.4%, or approximately $451,000, to $7.5 million in 1994 from $7.1 million in 1993 primarily as a result of increases in interest rates.

     Earnings from the equity investment in GHALP increased by 59.1%, or approximately $459,000, to $1.2 million in 1994 from approximately $777,000 in 1993 due to increased gross operating profits from the GHALP Properties.

     As a result of the changes noted above, net income (exclusive of income taxes) increased by 278.8%, or $4.6 million, to $6.3 million in 1994 from $1.7 million in 1993.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal capital and liquidity needs include cash to finance operations, capital requirements relating to ongoing hotel maintenance and improvements at the Company's owned and leased hotels, capital requirements associated with the Company's entry into new management contracts and improvements to the related hotel properties, hotel acquisition financing and the repayment of indebtedness.


     The Company has historically satisfied its capital and liquidity needs through cash generated by operations, mortgage indebtedness and debt financing obtained under the $20.0 million revolving credit facility provided for in the GE Credit Agreement. See "Principal Stockholders" for further information relating to the GE Option provided for under the GE Credit Agreement. During the year ended December 31, 1995, the Company generated cash from operations of $16.2 million as compared to $15.1 million in 1994. The Company used cash in investing activities of $21.3 million in 1995 as compared to approximately $616,000 in 1994. This increased usage is primarily the result of $14.5 million used in connection with obtaining management agreements where the Company was required to make loans or payments to the related hotel owners and an additional $2.6 million reserved for the purpose of funding a loan to a hotel owner. The Company generated cash from financing activities of $5.7 million in 1995 compared with cash used in financing activities of $11.7 million in 1994. This increase in cash provided by financing activities was generated primarily through the GE Credit Agreement ($12.5 million was outstanding as of December 31, 1995) and net contributions from partners ($3.9 million). This source of cash flow from financing activities was partially offset by a distribution to a withdrawing partner totalling $2.6 million and the repayment of $6.7 million in long term debt. In the 1996 First Quarter, the Company generated cash from operations of $4.7 million. Additional funds were generated from a $2.5 million advance under the GE Credit Agreement. The Company used $1.3 million for a deposit relating to the purchase of the Vinings Wyndham Garden Hotel and approximately $650,000 for Offering expenses. This increase in cash was partially offset by the repayment of $1.0 million of indebtedness.


     Following consummation of the Offering the Company intends to retain any future earnings for use in its business and does not intend to declare any cash dividends in the foreseeable future. See "Dividend Policy." The Company therefore anticipates that any cash provided by operations in the foreseeable future will be available to fund the Company's liquidity and capital needs.


     The Company estimates that it will receive net proceeds from the Offerings in the aggregate amount of $139.1 million. These proceeds will be used to fund the cash payments associated with the Formation in the approximate total amount of $53.9 million, to repay certain mortgage and other indebtedness in the approximate total amount of $65.0 million assumed in connection with the Formation (including repayment of the estimated $7.5 million indebtedness of the estimated $15.0 million indebtedness outstanding under the

GE Credit Agreement and repayment in full of approximately $12.5 million mortgage indebtedness that is expected to mature shortly prior to the consummation of the Offerings), to pay approximately $5.1 million of fees and expenses incurred in connection with the GHALP transactions and consummating the elements of the Financing Plan other than the Offerings, to fund the cash portion of the estimated acquisition cost of the Vinings Wyndham Garden Hotel in the amount of $3.2 million (including estimated closing costs of $395,000) and to fund certain improvements to the Wyndham Rose Hall Resort in the approximate amount of $4.0 million. The Company estimates that remaining net proceeds from the Offerings and the Bedrock Contribution of approximately $18.0 million will remain after such proceeds are applied to the foregoing uses. See "The Formation and the Financing Plan" and "Use of Proceeds." The Company's remaining material capital commitments, after satisfying the commitments described above, are estimated to be $6.6 million. Such capital will be used for normal renovation and refurbishment of the Company's owned and leased hotels, and will be funded from cash generated from operations.



     The Notes to be issued in connection with the Offering will mature on
               , 2006, are unsecured obligations of the Company and are guaranteed by each of the Company's Subsidiaries (except for a number of
insignificant Subsidiaries). The Notes bear interest at   % per annum, and such
interest will be payable semi-annually on                and                ,
commencing             , 1996. Except in the event of a Change of Control, there
will be no principal due on the Notes prior to final maturity. See "Risk
Factors -- Significant Debt and Lease Obligations," "-- Subordination of the Notes," "-- Fraudulent Conveyance Risks" and "-- Risk of Inability to Finance Change of Control Offer; Defaults Upon a Change of Control."



     The Indenture relating to the Notes contains certain covenants restricting the Company's ability to incur indebtedness and otherwise limiting the Company's activities. The ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to incur indebtedness is limited by the Indenture unless the Company would, after giving effect to such incurrence, have a Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture) greater
than 1.75:1 with respect to any incurrence prior to             , 1997, or 2:1
with respect to any incurrence on or after                , 1997, provided that
the Company and any Restricted Subsidiary will be permitted to incur (A) indebtedness of up to $150 million under the Revolving Credit Facility or any replacement facility, (B) indebtedness owed to the Company or a Restricted Subsidiary, (C) refinancings of indebtedness permitted by clauses (B), (D), (F),
(H) and (I) hereof, (D) indebtedness under (x) performance or similar bonds provided in the ordinary course of business, (y) currency or interest rate protection agreements or (z) indemnity or purchase price adjustment obligations entered into in connection with asset dispositions, which obligations do not exceed the proceeds of the related disposition, (E) indebtedness under letters of credit and bankers' acceptances issued in the ordinary course of business,
(F) acquired indebtedness if, after giving effect to such incurrence, the Company could incur at least $1.00 of additional indebtedness (other than pursuant to clauses (A) through (J) hereof), (G) indebtedness of up to $3 million incurred in connection with certain retirements for value of Company securities held by employees or former employees, (H) guarantees of indebtedness of the Company or a Restricted Subsidiary, (I) indebtedness incurred in connection with the acquisition of the Vinings Wyndham Garden Hotel and (J) other indebtedness of up to $25 million. The Indenture also contains covenants limiting (A) the ability of the Company and its Restricted Subsidiaries to pay dividends on or repurchase any capital stock (including the Common Stock) not held by the Company or a wholly-owned Restricted Subsidiary that is a guarantor of the Notes, (B) limiting the ability of the Company and its Restricted Subsidiaries to voluntarily prepay or repay any indebtedness that is not senior in right of payment to the Notes and (C) limiting the ability of the Company to incur indebtedness that is senior in right of payment to the Notes but junior in right of payment to the Company's senior indebtedness. For a description of additional covenants contained in the Indenture relating to the Notes, see "Description of the Notes -- Covenants."


     The Company has received a commitment letter from Bankers Trust pursuant to which Bankers Trust has agreed, subject to certain conditions, to provide the Revolving Credit Facility. The Revolving Credit Facility provides for up to $100.0 million of revolving loan borrowings. The Revolving Credit Facility will be a direct obligation of the Company and would be fully and unconditionally guaranteed by each of the Company's Subsidiaries. Such obligations and such guarantees would rank senior in right of payment to the

Notes and be secured by substantially all of the assets of the Company and its Subsidiaries. While the Company does not expect that it will draw any amounts under the Revolving Credit Facility at the closing thereof, it is anticipated that approximately $49.4 million aggregate principal amount will initially be available for borrowings. Availability under the Revolving Credit Facility will be subject, among other things, to a borrowing base test calculated with reference to the cash flow from the hotel properties and management contracts pledged to secure the obligations of the Company under the Revolving Credit Facility, the location of certain of such properties, the terms of such management contracts, the relative contribution to the borrowing base of the different values attributed to such properties and the values attributable to both the properties taken as a whole and the management contracts taken as a whole and other factors. Under the terms of the Revolving Credit Facility, no further borrowings will be made available to the Company following the third anniversary of the closing of the Revolving Credit Facility. The Revolving Credit Facility will mature four years from its closing date. Bankers Trust may, subject to certain limitations, assign, syndicate, participate, place or sell its interest under the Revolving Credit Agreement to other institutional lenders.



     The Revolving Credit Facility may be used for (a) the acquisition, renovation, management and operation of certain hotel properties, (b) the provision of equity and debt investments in joint ventures to acquire, renovate and manage certain hotel properties, (c) equity and debt investments in and credit support for owners of certain hotel properties managed by the Company and its subsidiaries which are made in connection with the acquisition, extension, renewal or modification of management agreements and (d) other corporate purposes of the Company. The Revolving Credit Facility will bear interest at a rate equal to, at the election of the Company, (a) the Bankers Trust base rate plus one percent (1.0%) per annum, or (b) one-, two-, three- or six-month LIBOR plus two percent (2.0%) per annum, payable monthly in arrears; provided however, subject to the Company's satisfaction of certain conditions, the aforementioned interest rates will be subject to a reduction of 0.25% per annum. The Company will pay customary fees in connection with structuring the Revolving Credit Facility and will also pay Bankers Trust an unused commitment fee equal to 0.375% per annum of the unused portion of the Revolving Credit Facility, payable quarterly in arrears. Under certain circumstances, the Company may be required to obtain interest rate protection. The Company is permitted to use up to $15.0 million of the amount available under the Revolving Credit Facility for the issuance of letters of credit, which will be subject to a fee of 2.0% per annum on the maximum amount which may be drawn under each letter of credit.



     The Revolving Credit Facility will contain covenants requiring the Company to maintain certain financial ratios. The primary effect of these covenants will be to limit the Company's ability to obtain or maintain borrowings under the Revolving Credit Facility, as well as to limit the Company's activities in a number of other respects. Among the covenants to be contained in the Revolving Credit Facility, will be covenants requiring the Company to maintain a minimum net worth of $42.0 million and to maintain the following financial ratios:



          (a) the market value of the outstanding capital stock of the Company shall not be less than 50% of the market value of such stock on the date of the closing of the Revolving Credit Facility, unless there shall have occurred a corresponding decrease in the market value of the capital stock of a selected group of comparable companies;



          (b) Total Consolidated Indebtedness (as defined in the Revolving Credit Facility) and imputed indebtedness attributable to the Company's ground lease obligations ("Imputed Debt") entered into following the closing of the Revolving Credit Facility shall not exceed the lesser of (i) the Adjusted Stockholders' Equity (as defined in the Revolving Credit Facility) or (ii) 50% of Total Consolidated Indebtedness plus Imputed Debt plus the market value of the outstanding capital stock of the Company, unless the failure to meet the ratio with respect to clause (ii) is attributable to a decrease in the market value of the capital stock of a selected group of comparable companies of more than 50% since the date of the closing of the Revolving Credit Facility;



          (c) an annually increasing ratio of Consolidated EBITDA (as defined in the Revolving Credit Facility) plus total lease payments under permitted sale-leaseback transactions (the "Lease Payments") to Consolidated Fixed Charges (as defined in the Revolving Credit Facility) plus the greater of the Lease Payments or an interest factor on the Imputed Debt;



          (d) an annually increasing ratio of Consolidated EBITDA minus capital expenses incurred plus Lease Payments to Consolidated Fixed Charges plus Lease Payments and an interest factor on the Imputed Debt;



          (e) an annually decreasing ratio of Total Consolidated Indebtedness plus Imputed Debt to Consolidated EBITDA plus the Lease Payments; and



          (f) an annually decreasing ratio of Total Consolidated Indebtedness plus Imputed Debt to Consolidated EBITDA minus capital expenses incurred plus Lease Payments.



     The Revolving Credit Facility will also contain covenants that (a) impose certain limitations on the right of the Company in respect of (i) the payment of dividends and other distributions, (ii) the making of investments in, guaranties for the benefit of or payments to subsidiaries, persons owning or leasing hotels managed by the Company or otherwise, (iii) acquisitions of additional hotel properties, (iv) the creation or incurrence of liens, (v) the incurrence of indebtedness, lease obligations or contingent liabilities, (vi) the issuance of preferred stock and (vii) sale leaseback transactions involving any of its hotel properties, (b) require the Company to maintain a capital reserve account of 3.5% of the gross revenues for each of the hotels owned or leased by it (the GHALP Lease will require the Company to make deposits into a capital reserve account in amounts equal to 5% of the gross revenues for each of the GHALP Properties and the Harbour Island Lease will require the Company to allocate amounts equal to 4% of the gross revenues of the Harbour Island Property for replacement and repair of furniture, fixtures, equipment and other improvements relating to such property), (c) require the Company to make certain expenditures in connection with deferred maintenance and (d) require the Company to undertake certain capital expenditures for the renovation of one hotel property (the Wyndham Rose Hall Resort) and possibly other hotel properties. See "Description of the Revolving Credit Facility -- Covenants" for a description of additional covenants imposed in connection with the Revolving Credit Facility.


     While the Company expects to enter into the Revolving Credit Agreement contemporaneously with or shortly following the consummation of the Offering, there can be no assurance that the Company will be successful in entering into the Revolving Credit Agreement and, if so, on what terms. The Revolving Credit Facility would be an important source of capital to fund the Company's future growth strategy and, if the Company is not able to agree with the prospective lender on the terms of the Revolving Credit Agreement, it would need to seek other sources of financing to help fund its future growth strategy. See "Description of Indebtedness -- Revolving Credit Facility."

     In connection with the Company's acquisition of the Vinings Wyndham Garden Hotel, which is anticipated to be consummated shortly following the Offering, the Company will assume industrial revenue bond indebtedness in the amount of $9.7 million with interest payments to be based upon a rate of 7.625% per annum. Such industrial bond indebtedness is currently in default and has been accelerated by the bondholders, as the credit enhancer for such indebtedness is operating under court supervised rehabilitation. As a condition to the Company's purchase of the hotel, the trustee for the bondholders will execute a forebearance agreement pursuant to which it will agree not to exercise any remedies under the documents relating to the indebtedness for a period of 15 months (which period is estimated to end in August 1997). Notwithstanding the terms of the forebearance agreement, the Company is required under the terms of the contract of sale to refinance the industrial revenue bond indebtedness within nine months of the date of acquisition of the hotel. The Company may need to obtain approval from the lenders under the Revolving Credit Facility in connection with such refinancing. There can be no assurance as to the Company's ability or the terms upon which it can refinance the industrial revenue bond indebtedness. The Company has paid into escrow $1.3 million, which amount would be forfeited in certain circumstances if the Company is unable to purchase the Vinings Wyndham Garden Hotel.

     The Company believes that cash generated by operations will be sufficient to fund the Company's operating strategy for the foreseeable future, and that any remaining cash generated by operations, together with the Bedrock Contribution, capital available under the Revolving Credit Facility (subject to the terms and covenants to be included therein) and the remaining proceeds from the Offerings will be adequate to fund the Company's growth strategy in the near term. The Company may seek an increase in the capital available to it under the Revolving Credit Facility or otherwise obtain additional debt or equity financing, depending upon the amount of capital required to pursue future growth opportunities or address other needs. No assurance can be given that the amount available under the Revolving Credit Facility will be increased, or such additional financing will be available, on acceptable terms, if at all.

SEASONALITY

     The lodging industry is affected by normally recurring seasonal patterns. Demand in the lodging industry is traditionally higher in the second and third calendar quarters than in the first and fourth calendar quarters. However, higher demand at most Wyndham Resorts during the first and fourth quarters and the recognition of incentive fees in the fourth quarter offsets the impact of reduced demand at other Wyndham brand hotels during these quarters.

INFLATION

     The effect of inflation, as measured by fluctuations in the Consumer Price Index, has not had a material impact on the Company's revenues or net income during the periods under review.

                                    BUSINESS


     Wyndham Hotel Corporation is a national hotel company operating upscale hotels primarily under the Wyndham brand name. Wyndham hotels are located in 22 states and the District of Columbia as well as on 4 Caribbean islands, and compete with national hotel chains such as Marriott, Hyatt and Hilton. The Company offers three distinct full service hotel products under the Wyndham brand designed to serve its core upscale customers in urban, suburban and select resort markets. The Company's hotel Portfolio consists of 65 hotels operated by the Company and 3 franchised hotels. In 1995, the Company generated $139.6 million in revenues and $16.9 million in operating income on a pro forma basis after giving effect to the Formation of the Company described elsewhere in this Prospectus.



     Wyndham has a track record of consistent growth. The Company has increased the size of its Portfolio in each year since 1988. Over the last two calendar years, Wyndham grew its brand at a faster rate than any other upscale hotel company, as measured by the number of branded rooms added, growing from 10,660 Wyndham hotel rooms at December 31, 1993 to 16,391 at December 31, 1995. This represents a compound annual growth rate in branded hotel rooms of 24%. This growth was achieved through a combination of hotel management contracts, "like new" renovations of acquired hotels, other acquisitions, new construction and franchising. The Company's business plan emphasizes continued pursuit of its diverse growth strategy.


THE LODGING INDUSTRY

     The lodging industry as a whole has shown significant improvement in recent years. According to Coopers & Lybrand Hospitality Directions, 1995 marked the lodging industry's third consecutive year of profitability. Such report estimates that the lodging industry earned pre-tax profits of $7.6 billion in 1995, which is an increase of 38% over the amount of pre-tax profit earned during 1994.


     The key elements underlying the industry's strong operating performance are increased overall economic activity, which has resulted in growth in demand for hotel rooms, coupled with growth in new room supply that has been consistently lower than the growth in demand. Industry-wide percentage growth in room demand exceeded industry-wide percentage growth of new room supply by 2.0%, 2.6%, 2.8% and 1.4% in 1992, 1993, 1994 and 1995, respectively. In the markets in which the Company's hotels operate, 1995 percentage growth in demand outpaced percentage growth in supply by .2%. In the 1996 First Quarter, however, industry-wide percentage growth in supply exceeded industry-wide percentage growth in demand by .1%, and in the markets in which the Company's hotels operate, the percentage growth in supply exceeded the percentage growth in demand by .2%. The Company believes that industry-wide quarterly data are not necessarily indicative of a full year's results and that poor demand in January, which was affected by severe seasonal weather, impacted the 1996 First Quarter results. Coopers & Lybrand Hospitality Directions estimates that the percentage growth in demand will exceed the percentage growth in supply by .7% and .5% in 1996 and 1997, respectively. Demand historically has been sensitive to shifts in economic activity, which has resulted in cyclical sales and occupancy rates. See "Risk Factors -- Risks Associated with the Lodging Industry."



     While no assurance can be given as to future conditions in the lodging industry, the Company believes the industry outlook is positive in the near term.



     The excess of demand growth over supply growth has given the lodging industry a significant and increasing degree of "pricing power," which describes a hotel's ability to increase ADR without affecting occupancy percentages. This pricing power has resulted in significant industry-wide growth in ADR from 1992 through the first quarter of 1996. In 1995, industry-wide ADR increased 4.8% over 1994, and industry-wide occupancy percentages increased 1.2% over 1994. In the 1996 First Quarter, industry-wide ADR increased 6.2% and industry-wide occupancy percentages increased 1.2% over the 1995 First Quarter. ADR increases exceeded the rate of inflation in 1995 by 1.9%, the third consecutive year of real rate growth. Coopers & Lybrand Hospitality Directions also estimates that occupancy will continue to increase in 1996 and 1997 to 66.3% and 66.7%, respectively, and that ADR will increase 4.5% in 1996 over 1995 levels and 4.4% in 1997 over 1996 levels. Historical industry performance, however, may not be indicative of future results, and there can be no assurance that such projections will be realized.

     The Company believes that within the near term, pricing power within the lodging industry is likely to be particularly strong in the upscale segment in which the Company's properties operate. Two primary factors underlying this projected strength are the lower consumer price sensitivity in the upscale segment and an expectation by industry experts that there will be no significant additions to the upscale room base over the next few years. The lack of a significant increase in the upscale segment room base is projected because (i) the cost of constructing hotels in the upscale segment is substantially higher than in other industry segments, (ii) financing available for upscale hotel construction projects is generally higher in cost and more limited in nature,
(iii) construction of upscale hotels involves longer lead times and (iv) upscale hotel chains likely will seek to achieve growth through acquisition rather than construction, as construction costs for most new hotels remain substantially higher than the costs of acquiring existing full service hotels.

                                UPSCALE HOTELS:

                                   DEMAND AND

                                SUPPLY GROWTH(1)

                                      LOGO

                                UPSCALE HOTELS:
                                REVPAR GROWTH(1)

                                     LOGO

(1) Upscale segment of the lodging industry, excluding Orlando and Las Vegas. Orlando and Las Vegas are excluded because the Company's hotels generally do not compete in such markets, and the growth in supply in these markets is significantly in excess of the growth in supply in the upscale segment of the lodging industry as a whole.

OPERATING STRATEGY

     The Company's goal is to continue the expansion of Wyndham Hotels, Wyndham Garden Hotels and Wyndham Resorts in order to become one of the largest brand hotel companies operating in North America while continuing to maintain the quality of the Wyndham brand. To achieve this goal, the Company has developed an operating strategy designed to achieve high levels of satisfaction and loyalty from both hotel guests and owners of managed hotels. The Company believes that the successful implementation of this strategy will facilitate the expansion of its Portfolio of owned, leased, managed and franchised hotels. The principal elements of the Company's strategy are as follows:


          Capitalize on Strong Brand Image. Wyndham has focused on developing a brand name that is nationally recognized as being synonymous with high quality, full service lodging in the upscale hotel market. Because Wyndham has operating control over more than 95% of the hotels operated under the Wyndham brand name, it is able to consistently deliver quality hotel products and services throughout its hotel system and support the marketing programs necessary to maintain the quality associated with the Wyndham name. By developing the Wyndham brand through upscale hotel products, the Company is able to focus on earning the loyalty of its core upscale customers: individual business travelers, business groups and other group customers, and leisure travelers. According to written guest surveys conducted by Wyndham at its hotels during 1995, 91% of Wyndham guests surveyed rated the overall quality of Wyndham hotel products and services good or excellent, and 94% of the guests surveyed indicated that they would return to that Wyndham hotel on their next trip to the same city. The Company believes that hotel owners and investors have come to associate the Wyndham brand name with cost efficient operations and the delivery of exceptional value to hotel properties. The Company also believes that growing national recognition of the Wyndham brand, together with the quality and efficiency of its hotel operations, has facilitated the Company's historical growth and will enhance its ability to realize its future growth objectives.

          Multiple Upscale Hotel Products. Wyndham offers three distinct full service hotel products under a single brand name that are tailored to urban, suburban and select resort markets, the primary markets that serve its core upscale customers.

        - Wyndham Hotels. In urban markets, the Company operates or franchises 20 Wyndham Hotels, which contain an average of approximately 400 hotel rooms, generally between 15,000 and 250,000 square feet of meeting space, and a full range of guest services and amenities. Wyndham Hotels are targeted principally at business groups and other group customers, as well as individual business travelers.

        - Wyndham Garden Hotels. In suburban markets, Wyndham operates 38 Wyndham Garden Hotels, which were created by the Company to cater to individual business travelers and small business groups. With guest services, hotel finishings and landscaping comparable to Wyndham Hotels, Wyndham Garden Hotels are designed to provide a guest experience similar to that enjoyed at Wyndham Hotels, but at a price that is competitive in suburban markets. The Company locates Wyndham Garden Hotels primarily near suburban business centers and airports and, where possible, seeks to cluster these hotels in a "hub-and-spoke" distribution pattern around one or more Wyndham Hotels in order to achieve operating and marketing efficiencies and enhance local name recognition. Wyndham Garden Hotels are mid-size full service upscale hotels containing between approximately 150 and 225 hotel rooms that offer a package of services and amenities focused on the needs of the business traveler, including generally between 1,500 and 5,000 square feet of meeting space, restaurants that serve three meals a day, exercise rooms, and laundry and room service.

        - Wyndham Resorts. Wyndham's Portfolio also includes six Wyndham Resorts that are full service destination resorts targeted at upscale leisure and incentive travelers and are located both domestically and on four Caribbean islands. Through Wyndham Resorts, the Company is able to offer guest rewards and other cross-promotional benefits to its domestic customers, thus improving Wyndham's competitiveness and brand loyalty.

     The Company believes that its strategy of offering multiple hotel products under a single brand name enables it to achieve, through efficient hotel distribution, strong penetration of the primary markets that serve its core upscale customers. The Company also believes that this strategy enables it to compete effectively for expansion opportunities covering a wide variety of upscale hotel properties, thereby providing a competitive advantage over hotel companies with fewer products. The Company expects to continue evaluating opportunities for new hotel products that it may offer under the Wyndham brand or operate under a different brand. See "-- Growth Strategy -- II. Additional Growth Opportunities -- New Lodging Products."

     Operating and Financial Performance. The Company seeks to maximize revenues through its comprehensive marketing strategy and the delivery of high quality accommodations and hotel services that result in satisfied, loyal hotel guests. The Company believes that its experience as a hotel owner makes it a better hotel manager by keeping it focused on controlling each element of operating expenses, which is essential for achieving attractive returns for both the Company's hotels and managed hotels. In addition, through yield management of its room inventory, the Company seeks to maximize REVPAR during periods of high occupancy by giving first priority for available rooms to Wyndham guests that will pay the full amount of the applicable room rate.


     The Company has a proven track record of achieving strong operating and financial results. During 1995, average occupancy rates, ADR and REVPAR for Portfolio hotels were 69%, $88.79 and $60.96, respectively, compared with an average during this period of 69%, $80.38 and $55.06, respectively, in the upscale segment of the lodging industry. During the 1996 First Quarter, average occupancy rates, ADR and REVPAR for Portfolio hotels were 67%, $96.04 and $64.51, respectively, compared with an average during this period of 64%, $85.06 and $54.69, respectively, in the upscale segment of the lodging industry. In 1995 and the 1996 First Quarter, respectively, REVPAR for Portfolio hotels outperformed the upscale full service segment of the lodging industry by 11% and 18%, respectively. The Company believes that it has the opportunity to improve its REVPAR performance through, among other things, the continued maturation of 10 Wyndham Garden Hotels opened in 1995.

     The following table compares certain historical operating and financial data of the Company's Comparable Hotels with the lodging industry. The Company has chosen a Comparable Hotel data set based on Wyndham brand hotel properties operated by the Company since January 1, 1993 because the Company believes that these 30 hotels have been operated by the Company for a sufficient period of time to provide meaningful period-to-period comparisons and that these hotels more fully reflect the Company's operating capabilities. The Company's Portfolio contains a significant number of newly opened or renovated Wyndham brand hotels, which typically begin operations with lower occupancy rates, ADR, REVPAR and margins than mature hotels. While the period of time required to achieve improved operating results from the application of Wyndham's operating standards and integration into Wyndham's programs varies depending on the unique characteristics of a given hotel and the market in which it operates, the Company has found that during the third full year under Wyndham management a hotel will fully reflect the Company's operating capabilities. In addition, the Company believes that Comparable Hotel data provide a more meaningful comparison to the lodging industry, which the Company believes has a significantly smaller percentage of newly opened or renovated hotels than the Company. There can be no assurance that the Company's hotels opened or renovated subsequent to January 1, 1993 will achieve occupancy rates, ADR, REVPAR or operating results comparable to the Comparable Hotels. For a presentation of certain operating and financial data for the Company's entire Portfolio, see "Prospectus Summary -- Summary Combined Financial and Other Data."


                                                                              UPSCALE SEGMENT
                                                             COMPARABLE           OF THE
                                                             HOTELS(1)      LODGING INDUSTRY(2)
                                                             ----------     -------------------
    Occupancy percentage:(3)
      1993.................................................        67%                67%
      1994.................................................        70%                68%
      1995.................................................        72%                69%
      1996 First Quarter...................................        72%                64%
    ADR:(4)
      1993.................................................   $  76.39            $ 74.19
      1994.................................................      80.16              77.19
      1995.................................................      84.38              80.38
      1996 First Quarter...................................      95.92              85.06
    REVPAR:(5)
      1993.................................................      51.31              49.71
      1994.................................................      56.09              52.57
      1995.................................................      60.99              55.06
      1996 First Quarter...................................      69.03              54.69
    Gross operating profit margin:(6)
      1993.................................................        32%                30%
      1994.................................................        34%                31%
      1995.................................................        36%               33%(7)
      1996 First Quarter...................................        37%                   *
    Food and beverage margin:(8)
      1993.................................................        29%                17%
      1994.................................................        31%                18%
      1995.................................................        31%               21%(7)
      1996 First Quarter...................................        28%                   *
    Gross operating profit per available room:(9)
      1993.................................................   $  9,612            $ 8,397
      1994.................................................     11,417              9,364
      1995.................................................     12,547             10,820(7)
      1996 First Quarter...................................      3,570                   *

---------------

 * 1996 First Quarter lodging industry statistics are not available for gross operating profit margin, food and beverage margin and gross operating profit per available room.


(1) Comparable hotels consists of the 30 Wyndham brand hotels that have been operated by the Company since January 1, 1993.

(2) Occupancy percentage, ADR and REVPAR comparisons are to the upscale segment of the lodging industry, which the Company believes is the appropriate segment for comparing operating data based on the competitive set for the Company's hotels, as measured by ADR. Gross operating profit and margin comparisons are to the upscale full service segment of the lodging industry, which consists of upscale hotels with restaurants, because the Company believes that the higher costs associated with restaurant operations provide the most appropriate comparison of gross operating profits and margins.
(3) Occupancy percentage represents total rooms occupied divided by total available rooms. Total available rooms represents the number of rooms available for rent multiplied by the number of days in the reported period.
(4) ADR represents total room revenues divided by the total number of rooms occupied.
(5) REVPAR represents total room revenue divided by total available rooms.
(6) Gross operating profit margin represents gross operating profit as a percentage of total revenues. "Gross operating profit" represents gross revenues less department expenses and undistributed operating expenses. Gross operating profit margins are included herein because management uses them as a measurement of hotel operating performance and because management believes that these items are useful in making industry comparisons.

(7) Gross operating profit margin data, food and beverage margin data and gross operating profit per available room data for 1995 are estimates.


(8) Food and beverage margin represents food and beverage operating profit as a percentage of food and beverage revenues.


(9) Gross operating profit per available room represents gross operating profit divided by total available rooms for the period.


     Fully Integrated, Full Service Hospitality Company. The Company owns, manages, leases and franchises hotels under the Wyndham brand name. In addition, the Company is experienced in all aspects of hotel operations, including purchasing, accounting and asset and risk management, as well as hotel construction and design. The Company believes that operating as a fully integrated, full service hospitality company enhances its performance by enabling it to provide a full range of hotel services in an efficient, cost-effective manner. In addition, the breadth of the Company's experience enables it to compete effectively for multiple opportunities in the hospitality industry. The Company also believes that the Wyndham brand name provides it with a competitive advantage in its management business over companies without their own brand because hotel owners might otherwise be required to pay a third party franchise fee in addition to a management fee, which generally results in a higher fee than Wyndham's overall fee structure.

     Experienced, High Quality Management Personnel. The Company believes that it has highly qualified, experienced executives in each of its key senior management positions. The Senior Executive Officers, who have an average tenure of 7 years with the Company and approximately 14 years of experience within the lodging industry, have worked together to successfully develop, operate and manage hotel properties in various phases of the industry cycle. The Company was able to attract executives with a variety of strong incentives, including an equity sharing program. See "Management." Following the Equity Offering, the Company's Senior Executive Officers, together with WEL, will beneficially own an aggregate of approximately 18.5% of the Company's Common Stock. The Company has not lost a participant in WEL, its equity participation program, to a competing hotel company since the inception of the program seven years ago.

     Based upon the Company's commitment to promoting managers from within the system, Wyndham has developed a Managers in Development program that trains over 150 participants each year. Over 70% of the Company's hotel general managers have been promoted from another position within the Company. The Company also provides formal training programs for managers and sales personnel. The Company believes that by establishing uniform productivity standards and skill requirements for its personnel, it is able to measure employee performance effectively and reward high productivity. The Company also believes that the quality and experience of its key executives and hotel personnel are important components of its ability to consistently provide strong financial results to its stockholders and third party hotel owners as well as outstanding service to hotel guests.

     "The Right Way -- The Wyndham Way." The Company's service signature, "The Right Way -- The Wyndham Way," embodies its commitment to designing and implementing the innovative practices and programs required to be a successful hotel operating company. In addition to written guest surveys, Wyndham conducts frequent personal interviews of its guests and employees. Wyndham responds to their comments by shaping its products and services to meet or exceed the needs and expectations of its guests, focusing specifically on the services and amenities that drive the purchase decision or affect the Company's ability to adjust room rates. For example, Wyndham has become well-known for its American Airlines and Avis Rent-A-Car "Triple Upgrade" program and was the first upscale hotel chain to provide free in-room coffee makers in every domestic Wyndham brand hotel room. See "-- Customers and Marketing." The Company emphasizes building the Wyndham brand image by delivering the highest quality guest services, resulting in strong loyalty from its core upscale customers: individual business travelers, business groups and other group customers, and leisure travelers.

GROWTH STRATEGY

     Since the beginning of 1990, the number of hotels in the Company's Portfolio has increased from 25 hotels to 68 hotels. In addition to generating internal growth through the improved performance of existing hotels, the Company has developed a flexible external growth strategy that it believes will enable it to take advantage of attractive growth opportunities arising in the lodging industry. While no assurance can be given as to future conditions in the lodging industry, the Company believes the industry outlook is positive in the near term based on its expectation that growth in room demand will continue to outstrip growth in room supply, providing favorable conditions for continued growth. See "-- The Lodging Industry."

     I. PRIMARY GROWTH OPPORTUNITIES

     The near-term focus of the Company's growth strategy is as follows:


          Growth from Existing Hotels. The Company expects improvements in the financial performance of the existing hotels in its Portfolio to account for a substantial portion of its financial growth in the near future. The Company believes that the primary factors contributing to internal growth include (i) revenue increases resulting from continuing improvements in the lodging industry overall and continuing maturation of 23 hotels opened in the past two years (including 12 Wyndham Garden Hotels), and (ii) improved operating margins resulting from operating leverage and Wyndham's continued emphasis on controlling operating expenses. For example, the Company anticipates that attractive management incentive fees, which escalate with increased operating performance at the Company's managed hotels, will contribute to internal growth. During 1995, the Company earned incentive fees on 28% of its managed properties, and 14% of the Company's management fee revenues were derived from incentive fees. The Company's internal growth strategy has produced Comparable Hotel room revenue increases of 9% in both 1994 and 1995 and has produced an increase in Comparable Hotel gross operating profit margins from 32% in 1993 to 36% in 1995. These improvements have led to significant increases in gross operating profit per available room of 19% and 10% in 1994 and 1995, respectively, compared to the prior year period. While Comparable Hotel gross operating profit margins were 37% in both the 1995 First Quarter and the 1996 First Quarter, gross operating profit per available room increased by 8.0% in the 1996 First Quarter over the 1995 First Quarter. The Company believes that its demonstrated ability to achieve both internal and external growth will help attract third party debt and equity capital to help fund the growth of the Company's Portfolio.


          Wyndham Garden Hotel Redevelopment and Conversion Program. The Company believes that the continued growth of its Wyndham Garden Hotel product will provide significant opportunities for increasing the number of Wyndham brand hotels in its Portfolio. Since the beginning of 1990, the Company has added 32 Wyndham Garden Hotels to its Portfolio, 3 of which were developed through new construction and 29 of which were existing hotels converted to the Wyndham brand. In 1994, the Company accelerated the expansion of Wyndham Garden Hotels through an investment program developed in conjunction with Bedrock and other strategic partners. Together with certain lenders, Bedrock organized a development fund (the "Investment Program") totalling approximately $335 million, of which approximately $150.0 million was available as of April 15, 1996 for projects approved by the Company and Bedrock for the purpose of acquiring existing hotel properties for redevelopment and conversion to Wyndham Garden Hotels and/or to make related hotel investments. Bedrock is not required to invest a minimum amount of capital through the Investment Program, but the Company is entitled to manage any Investment Program hotel properties for a term of 15 years. The Company and Bedrock have agreed that the Company will be permitted to manage any hotel containing 250 or fewer rooms that is financed by Bedrock. See "Certain Relationships and Transactions -- Bedrock Investment Program." The Investment Program facilitated the redevelopment of 10 Wyndham Garden Hotels in the period 1994 to 1995, and an eleventh Wyndham Garden Hotel was developed in 1995 with financing provided by another Wyndham strategic partner. Of the 29 Wyndham Garden Hotels converted to the Wyndham brand since the beginning of 1990, 13 are owned by Bedrock, 12 are owned or leased by the Company and 4 are owned by Wyndham's other strategic partners. See "Certain Relationships and Transactions." Bedrock also has provided assistance with the development, design and construction phase of the redevelopment process.

          Because many acquired hotels require extensive redevelopment in connection with their conversion to the Wyndham Garden Hotel brand, the Company has instituted a program to redevelop these properties to a quality level consistent with Wyndham's high standards (the "Redevelopment Program"). For these hotels, the redevelopment process begins by identifying hotel properties in prime suburban business centers and airport locations that can be reconfigured to meet the operating model for Wyndham Garden Hotels. Once the property is acquired, it is typically completely closed to permit extensive exterior renovation (which often consists of a substantially renovated facade) and total renovation of guest room, dining and common areas. Upon completion, the hotel is reopened under the Wyndham Garden Hotel brand and competes in a strong, visible location as if it were a newly constructed property. The Company estimates that redeveloping Wyndham Garden Hotels currently costs about 65% of the cost of new construction and takes substantially less time (an average of approximately nine months from the date of acquisition to the date that the hotel is reopened). The Company has the complete in-house design, development and operating expertise necessary to manage the entire redevelopment process and believes that the completion of these Offerings will enhance its growth opportunities by increasing its ability to finance additional Wyndham Garden Hotel projects either through a portion of the net proceeds of these Offerings, cash from operations, joint ventures or borrowings under the Revolving Credit Facility. Notwithstanding the foregoing, there can be no assurance that the Company will have adequate capital resources to fund its growth. See "Risk Factors -- Risks Associated with Expansion," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

          Wyndham intends to continue the Redevelopment Program with Bedrock and other strategic partners, through direct investment by the Company, or some combination thereof. The Company has executed a management contract for a non-Bedrock hotel at La Guardia Airport in New York City, which is currently in the renovation stage and is scheduled to reopen in the Fall of 1996. The Company also has executed management contracts for two Wyndham Garden Hotels that will be owned by Bedrock and located in Lexington, Kentucky and Kansas City, Missouri. The Lexington, Kentucky hotel is currently being managed by the Company as a Ramada Inn and is scheduled to become a Wyndham Garden Hotel in the Fall of 1996 following renovations that are currently under way. The Kansas City hotel, which is currently closed for renovations, is schedule to open in the Fall of 1996. See
     "-- The Company's Hotels -- Hotels Under Renovation and Construction" below.

          Addition of Management Contracts. The Company believes that a significant source of potential future growth will be through the addition of new management contracts for Wyndham Hotels, Wyndham Garden Hotels and Wyndham Resorts at strategic locations. Since the beginning of 1990, the Company has added an average of ten new management contracts per year, while the Company has lost an average of two management contracts per year generally as a result of changes in ownership of managed hotels and attrition resulting from scheduled termination of short-term non-Wyndham brand management contracts. The Company believes that management contracts provide stable growth opportunities through a variety of business environments because of the relatively low capital requirements and short lead times necessary for conversion to the Wyndham brand. Wyndham believes that it is able to compete effectively for additional management contracts because of its strong reputation in the upscale hotel industry, its track record of delivering strong financial returns for hotel owners and investors and its willingness to structure key terms of management contracts to satisfy hotel owner objectives. In particular, the Company believes that its history of achieving strong operating results for managed properties has led to a significant number of owner referrals. In addition, by operating multiple upscale products, the Company increases its opportunities to compete for new contracts. The Company's improved capital structure following the Offerings also should enhance its ability to make selective capital investments that often must be made in connection with competing for management contracts. While the Company anticipates that most new management contracts will be for Wyndham brand hotels, the Company may enter into contracts to manage non-branded hotels or to manage hotels under a different hotel brand.

          Hotel Acquisitions and Joint Ventures. The Company anticipates that it will be able to grow through the acquisition of hotels with attractive economic prospects that are suitable for application of the Company's operating strategy. In particular, the Company expects to focus on the selective acquisition of Wyndham Hotels offering a full range of meeting and conference capabilities that are located in new strategic markets or in existing urban markets capable of supporting multiple Wyndham brand hotels. The Company also will continue to assess the acquisition of other hotel chains that operate hotel properties suitable to integrate into the Company's Portfolio as well as the possible acquisition of resort hotels. The Company anticipates that it also may make partial investments in hotel properties through joint ventures with strategic business partners or through equity contributions or secured loans. The Company may make such investments solely as an investor or in connection with entering into a management contract. The Company believes that its capital structure and access to capital markets following the Offerings will improve its ability to compete for acquisition and investment opportunities by enabling it to arrange financing more quickly and at a lower cost. The Company also may issue equity securities to finance future acquisitions in whole or in part. Notwithstanding the foregoing, there can be no assurance that the Company will have adequate capital resources to fund its growth. In addition, there can be no assurance that the Company will be able to identify suitable acquisition or investment opportunities or successfully integrate acquired properties. See "Risk Factors -- Risks Associated with Expansion" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     II. ADDITIONAL GROWTH OPPORTUNITIES

     Depending on market conditions in the lodging industry, the Company also may pursue the following expansion opportunities:

          Franchise Program. The Company currently franchises three Wyndham brand hotels, which are operated by third parties. Each of these franchises was granted to take advantage of a unique opportunity to extend the Wyndham brand name into an attractive market. The Company is in the process of developing a full franchise program that it expects to have complete in advance of the next hotel construction cycle in the upscale full service segment of the lodging industry, which the Company believes is a few years away. The Company anticipates that at such time, it will be in a position to pursue selective franchise opportunities given appropriate market conditions. The Company believes that newly constructed properties present the most attractive franchising opportunities because the Company can control the quality and appearance of the hotel property through up-front construction and performance criteria. By imposing standard design requirements, the Company is able to influence strongly the guest experience, which is crucial to maintaining the quality and identity of the Wyndham brand. The Company believes that growth through selective franchise opportunities will add revenues through royalties and increased brand awareness, without requiring significant capital investment by the Company. For additional information with respect to two of the Company's franchised hotels, see "-- Franchising Program."

          New Lodging Products. The Company intends to continue evaluating new lodging products that it may offer under the Wyndham brand. These products may include both new products within the full service upscale hotel segment, as well as new products in other segments of the lodging industry. In particular, the Company will seek to introduce new lodging products where, in the judgment of management, the product can benefit from, and further enhance, the Wyndham brand, as well as benefit from the Company's operating experience and business strengths.

          The Company also may add lodging products that would benefit from the Company's operating programs, but that would be more appropriately operated under a brand name separate from Wyndham.

     The Company expects that in 1996 it will enter into an agreement to provide hotel management, purchasing and technical services to "extended-stay" hotel properties that will be targeted at corporate travelers who typically spend a week or more in one location. These hotel properties are currently under development by a partnership owned by Crow Family Members, Trammell Crow Residential, one of the country's largest apartment builders, and Greystar, Inc., a developer, manager and owner of apartment properties, and will not be operated under the Wyndham name. It is anticipated that each hotel property will contain approximately 120 hotel rooms, which will be designed like small apartment units and will be equipped with a kitchen. The Company believes that these hotels will be limited service hotels that will not provide in-house restaurant, cocktail, banquet center or other typical full service amenities and, consequently, will not compete with the Company's full service hotels. It is expected that room rates will range between approximately $200 and $400 per week, depending on the location and seasonality.

          The Company believes that the extended-stay program will provide an opportunity to generate revenues by extending its management expertise and operating programs into a new segment of the lodging industry without requiring significant investment of the Company's capital. The Company also believes that the program will provide the Company with management and operational experience in the extended-stay market without requiring the Company to commit the Wyndham brand. The Company expects that it will hire additional hotel managers to manage the extended-stay properties. The Company anticipates that the first extended-stay hotel properties will commence operations in the last quarter of 1996.

          New Construction. Depending on market conditions, the Company will continue to review opportunities to construct new Wyndham Hotels, Wyndham Garden Hotels and possibly Wyndham Resorts in those strategic markets where acquisition and conversion of existing properties at a substantial discount to replacement cost is not possible. Currently, however, construction costs for new hotels generally remain substantially higher than the costs of acquiring and converting existing hotels.

     III. ABILITY TO EXECUTE GROWTH STRATEGY

     The Company believes that it has the in-house capabilities and strategic business relationships with which to implement each aspect of its growth strategy. These capabilities and relationships include the following:

          In-House Development Expertise. The Company has a full in-house development staff of seven professionals dedicated to identifying, evaluating and pursuing growth opportunities. The senior members of this staff have an average of nine years of development experience in the hotel industry. The development staff generally works in teams consisting of a vice president of development, a development manager and an analyst. The Company's in-house capabilities enable it to make an in-depth assessment of a potential management, acquisition or other opportunity, including an analysis of the surrounding market, the potential for increasing hotel performance and value through the implementation of the Company's operating strategy, the condition of the hotel property and the estimated renovation costs of achieving Wyndham's standards for a fresh appearance and updated accommodations. The Company's development staff also underwrites redevelopment and new construction projects by analyzing estimated project costs and preparing market studies and long-term projections of revenues and profitability. Each opportunity is also assessed in terms of the contribution that the potential hotel will make to the Wyndham brand identity.

          The Company also maintains a highly qualified in-house construction and design department, which enables it to manage all phases of redevelopment and new construction projects. In 1994 and 1995, the Company managed more than $135 million in redevelopment, remodeling and new construction projects. The Company believes that its in-house capabilities provide a competitive advantage by providing a strong network for identifying potential growth opportunities and maintaining tight control over hotel quality standards.

          Relationships with Hotel Investors. Wyndham believes that its strong business relationships with various strategic partners will continue to facilitate growth by providing hotel acquisition, renovation and development opportunities as well as potential new management contract and franchise opportunities. Currently, Crow Family Members, who, following the Equity Offering, will own an aggregate of approximately 48.9% of the Company's outstanding Common Stock, have interests in 15 Wyndham brand hotels that are managed by the Company. Sixteen additional Wyndham brand hotels that are managed by the Company are owned by Bedrock, which will own approximately 12.3% of the Company's Common Stock following the Equity Offering. See "The Formation and the Financing Plan -- The Formation" and "Principal Stockholders." As of April 15, 1996, Wyndham has entered into management contracts for four additional hotels involving these entities, three of which the Company anticipates will open in 1996, and one of which the Company anticipates will be open by the first quarter of 1997. See
     "-- The Company's Hotels -- Hotels Under Renovation and Construction" below. In addition, the Company expects that in 1996 it will enter into an agreement with a partnership owned by Crow Family Members, Trammell Crow Residential and Greystar, Inc. to provide hotel management, purchasing and technical services to extended-stay hotel properties currently under development by such partnership. See "-- II. Additional Growth Opportunities -- New Lodging Products." The Company also expects to continue the Redevelopment Program with Bedrock. See "Certain Relationships and Transactions."

          The Company, various Crow Family Members and Patriot American Hospitality, Inc., a publicly traded REIT ("Patriot American"), recently entered into a non-binding letter of intent providing for the sale by various Crow Family Members to Patriot American of five Wyndham brand hotels. Such hotels will be leased back to a new partnership controlled by various Crow Family Members pursuant to a lease having a term of ten years, with two extensions of five years each. The Company expects that it will continue to manage these hotels on economic terms substantially identical to the terms upon which they are currently being managed. In addition, pursuant to the letter of intent, the Company and Patriot American contemplate a future arrangement whereby proposed additions to the Company's Portfolio of Wyndham brand hotels will be presented to Patriot American on a preferred basis. There can be no assurance that any of the transactions or arrangements contemplated by the letter of intent will be consummated or otherwise definitively determined.

          In addition to providing potential growth opportunities, the Company believes that its successful track record with these and other hotel owners and investors provides stability to the Company's management contracts with hotels owned by such entities. The Company also believes that its relationship with the Trammell Crow Company, one of the largest national real estate companies, will continue to facilitate the Company's ability to identify and evaluate potential acquisition, renovation and development opportunities.

          Sales of Mature Hotels; Long-Term Leases. The Company has developed business relationships with certain publicly traded REITs. Generally, a REIT cannot operate hotels because 75% of the gross income of a REIT must be derived from certain defined categories of qualifying income derived directly or indirectly from investments relating to real property or mortgages on real property. Certain REITs, however, have purchased hotel properties that they lease to a hotel management company because the income stream from leases is generally regarded as qualifying income.


          GHALP has historically owned 11 Wyndham Garden Hotels managed by the Company (the "GHALP Properties"). A 30% interest in GHALP was owned by a partnership owned by certain Crow Family Members and the Senior Executive Officers and the remaining 70% was held by an unaffiliated third party. On May 2, 1996, Crow Family Members and the Senior Executive Officers acquired the remaining 70% ownership interest from the third party for a purchase price of approximately $29.5 million. The $29.5 million purchase price was funded from the proceeds of the sale of the GHALP Properties to HPT, a publicly traded REIT, for $135.3 million, which properties were leased back pursuant to the GHALP Lease to GHALP II, the ownership of which mirrors the ownership of GHALP. See "Pro Forma Combined Financial Data." As part of the Formation, the Company will succeed to GHALP II's interest in the GHALP Lease and continue to manage the hotels. The Company anticipates that in the future, it may enter into similar transactions whereby it would sell mature hotel properties to REITs, lease the hotels back and manage them as Wyndham brand hotels. The Company believes that this strategy permits it to participate in the initial growth phase of the hotel properties that it acquires, while eventually freeing the Company's balance sheet of real property upon disposition of the related hotels. Pursuant to a long-term lease arrangement, the Company can retain long-term operating control over the property and continue to benefit from any increases in the operating performance of the hotel. The Company anticipates that it also may enter into long-term leases with REITs with respect to hotel properties that such REITs may acquire from unaffiliated third parties.

THE COMPANY'S HOTELS

  General

     Over 95% of the Company's hotels are operated under the Wyndham brand name, which is synonymous with high quality lodging facilities and excellent service. The Wyndham name represents the high standards of the Company's hotels, which present a casually elegant decor and emphasize fresh, updated accommodations. Wyndham places great emphasis on maintaining hotel properties in first-rate condition and providing consistently high quality guest services at all of its hotels, and has designed numerous programs to ensure that Wyndham guests receive the highest quality lodging experience possible.

     Amenities common to almost all Wyndham brand hotels include restaurants, exercise rooms, swimming pools and cable television channels. Services common to all Wyndham brand hotels include room service, laundry and valet service and safe deposit boxes. Wyndham believes that by focusing attention on guest room details it creates an attractive room package that is appreciated by its upscale guests, particularly business travelers. Therefore, all domestic Wyndham brand hotels provide in-room coffee makers with complimentary coffee, comfortable and efficient workspace, generous guest room lighting, a shower massager and a "Toiletries You Forgot" program, which provides frequently forgotten travel items, such as toothpaste, deodorant and razors, at no cost. During 1995, Wyndham Hotels, Wyndham Garden Hotels and Wyndham Resorts generated 50.2%, 34.5% and 15.3%, respectively, of room revenues from Wyndham brand hotels.

  Wyndham Hotels

     Wyndham Hotels are typically large, architecturally distinctive properties located primarily in major urban locations. These hotels are targeted principally at upscale business groups and other group customers, as well as upscale business travelers. Total guest room revenues for Wyndham Hotels in 1995 by customer mix consisted of 54.6% group meetings, 32.6% individual business travelers and 12.8% leisure travelers.

     The Company operates or franchises 20 Wyndham Hotels containing an aggregate of 8,237 guest rooms. Wyndham Hotels contain an average of approximately 400 hotel rooms and generally between 15,000 and 250,000 square feet of meeting space. The considerable meeting and catering capabilities of Wyndham Hotels attract major corporate groups and numerous national, regional and local associations for business conventions, sales meetings, conferences, banquets, receptions, training sessions and private celebrations. Meeting services offered at most Wyndham Hotels include comprehensive business centers with private offices, a library, state-of-the-art audiovisual equipment and secretarial and telecopy services.

     Mid-week room rates at Wyndham Hotels range from $99 to $259 per night, depending on location and season. Guests at these hotels are offered a variety of services and amenities, including room and concierge service, same day laundry and dry cleaning, valet parking, individual room climate control, voice-mail, in-room minibars and often a spa and choice of restaurants. Four hotels offer elegant four-star dining, and the restaurants at the remaining Wyndham Hotels feature similar menus containing high quality food selections at affordable prices that are updated frequently to maintain freshness and to reflect the identity of the hotel and the surrounding region. The Company has invested significant time, talent and capital in its hotel restaurants, and believes that the quality of its restaurants makes a substantial contribution to its hotel guests' total lodging experience.

  Wyndham Garden Hotels

     The Company created and designed Wyndham Garden Hotels to cater primarily to upscale individual business travelers and small business groups in suburban markets. Wyndham Garden Hotels are mid-size, full service hotels located primarily near suburban business centers and airports. The Company generally seeks to cluster Wyndham Garden Hotels in a "hub-and-spoke" distribution pattern around one or more Wyndham Hotels in order to achieve operating and marketing efficiencies and enhance local name recognition. Through market studies, the Company has determined that its target business customer generally selects a hotel within an approximate five mile radius of his or her business destination. Therefore, the Company selects individual Wyndham Garden Hotel sites based on its evaluation of the local business market surrounding a potential hotel location.

     Through its Wyndham Garden Hotels, the Company strives to provide upscale individual business travelers and small business groups with a first class guest experience in a suburban setting. The Company believes that the business travelers who stay at Wyndham Garden Hotels are similar to the business travelers at Wyndham Hotels and that their business destination is the primary factor that draws them to a Wyndham Garden Hotel. Accordingly, with guest services, hotel finishings and landscaping comparable to Wyndham Hotels, Wyndham Garden Hotels are designed to provide a guest experience similar to that enjoyed at Wyndham Hotels, but at a price that is competitive in suburban markets. Mid-week room rates range between $79 and $129 at Wyndham Garden Hotels, depending on location. Total guest room revenues for Wyndham Garden Hotels in 1995 by customer mix consisted of 64.6% individual business travelers, 19.2% small group meetings and 16.2% leisure travelers. In 1995, gross operating profit margins for all Wyndham Garden Hotels were 36%, which is higher than the gross operating profit margins for Wyndham Hotels or Wyndham Resorts.

     The Company operates 38 Wyndham Garden Hotels containing an aggregate of 6,878 guest rooms. (The Company operates an additional hotel as a Ramada Inn that is scheduled to become a Wyndham Garden Hotel in the Fall of 1996 following renovations that are currently under way.) Each Wyndham Garden Hotel contains between approximately 150 and 225 rooms and generally between 1,500 to 5,000 square feet of meeting space. The amenities and services provided in Wyndham Garden Hotels are designed to meet the needs of the upscale business traveler. Amenities and services in each room include desks large enough to accommodate personal computers, longer phone cords, high wattage light bulbs for reading, room service and access to 24-hour telecopy and mail/package service. The meeting facilities at Wyndham Garden Hotels generally can accommodate groups of between 10 and 200 people and include a flexible meeting room design, exterior views, additional phone lines and audiovisual equipment. Wyndham Garden Hotels also feature a lobby lounge, most of which are appointed with a fireplace, a library typically overlooking a beautifully landscaped garden, and a swimming pool. In addition, many Wyndham Garden Hotels contain a whirlpool and an exercise facility.

     Dining services at Wyndham Garden Hotels are an important feature. Unlike many mid-priced hotels, each Wyndham Garden Hotel contains a cafe restaurant that serves a full breakfast, lunch and dinner daily. Wyndham has designed a uniform food program that features delicious, healthful meals with minimum delay. By implementing the same menus, preparation process and purchasing program throughout the Wyndham Garden Hotel system, the Company has achieved significant operating efficiencies. The Company believes that the breadth and quality of the dining services offered at Wyndham Garden Hotels distinguish these hotels from other hotel chains that target the upscale individual business traveler in suburban markets.

  Wyndham Resorts

     Wyndham Resorts are full service destination resorts that are located both domestically and on four Caribbean islands. Wyndham Resorts are targeted at upscale leisure travelers and incentive travelers. Total guest room revenue for Comparable Wyndham Resorts in 1995 by customer mix consisted of 73.0% individual leisure travelers and 22.0% group travelers and 5.0% individual business travelers.

     The Company operates or franchises six resort hotels containing an aggregate of 1,904 guest rooms. Each Wyndham Resort contains between approximately 200 and 500 hotel rooms and, with the exception of the Wyndham Morgan Bay Resort, generally between 6,000 and 20,000 square feet of meeting space. Room rates at Wyndham Resorts range between $135 and $210, depending on location and season.

     Wyndham Resorts are designed to provide a memorable guest experience. They feature spacious, luxurious guest rooms that are air conditioned and typically contain private balconies. Most resorts have swimming pools, health and fitness centers and tennis courts. In addition, two resorts offer golf and two resorts (one of which is under construction) contain casinos. Guest amenities include room service, concierge and valet service and tour information. Guests can choose from a variety of restaurants and menus, and most resorts provide a variety of live nightly entertainment. In addition, Wyndham Resorts offer or arrange a full range of activities, including sailing, snorkeling, windsurfing, waterskiing, parasailing, horseback riding, scuba diving, deep-sea fishing and cruises.

     Wyndham Resorts seek to capitalize on national recognition of the Wyndham brand name. Through its resort division, the Company is able to offer guest rewards and other cross-promotional benefits to its domestic customers, thus improving Wyndham's competitiveness and brand loyalty. The Company's national sales team targets Wyndham customers as well as travel agents and meeting planners for leisure and group sales in an effort to take advantage of their familiarity with the Wyndham hotel system.

  Management Service Hotels

     The Company provides hotel management services pursuant to management contracts relating to three hotels that are owned by third parties and operated under unaffiliated hotel brands. Each of these hotels is an upscale hotel offering services and amenities consistent with Wyndham's quality standards. The Company entered into these management contracts in order to take advantage of opportunities to develop relationships with third party hotel owners, as well as to generate revenues in circumstances that would not permit conversion of the hotels to the Wyndham brand. See "-- Growth Strategy -- I. Primary Growth Opportunities."

  Hotels Under Renovation and Construction

     The Company has entered into management contracts to operate two additional hotels that are scheduled to open in 1996. The first hotel, Wyndham Garden
Hotel -- Kansas City, will be located in Kansas City, Missouri and will contain 240 rooms and approximately 4,400 square feet of meeting space. This hotel, which is currently in the renovation stage, is scheduled to open in the Fall of 1996. The second hotel will be located at La Guardia Airport in New York City and will contain 225 hotel rooms and approximately 4,000 square feet of meeting space. This hotel is also under renovation, and the Company anticipates that it will open in the Fall of 1996.

     The Company currently is subject to a temporary restraining order that prevents it from operating Wyndham brand hotels or advertising the Wyndham name in connection with the operation of any hotel within a 50 mile radius (within the State of New York) of the "Mados Wyndham Hotel" (as defined below under "-- Legal Proceedings") pending resolution of a lawsuit concerning the Company's use of the Wyndham name within such area. (See "-- Legal Proceedings.") An adverse decision in such lawsuit or a delay in the resolution of the litigation beyond the anticipated opening date of the La Guardia hotel would require the Company to open such hotel under a brand name other than Wyndham or Wyndham Garden.


     The Company also has entered into management contracts to operate two new Wyndham brand hotels. The first hotel, Wyndham New Orleans Riverfront Hotel (the "Riverfront Hotel"), is a Wyndham Hotel located in New Orleans, Louisiana that contains 202 hotel rooms and approximately 1,800 square feet of meeting space. This hotel opened on May 15, 1996. The second hotel, Wyndham Old San Juan Hotel & Casino (the "San Juan Hotel"), which is currently under construction, will be a Wyndham Resort located in San Juan, Puerto Rico that will contain 242 hotel rooms and approximately 6,200 feet of meeting space. The Company anticipates that this hotel will open by the first quarter of 1997. There can be no assurance, however, that these hotels will be completed as scheduled. Pursuant to the terms of these management contracts, the Company made certain commitments to provide furniture, fixtures and equipment for the Riverfront and San Juan Hotels at fixed prices of $2.1 million and $6.0 million, respectively. In addition, with respect to the Riverfront Hotel, the Company has agreed to provide certain pre-opening services at a fixed price of $420,000 and has entered into an operating deficit guaranty that requires the Company to fund up to $230,000 in working capital per year for three years after the hotel is opened in the event that the hotel generates inadequate cash flow. In addition, the Company has guaranteed $875,000 in indebtedness relating to the Riverfront Hotel.

SUMMARY OF HOTELS

     The following table sets forth, as of April 15, 1996, certain information with respect to the Company's hotels.


                                                                         OWNED, LEASED,
                                                                           MANAGED OR       NUMBER OF
                  HOTELS                           HOTEL LOCATION        FRANCHISED(1)        ROOMS
-------------------------------------------  --------------------------  --------------     ---------
WYNDHAM HOTELS
Wyndham Anatole............................  Dallas, TX                    Managed             1,620
Wyndham Austin.............................  Austin, TX                   Franchised (2)         313
Wyndham Bel Age............................  West Hollywood, CA            Managed               199
Wyndham Bristol............................  Washington, DC                Managed               239
Wyndham Checkers Hotel.....................  Los Angeles, CA               Managed               188
Copley Plaza -- A Wyndham Hotel............  Boston, MA                    Managed               373
Wyndham Emerald Plaza......................  San Diego, CA                 Managed               436
The Wyndham Five Seasons...................  Cedar Rapids, IA              Managed               283
Wyndham Franklin Plaza.....................  Philadelphia, PA              Managed               758
Wyndham Greenspoint........................  Houston, TX                   Managed               472
Wyndham Harbour Island.....................  Tampa, FL                      Leased   (3)         300
Wyndham Kingston...........................  Kingston, Jamaica             Managed               303
Wyndham Hotel at Los Angeles
  International Airport....................  Los Angeles, CA               Managed               591
Wyndham Hotel at Metrocenter...............  Phoenix, AZ                   Managed               284
Wyndham Milwaukee Center...................  Milwaukee, WI                 Managed               221
Wyndham Northwest Chicago..................  Itasca, IL                    Managed               408
Wyndham Palm Springs.......................  Palm Springs, CA              Managed               410
Wyndham Playhouse Square...................  Cleveland, OH                 Managed               205
Wyndham San Antonio........................  San Antonio, TX              Franchised (2)         326
Wyndham Warwick............................  Houston, TX                   Managed               308
                                                                                            ---------
TOTAL WYNDHAM HOTELS.......................                                                       20
TOTAL WYNDHAM HOTEL ROOMS..................                                                    8,237
                                                                                            ========
WYNDHAM GARDEN HOTELS
Albuquerque................................  Albuquerque, NM               Managed               150
Annapolis..................................  Annapolis, MD                 Managed               197
Atlanta Perimeter Center...................  Atlanta, GA                    Leased               143
Bloomington................................  Minneapolis, MN                Leased               209
Bothell....................................  Seattle, WA                    Leased               166
Brookfield Lakes...........................  Milwaukee, WI                  Owned                178
Buckhead...................................  Atlanta, GA                   Managed               221
Burlington.................................  Burlington, MA                Managed               180
Chandler...................................  Phoenix, AZ                    Leased               159
Charlotte..................................  Charlotte, NC                  Owned                173
Commerce...................................  Los Angeles, CA                Owned    (3)         201
Culver City................................  Culver City, CA               Managed               199
Denver.....................................  Denver, CO                    Managed               240
Detroit Metro..............................  Romulus, MI                   Managed               153
Indianapolis...............................  Indianapolis, IN               Owned                171
Lake Buena Vista...........................  Orlando, FL                   Managed               167
Las Colinas................................  Dallas, TX                    Managed               168
Lexington..................................  Lexington, KY                 Managed   (4)         177
Marin/San Rafael...........................  Marin County, CA              Managed               235
Midtown Atlanta............................  Atlanta, GA                   Managed               191
Monrovia...................................  Monrovia, CA                  Managed               148
Naperville.................................  Chicago, IL                    Leased               143
Nashville Airport..........................  Nashville, TN                  Leased               180
North Phoenix..............................  Phoenix, AZ                    Leased               166
North San Diego............................  San Diego, CA                  Leased               180

                                                                         OWNED, LEASED,
                                                                           MANAGED OR       NUMBER OF
                  HOTELS                           HOTEL LOCATION        FRANCHISED(1)        ROOMS
-------------------------------------------  --------------------------  --------------     ---------
Novi.......................................  Detroit, MI                   Managed               148
Oakbrook...................................  Oakbrook Terrace, IL          Managed               222
O'Hare.....................................  Chicago, IL                   Managed               225
Orange County Airport......................  Costa Mesa, CA                Managed               238
Phoenix Airport............................  Phoenix, AZ                    Leased               210
Piscataway/Somerset........................  Piscataway, NJ                Managed               165
Pittsburgh.................................  Pittsburgh, PA                Managed               140
Pleasanton.................................  Pleasanton, CA                Managed               171
Schaumburg.................................  Schaumburg, IL                 Owned                188
Seattle-Tacoma Airport.....................  Seattle, WA                    Leased   (3)         204
Sunnyvale..................................  San Jose, CA                   Leased               180
Vinings....................................  Atlanta, GA                   Managed   (5)         159
Waltham....................................  Waltham, MA                   Managed               148
Wood Dale..................................  Chicago, IL                   Managed               162
                                                                                            ---------
TOTAL WYNDHAM GARDEN HOTELS................                                                       39
TOTAL WYNDHAM GARDEN HOTEL ROOMS...........                                                    7,055
                                                                                            ========
WYNDHAM RESORTS
Inn at Semi-Ah-Moo -- A Wyndham Resort.....  Blaine, WA                    Managed               198
The Village at Breckenridge -- A Wyndham
  Resort...................................  Breckenridge, CO             Franchised             235
Wyndham Aruba Beach Resort & Casino........  Palm Beach, Aruba             Managed               444
Wyndham Morgan Bay Resort..................  Choc Bay, St. Lucia           Managed               238
Wyndham Rose Hall Resort...................  Montego Bay, Jamaica           Owned    (3)         489
Wyndham Sugar Bay..........................  St. Thomas, U.S.V.I.          Managed   (7)         300
                                                                                            ---------
TOTAL WYNDHAM RESORTS......................                                                        6
TOTAL WYNDHAM RESORT HOTEL ROOMS...........                                                    1,904
                                                                                            ========
MANAGEMENT SERVICE HOTELS
Dedham Hilton..............................  Dedham, MA                    Managed               247
Pruneyard Inn..............................  Campbell, CA                  Managed               117
Sheraton Valley Forge......................  King of Prussia, PA           Managed   (7)         315
                                                                                            ---------
TOTAL MANAGEMENT SERVICE HOTELS............                                                        3
TOTAL MANAGEMENT SERVICE HOTEL ROOMS.......                                                      679
                                                                                            ---------
  TOTAL PORTFOLIO..........................                                                       68
  TOTAL PORTFOLIO HOTEL ROOMS..............                                                   17,875
                                                                                            ========
HOTELS UNDER RENOVATION OR CONSTRUCTION(8)
Wyndham Garden Hotel -- Kansas City........  Kansas City, MO               Managed               240
La Guardia Airport.........................  New York, NY                  Managed               225
Wyndham Riverfront (Wyndham Hotel).........  New Orleans, LA               Managed               202
Wyndham San Juan (Wyndham Resort)..........  San Juan, Puerto Rico         Managed               242
TOTAL HOTELS UNDER RENOVATION OR
  CONSTRUCTION.............................                                                        4
TOTAL HOTEL ROOMS UNDER RENOVATION OR
  CONSTRUCTION.............................                                                      909
                                                                                            ---------
  TOTAL HOTELS.............................                                                       72
  TOTAL HOTEL ROOMS........................                                                   18,784
                                                                                            ========

---------------

(1) Ownership Interest Key:

    Owned = Wholly owned (100%) and managed by the Company.
    Leased = Long-term lease with unaffiliated third party and managed by the Company. See "-- Long-Term Hotel Leases."
    Managed = Operated under management contracts. See "-- Management
    Contracts."
    Franchised = Franchised to a third party. See "-- Franchising Program."


(2) The Company is aware that the owners (or their affiliates) of the Wyndham Austin and Wyndham San Antonio have acquired the Omni Hotel Company. The franchise agreements for the Wyndham Austin and the Wyndham San Antonio are terminable upon 30 days written notice. While the Company has not received written notice of termination, there can be no assurance that such franchise agreements will not be terminated.



(3) The Company's interests in these hotel properties (and in the case of the Wyndham Rose Hall Resort, the golf course adjacent to the hotel property) are subject to ground leases which, including renewal options, expire between 2018 and 2077.



(4) This property was acquired by Bedrock in March 1996 and is currently managed by Wyndham as a Ramada Inn. Following renovations that are currently under way, the property will be converted to a Wyndham Garden Hotel, which is scheduled to occur in the Fall of 1996.



(5) The Company has entered into a contract with an unaffiliated third party to purchase this hotel. See "Prospectus Summary -- The Company -- Planned Portfolio Additions."



(6) The actual room inventory at The Village at Breckenridge fluctuates because approximately 70 rooms at such hotel are owned privately, and the availability of such rooms to the general public depends upon the election of the private owners thereof as to the use of such rooms.



(7) Pursuant to the terms of the management contracts relating to the Wyndham Sugar Bay Resort and the Sheraton Valley Forge, the Company has been notified that the owners of such hotels have elected to terminate such contracts effective in June 1996 and on May 31, 1996, respectively, as a result of the sale of such hotels by such owners.



(8) The anticipated dates of operation for the Kansas City, La Guardia and San Juan hotels are Fall 1996, Fall 1996 and first quarter 1997, respectively. The Riverfront opened on May 15, 1996.


     The following table presents certain comparative information with respect to the Company's hotels:

                                                                                          TOTAL HOTELS
                                               WYNDHAM              MANAGEMENT              EXCLUDING
                                    WYNDHAM    GARDEN     WYNDHAM    SERVICE     TOTAL    HOTELS OPENED
                                    HOTELS    HOTELS(1)   RESORTS     HOTELS     HOTELS    IN 1995(2)
                                    -------   ---------   -------   ----------   ------   -------------
Total number of properties(3).....      20          39         6           3         68          N/A
Total number of rooms(3)..........   8,237       7,055     1,904         679     17,875          N/A
Average number of rooms per
  hotel(3)........................     412         181       317         226        263          N/A
Percentage of hotels to
  total(3)........................     30%         57%        9%          4%       100%          N/A
Percentage of rooms to total(3)...     46%         39%       11%          4%       100%          N/A
1995 Occupancy percentage(4)......     68%         70%       65%         73%        69%          71%
1995 ADR(5).......................  $94.58     $ 73.67    $122.75     $85.24     $88.79      $ 90.29
1995 REVPAR(6)....................  $64.01     $ 52.75    $79.76      $62.45     $60.96      $ 64.38

---------------

(1) Number of properties and rooms include one hotel (Lexington) that is currently being managed by the Company as a Ramada Inn and that is scheduled to become a Wyndham Garden Hotel in the Fall of 1996 following renovations that are currently under way. Operating data includes one hotel (Wyndham Garden Hotel -- Denver) that was managed by the Company as a Ramada Inn while being converted to the Wyndham Garden Hotel brand.

(2) The operating data presented in this column is for total hotels excluding hotels opened in 1995. This data has been included to demonstrate the significant negative impact on 1995 occupancy rates, ADR and REVPAR of the 9 Wyndham Garden Hotels added or converted pursuant to the Redevelopment Program in 1995, which properties required substantial renovations prior to conversion to the Wyndham brand. There can be no assurance, however, that these properties will achieve occupancy rates, ADR, REVPAR or operating results comparable to the Company's mature hotel properties.

(3) As of April 15, 1996.

(4) Occupancy percentage represents total rooms occupied divided by total available rooms. Total available rooms represents the number of rooms available for rent multiplied by the number of days in the reported period.

(5) ADR represents total room revenues divided by the total number of rooms occupied.

(6) REVPAR represents total room revenues divided by total available rooms.

     Sixteen of the Company's 18 owned and leased hotels are Wyndham Garden Hotels. The following table presents comparative operating data between the Company's owned and leased Wyndham Garden Hotels and third party Wyndham Garden Hotels that are managed by the Company.


                                                           OWNED OR LEASED         MANAGED
                                                               WYNDHAM             WYNDHAM
                                                            GARDEN HOTELS      GARDEN HOTELS(1)
                                                           ---------------     ----------------
    Number of properties(2)..............................           16                  23
    Average number of rooms per hotel(2).................          178                 182
    Occupancy percentage:(3)
      1993...............................................           71%                 70%
      1994...............................................           73%                 72%
      1995...............................................           75%                 66%(4)
      1996 First Quarter.................................           73%                 59%(4)
    ADR:(5)
      1993...............................................      $ 64.16              $66.09
      1994...............................................      $ 69.10              $70.11
      1995...............................................      $ 75.21              $72.56(4)
      1996 First Quarter.................................      $ 87.02              $77.22(4)
    REVPAR:(6)
      1993...............................................      $ 45.21              $46.08
      1994...............................................      $ 50.35              $50.55
      1995...............................................      $ 56.72              $47.70(4)
      1996 First Quarter.................................      $ 63.15              $45.84(4)


---------------


(1) Number of properties and rooms include one hotel (Lexington) that is currently being managed by the Company as a Ramada Inn and that is scheduled to become a Wyndham Garden Hotel in the Fall of 1996 following renovations that are currently under way. Operating data excludes hotels not operated as Wyndham Garden Hotels at the end of period presented.


(2) As of April 15, 1996.

(3) Occupancy percentage represents total rooms occupied divided by total available rooms. Total available rooms represents the number of rooms available for rent multiplied by the number of days in the reported period.


(4) This data reflects the significant negative impact on 1995 and the 1996 First Quarter occupancy rates, ADR and REVPAR of the 9 Wyndham Garden Hotels, all of which are managed hotels, added or converted pursuant to the Redevelopment Program in 1995, which properties required substantial renovations prior to conversion to the Wyndham brand. There can be no assurance, however, that these properties will achieve occupancy rates, ADR, REVPAR or operating results comparable to the Company's mature hotel properties.


(5) ADR represents total room revenues divided by the total number of rooms occupied.

(6) REVPAR represents total room revenues divided by total available rooms.

CUSTOMERS AND MARKETING

     The Company's target core customers are upscale business travelers and business groups, as well as upscale leisure travelers. Total guest room revenue for Wyndham brand hotels in 1995 by customer mix consisted of 39.5% individual business travelers, 36.9% group customers, 11.6% resort leisure travelers and 12.0% leisure travelers. To increase revenues at its hotels, the Company has developed a "push-pull" sales and marketing program as well as various other promotional, guest service and advertising programs. The key components of these programs are as follows:

  Direct Local Sales Efforts

     Wyndham started in 1982 as a hotel management company for a small group of hotels without a recognized brand name and a very limited marketing budget. Consequently, Wyndham developed a "backyard" marketing program designed to "pull" revenues into these hotels from surrounding businesses. Wyndham has continued to develop and refine its direct local marketing programs and currently employs a direct sales force of almost 500 highly trained representatives (an average of 7 per hotel) who generally are assigned to individual hotels and who focus their sales efforts primarily on the local businesses and organizations surrounding each hotel. The Company motivates its sales force with an aggressive incentive based compensation structure that ties compensation to hotel performance at all levels of the hotel sales and management structure.

     In 1995, the Company's direct sales program accounted for over 60% of room revenues at Wyndham brand hotels. The direct sales efforts at Wyndham Hotels focus primarily on group business. The direct sales efforts at Wyndham Garden Hotels focus primarily on the market within a three-to-five mile radius of the hotel because the Company has determined through market research that most of its guests do business within this area. The Company's local sales programs include direct solicitation of local businesses, special programs, such as its Wyn Club program, which provides certain incentives for repeat bookings at Wyndham brand hotels, participation in local and regional trade shows, and local promotional and advertising campaigns.

  National Sales Efforts

     The Company's national sales program, which is split into a national group sales force and a national negotiated rate team, is designed to "push" revenues into Wyndham Hotels on a chain-wide basis. The national group sales force consists of 15 national account managers assigned to four national sales offices located in New York City, Washington, D.C., Chicago and Los Angeles. The purpose of this sales force is to develop national group and association business primarily for Wyndham Hotels and Wyndham Resorts. The national sales team consists of five national account managers and focuses on identifying, obtaining and maintaining major corporate accounts whose employees do business across the nation. The Company has developed its corporate clientele by offering special rate programs applicable to all Wyndham brand hotels. The Company currently has national rate programs with approximately 400 different companies as well as the nation's top 20 travel agencies.

  Wyndham Service Programs

     Wyndham's service signature, "The Right Way -- The Wyndham Way," characterizes Wyndham's entire approach to doing business and embodies Wyndham's commitment to designing and implementing the innovative practices and programs required to be a successful hotel operating company. The Right Way -- The Wyndham Way also embodies the Company's focus on understanding and providing the guest services and amenities that are most important to its core customers. Wyndham conducts frequent guest surveys and personal interviews in an effort to identify the services and amenities valued by upscale business travelers and responds with various programs designed to meet or exceed such travelers' expectations. For example, Wyndham has established a unique training program for its hotel personnel, entitled "ACE" (Attentive, Courteous, Efficient), which stresses the importance of a great service attitude at its hotels. Wyndham recognizes that beyond training its personnel to provide the standard services required by its discerning guests, it is necessary to cater to special guest needs, and, accordingly, Wyndham provides its employees with the authority to address guest complaints and requests on the spot.

     Through its business traveler research, Wyndham also seeks to identify those guest room amenities that most affect the purchase decision of its customers. For example, in response to frequent business traveler surveys, Wyndham was the first upscale hotel chain to provide a coffee maker and complimentary coffee or tea in every domestic Wyndham brand hotel room. Wyndham also has added larger desks, extra long phone cords, high wattage light bulbs for reading, real hook hangers, comfortable pillows and a shower massager as standard features of each room. To accommodate the desire of its business customers to be able to obtain quickly a healthful breakfast or lunch, Wyndham implemented a breakfast bar and a luncheon pasta bar at all Wyndham Garden Hotels and most Wyndham Hotels, which is designed to provide delicious meals efficiently at a value price. Wyndham also has implemented similar guest room amenities and quality standards in all Wyndham brand hotels. Wyndham believes that its commitment to providing an outstanding guest experience throughout its hotel system has contributed greatly to the development and clarity of the Wyndham brand while earning strong loyalty from its core customers, upscale business travelers and business groups. For example, according to written guest surveys conducted by Wyndham at its hotels in 1995, 91% of Wyndham guests surveyed rated the overall quality of Wyndham hotel products and services good or excellent, and 94% of the guests surveyed indicated that they would return to that Wyndham hotel on their next trip to the same city.

  Guest Rewards and Other Programs

     The Company participates in both the American Airlines AAdvantage program, the largest airline mileage program, and the Midwest Express frequent flier program. These programs provide the Company with ongoing promotional access to over 28 million members and enable the Company to target frequent business travelers and increase name recognition. Through an alliance with American Airlines and Avis Rent-A-Car, Wyndham developed its popular "Triple Upgrade"(TM) program, which provides American Airlines AAdvantage members that are Wyndham guests with an airline upgrade, a room upgrade and a rental car upgrade, plus up to 1,500 AAdvantage miles. The rewards are given at checkout and are provided for each stay at any Wyndham hotel for guests that pay a regular or corporate room rate. Wyndham designed the program to provide guests with meaningful rewards for each hotel visit. Wyndham's Triple Upgrade program is currently in effect during six months of each calendar year.

     Wyndham developed the first "Rate Integrity Guarantee" program in the hotel industry, which is a corporate travel program designed to ensure that corporate travel planners and travel agents receive the lowest available Wyndham room rates for their individual business travelers. The program enables travel planners and agents to obtain each rate in every category for Wyndham brand hotels through the major airline reservation systems and provides a complimentary night stay if a better rate was available. The Company also runs other promotional programs periodically for individual business travelers, weekend leisure customers and resort customers. In addition to providing incentives for its guests to select Wyndham, the Company believes that its promotional programs increase national recognition of the Wyndham brand.

  Advertising

     Wyndham's national advertisements, which have been featured on CNN, CNN "Headline News," ESPN and in major inflight magazines, primarily target the upscale business customer and are designed to enhance the consumer's awareness of Wyndham as an upscale, full service, national hotel chain. These advertisements promote "The Right Way -- The Wyndham Way" and emphasize attitude, comfort and location. The Company also promotes its services, programs and individual hotel locations in the major hotel reference directories used by travel and meeting planners, and in major trade magazines and major metropolitan newspapers.

  Central Reservations System

     In 1995, over 35% of all Wyndham brand hotel room revenues were booked through Wyndham's central reservations system. The Company uses a single central reservation number (800-WYNDHAM) for all Wyndham brand hotels, which is accessible to customers throughout the United States and Canada. The reservation system provides Wyndham's reservation agents with information about hotel locations, available rooms and rates in order to assist customers in booking rooms. In addition, the Company uses special marketing programs in conjunction with its central reservations system in order to target the individual upscale business traveler, who the Company believes is strongly influenced by brand recognition and preference.

     In 1995, approximately 50% of all Wyndham reservations made through its central reservations system were received electronically by means of airline reservation systems. In 1994, the last year for which comparative industry information is available, according to an industry report in which the Company participated, the Company's percentage of automated reservations was among the highest in the industry. The Company believes that its volume of electronic reservations reflects the Company's commitment to investing in technology in order to create cost-effective, efficient operations.

     ISIS 2000, a limited partnership currently owned by Crow Family Members and the Senior Executive Officers, is developing an integrated real time central reservations and property management system (the "Central Reservations System") designed to handle all of the Company's central reservations and hotel property management requirements. ISIS 2000 will provide such central reservations and hotel property

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

management services to Wyndham and Wyndham brand hotels pursuant to a five-year service contract (which services will be provided to Wyndham on an exclusive basis for a two-year period). The services will be provided for a fee comprised of an initial link-up charge plus a per reservation fee and a per hotel charge for the property management system. In addition, the Company expects that it will guarantee operating leases on behalf of ISIS 2000 in the approximate amount of $3.5 million. The Company may in the future invest in ISIS 2000. The Company must obtain the consent of the lenders under the Revolving Credit Facility prior to entering into certain arrangements relating to ISIS 2000. See "Certain Relationships and Transactions" and "Risk Factors -- Conflicts of
Interest -- Future Dealings with Affiliates of the Company."

     The Central Reservations System will include, among other enhancements, complete connectivity with all Wyndham brand hotels, a single data base for all hotel information, a direct interface with airlines and real time/last available room inventory. Wyndham believes that the new system will improve substantially the Company's ability to manage the yield from its room inventory. In addition, the Company believes the new system will significantly enhance the Company's direct marketing, guest recognition and revenue forecasting capabilities, as well as its ability to monitor its corporate rate programs. The Central Reservations System also will provide point of sale information for all Wyndham brand hotels. The Company expects to begin implementation of the Central Reservations System during the third quarter of 1996.

     Wyndham also participates in all four of the major airline reservation systems, "SABRE," "APOLLO," "WORLDSPAN" and "SYSTEM ONE." These airline reservation systems have an aggregate of approximately 190,000 computer terminals on line at approximately 41,000 locations, allowing travel agents to book Wyndham hotel reservations when guests are making other travel arrangements.

HOTEL OPERATIONS

     Wyndham's corporate management structure and centralized support services are designed to permit the Company to control operations and costs, as well as allocate departmental expertise efficiently among operating divisions. The Company's organizational structure emphasizes direct accountability through vertical integration in order to maintain Wyndham's high standards for guest services and hotel operations throughout its hotel system. The Company has established certain uniform productivity standards and skill requirements for hotel employees, which the Company believes increase operating efficiencies by enhancing the Company's ability to measure performance and interchange certain employees within the hotel system.

     Hotel Management. Each Wyndham brand hotel is managed by a general manager and supported by a regional and corporate management organization. The size of each management team and its hourly staff varies, depending on the type of hotel, its size and its business volume.

     General Managers; Hotel Management Personnel. Wyndham's general managers have an average of over 17 years of experience in the lodging industry, and over 70% of these managers have been promoted from an existing position within the Company. Each general manager is responsible for supervising the day-to-day operations of a single hotel. Because of the Company's emphasis on taking an owner's approach to the hotel business, each general manager also has been specially trained to understand the financial side of hotel operations, including cash flow, gross operating margins, debt service and return on investment. Each general manager can receive up to 75% of his or her base salary in the form of cash bonuses and equity participation based largely on the financial performance and quality of hotel operations at the hotel he or she manages. The Company believes that by emphasizing financial accountability and performance-based compensation at the general manager level, it is able to achieve the appropriate balance between providing high quality guest services and strong returns, to both the Company and owners of managed hotels. Each Wyndham Hotel and Wyndham Resort is run by an executive committee that oversees a management team of approximately 16 managers. The executive committees typically consist of a general manager, a director of sales and marketing, a controller, a director of food and beverage operations, a director of rooms operations, a human resources director and a director of engineering. A typical Wyndham Garden Hotel management committee consists of a general manager, a director of sales, two sales managers, a guest services manager, a food and beverage manager, a catering manager, a food production manager and a housekeeping manager.

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

     Regional Operations. Wyndham's general managers report directly to a regional director of operations, who, in turn, reports to one of five vice presidents of operations. These vice presidents of operations report to the president of either the Wyndham Hotel and Resort Division or the Wyndham Garden Division. The two operating division presidents have an average of 25 years experience in the lodging industry and an average of 6 years of experience in their current positions with the Company, and the five vice presidents of operations have an average of 23 years experience in the lodging industry and an average of 7 years of experience with the Company. The regional management teams provide management support and direction to the general managers and their staff, coordinate communications between the properties and the Company's centralized corporate departments and assist in establishing and administering corporate policies, procedures and standards.

     Centralized Corporate Services. The Company's hotel operations are divided into two operating divisions, consisting of a Wyndham Hotel and Resort Division and a Wyndham Garden Division. Each operating division has its own president, who reports to the Company's Chief Executive Officer. The Company believes that it has highly qualified, experienced executives in each of its key senior management positions. The Senior Executive Officers, who have an average of 7 years with the Company and approximately 14 years in the lodging industry, have worked together to successfully operate, manage and develop the Company's hotels in various phases of the industry cycle. The Company also has a centralized corporate staff located in Dallas, Texas, which provides a variety of managerial and support services to both hotel divisions. The Company believes that the experience of its corporate management team enables it to provide strong, central leadership in all areas of operations, including marketing, development, design and construction, purchasing, finance, accounting, legal and human resources. The Company believes that the quality and experience of management are important components of its ability to provide consistently strong financial results to owners and outstanding service to hotel guests. In addition to the foregoing areas of operations, the Company's centralized corporate staff provides technical assistance and training to each hotel's employees for administrative operations, room and guest services, reservations, maintenance and engineering, retail services, and human resources and benefits.

     Recruiting and Training. The Company is strongly committed to developing and promoting its management personnel from within the Wyndham system. Wyndham believes that it has developed one of the largest and most visible college recruiting programs in the industry. Over the past five years, the Company has hired over 400 new college graduates through its on-campus recruiting program at 15 universities with four-year hotel management programs. The Company believes that is has been quite successful at recruiting top college graduates and providing them with outstanding training and experience. The Company will continue to emphasize college recruiting as an important source of management talent. In 1995, the Company recruited 90 new college graduates. New campus recruits receive up to 12 months training and are then generally assigned to the sales or operations departments at a Wyndham operated hotel.

     The Company has developed a Managers in Development program that trains over 150 participants each year and contains ten separate training modules. The Company also provides formal training programs for general managers and sales personnel. Wyndham believes that by creating meaningful, measurable goals for each key position within the Company, it is able to track individual performance, reward productivity and assist in developing the careers of its personnel. Wyndham believes that this approach has contributed significantly to high labor productivity and employee retention, as evidenced by the fact that 70% of the Company's existing general managers were promoted from within the Company.

MANAGEMENT CONTRACTS

     Wyndham operates 47 hotels for third parties pursuant to management contracts under which it is responsible for the day-to-day operations of the hotels. These operations include managing hotel accommodations, meeting rooms and food and beverage services as well as hiring and training each hotel's staff, planning and providing sales and marketing services, purchasing operating supplies, inventories and furniture, fixtures and equipment, providing routine repairs and maintenance and performing hotel accounting functions, including the preparation of monthly financial statements and budgeting.

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

     The hotel owner generally is responsible for all costs and expenses incurred in connection with operating the hotel, including reimbursing the Company for the expenses associated with salaries and benefits of all hotel employees. The hotel owner also generally is required to contribute an amount equal to a specified percentage of gross revenues to a reserve fund on a monthly basis to fund replacement and substitution of furniture, fixtures and equipment and the costs of certain non-routine repairs and maintenance. Under certain management contracts, Wyndham has agreed to make loans for the benefit of the hotel to cover shortfalls in operating cash flow and also has agreed under certain management contracts to make loans or capital contributions for hotel renovations, conversion costs and other purposes.

     Under nearly all management contracts, the hotel owner has agreed to indemnify the Company against liabilities arising from the management and operation of the hotel, typically including environmental and general tort liabilities. These indemnities generally exclude various degrees of negligent conduct by the Company as well as the Company's willful misconduct or willful violation of legal requirements. Under most management contracts, the Company generally has agreed to indemnify the hotel owner against liabilities caused by the Company's negligence, willful misconduct, willful violation of legal requirements or breach of the management contract. A few management contracts, however, give broader protection to the hotel owner with regard to liabilities arising from the operation of the hotel, and one management contract provides protection to the hotel owner from claims that the hotel owner is the employer of certain hotel employees when the management contract provides otherwise.


     As compensation for its management services, Wyndham receives a base management fee under each management contract. Wyndham also may receive an incentive fee, as well as a trade name fee, for hotels operated under the Wyndham brand name. The average base management fee for the Company's management contracts is in excess of 3% of gross revenues from hotel operations, and the average trade name fee is in excess of 1% of gross room revenues. The average base management fee for the Company's management contracts entered into after January 1, 1994 is in excess of 3% of gross revenues from hotel operations, and the average trade name fee is in excess of 1.6% of gross room revenues. The Company believes that the increase in trade name fees since January 1, 1994 generally reflects increased recognition in the past two years of the Wyndham brand name and the Company's operating capabilities. The actual percentage of base fees and trade name fees for any given contract may vary from these averages depending on the size and location of a particular hotel, the market in which it competes and other factors. The Company also receives an incentive management fee under most management contracts. The calculation of incentive management fees varies from management contract to contract, but is generally based on a percentage of a hotel's operating profit or the amount by which the hotel's operating profit exceeds specified performance targets.


     In addition to property-specific marketing and promotional services that Wyndham provides at the hotel owner's expense for each hotel that it operates, Wyndham also provides marketing services to Wyndham brand hotels consisting of chain-wide and/or division level marketing programs, research services, advertising and public relations efforts. The costs of these marketing services are paid by the hotel owners pursuant to a marketing contribution made to Wyndham in an amount generally equal to a specified percentage of gross room revenues. In addition to marketing services, owners of Wyndham brand hotels receive group and/or individual traveler sales services provided by Wyndham's national and/or local sales offices. The cost of national sales and marketing services generally are allocated among all hotels for which the services are provided. The cost of local sales services generally are allocated directly to each individual hotel. Wyndham also provides centralized reservations services to Wyndham brand hotels, with the costs being allocated to each hotel generally based on reservations made at that hotel. For Wyndham Garden Hotels and smaller Wyndham Hotels, Wyndham also typically provides off-site accounting services at the hotel owner's expense.

     In addition to the services described above that are provided pursuant to management contracts, Wyndham also makes available to hotel owners design, construction, purchasing and technical services for an additional fee. These services generally are provided pursuant to separate technical services management contracts and purchasing agreements.

     The terms of Wyndham's management contracts vary from hotel to hotel. The terms of the management contracts for the 43 Wyndham brand hotels managed by the Company generally range between 10 and

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

20 years. The terms for the non-Wyndham brand hotels range from one month to fifteen years. At April 15, 1996, the average remaining term for Wyndham brand hotel management contracts was 13.6 years (including renewals that the Company may elect to exercise). Each management agreement is subject to early termination in connection with a default by either party. In addition, the management contracts generally are subject to termination by the hotel owner for Wyndham's failure to achieve certain performance standards, in connection with the owner's sale of the hotel to a third party, upon the owner's default on indebtedness encumbering the property and/or upon a foreclosure of the property. Other grounds for termination include the hotel owner's election to close the hotel and certain business combinations involving the Company in which the Wyndham name or its current management team does not survive. In the event a management contract is terminated for certain reasons, most management contracts require the owner to pay a termination fee that is generally based upon a multiple of the average monthly management fees under the contract depending on the remaining term of the contract, hotel performance and other factors.

     A majority of the management contracts include a provision restricting the Company from managing, operating or investing in other hotels within a competitive geographical region, usually within a five mile radius of the hotel subject to the management contract. While some of these non-competition clauses restrict the Company's involvement in any hotel within the covered region, many of the clauses limit competition only with respect to hotels similar to the hotel subject to the restriction.


     Pursuant to the terms of the management contracts relating to the Wyndham Sugar Bay Resort and the Sheraton Valley Forge, the Company has been notified that the owners of such hotels have elected to terminate such contracts effective in June 1996 and on May 31, 1996, respectively, as a result of the sale of such hotels by such owners.


LONG-TERM HOTEL LEASES


     Following the Offering, the Company will lease and operate 12 hotels. See "The Formation and the Financing Plan." GHALP has historically owned 11 Wyndham Garden Hotels (the "GHALP Properties"). A 30% interest in GHALP was owned by a partnership owned by certain Crow Family Members and the Senior Executive Officers, and the remaining 70% was held by an unaffiliated third party. On May 2, 1996, Crow Family Members and the Senior Executive Officers acquired the remaining 70% ownership interest from the third party for a purchase price of approximately $29.5 million. The $29.5 million purchase price was funded from the proceeds of the sale of the GHALP Properties to HPT, a publicly traded REIT, for $135.3 million, which properties were leased back pursuant to one or more long-term leases (the "GHALP Lease") to GHALP II, the ownership of which mirrors the ownership of GHALP. See "Pro Form Combined Financial Data." As part of the Formation, the Company will succeed to GHALP II's leasehold interest in the GHALP Lease and continue to manage the hotels. The Company also will succeed to GHALP II's interest in $13.6 million of the purchase price that was deferred to secure HPT's rights under the GHALP Lease (the "Retained Fund"). The initial term of the GHALP Lease is approximately 17 years with renewals for four consecutive 12 year terms exercisable at the Company's option for all, but not less than all, 11 hotels. While HPT has retained the right to sell one or more of these leased hotels to third parties (subject to the GHALP Lease), the Company has a right of first refusal to acquire such property, which terms are set forth in the GHALP Lease.



     Rental payments under the GHALP Lease consist of minimum rent (the "Minimum Rent"), payable monthly, and, commencing January 1997, additional rent (the "Additional Rent"), which is based upon growth in revenues at the leased hotels. The Minimum Rent for all of the leased hotels is $1,133,334 per month. The Additional Rent will be equal to 8% of the amount, if any, by which the consolidated total hotel sales (as defined in the GHALP Lease) for the 11 leased hotels for the then current year to date exceeds the consolidated total hotel sales for the corresponding period in 1996. The GHALP Lease allows the Company to retain all of the benefit from any increase in operating income from these properties during the term of the GHALP Lease, subject to the payment of Additional Rent. All management fees due to the Company from these hotels are subordinated to rent due to HPT.


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


     The GHALP Lease is a triple net lease that will require the Company to maintain the leased hotels in good condition and repair and in conformity with all applicable legal requirements and to make or cause to be made all items of maintenance, repair, replacement and alteration to the leased hotels as necessary for such purposes. The Company has established a reserve account (the "FF&E Reserve") and, throughout the lease term, the Company must add to the FF&E Reserve at the end of each month an amount equal to 5% of total hotel sales during such month to be used for maintenance, repair, replacements and alterations that are proposed by the Company and approved by HPT. Under certain circumstances, HPT may be required to fund major repairs, in which event the Minimum Rent will be increased by at least 10% of the amount funded. In addition, the Company will be required to pay substantially all expenses associated with the operation of the leased hotels, including all ground rent, if applicable, real estate taxes and insurance. All personal property (except motor vehicles and liquor licenses and permits) owned by the Company and used in connection with the operation of the leased hotels, including personal property purchased with funds from the FF&E Reserve, will be pledged to HPT to secure the Company's obligations under the GHALP Lease. At the termination of the GHALP Lease, any funds remaining in the FF&E Reserve and property purchased with funds from the FF&E Reserve will be paid and title delivered to HPT as additional charges. In addition, HPT has the option to purchase any personal property of the Company located at, or used in connection with, the leased hotels at its then net market value.



     The Company's interest in the Retained Fund will be subject to offset if the Company fails to perform its obligations under the GHALP Lease. The Retained Fund, which will earn no interest on the Company's behalf, will be paid upon the end of the GHALP Lease term provided that the Company has not defaulted under the GHALP Lease. In addition, the Company has pledged to HPT a security interest that will be subordinate to that of the lenders under the Revolving Credit Facility of all of the capital stock of its subsidiary that is the lessee under the GHALP Lease to secure the obligations under the GHALP Lease.


     Under the GHALP Lease, the Company has agreed to indemnify HPT, the hotel mortgagees and their agents and assigns against costs resulting from the presence during the lease term of any hazardous substances in, upon or under the soil or groundwater of the leased property or any properties surrounding the leased property in violation of any law or regulation, provided that the costs arise due to the failure by the Company to perform or comply in accordance with all laws and orders applicable to the storage, use, maintenance, spillage, disposition or transfer of hazardous substances or certain lease provisions requiring notice of environmental-related events and activities to be given to HPT, except to the extent such costs arise from the acts or omissions of HPT or any other indemnified party or during any period that HPT is in possession of the leased property. The Company also has agreed to indemnify HPT against liabilities due to the Company's failure to perform or comply with the lease agreement, any claims relating to the use, misuse or condition of the property caused by the Company, the imposition of any taxes or assessments, or claims arising from accidents, death or personal injury occurring at the leased premises. HPT may terminate the lease upon an event of default, which includes: the failure to pay rent; failure to maintain required insurance; an uncured default by the Company of any of the terms of the lease agreement; an uncured default under any of the leases constituting the GHALP Lease, the management contracts relating to the properties and certain other related documents; the loss of any material license or permit; any false or misleading material representation or warranty made by the Company contained in the GHALP Lease or certain other related documents; the Company not paying debts as they become due or making a general assignment for the benefit of creditors; filings under any federal or state bankruptcy or insolvency laws with respect to the Company; levy upon or attachment of the Company's interest in the leased property; or the tenant under the GHALP Lease at any time ceasing to be a wholly owned direct or indirect subsidiary of the Company. HPT may cancel the Company's management agreements related to these hotels in the event the GHALP Lease is in default. Upon a termination due to an event of default, the Company is liable for the rental payments that would have been payable for the remainder of the unexpired term. If HPT re-lets the properties, however, the Company is liable for only the difference between the proceeds from re-letting and proceeds that would have been payable had the GHALP Lease remained in effect for the duration of the term. In addition to damages that HPT may receive pursuant to the preceding sentence as a result of the Company's default, HPT may elect to require the Company to pay as final liquidated damages the amount of the excess of the lease payments that would have

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

been payable from the date of termination through the unexpired term over the fair rental value of the properties for the same period.


     Under the purchase contract relating to the sale of the GHALP Properties to HPT, GHALP undertook to indemnify HPT against any liabilities arising out of GHALP's actions in connection with the ownership or operation of the GHALP Properties and any third party claims in connection with such properties occurring prior to the consummation of the sale. In addition, HPT undertook to indemnify GHALP against any liabilities arising out of HPT's actions in connection with the ownership or operation of the GHALP Properties and any third party claims in connection with such properties occurring after the sale. In connection with the Formation, the Company will assume GHALP's rights and obligations under the purchase contract. The Company also will assume the representations and warranties made by GHALP under the purchase contract, including that, to GHALP's knowledge, at the time of the agreement: no undisclosed conditions, agreements, litigation or environmental liabilities existed that would materially and adversely affect the properties or result in the imposition of a lien upon any of the GHALP Properties; no taxes were delinquent; the properties had access to sufficient utilities and services; the properties and the use and operation thereof did not violate any material law; all material licenses and permits necessary to the operation of the GHALP Properties were in effect; and the copies of the ground leases delivered to HPT were true, valid and not in default. Liability with respect to the representations and warranties will survive for one year period following the closing of the sale.


     The GHALP Lease restricts the Company from owning, building, franchising, managing or operating any Wyndham Garden Hotel within a designated area surrounding each respective GHALP Property during the lease term. Hotel products other than Wyndham Garden Hotels are expressly excluded from this restriction.

     The remaining leased hotel is leased to the Company from an unaffiliated third party pursuant to a capitalized lease with a remaining term of 22 years. The lease requires payment of base rent of $2,300,000 per year plus contingent rent through 1999 of 20% of the amount net operating income before management fees exceeds base rent plus the management fee and thereafter, 50% of such amount.

FRANCHISING PROGRAM

     The Company currently has three franchised Wyndham hotels operated by third parties. See "-- The Company's Hotels." These franchises were each granted to take advantage of a unique opportunity to extend the Wyndham brand name into an attractive market.

     The Company is in the process of developing a comprehensive franchise program that it expects to complete in advance of the next hotel construction cycle in the upscale full service segment of the lodging industry, which the Company believes is a few years away. The Company anticipates that at such time, it will be in a position to pursue selective franchise opportunities given appropriate market conditions. The Company believes that newly constructed hotel properties present the most attractive franchising opportunities because the Company can control the quality and appearance of the hotel property through up-front construction and performance criteria. By imposing standard design requirements, the Company is able to influence strongly the guest experience, which is crucial to maintaining the quality and identity of a Wyndham brand hotel. The Company expects that its franchise program also would emphasize strong control over hotel operations, as well as marketing and advertising, in order to ensure that franchised hotels achieve the same high standards as Wyndham brand hotels managed by the Company.


     The Company is aware that the owners (or their affiliates) of two of the Company's franchised hotels (Wyndham Austin and Wyndham San Antonio) have acquired the Omni Hotel Company. The franchise agreements for the Wyndham Austin and the Wyndham San Antonio are terminable upon 30 days written notice. While the Company has not received written notice of termination, there can be no assurance that such franchise agreements will not be terminated.


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

COMPETITION

     The lodging industry is highly competitive. Wyndham competes in the upscale segment of the lodging industry. The Company's hotels compete with other national limited and full service hotel companies, as well as with various regional and local hotels. Some of the larger hotel chains with which the Company competes include Marriott, Sheraton, Hyatt, Hilton and Embassy Suites. A number of the Company's competitors are larger, operate more hotels and have substantially greater financial and other resources than the Company. In addition, some of the Company's competitors operate hotel properties that have locations superior to those of the Company's hotels. Competitive factors in the lodging industry include room rates, quality of accommodations, name recognition, service levels and convenience of location. There can be no assurance that demographic, geographic or other changes in markets in which the Company's hotels are located will not adversely affect the convenience or desirability of certain of the Company's hotels. Furthermore, there can be no assurance that new or existing competitors will not significantly lower rates or offer greater conveniences, services or amenities or significantly expand or improve facilities in a market in which the Company's hotels compete, thereby adversely affecting the Company's results of operations. See "Risk
Factors -- Competition in the Lodging Industry."

     The Company also competes for management contract, acquisition, development, lease, franchise and other expansion opportunities. The Company competes for these expansion opportunities with national and regional hotel companies, some of which have greater financial and other resources than the Company. Competitive factors for expansion opportunities include relationships with hotel owners and investors, the availability of capital, financial performance, management fees, lease payments, brand name recognition, marketing support, reservation system capacity, and the willingness to provide funds in connection with new management and lease arrangements. The Company's failure to compete successfully for expansion opportunities or to attract and maintain relationships with hotel owners and investors could adversely affect the Company's results of operations. See "Risk Factors -- Risks Associated with Expansion -- Competition for Expansion Opportunities."

EMPLOYEES


     At December 31, 1995, Wyndham had approximately 190 employees at the corporate level and approximately 11,210 employees (including part-time and seasonal employees) at hotel properties managed by the Company.


     Employees at five of the Company's managed hotels currently are represented by a labor union. Management believes its ongoing labor relations to be good. The collective bargaining agreement with employees at the Wyndham Kingston Hotel expired in July 1995, and the Company is currently negotiating to extend that agreement. The collective bargaining agreement with hotel employees at the Wyndham Aruba Beach Resort and Casino expires in May 1996, and the Company is beginning negotiations to extend the agreement.

TRADEMARKS

     The service marks "Wyndham" and "Wyndham Garden" are material to the Company's business. The Company has filed an application with the United States Patent and Trademark Office (the "USPTO") for registration of each of the Wyndham service marks. The Company also has filed an application with the USPTO for registration of the Wyndham "W" logo, the "The Right Way. The Wyndham Way" slogan, the Company's 800-WYNDHAM reservation number and certain other marks as service marks. In addition, the Company has registered "Wyndham Garden" and "Triple Upgrade" as service marks with the USPTO. The Company also claims common law service mark rights in the foregoing marks as well as certain other marks. The Company has registered "Wyndham" and "Wyndham Garden" as service marks in various states and "Wyndham" and "Wyndham Garden" as service marks in Puerto Rico and various foreign countries.

     The Company's application to register "Wyndham" also claims exclusive use of this mark with the exception of two areas in which the Company is aware of prior uses of the "Wyndham" mark by hotel operators that have no existing or historical relationship with the Company. One of these hotels is located in Ambler, Pennsylvania, and the other is located in Manhattan (the "Mados Wyndham Hotel"). The Company has not used the Wyndham name in connection with the operation of a Wyndham hotel in either of these areas.

     In June 1992, the managers and lessees of the Mados Wyndham Hotel, John and Suzanne Mados (the "Madoses"), registered the name "Wyndham Hotel" with the New York Secretary of State pursuant to a New York State statute which provides that the owner or operator of a hotel in the State of New York may register the name of a hotel and such registration grants the exclusive right to use the name in the State of New York. No reported cases to date indicate how New York courts will interpret the scope of the rights created by the New York statute, and, therefore, it is not currently known whether the Madoses' registration pursuant to the statute could prevent the Company from operating a Wyndham brand hotel anywhere in the State of New York.

     In February 1993 and June 1995, respectively, the current owners of the Mados Wyndham Hotel, Yassky-Wyndham Partnership ("Yassky"), filed Notices of Opposition to the Company's applications with the USPTO for registration of "Wyndham" and "Wyndham Garden," as service marks, claiming prior use of the "Wyndham" mark and requesting that Wyndham's registrations be denied. The Company subsequently entered into a settlement agreement with Yassky pursuant to which Yassky assigned to the Company all of its rights in the "Wyndham" mark throughout the world with the exception of 11 New York State counties surrounding the Mados Wyndham Hotel, including New York County. In addition, Yassky withdrew its Notices of Opposition to the Company's federal applications for registration of the "Wyndham" and "Wyndham Garden" marks. Pursuant to the settlement agreement, the Company must pay a royalty to Yassky if it undertakes the operation of a Wyndham brand hotel in any of the 11 counties identified in the agreement.

     In June 1995, the Madoses filed a late Notice of Opposition to the Company's application for federal registration of the "Wyndham" mark, also claiming prior use of the "Wyndham" mark and requesting that Wyndham's registration be denied. There has been no determination as to whether the Trademark Trial and Appeal Board will accept the untimely Notice of Opposition, and, if accepted, what the resulting impact would be on the Company's application for registration.

     The Company does not believe that the Madoses' federal and common law rights to use the Wyndham name will prevent the Company's application for registration of exclusive use of the "Wyndham" mark throughout the country with the exception of the area surrounding the Mados Wyndham Hotel. In addition, because of national recognition of the Wyndham name as a result of the Company's operations, the Company believes that it has substantial common law rights to the "Wyndham" marks in many areas throughout the country. It is likely, however, that the Madoses' prior operation of the Mados Wyndham Hotel will prevent the Company from operating Wyndham brand hotels or advertising the Wyndham brand name in connection with the operation of a Wyndham brand hotel within a geographic area within the borough of Manhattan or possibly within a 50 mile radius of the Mados Wyndham Hotel. For further information relating to disputes involving the "Wyndham" mark, see "-- Legal Proceedings" below.

LEGAL PROCEEDINGS

     On June 29, 1992, the Madoses, who lease and manage the Mados Wyndham Hotel, filed a lawsuit in the New York Supreme Court, County of New York, against Wyndham Hotel Company, Wyndham Hotel Company, Ltd., Wyndham Hotel Management Corporation d/b/a Wyndham Hotels & Resorts (referred to herein as "Old Wyndham") and Yassky. The lawsuit seeks a declaratory judgment that, based on their prior use of the Wyndham name, the Madoses possess the exclusive right to use the Wyndham name and mark in connection with the operation of a hotel in New York City or within a 50 mile radius thereof. Old Wyndham acknowledges that use of the Wyndham name in connection with the operation of the Mados Wyndham Hotel has created certain service mark rights in a geographic area within the borough of Manhattan, but denies the Madoses' claim to exclusive use of the Wyndham name within a 50 mile radius of the Mados Wyndham Hotel. The suit also seeks an injunction enjoining Old Wyndham from using the "Wyndham" mark in connection with the advertisement, promotion, management or operation of a hotel in New York City or within a 50 mile radius thereof.

     On January 29, 1996, the court issued a temporary restraining order, which, as modified in a subsequent opinion, prohibits the Company from operating a Wyndham brand hotel or advertising the Wyndham name in connection with the operation of a Wyndham brand hotel in the borough of Manhattan or within a 50 mile radius (within the State of New York) of the Mados Wyndham Hotel pending the outcome of the lawsuit. The court also granted Old Wyndham's motion for an accelerated trial date.


     It is possible that the Company could be named as a defendant in this litigation or that additional proceedings could be instituted against the Company. An adverse decision in the litigation could prevent the Company from operating Wyndham brand hotels or advertising the Wyndham name in connection with the operation of a Wyndham brand hotel within a geographic area within the borough of Manhattan or possibly within a 50 mile radius of the Mados Wyndham Hotel. In addition, an adverse decision in the litigation or a delay in the resolution of the lawsuit beyond the anticipated Fall 1996 opening date for the Company's La Guardia hotel would require the Company to open such hotel under a brand name other than Wyndham or Wyndham Garden. It is management's opinion, based on legal counsel, that the losses resulting from the ultimate resolution of the aforementioned claim are not estimable. For further information relating to disputes involving the "Wyndham" mark, see "-- Trademarks" above.


     The Tampa Region of the Florida Department of Revenue (the "FDR") has asserted that the Company may be liable for sales and use tax as a result of the Company's management of the Wyndham Harbour Island Hotel ("Harbour Island") in Tampa, Florida. The FDR recently performed an audit of Harbour Island covering the period from August 1990 through June 1995. On the basis of the audit, the FDR made a determination that the Company owed approximately $1 million (including penalties and interest) in taxes for such period. The Company believes that it has meritorious defenses with respect to the amount claimed by the FDR and is providing information with respect to the FDR's assertion for the audit period. The owners of Harbour Island have agreed to indemnify the Company with respect to any additional sales and use tax paid by the Company for the audit period. The Company does not believe that the outcome of this matter will have a material adverse effect on its financial condition. See Note 13 to the Company's Combined Financial Statements.

     On February 29, 1996, CHMC, certain predecessors in interest to the Company and certain Crow Family Members were served with a complaint filed on November 22, 1995, by Allen-Williams V.I., Inc. ("Allen-Williams") in the District Court of the Virgin Islands, Division of St. Croix. The claim involves collection on a $1.0 million promissory note issued by a predecessor in interest to CHMC (the "Promissory Note") and relates to earlier litigation between Allen-Williams and CHMC. Allen-Williams alleges that a transfer of certain management contracts by CHMC to the Old Management Company was a fraudulent conveyance that rendered CHMC insolvent or unable to pay its liabilities under the Promissory Note and that CHMC and the other named defendants engaged in certain misrepresentations, including those resulting in certain violations of the Racketeer Influenced and Corrupt Organizations Act ("RICO"). Allen-Williams seeks to set aside the alleged fraudulent conveyance to the extent necessary to pay the indebtedness owed by CHMC, plus damages (including punitive and treble damages). Liability for payment of the Promissory Note was not transferred to or assumed by predecessors to the Company. CHMC has agreed to indemnify the Company's predecessors (and hence the Company) with respect to this litigation. The Company does not believe that the outcome of this matter will have a material adverse effect on its financial condition.

     In addition to the above proceedings, the Company is involved in various lawsuits arising in the normal course of business. The Company believes that the ultimate outcome of such lawsuits and proceedings will not, individually or in the aggregate, have a material adverse effect on the results of operations or financial condition of the Company; however, there can be no assurance that this will be the case.

INSURANCE

     Each of the Company's hotels is covered by comprehensive insurance policies, including liability, fire and extended coverage and, where applicable, flood and earthquake coverage. The Company believes that such coverage is of the type and amount customarily obtained by hotel owners. In addition, the Company has the types of insurance coverage, including comprehensive general liability and excess umbrella liability insurance, that it believes are appropriate for a company in the hotel management business. Subject to the requirements of any management contracts and the Revolving Credit Agreement to maintain certain levels of insurance, the Board of Directors will use its discretion in determining the amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the Company's hotel properties at a reasonable cost and on suitable terms. This might result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of a damaged property.

     The Company operates seven Wyndham brand hotel properties (six managed and one leased) in the Los Angeles, California area that are currently insured against earthquake damage under an insurance policy maintained by the Company. The Company has been advised by its insurance underwriters, however, that if the Company were to add an additional hotel in the Los Angeles area, it is possible that the Company would not be able to obtain earthquake insurance for such hotel under the Company's current policy. In such event, the Company would seek to obtain separate earthquake coverage for the additional hotel, which may not be economically feasible.

ENVIRONMENTAL MATTERS

     Under various federal, state, local and foreign environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous or toxic substances. The presence of contamination from hazardous or toxic substances, or the failure to remediate such contaminated property properly, may adversely affect the owner's ability to sell or rent such real property or to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the cost of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. The operation and removal of certain underground storage tanks also are regulated by federal and state laws. In connection with the ownership and operation of its hotel properties, including properties owned, as well as leased, managed, or franchised by the Company, the Company could be held liable for the cost of remedial action with respect to such regulated substances and storage tanks and claims related thereto. In addition to clean-up actions brought by federal, state and local agencies, the presence of hazardous or toxic substances on a hotel property also could result in personal injury or similar claims by private plaintiffs. As the current owner or long-term lessee of 18 hotel properties, as the manager of 47 hotel properties and as the franchisor of 3 hotel properties Wyndham, and any subsidiary involved in the ownership, leasing, management or franchising of hotel properties, will be subject to this full range of environmental issues and potential liability.

     To manage some of these risks, Wyndham provides in nearly all of its management contracts that the owner of the hotel indemnifies Wyndham against any environmental liabilities, except any caused by varying degrees of Wyndham's negligence or by Wyndham's willful misconduct or willful violation of legal requirements. See "-- Management Contracts."

     Under the GHALP Lease, the Company has agreed to indemnify HPT, the hotel mortgagees and their agents and assigns against costs resulting from the presence during the lease term of any hazardous substances in, upon or under the soil or groundwater of the leased property or any properties surrounding the leased property in violation of any law or regulation, provided that the costs arise due to the failure by the Company to perform or comply in accordance with all laws and orders applicable to the storage, use, maintenance, spillage, disposition or transfer of hazardous substances or certain lease provisions requiring notice of environmental-related events and activities to be given to HPT, except to the extent such costs arise from the acts or omissions of HPT or any other indemnified party or during any period that HPT is in possession of the leased property.

     Periodically, the Company may agree to indemnify lenders of non-recourse indebtedness secured by certain hotel properties against liabilities arising from violations of environmental laws or regulations.

     The Company recently received environmental site assessments, which generally include a physical inspection, but in most instances no soil or groundwater analyses, on 18 hotel properties owned or leased by the Company (the "Recent Environmental Assessments").

     In addition to the 18 Recent Environmental Assessments, the Company previously received other environmental information with respect to some but not all of the 18 hotel properties owned or leased by it prior to acquiring an interest in the property and the Company also received environmental information concerning some, but not all, of the managed or franchised properties prior to entering into management or franchising contracts with respect to these properties. (collectively, the "Prior Environmental Information").

     Asbestos-containing building materials ("ACM") are present in several of the hotel buildings owned, operated, or managed by the Company. The Company has an operations and maintenance plan in place, or is in the process of implementing a plan, establishing operating procedures with respect to such ACMs. The Company believes that these materials are currently adequately managed and contained and that any cost related to managing or disposing of ACM will not have a material adverse effect on the Company.

     Some of the properties owned, operated or managed by the Company are on, adjacent to or near properties that have contained in the past or currently contain underground and/or above-ground storage tanks used to store regulated substances such as petroleum products or other hazardous or toxic substances. Some of the properties owned, operated or managed by the Company are in the vicinity of properties which are currently or have been subject to releases of regulated substances and remediation activity, and the Company is currently aware of several properties owned, operated or managed by the Company which may be impacted by regulated substances which may have migrated from adjacent or nearby properties or which may be within the borders of areas suspected to be impacted by regional groundwater contamination. In addition, the Company is aware of the presence or the potential presence of regulated substances in the soil or groundwater at several properties owned, operated or managed by it which may have resulted from historical or ongoing activities on those properties. Based on the information available to date, the Company believes that the environmental issues described above will not have a material adverse effect on the Company.

     The Recent Environmental Assessments and the Prior Environmental Information do not constitute an assurance or guarantee by the Company or any other person as to the presence or absence of any type of environmental problem in, on, under or around the hotel properties. Also, on many of the managed and franchised properties, the Company has not performed or received the results from any environmental investigations. Given the specific nature and limited scope of the environmental information obtained by the Company to date, the environmental issues described above may be more severe than indicated and environmental problems may exist that have not been uncovered.


     As a result of the foregoing limitations on performing environmental investigation and due to the fact that Environmental Laws and conditions are subject to frequent change, there can be no assurance that environmental liabilities or claims will not adversely affect the Company in the future.



     The Company has no current plans to undertake further steps, other than those described in the Recent Environmental Assessments, to assess environmental liabilities with respect to hotel properties owned, leased, managed or franchised by it. These Recent Environmental Assessments were performed by a highly qualified environmental engineering firm and were performed in accordance with a scope of work that meets and exceeds the "Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process," Designation E1527, promulgated by the American Society for Testing and Materials. In the majority of the reports, the consultant concluded that no further investigation of any material environmental issue is warranted, and the Company concurs with this conclusion. The Company does intend to follow the recommendations contained in the Recent Environmental Assessments concerning management practices and on-site conditions at two sites, implementation of an operations and maintenance plan with respect to asbestos containing materials at two sites, and registration of drywells at several sites. The Company does not believe that any of these issues are material.



     The Company has no current plans to assess any potential environmental liabilities at managed or franchised properties. The Company believes that no assessment is warranted because the risk of environmental liability being imposed on it for environmental issues at hotel properties that it does not own or lease, but merely manages or franchises, is lower. The Company believes the risk of environmental liability is lower for three principal reasons. First, because the nature of hotel management does not involve the handling of hazardous substances, except in small, manageable quantities found in consumer products and used for janitorial or maintenance purposes, the Company's management activities are unlikely to create or contribute to an environmental problem. The possibility of creating or contributing to an environmental problem is even more remote in connection with a franchised hotel property because the Company is not even present on the property. Second, because the Company is unlikely to have created or contributed to an environmental problem at a hotel property, the Company believes that, from a legal standpoint, it would either have a defense to any claim for liability arising from an environmental problem not caused or contributed to by it, or it would have an effective right of contribution under various environmental statutes against the owner of the managed or franchised property. In addition, in nearly all of its management agreements, the Company is indemnified by the owner against all environmental problems not caused or created by the Company. Third, the Company believes that the managed and the franchised hotels are being operated in material compliance with environmental laws. Based on its experience with managing many of the properties over a number of years, the Company believes that it is aware of the environmental conditions at these sites and of the types of issues that may arise at other sites, and that it can appropriately manage any environmental issues that may arise from operations in the future. Therefore, because the risk of liability arising from the existence of an environmental problem at a managed or franchised property is lower, the Company does not believe that the assessment of these properties is warranted.



GOVERNMENT REGULATION


     The hotel industry is subject to numerous federal, state and local government regulations, including those relating to the preparation and sale of food and beverages (such as health and liquor license laws) and building and zoning requirements. The Company also is subject to laws governing its relationship with employees, including minimum wage requirements, overtime, working conditions and work permit requirements. In addition, the Company is subject to federal regulations and certain state laws that govern the offer and sale of franchises. The Company believes that it has the necessary permits and approvals to operate each of its hotels and their respective businesses.

     Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While the Company believes that its hotels are substantially in compliance with these requirements, a determination that the Company is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. While the Company may be required to incur additional costs of complying with the ADA in the future, the Company does not expect such costs to have a material adverse effect on the Company's financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is information concerning the directors, director nominees and executive officers of the Company:


             NAME               AGE                 POSITION WITH COMPANY
------------------------------  ---    -----------------------------------------------
James D. Carreker.............  48     President, Chief Executive Officer and Director
Leslie V. Bentley.............  45     Executive Vice President and Wyndham Garden
                                       Division President
Eric A. Danziger..............  44     Executive Vice President and Wyndham Hotels and
                                       Resorts Division President
Anne L. Raymond...............  38     Executive Vice President, Chief Financial
                                       Officer and Director
Stanley M. Koonce, Jr.........  47     Executive Vice President -- Marketing, Planning
                                       and Technical Services
Carla S. Moreland.............  36     Vice President -- General Counsel and Secretary
Glen H. Griffith..............  61     Vice President -- Chief Information Officer
John vanHartesvelt............  43     Vice President -- Development
Edward L. Stahl...............  52     Vice President -- Marketing
Susan R. Bolger...............  42     Vice President -- Human Resources
John P. Klumph................  40     Vice President -- Corporate Controller
John J. Kelly.................  47     Vice President -- Technical Services
Harlan R. Crow................  46     Director
Daniel A. Decker..............  43     Director
Susan T. Groenteman...........  41     Director
Robert A. Whitman.............  42     Director


     JAMES D. CARREKER has served as President and Chief Executive Officer of the Company since May 1988 and as a director of the Company since February 1996. He also served as Chief Executive Officer of Trammell Crow Company, an affiliated entity and national real estate company, from August 1994 to December 1995. Prior to 1988, Mr. Carreker served as President of Burdine's, the Miami based division of Federated Department Stores.

     LESLIE V. BENTLEY has been employed by the Company since March 1985 and has served as Executive Vice President and Wyndham Garden Division President of the Company since May 1990. From January 1987 to June 1988, Mr. Bentley served as Regional Vice President of the Company. From June 1988 to December 1988, Mr. Bentley served as Vice President of Operations of the Company, and from December 1988 to May 1990, he served as Senior Vice President of Operations of the Company. Prior to joining the Company, Mr. Bentley was employed by Marriott Hotels for eight years.

     ERIC A. DANZIGER has served as Executive Vice President and Wyndham Hotels and Resorts Division President of the Company since August 1990. Prior to joining the Company, Mr. Danziger served as Senior Vice President of Operations of MetHotels, Inc. from December 1979 to August 1990, where he oversaw operations of all Doubletree and Compri hotels. Prior to his 11 years with Doubletree, Mr. Danziger held various management positions with several hotel companies, including the Opryland Hotel in Nashville, Tennessee, Sheraton Hotels, Adams Mark and Fairmont Hotels.

     ANNE L. RAYMOND joined the Company in 1983 as Controller and served in that and other financial capacities through September 1987. From September 1987 to July 1994, she served as Investment Manager for Crow Family Holdings, an affiliated entity, where her responsibilities included managing and overseeing Crow Family Holdings' interests in the Trammell Crow Company, an affiliated entity, and Wyndham. Upon the formation of the Crow Investment Trust in August 1994, Ms. Raymond was named Director -- Capital Markets thereof and had responsibility for developing and maintaining investment relationships with real estate capital sources. In March 1995, Ms. Raymond officially rejoined the Company as Executive Vice President and Chief Financial Officer, and was elected a director of the Company in April 1996.

     STANLEY M. KOONCE, JR. has served as Executive Vice President -- Marketing, Planning and Technical Services of the Company since October 1994 and served as Senior Vice President of Sales and Marketing of the Company from October 1989 to October 1994. Mr. Koonce served as President of CUC Travel Services, a division of CUC International, in Stamford, Connecticut from 1986 to 1989, as Vice President of the Marketing Department with American Express from 1979 to 1986 and as a Director of Finance and Planning for American Airlines from 1976 to 1979.

     CARLA S. MORELAND has served as Vice President -- General Counsel of the Company since April 1994 and as Secretary since March 1996. From 1988 to 1994, Ms. Moreland practiced law with Weil, Gotshal & Manges in Dallas, Texas, and from 1984 through 1987, she practiced law with Freytag, Perry, LaForce, Rubinstein & Teofan in Dallas, Texas.

     GLEN H. GRIFFITH has served as Vice President -- Chief Information Officer of the Company since March 1995. He has also served as Chief Information Officer of Trammell Crow Company, an affiliated entity, and national real estate company, since March 1995. From 1985 to March 1994, Mr. Griffith served as Chief Executive Officer of Federated Systems Group, a division of Federated Department Stores. From 1983 to 1985, Mr. Griffith served as Senior Vice President -- MIS for both Sanger Harris Department Stores in Dallas, Texas and Burdine's Department Stores in Miami, Florida, and from 1974 to 1983, he served as Senior Vice President of Sanger Harris Department Stores in Dallas, Texas.

     JOHN VANHARTESVELT has served as Corporate Vice President in charge of Development of the Company since July 1990. Mr. vanHartesvelt served as Vice President -- Development of the Company from February 1989 to July 1990, as Vice President of Planning and Development of Residence Inn from 1982 to 1984, as founder and President of Hawthorn Suites from 1984 to 1986, and as President of Eagle Hotel Group, Inc. from 1986 to 1989. Mr. vanHartesvelt also served as a consultant for Laventhol & Horwath in Dallas, Texas for five years.

     EDWARD L. STAHL has served as Vice President -- Marketing of the Company since December 1995. From 1986 to 1995, Mr. Stahl served as Vice President of Advertising and Marketing Programs for the Sheraton Corporation, where he directed Sheraton's corporate advertising, Frequent Traveler and Partner Marketing Programs. From 1979 to 1986, Mr. Stahl served as Vice President of Consumer Marketing for Epsilon Data Management in Burlington, Massachusetts. From 1975 to 1979, Mr. Stahl held several marketing management positions with both Holiday Inns, Inc. and United Airlines.

     SUSAN R. BOLGER has served as Vice President -- Human Resources of the Company since November 1994. From 1992 to 1994, Ms. Bolger served as Vice President of Human Resources for Arrow Industries, a Con Agra Subsidiary. From 1986 to 1992, Ms. Bolger served as Vice President of Human Resources and Corporate Services for Aetna and Partners National Health Plans, a managed care health services organization. From 1979 to 1986, Ms. Bolger served as Director and Vice President of Human Resources of Pearle Vision, Inc., a division of G.
D. Searle.

     JOHN P. KLUMPH has been employed by the Company since February 1988 and has served as Vice President -- Corporate Controller of the Company since 1989. Prior to joining the Company, Mr. Klumph served as Director of Hotel Accounting for Lincoln Hotel Company in Dallas, Texas from 1986 to 1988 and as Controller and Assistant Controller for the Sheraton Corporation in Washington D.C. from 1982 to 1986.

     JOHN J. KELLY has served as Vice President -- Technical Services since February 1996. From 1992 to January 1996, Mr. Kelly was Vice President of Marketing for the Orlando office of McDevitt Street Bovis, Inc., a national construction company, where he had responsibility for managing the marketing and operations of the hospitality group. Mr. Kelly served as Director of Construction for ITT Sheraton Corporation from 1989 to 1992, and as Vice President of Design & Construction for Ramada International from 1987 until 1989. Mr. Kelly served in a variety of positions within Holiday Corporation from 1973 until 1987, and was the Vice President of Construction Management for Holiday Corporation from 1983 to 1987.

     HARLAN R. CROW is a director of the Company. Mr. Crow is the chief executive officer of Crow Family Holdings, an investment company managing investments in a variety of real estate related and other businesses, a position he has held since 1986. Prior to 1986, Mr. Crow was a Regional Partner in the office building unit of Trammell Crow Company, a commercial real estate management and development company. Mr. Crow is a former member of the Board of Directors of Texas Commerce Bancshares, a banking institution. In any given year within the past five years, Mr. Crow has indirectly owned interests in over 1,000 partnerships (or affiliates of partnerships) or corporations. In the past five years, Mr. Crow was a general partner, officer or director in approximately 75 partnerships or corporations, or affiliates of such partnerships or corporations, that filed for protection under federal bankruptcy laws. In addition, in the past five years, Mr. Crow was a general partner, executive officer or director in approximately 15 partnerships or corporations, or affiliates of such partnerships or corporations, that were placed in receivership.

     DANIEL A. DECKER is a director of the Company. Mr. Decker has been a partner of Hampstead since 1990. Prior to 1990, Mr. Decker was a partner in the Dallas law firm of Decker, Hardt, Kopf, Harr, Munsch & Dinan, P.C. Mr. Decker was a director of Forum Group from June of 1993 until March of 1996. Mr. Decker has been a director of Bristol since February 1995 and will resign from that position immediately prior to the consummation of the Offerings.

     SUSAN T. GROENTEMAN is a director of the Company. Ms. Groenteman is the Director (chief operating officer) of Crow Family Holdings, an investment company managing investments in a variety of real estate related businesses, along with other industries, a position she has held since 1988. From 1986 through 1988, Ms. Groenteman was Controller of Crow Family Holdings. Ms. Groenteman served in a variety of positions for Crow Hotel Company, a predecessor to the Company. In any given year within the past five years, Ms. Groenteman has served as an executive officer or director in over 1,000 partnerships (or affiliates of partnerships) or corporations. In the past five years, Ms. Groenteman has served as an executive officer or director of approximately 75 partnerships or corporations, or for affiliates of such entities, that filed for protection under federal bankruptcy laws. In addition, in the past five years, Ms. Groenteman served as an executive officer or director in approximately 15 partnerships or corporations, or affiliates of such partnerships or corporations, that were placed in receivership.

     ROBERT A. WHITMAN is a director of the Company. Mr. Whitman has since 1991 been President and Co-Chief Executive Officer of Hampstead, an investment firm, which indirectly through Bedrock is a significant stockholder of the Company, as well as being a stockholder of Bristol Hotel Company, a company listed on the New York Stock Exchange ("Bristol"), and other companies not involved in the lodging business. See "Risk Factors -- Conflicts of Interest,"
"Business -- Growth Strategy," "Certain Relationships and Transactions" and "Principal Stockholders." Prior to 1991, Mr. Whitman served as the Managing Partner and Chief Executive Officer of Trammell Crow Ventures, the real estate investment, banking and investment management unit of Trammell Crow Company, and, from 1988 to 1992, Mr. Whitman also served as Chief Financial Officer for Trammell Crow Company, an affiliated entity. Mr. Whitman is a director of Forum Group, Inc., a company traded on the Nasdaq Stock Market that is engaged in the ownership and operation of senior living facilities. Mr. Whitman has been a Director and Vice Chairman of the Board of Bristol since February 1995 and will resign from that position immediately prior to the consummation of the Offerings.

     Pursuant to the terms of the Stockholders' Agreement, the Crow Family Members, Senior Executive Officers, WEL and Ms. Groenteman on the one hand, and Bedrock on the other hand, agree to allocate between themselves the right to nominate directors to serve on the Company's Board of Directors (and its constituent committees) based on their proportionate ownership of shares of Common Stock. See "Description of Capital Stock -- Stockholders' Agreement."

     The Company's Certificate of Incorporation and By-laws provide for three classes of directors. Messrs. Crow and Carreker are the Class I directors and will serve until the meeting of stockholders in 1997; Ms. Groenteman and Mr. Whitman are the Class II directors and will serve until the meeting of stockholders in 1998; and Ms. Raymond and Mr. Decker are the Class III directors and will serve until the meeting of stockholders in 1999. One Independent Director will be appointed to each Class of the Board of Directors.

After these directors' initial terms expire, newly elected directors shall serve for a three year term or until their successors are duly elected and qualified.

     The Company's Board of Directors intends to appoint three additional directors that will be Independent Directors. Pursuant to the terms of the Stockholders' Agreement, the Board members originally nominated by Crow Family Members, Senior Executive Officers, WEL and Ms. Groenteman are entitled to appoint two Independent Directors, and the Board members originally nominated by Bedrock will be entitled to appoint one Independent Director. See "Description of Capital Stock -- Stockholders' Agreement." The Company expects that at least one of these directors will be appointed within 90 days following the Offering, and that the remaining two directors will be appointed within one year of the Offering. Immediately following the appointment of the second Independent Director, the Board of Directors will establish an Audit Committee.

COMPENSATION AND OTHER COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, the Company had no Compensation Committee or other committee of the Board of Directors performing similar functions. Decisions concerning the compensation of executive officers, including that of Mr. Carreker, were collectively made by Messrs. Carreker and Crow. The Board of Directors intends to establish a Compensation Committee shortly following completion of the Offering.

     Certain directors or director nominees are parties to transactions with the Company, as described under the caption "Certain Relationships and Transactions" below.

EXECUTIVE COMPENSATION

     The following table sets forth summary information for 1995 regarding the compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose total annual salary and bonus earned during such period exceeded $100,000.
                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION(1)
                 NAME AND                             -----------------------          ALL OTHER
            PRINCIPAL POSITION               YEAR      SALARY         BONUS         COMPENSATION(2)
-------------------------------------------  ----     --------       --------       ---------------
James D. Carreker..........................  1995     $200,000(3)    $ 90,000(4)       $     385
  President, Chief Executive Officer
     and Director
Leslie V. Bentley..........................  1995     $200,000       $120,000          $   3,000
  Executive Vice President and Wyndham
     Garden Division President
Eric A. Danziger...........................  1995     $200,000       $ 90,000          $ 609,967(5)
  Executive Vice President and Wyndham
     Hotels and Resorts
     Division President
Stanley M. Koonce, Jr......................  1995     $175,000       $ 68,250          $   3,000
  Executive Vice President -- Marketing,
     Planning and Technical Services
Anne L. Raymond............................  1995     $161,827(6)    $ 75,000          $ 678,748(5)
  Executive Vice President,
     Chief Financial
     Officer and Director

---------------

(1) None of the named executive officers received any perquisites or other personal benefits in 1995 that in the aggregate exceeded the lesser of $50,000 or 10% of such named executive officer's salary and bonus for such year.

(2) Consists of contributions by the Company to the Company's 401(k) plan.

(3) Mr. Carreker also served throughout 1995 as Chief Executive Officer of Trammell Crow Company, an affiliated entity and national real estate company, and was compensated separately by Trammell Crow Company for such services.

(4) Mr. Carreker has voluntarily elected to return to the Company $12,000 of such bonus through equal monthly reductions to his 1996 salary.

(5) Non-cash compensation was reported and recorded for Mr. Danziger and Ms. Raymond in the amounts of $606,967 and $678,748, respectively, reflecting compensation relating to equity participation in the Old Management Company and other affiliated entities, which equity was purchased at fair market value. In accordance with generally accepted accounting principles, in 1995 no equity participation compensation expense was required to be reported or recorded for Messrs. Carreker, Bentley or Koonce.

(6) Ms. Raymond rejoined the Company on March 1, 1995 and her 1995 compensation therefore reflects only 10 months of service to the Company.

1996 LONG TERM INCENTIVE PLAN

     Scope. The Board of Directors and stockholders of the Company have approved the Wyndham Hotel Corporation 1996 Long Term Incentive Plan (the "Incentive Plan"). The Incentive Plan authorizes the granting of incentive stock options and non-qualified stock options to purchase Common Stock, stock appreciation rights, restricted stock and performance units, to key executives and other key employees of the Company, including officers of the Company and its subsidiaries. The purpose of the Incentive Plan is to attract and retain key employees, to motivate key employees to achieve long-range goals and to further identify the interests of key employees with those of the other stockholders of the Company.

     The Incentive Plan authorizes the award of 2,133,811 shares of Common Stock to be used for stock options, stock appreciation rights or restricted stock. If an award made under the Incentive Plan expires, terminates or is forfeited, cancelled or settled in cash, without issuance of shares of Common Stock covered by the award, those shares will be available for future awards under the Incentive Plan. The Incentive Plan will terminate on December 31, 2005.

     Administration. The Incentive Plan will be administered by the Board of Directors or, if directed by the Board of Directors, the Compensation Committee or any successor thereto of the Board of Directors of the Company (the Board of Directors or, if applicable, the Compensation Committee is referred to herein as the "Compensation Committee"). Subject to the provisions of the Incentive Plan, the Compensation Committee will have the authority to select employees to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions and provisions of such awards, to determine the value of performance units, and to cancel or suspend awards. In making such award determinations, the Compensation Committee may take into account the nature of services rendered by the employee, his or her present and potential contribution to the Company's growth and success and such other factors as the Compensation Committee deems relevant. The Compensation Committee is authorized to interpret the Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Incentive Plan, to determine the terms and provisions of any agreements made pursuant to the Incentive Plan and to make all other determinations that may be necessary or advisable for the administration of the Incentive Plan.


     Eligibility. Executive and other key employees of the Company and its subsidiaries may be selected by the Compensation Committee to receive awards under the Incentive Plan. The Incentive Plan provides that no more than 500,000 shares of Common Stock may be subject to awards granted per year to any one employee participating in the Incentive Plan. In the discretion of the Compensation Committee, an eligible employee may receive an award in the form of a stock option, stock appreciation right, restricted stock award or performance unit or any combination thereof, and more than one award may be granted to an eligible employee.


     Stock Options. The Incentive Plan authorizes the award of both incentive stock options ("ISOs") and nonqualified stock options. Under the Incentive Plan, an option may be exercised at any time during the exercise period established by the Compensation Committee, except that: (i) no option may be exercised prior to the expiration of six months from the date of grant; (ii) no option may be exercised more than three months after employment with the Company or any of its subsidiaries terminates by reason other than death, disability or authorized leave of absence for military or government service; and (iii) no option may be exercised more than one year after employment with the Company or any of its subsidiaries terminates by reason of death or disability. The aggregate fair market value (determined at the time of the award) of the Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of each option is determined by the Compensation Committee, but in no event may such term exceed 10 years from the date of grant (or 5 years in the case of ISOs granted to stockholders owning 10% or more of the Company's outstanding shares of Common Stock). The exercise price of options is determined by the Compensation Committee, but the exercise price of ISOs cannot be less than the fair market value of the Common Stock on the date of the grant (or 110% of the fair market value of the Common Stock on the date of grant in the case of ISOs granted to stockholders owning 10% or more of the Company's outstanding shares of Common Stock). The exercise price of options may be paid in cash or, with the

Compensation Committee's approval, in shares of Common Stock. Grants of options do not entitle any optionee to any rights as a stockholder, and such rights will accrue only as to shares actually purchased through the exercise of an option.

     The Company's Board of Directors expects to grant options to purchase an aggregate of 797,700 shares of Common Stock under the Incentive Plan to certain key personnel prior to the date of this Prospectus. The exercise price of all such options will be equal to the initial public offering price of the Common Stock in the Equity Offering. The Board of Directors expects to grant options covering 130,000 shares of Common Stock to Mr. Carreker, and options covering 60,000 shares of Common Stock to each of Messrs. Bentley, Danziger and Koonce, and Ms. Raymond, as part of the foregoing grant of options. All such options will vest 20% on the third anniversary of the date of grant, 50% on the fourth anniversary of the date of grant and 100% on the fifth anniversary of the date of grant.

     Stock Appreciation Rights. The Incentive Plan authorizes the grant of both primary stock appreciation rights ("SARs") and additional SARs. Primary SARs may be granted either separately or in tandem with options. Primary SARs entitle the holder to receive an amount equal to the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the option price (or deemed option price in the event of an SAR that is not granted in tandem with an option), multiplied by the number of shares of Common Stock subject to the option or deemed option as to which the SAR is being exercised (subject to the terms and conditions of the option or deemed option). An SAR may be exercised at any time when the option to which it related may be exercised and will terminate no later than the date on which the right to exercise the tandem option (or deemed option) terminates (or is deemed to terminate). The participating employee has the discretion to determine whether the exercise of an SAR will be settled in cash, in Common Stock (valued at its fair market value at the time of exercise) or in a combination of the two, subject to the approval of the Compensation Committee in certain circumstances. The exercise of an SAR requires the surrender of the tandem option, if any, and the exercise of a stock option requires the surrender of the tandem SAR, if any.

     Additional SARs may be granted only in tandem with stock options and entitle the holder to receive an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise of the related option and the option price, multiplied by the number of shares of Common Stock subject to the option as to which the SAR is being exercised (subject to the terms and conditions of the option), multiplied by a percentage factor ranging from 10% to 100% (as determined either by the Compensation Committee at the date of grant or by the formula established by the Compensation Committee at the date of grant).

     If an SAR, or the corresponding option with which the SAR was awarded, is not exercised prior to the date that it ceases to be exercisable, then such SAR generally shall be deemed exercised as of such date and shall be paid to the employee in cash. No SAR may be exercised more than three months after employment with the Company or any of its subsidiaries terminates by reason other than death, disability or authorized leave of absence for military or government service. No SAR may be exercised more than 12 months after the holder's employment with the Company and its subsidiaries terminates by reason of death or disability.

     Restricted Stock. Restricted stock awards are grants of Common Stock made to employees subject to a required period of employment following the award (the "Restricted Period") and any other conditions established by the Compensation Committee. An employee will become the holder of shares of restricted stock free of all restrictions if he or she completes the Restricted Period and satisfies any other conditions; otherwise, the shares will be forfeited. Under the Incentive Plan, the Restricted Period may not be more than ten years. The employee will have the right to vote the shares of restricted stock and, unless the Compensation Committee determines otherwise, will have the right to receive dividends on the shares during the Restricted Period. The employee may not sell, pledge or otherwise encumber or dispose of restricted stock until the conditions imposed by the Compensation Committee have been satisfied. The Compensation Committee may accelerate the termination of the Restricted Period or waive any other conditions with respect to any restricted stock.

     Performance Units. Performance units are awards that entitle the holder to receive a specified value for the units at the end of a performance period established by the Compensation Committee if performance measures established by the Compensation Committee at the beginning of the performance period are met. Although the performance measures and performance period will be determined by the Compensation Committee at the time of the award of performance units, they may be subject to such later revision as the Compensation Committee deems appropriate to reflect significant events or changes. If the employment of a holder of a performance unit with the Company or a subsidiary terminates by reason of death, disability or retirement, then the Company will pay the employee or his or her beneficiary or estate the amount of the performance unit earned as of the date of termination. If the employment of a holder of a performance unit with the Company or a subsidiary terminates for any other reason, then the performance units held by such holder will automatically be forfeited.

     Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards may be made under the Incentive Plan, and the terms and the number of shares of any outstanding option, SAR, performance unit or restricted stock, may be equitably adjusted by the Compensation Committee in its sole discretion.

     Business Combinations. Unless provision is otherwise made in the terms of the award granted by the Compensation Committee, or by the terms of the agreement with respect to the business combination, in the event of a change in control of the Company (as defined), all outstanding stock options, SARs, restricted stock and performance units shall terminate, provided that the holders of any options or SARs may exercise such awards to the extent then vested immediately prior to any such event and the holders of any performance units shall be entitled to the then vested values of such units as of such date.

     Termination and Amendment. The Incentive Plan may be suspended, terminated or amended by the Board of Directors, provided that, in the absence of stockholder approval, no amendment of the Incentive Plan or action of the Board of Directors may materially increase the total number of shares of Common Stock with respect to which awards may be made under the Incentive Plan (except as discussed in "Adjustments" above), change the exercise price of a stock option or the base price of an SAR, materially modify the requirements as to eligibility for participation in the Incentive Plan or materially increase the benefits accruing to participants under the Incentive Plan. No amendment, suspension or termination of the Incentive Plan may alter or impair any option, SAR, share of restricted stock or performance unit previously awarded under the Incentive Plan without the consent of the holder thereof.

     Estimation of Benefits. The amounts that will be paid pursuant to the Incentive Plan during fiscal 1996, as stock option awards to individuals and groups are reflected in the following table.

                               NAME AND POSITION                              STOCK OPTIONS
    ------------------------------------------------------------------------  -------------
    James D. Carreker (1)...................................................     130,000
      President, Chief Executive Officer and Director
    Leslie V. Bentley.......................................................      60,000
      Executive Vice President and Wyndham Garden Division President
    Eric A. Danziger........................................................      60,000
      Executive Vice President and Wyndham Hotels and Resorts Division
      President
    Anne L. Raymond (1).....................................................      60,000
      Executive Vice President, Chief Financial Officer and Director
    Stanley M. Koonce, Jr...................................................      60,000
      Executive Vice President -- Marketing, Planning and Technical Services
    Executive Officer Group.................................................     370,000
    Non-Executive Officer Employee Group....................................     427,700

---------------
(1) Mr. Carreker and Ms. Raymond are directors.

     Federal Income Tax Consequences. The following summary of the federal income tax consequences of the Incentive Plan is not comprehensive and is based on current income tax laws, regulations and rulings. Optionees are urged to consult their own tax advisors concerning the federal income tax consequences of the Incentive Plan.

          Incentive Stock Options. An optionee does not recognize income on the grant of an incentive stock option. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an ISO stock option in accordance with the terms of the ISO and does not dispose of the shares acquired within two years from the date of the grant of the ISO nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the optionee holds the shares as a capital asset, at the time of sale or other disposition of the shares, his gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

          If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee will realize ordinary income at the time of such Early Disposition, which will equal the excess, if any, of the lesser of (1) the amount realized on the Early Disposition or (2) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than his basis in the shares, the difference between the amount realized and his basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

          The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an item of "tax preference" as such term is used in the Code (the "Stock Option Preference").

          Nonqualified Stock Options. Nonqualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he recognizes ordinary income upon the exercise of a nonqualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price. The optionee's basis in the shares acquired will be the amount paid upon exercise. When the optionee disposes of such shares, his gain or loss, if any, will be long-term or short-term capital gain or loss, depending on the holding period of his shares. The amount of his gain or loss will be the difference between the amount realized on the disposition of the shares and his basis in the shares.

          As a result of the optionee's exercise of a nonqualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

          The excess of the fair market value of the stock on the date of exercise of a nonqualified stock option over the exercise price is not an item of tax preference.

          Appreciation Rights. Recipients of SARs do not recognize income upon the grant of such an award. When a participant elects to receive payment under an SAR, he recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

          Restricted Stock; Performance Units. Grantees of restricted stock and performance units do not recognize income at the time of the grant of such stock or units. However, when shares of restricted stock become free from any restrictions or when performance units are paid, grantees recognize ordinary income in an amount equal to the cash and the fair market value of the stock on the date all restrictions are satisfied. Alternatively, the grantee of restricted stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse.

          Taxation of Preference Items. Section 55 of the Code imposes an alternative minimum tax equal to the excess, if any, of (1) 26% of the optionee's "alternative minimum taxable income" that does not exceed $175,000, plus 28% of his "alternative minimum taxable income" in excess of $175,000, over (2) his "regular" federal income tax. Alternative minimum taxable income is determined by adding the optionee's Stock Option Preference and any other items of tax preference to the optionee's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The current exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly, and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

          Change of Control. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a change of control (as defined in the Incentive Plan), all or a portion of the accelerated benefits may constitute "excess parachute payments" under
     Section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the change of control, and the Company is not entitled to a deduction for such payment.

401(K) SAVINGS PLAN

     The Company sponsors a retirement plan called the Wyndham Employee Savings & Retirement Plan (the "401(k) Plan"). The total 401(k) Plan assets as of December 31, 1995 were valued at $8,356,808. The trustee for the 401(k) Plan is CG Trust Company. The 401(k) Plan permits employees to direct investments of their accounts among a selection of 6 mutual funds. The Company intends to amend the 401(k) Plan in the near future to also permit employees to direct the investment of some or all of their accounts to purchase shares of Common Stock, and to permit the Company to make any contributions to the 401(k) Plan in the form of Common Stock. Employees (including members of management) are eligible to make voluntary contributions of up to fifteen percent (15%) of their compensation under the 401(k) Plan. The Company is permitted to make a discretionary contribution to the 401(k) Plan each fiscal quarter which will be allocated among participants as a matching contribution based on their contributions under the 401(k) Plan. The 401(k) Plan is intended to qualify as a profit sharing plan under Sections 401(a) and 401(k) of the Code.

WYNDHAM EMPLOYEES LTD. EQUITY PARTICIPATION PLAN

     Scope. The Company established WEL to provide equity participation for certain key employees. The Company believes that participation in WEL motivates these employees to achieve long-range goals and identifies the interests of these employees with those of the other stockholders of the Company. WEL holds interests in WEL Properties. As a result of the Formation, a portion of WEL's interests in certain of the WEL Properties will be exchanged for shares of the Company's Common Stock, resulting in WEL owning 642,588 shares of the Company's outstanding Common Stock after the Offering.

     Administration. The Company's Senior Executive Officers administer WEL, subject to certain restrictions contained in the Amended and Restated Agreement of Limited Partnership of Wyndham Employees Ltd., dated December 31, 1993 (the "WEL Agreement").

     Eligibility. The WEL Agreement permits the Company to grant WEL limited partnership interest units ("WEL Units") to eligible employees. The Company's Senior Executive Officers may designate "eligible employees" from among the executives, officers, directors, shareholders, and other key employees of the Company. The Company may make more than one grant of WEL Units to an employee. In making such grants, the Company may take into account the nature of the services rendered by the employee, his present and potential contribution to the Company's growth and success, and such other factors as the Company deems relevant. As of April 15, 1996, 97 Wyndham employees had WEL Units. The Company does not anticipate admitting any additional participants to WEL.

     Limited Partnership Units. A participant's interest in WEL equals the product determined by multiplying ninety-nine percent (99%) by a fraction, the numerator of which is the number of WEL Units owned by the participant and the denominator of which is the total number of WEL Units held by all participants. A participant's WEL Units have no value on the date they are granted. From time to time, the value of WEL's interests in the WEL Partnerships and, after the Equity Offering, Common Stock are revalued, which results in the revaluation of the WEL Units. The increase in value obtained by each participant in WEL by virtue of this revaluation process is treated as an equity participation plan compensation expense for purposes of the Company's results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

     Vesting. Each participant's grant is subject to a "vesting period," commencing on the date that he first acquires a WEL Unit and ending on the fifth anniversary of such commencement date. The Company, in its sole discretion, may shorten or waive the vesting period for a participant without affecting the vesting period for any other participant. If an individual ceases to be a participant during his vesting period, other than by reason of death or permanent disability, the amount payable to him shall be $10 per WEL Unit held on his termination date. If a participant's employment terminates during the vesting period by reason of death or permanent disability, then the Company will pay to the participant, or his beneficiary or estate, the value of his WEL Units computed in accordance with the WEL Agreement. A participant's WEL Units are subject to a mandatory buy-out provision that requires WEL to reacquire a participant's WEL Units, for their value computed in accordance with the WEL Agreement, under certain circumstances (unless waived by the Company). The circumstances requiring a mandatory buy-out include: (i) a participant's withdrawal from WEL; (ii) voluntary or involuntary termination of a participant's employment or agency relationship with the Company; (iii) a participant's death, bankruptcy or legal incompetence or (iv) a participant's material breach of the WEL Agreement's terms.

DIRECTOR COMPENSATION

     Each member of the Company's Board of Directors who is not an employee of the Company (a "Non-Employee Director") will be paid an annual retainer of $25,000, plus $1,000 for each committee meeting attended ($1,200 for each committee meeting attended as a committee chairman). As described below, a Non-Employee Director may elect to receive the annual retainer fee in cash or in the form of shares of Common Stock, or to defer receipt of all or a portion of such fee and have the deferred amount treated as if it were invested in shares of Common Stock.


     The Board of Directors and stockholders of the Company have adopted the Wyndham Hotel Corporation Non-Employee Directors' Retainer Stock Plan (the "Retainer Plan") for its Non-Employee Directors, and 50,000 shares of Common Stock have been reserved for use under the Retainer Plan. The purpose of the Retainer Plan is to provide to Non-Employee Directors of the Company the opportunity to elect to receive all or a portion of their annual retainer fees in the form of shares of Common Stock, or to defer receipt of all or a portion of such fees and have the deferred amounts treated as if invested in shares of Common Stock. Only a Non-Employee Director who on January 1 of any calendar year or such later date as such director is first elected or appointed to the Board of Directors is eligible to participate in the Retainer Plan. Participation in the Retainer Plan is voluntary. To participate in the Retainer Plan, a Non-Employee Director must file an irrevocable election with the Company no later than the later of (i) six months prior to the date the annual retainer or, if applicable, the first portion thereof, is to be paid to the Non-Employee Director or (ii) the last day of the calendar year. Each election or change of election will be effective as of the later of (i) six months following the election, or (ii) January 1 following the election. The Non-Employee Director may elect to either receive shares of Common Stock in lieu of cash for part or all of such Non-Employee Director's annual retainer or to defer receipt of all or a portion of such retainer. A Non-Employee Director also may file an election within 30 days after the date that such director is elected or appointed to the Board of Directors, to be effective six months following the election.


     The Board of Directors will from time to time appoint two or more persons who are members of the Board of Directors to administer the Retainer Plan (the "Retainer Plan Committee") who are not eligible to participate in the Retainer Plan. The Retainer Plan Committee will administer the Retainer Plan in accordance with its terms.

     Each Non-Employee Director who elects to participate in the Retainer Plan for any year must irrevocably elect, until such time as a subsequent election is made, (i) whether to receive payment of 0, 50% or 100% of his or her annual retainer in the form of shares of Common Stock under the Retainer Plan, (ii) whether to defer payment of any whole percentage up to 100% of his or her annual retainer, to be credited to the participant's account, to be deemed to be invested in shares of Common Stock and paid in accordance with the Retainer Plan, and (iii) whether dividend equivalents, if any, on any amounts credited to such account will be paid directly to the participant or credited to the participant's account to be reinvested in shares of Common Stock. The combined percentage of the annual retainer to be paid in shares of Common Stock and deferred under the Retainer Plan must not exceed 100% of the annual retainer for any Retainer Plan year. In the event the annual retainer is increased during any year, a participant's elections in effect for such year will apply to the amount of such increase. The annual retainer consists of amounts paid to Non-Employee Directors as a retainer for services as a director, but does not include meeting fees, discretionary bonuses or reimbursement for expenses.

     In compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), neither the Retainer Plan Committee nor any other person (other than a participant acting in conformity with the terms of the Retainer Plan) has any discretionary authority to make determinations regarding (i) eligibility to become a participant, (ii) the times when elections can be made, when shares of Common Stock will be issued or its equivalents credited to the participants' accounts, or when distributions will be made, (iii) the portion of a participant's annual retainer that may be allocated to the acquisition of shares of Common Stock or its equivalents by participants under the Retainer Plan, the calculation of the number of shares of Common Stock or its equivalents by participants under the Retainer Plan, the calculation of the number of shares of Common Stock or its equivalents to be acquired thereby, and the payment or deemed reinvestment of dividend equivalents, or (iv) any other decisions under the Retainer Plan required by Rule 16b-3(b) under the Exchange Act to be afforded exclusively to "disinterested persons" as defined thereunder.

     The Company will transfer to a participant who elects to receive all or a portion of the annual retainer in the form of shares of Common Stock a number of shares of Common Stock having a fair market value equal to such portion of the annual retainer on the last trading day prior to the date or dates on which the cash portion of the participant's annual retainer is due. No fractional shares will be issued; however, in lieu thereof, the cash fair market value of any fractional share will be paid to participants.

     Non-Employee Directors will receive payment in shares of Common Stock in an amount equal to the number of Common Stock equivalents credited to their accounts under the Retainer Plan upon the date that is three years following the date that the annual retainer would have been paid to such Directors in cash absent their election. Such payment will be made in a lump sum. Upon a change of control of the Company, the Company will pay to the participating Non-Employee Directors in cash a lump sum equal to the fair market value of the Common Stock equivalents credited to all accounts under the Retainer Plan.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

GENERAL

     Wyndham Hotel Corporation was formed on February 16, 1996, to succeed to the business of the Old Management Company, ownership of 6 Wyndham brand hotels and leasehold interests relating to 12 additional Wyndham brand hotels acquired in connection with the Formation. The following discussion of certain relationships and transactions assumes that the Formation occurred on January 1, 1993 and includes (i) hotel management and related fees paid to the Company by certain affiliates, (ii) capital contributions, loans and other payments made by the Company to certain affiliates in connection with the Company's entry into hotel management contracts with related parties, (iii) transactions between the Company (which includes its predecessors and combined subsidiaries) on the one hand, and Crow Family Members, the Senior Executive Officers (James D. Carreker, Leslie V. Bentley, Eric A. Danziger, Anne L. Raymond and Stanley M. Koonce, Jr.) or Bedrock, on the other hand, relating to the transactions comprising the Formation and (iv) loans made to the Senior Executive Officers of the Company that the Company purchased in the Formation. For a discussion of the assets contributed to the Company in connection with the Formation, see "The Formation and the Financing Plan."

RELATED PARTY TRANSACTIONS

     During 1993, 1994 and 1995, the Company received hotel management fees in the aggregate amounts of $4,444,151, $4,972,921 and $6,797,761, respectively, from the partnerships owning Wyndham hotels ("Hotel Partnerships") listed below, in which Crow Family Members (which includes Harlan R. Crow, a director of the Company) have an interest. Some or all of the Senior Executive Officers of the Company have an ownership interest in six of such Hotel Partnerships. The terms of the agreements pursuant to which the Company provides hotel management services to Wyndham hotels are described generally under "Business -- Management Contracts."

     During 1993, 1994 and 1995, the Company received payments in the aggregate amounts of $1,682,787, $2,926,786, $3,803,162, respectively, from the Hotel
Partnerships listed below, in which Crow Family Members have an interest. Some or all of the Senior Executive Officers have an ownership interest in six of such Hotel Partnerships. The payments were received as reimbursements for certain administrative, tax, legal, accounting, finance, risk management, sales and marketing services provided by the Company to such entities.

                   HOTEL PARTNERSHIP(1)                               HOTEL
    --------------------------------------------------  ---------------------------------
    Anatole Hotel Investors, L.P......................  Wyndham Anatole
    Hotel Bel Age Associates, L.P.....................  Wyndham Bel Age
    Bristol Hotel Associates, Ltd.....................  Wyndham Bristol
    Playhouse Square Hotel Limited Partnership........  Wyndham Playhouse Square
    Franklin Plaza Associates.........................  Wyndham Franklin Plaza
    Houston Greenspoint Hotel Associates..............  Wyndham Greenspoint
    MTD Associates....................................  Wyndham Milwaukee Center
    Itasca Hotel Company..............................  Wyndham Northwest Chicago
    Hotel and Convention Center Partners I-XI, Ltd....  Wyndham Palm Springs
    CLC Limited Partnership...........................  Wyndham Las Colinas
    Atlanta Midtown Associates........................  Wyndham Garden Hotel-Midtown
                                                        Atlanta
    Novi Garden Hotel Associates......................  Wyndham Garden Hotel-Novi
    Amgreen-Heritage Hotel Partnership, Ltd.            Wyndham Garden Hotel-Orange
                                                        County Airport
    Pleasanton Hotel Associates, Ltd..................  Wyndham Garden Hotel-Pleasanton
    Wood Dale Garden Hotel Partnership................  Wyndham Garden Hotel-Wood Dale

---------------

(1) Management fees, reimbursements and design and construction fees were not received from all of the Hotel Partnerships in all three years.

     During 1993, 1994 and 1995, the Company received payments in the aggregate amounts of $191,696, $211,321, $759,895, respectively, from the Hotel Partnerships listed above, as well as Convention Center Boulevard Hotel Limited, in which Crow Family Members have an interest. Some or all of the Senior Executive Officers have an ownership interest in six of such Hotel Partnerships. The payments were received as fees for certain design and construction services provided by the Company to such entities.

     During 1993, 1994 and 1995, the Senior Executive Officers incurred indebtedness to Wyndham Finance Limited Partnership ("WFLP"), a partnership owned by Crow Family Members. In addition, WEL, an equity participation program in which certain executive officers of the Company have an interest, incurred indebtedness to WFLP. The purpose of the loans was to finance such officers' and WEL's capital contributions to the Old Management Company and various Hotel Partnerships in which the officers have an ownership interest. In addition, two Senior Executive Officers used a portion of the indebtedness to finance housing expenses, and one of such Senior Executive Officers also used a portion to finance education expenses. Notes representing such loans will be purchased by the Company in connection with the Formation for a cash payment to WFLP in the amount of $18,575,648, which is equivalent to the aggregate outstanding principal and accrued interest severally owing by the Senior Executive Officers and WEL to WFLP, and will be evidenced by promissory notes made payable to the Company. Such notes will accrue interest at 6% per annum and are fully secured by the pledge of shares of Common Stock held by the note obligors, and the outstanding principal and accrued interest (compounded quarterly) will be payable in a single lump sum in May 2001. The aggregate principal amounts of such loans made to each Senior Executive Officer and WEL in 1993, 1994 and 1995, and the aggregate balance of the notes representing such loans to be purchased by the Company in the Formation, are as follows:

                                                                                    AGGREGATE
                                             1993         1994          1995        BALANCE(1)
                                           --------     --------     ----------     ----------
    James D. Carreker....................  $425,388     $669,634     $1,867,627     $4,904,573
    Leslie V. Bentley....................  $219,153     $218,594     $  767,104     $1,805,133
    Eric A. Danziger.....................  $120,013     $178,142     $1,115,775     $2,702,187
    Anne L. Raymond......................  $      0     $      0     $4,417,588     $4,417,588
    Stanley M. Koonce, Jr................  $161,805     $207,995     $  547,207     $1,839,006
    WEL..................................  $181,639     $323,405     $  881,488     $2,907,161

---------------

(1) The aggregate balances are as of December 31, 1995, and include indebtedness incurred prior to January 1, 1993.

     In 1995, the Company made loans to WHC-LG Hotel Partners L.P., Pleasanton Hotel Partners, L.P. and New Orleans Hotel I, L.P., each of which is owned directly or indirectly by Crow Family Members, the Senior Executive Officers and WEL (the "Investing Partnerships"). The purpose of the loans was to finance such Investing Partnerships' acquisition, construction and renovation of hotels owned by the following three Hotel Partnerships: WHC-LG Hotel Associates, L.P. (La Guardia Airport), Pleasanton Hotel Associates, Ltd. (Pleasanton Garden) and Convention Center Boulevard Hotel Limited (Wyndham Riverfront). The aggregate amount of such loans was $6,395,690, all of which is outstanding as of December 31, 1995. The loans are secured by the Investing Partnerships' partnership interests in the Hotel Partnerships. The loans accrue interest at 9%, are payable in May, October and December of 2005 and are reduced by any cash distributions by such Hotel Partnerships to the Investing Partnerships.

     During 1995, WFLP incurred indebtedness to the Company in the amount of $1,278,000 for the purpose of acquiring or developing hotel properties, to be managed by the Company, in which the Senior Executive Officers have ownership interests. The loan is evidenced by a promissory note, bears an adjustable rate of interest based on the prime rate and is due and payable on April 15, 2000. It is anticipated that such loan will be repaid to the Company prior to the closing of the Offering.

     During 1994 and 1995, the Company received hotel management fees in the aggregate amounts of $514,472 and $2,043,087, respectively, from the Hotel Partnerships listed below (other than Bedrock Kingsway Investment Partners Level I, L.P.), in which Bedrock has an ownership interest (Messrs. Whitman and Decker, directors of the Company, have ownership interests in Bedrock).

     During 1994 and 1995, the Company made cash advances in the aggregate amounts of $1,092,537 and $1,380,702 respectively, to the Hotel Partnerships listed below, in which Bedrock has an ownership interest. The advances were used to pay certain renovations costs for Wyndham Garden Hotels that were redeveloped by Bedrock. The advances are repaid through Bedrock's redevelopment fund. At December 31, 1995, the aggregate amount outstanding of such advances was $686,749.

     During 1994 and 1995, the Company received payments in the aggregate amounts of $798,503 and $976,980, respectively, from the Hotel Partnerships listed below, in which Bedrock has an ownership interest. The payments were received as fees for certain design and construction services provided by the Company to such entities.

     During 1994 and 1995, the Company received payments in the aggregate amounts of $170,669 and $831,553, respectively, from the Hotel Partnerships listed below, in which Bedrock has an ownership interest. The payments were received as reimbursements for certain administrative, tax, legal, accounting, finance, risk management, sales and marketing services provided by the Company to such entities.

               HOTEL PARTNERSHIPS(1)                                  HOTELS
----------------------------------------------------  --------------------------------------
Grand Avenue Partners L.P...........................  Wyndham Checkers Hotel
Bedrock Metrolux Investment Partners
  Level I, L.P......................................  Wyndham Hotel at Metrocenter
Bedrock Annapolis Investment Partners
  Level I, L.P......................................  Wyndham Garden Hotel-Annapolis
Burlington Garden Partners Level I, L.P.............  Wyndham Garden Hotel-Burlington
CC Bedrock Investment Partners Level I, L.P.........  Wyndham Garden Hotel-Culver City
BRP Denver Garden Partners Level I, L.P.............  Wyndham Garden Hotel-Denver
Detroit Metro Partners Level I, L.P.................  Wyndham Garden Hotel-Detroit Airport
Bedrock Marin Investment Partners
  Level I, L.P......................................  Wyndham Garden Hotel-Marin/San Rafael
BR Partners -- Monrovia Level I, L.P................  Wyndham Garden Hotel-Monrovia
Bedrock Oakbrook Investment Partners
  Level I, L.P......................................  Wyndham Garden Hotel-Oakbrook
O'Hare Garden Partners Level I, L.P.................  Wyndham Garden Hotel-O'Hare
Garden LBV Investment Partners I, L.P...............  Wyndham Garden Hotel-Lake Buena Vista
Bedrock Kingsway Investment Partners
  Level I, L.P......................................  Wyndham Garden Hotel-Piscataway
BR Pittsburgh Airport Level I, L.P..................  Wyndham Garden Hotel-Pittsburgh
BRP Waltham Investment Partners
  Level I, L.P......................................  Wyndham Garden Hotel-Waltham

---------------

(1) Management fees, reimbursements and design and construction fees were not received from all of the Hotel Partnerships in all three years. In addition, cash advances were not made by the Company to all of the Hotel Partnerships in all three years.

     During 1993, 1994 and 1995, the Company made payments in the aggregate amounts of $1,098,270, $1,352,468, $1,739,804, respectively, to Wyndham Travel Management Ltd., an entity owned by Lucy Billingsley (the daughter of Trammell
Crow), for travel services provided to the Company.

     During 1993, 1994 and 1995, the Company made payments in the aggregate amounts of $698,468, $701,203 and $830,164, respectively, to CHMC, which is owned by Crow Family Members, pursuant to the CHMC Agreement pursuant to which the Company acquired in 1988 a number of management agreements relating to Wyndham brand hotels then in operation. The Company's payment obligations under the CHMC Agreement will be released and discharged in the Formation in exchange for a cash payment to be paid by the Company to CHMC. See "The Formation and the Financing Plan -- The Formation."

     During 1993, 1994 and 1995, the Company made payments in the aggregate amounts of $638,039, $743,922, $875,122, respectively, as lease payments for its corporate office space to Tower 2001 Limited Partnership, a partnership in which Crow Family Members have an ownership interest. The Company's current lease on its corporate office space expires in November 1996. Crow Family Members have inquired of the Company concerning the Company's willingness to enter into an extended lease arrangement for the space in the context of a transaction whereby the ownership of the building in which the space is located would be restructured and the building refinanced, with Crow Family Members retaining, directly or indirectly, a significant interest in the building. The Company has indicated an interest in considering an extended lease arrangement on market terms, but no agreements or understandings have yet been reached in this regard, as preliminary discussions between Crow Family Members and potential third party financing sources have only recently begun.

     During 1993, 1994 and 1995, the owners of hotels owned or leased by the Company made contributions to a loss prevention fund in the amounts of $396,911, $620,006 and $624,422, which funds were deposited to WFLP pending the use of such contributions by the loss prevention fund. The contributions were used to cover a portion of the deductible on insurance policies for such hotels in connection with insured claims made against the hotels.

     In 1995, the Company made payments in connection with entering into a management contract for the Wyndham Anatole Hotel, in which Crow Family Members have an ownership interest. The amount of such payment was $523,360 and the purpose was to pay costs associated with converting the property to the Wyndham brand.

     During 1993, 1994 and 1995, the Company received payments in the aggregate amounts of $220,447, $175,366 and $176,210, respectively, from Crow-Los Patios Limited, a senior assisted living facility in which certain Crow Family Members have an ownership interest. The payments were received as management fees.

     During 1993, 1994 and 1995, the Company made payments in the aggregate amounts of $310,402, $321,333 and $332,113, respectively, to GHMB, Inc., an entity owned by Mr. Bentley for the operation of liquor concessions at the Wyndham Garden Commerce.

     In 1994, the Company paid $155,000 to Rochelle Charter, Inc. ("Rochelle"), an entity in which Trammell Crow, his spouse and Harlan R. Crow have an interest. The payment was made to charter a boat that was operated by Rochelle and used by the Company to entertain business associates.

     During 1995, the Company received payments in the aggregate amount of $72,593 from Convention Center Boulevard Hotel Limited, Waterfront Hotel Associates, S.E. and WHC-LG Hotel Associates, L.P., Hotel Partnerships in which Crow Family Members and some or all of the Senior Executive Officers have an interest. The payments were received as construction and renovation fees for the Wyndham Riverfront and Wyndham San Juan Hotels and for the Company's La Guardia Airport hotel.

     The Company is a guarantor of the obligations of Playhouse Square Hotel Limited Partnership (the owners of which include Crow Family Members and the Senior Executive Officers, except for Ms. Raymond) to fund operating deficits relating to such Hotel Partnership. The guarantee requires the guarantors (including the Company) to advance up to $600,000 per year to the extent the Hotel Partnership experiences operating deficits, with maximum required advances of $2.3 million over the term of the guarantee extending from 1995 to 2000. Playhouse Square Hotel Limited Partnership has caused to be deposited the sum of $1,000,000 as a reserve to secure the payment of the guaranteed obligations and to fund operating deficits. The Company has not to date been required to make any advance under the guarantee.

     On February 1, 1996, the Company entered into a franchise agreement with Breckenridge Resort Group, a partnership in which Mark vanHartesvelt, the brother of John vanHartesvelt, an officer of the Company, has an interest. The Company expects that in April 1996, the franchisee's rights and obligations under the franchise agreement will be transferred to an unaffiliated third party. In order to qualify for relevant franchise law exemptions, fees and payments due and payable during the first six months following the conversion of the hotel to the Wyndham brand are deferred until the seventh month following the opening date of the hotel. The Company does not anticipate receiving any fees under the franchise agreement during 1996.


     The Company has entered into management contracts pursuant to which it provides or expects to provide hotel management services to the following Hotel Partnerships owning Wyndham hotels in which Crow Family Members, Bedrock or some or all of the Senior Executive Officers have an interest. The aggregate amount of such management fees are anticipated to be approximately $884,000 in 1996. The terms of the agreements pursuant to which the Company provides hotel management services to Wyndham hotels are described generally under "Business -- Management Contracts."

                      HOTEL PARTNERSHIPS                            HOTELS
        -----------------------------------------------   ---------------------------
        KC Plaza Investment Partners, Level I L.P. ....   Wyndham Garden-Kansas City
        WHC-LG Hotel Associates, L.P. .................   La Guardia Airport
        Bed Lex Investment Partners, Level I, L.P. ....   Wyndham Garden-Lexington
        Convention Center Boulevard Hotel, Limited.....   Wyndham Riverfront
        Waterfront Hotel Associates, S.E. .............   Wyndham San Juan


Pursuant to the terms of the management contracts for the Riverfront and San Juan hotels, the Company has made commitments to provide furniture, fixtures and equipment at fixed prices of $2.1 million and $6.0 million, respectively. In addition, with respect to the Riverfront hotel, the Company has agreed to provide certain pre-opening services at a fixed price of $420,000 and has entered into an operating deficit guaranty, which requires the Company to fund up to $230,000 in working capital per year for three years after the hotel is opened in the event that the hotel generates inadequate cash flow. In addition, the Company has guaranteed $875,000 in indebtedness relating to the Riverfront hotel. (The Riverfront hotel opened on May 15, 1996.)


     Pursuant to the terms of its management agreement relating to the Wyndham Hotel at Los Angeles Airport (the "LAX"), Wyndham agreed to loan $4,560,000 to be applied to costs of refurbishment of the LAX. The refurbishment loan is evidenced by a promissory note (the "Note Receivable"), which has been partially funded in the amount of $2,344,974 as of April 15, 1996. The Company's obligation to make the remaining advances under the refurbishment loan is secured by a letter of credit, which, in turn, is collateralized by $2,637,045 in cash. Prior to the Formation, WHC LAX Associates, L.P. ("WHC LAX"), a limited partnership owned by Crow Family Members, the Senior Executive Officers and WEL, will pay to Wyndham $4,560,000 in return for Wyndham's agreement to pay to WHC LAX all payments that Wyndham receives under the Note Receivable. Wyndham also agreed that, insofar as the WHC LAX's $4,560,000 payment to the Company exceeds advances that Wyndham is obligated to make, but has not yet made, under the Note Receivable, it would pay to WHC LAX interest at a variable rate that has ranged from 5.25% to 5.81% per annum on the unfunded amounts.

     In 1996, James D. Carreker anticipates receiving a $100,000 consulting fee for services provided as a consultant to Trammell Crow Company, an entity in which Crow Family Members have an interest.

     The Company anticipates that in 1996, it will enter into a five year service agreement with ISIS 2000, an entity owned by Crow Family Members and the Senior Executive Officers, whereby ISIS 2000 will provide centralized reservations and property management services to all Wyndham brand hotels. The services will be provided for a fee comprised of an initial link-up charge plus a per reservation fee and a per hotel charge for the property management system. The service fee payable by the Company is anticipated to be approximately $1,300,000 in 1996. The Company also will enter into an asset management agreement with ISIS 2000 providing for human resource, finance, accounting, payroll, legal and tax services. The Company anticipates receiving approximately $175,000 in 1996 for such services. In addition, the Company expects that it will guarantee operating leases on behalf of ISIS 2000 in the approximate amount of $3.5 million.

     In 1995, the Company made payments to Trammell Crow Company in the amount of $386,759 for contract labor (including related costs) provided to the Company for management information services. The Company anticipates that in 1996, it will pay approximately $810,000 to Trammell Crow Company for these contract labor services (including related costs).

     The Company anticipates that in 1996, it will enter into a service agreement with CW Synergistech, L.P. ("CWS"), an entity owned by Trammell Crow Company and an entity owned by Crow Family Members and the Senior Executive Officers, whereby CWS will provide the Company's management information services. The service fee payable by the Company to CWS for such management information services is anticipated to be approximately $1,135,000 in 1996. The Company also will enter into an asset management agreement with

CWS providing for human resource and legal services. The Company anticipates receiving approximately $20,000 in 1996 for such services.

     The Company anticipates that in 1996, it will make insurance premium payments to Wynright Insurance ("Wynright"), an entity owned by Crow Family Members and the Senior Executive Officers, with respect to certain insurance policies maintained for the benefit of the Company and hotels owned or leased by the Company. The Company anticipates that such payments will be approximately $555,800 in 1996. The Company also will enter into an asset management agreement with Wynright providing for human resource, finance, accounting, payroll, legal and tax services. The Company anticipates receiving approximately $12,500 in 1996 for such services.

     The Company anticipates that in 1996, it will enter into management agreements pursuant to which it expects to receive management, technical service and purchasing fees in connection with the Company's management of certain extended-stay hotels, a new concept being developed by a partnership in which Crow Family Members own an interest. See "Business -- Growth Strategy -- II. Additional Growth Opportunities -- New Lodging Products." The amount of such management, technical service and purchasing fees are anticipated to be approximately $50,000 in 1996.

BEDROCK INVESTMENT PROGRAM

     In May 1994, the Company entered into an Investment Agreement and an Option Agreement (collectively, the "Bedrock Agreements") with Bedrock pursuant to which, as amended, Bedrock agreed to provide up to $335 million in capital (the "Investment Program") to acquire hotels or hotel management companies and to make hotel related investments that are approved by both the Company and Bedrock. Pursuant to the terms of the Investment Agreement, Bedrock is not required to invest a minimum amount of capital through the Investment Program, but the Company is entitled to manage any Investment Program hotel properties for a term of 15 years. Pursuant to the Investment Agreement, as amended, the Company and Bedrock have agreed that the Company will be permitted to manage any hotel with 250 or fewer rooms that is financed by Bedrock. In addition, subject to certain limitations, certain Crow Family Members have the right to co-invest with Bedrock in the Investment Program. The Company also has certain limited rights to co-invest with Bedrock in the Investment Program; provided, however, that once the Company elects to co-invest in Investment Program projects, it must co-invest in each subsequent project or it would forfeit additional rights to co-invest. At December 31, 1994 and December 31, 1995, the Company had executed management contracts with Bedrock for 11 Wyndham brand hotels and 15 Wyndham brand hotels, respectively, through the Investment Program. At April 15, 1996, approximately $150.0 million of the initial $335 million in the Investment Program was available for investment.

     Pursuant to the Option Agreement, the Company granted to Bedrock options (the "Bedrock Options") to purchase up to a 37.5% limited partnership interest in the Old Management Company at a price equal to the percentage interest purchased multiplied by the strike price set forth in Section 2.1 of the Option Agreement for the year in which the option is exercised. A copy of the Option Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. (Under the terms of the Bedrock Agreements, Bedrock is entitled to purchase a 1% interest in Wyndham for each $320,000 of projected annual management fees generated by the management contracts relating to hotels owned by Bedrock. At December 31, 1994 and December 31, 1995, Bedrock was entitled to purchase a 17.4% and 24.3% interest in Wyndham, respectively.) As additional consideration for the grant of the Bedrock Options, Bedrock granted to the Company the right to require Bedrock to invest up to $20 million from the Investment Program in the amount of a $10 million contribution to the Company (the "Direct Contribution") in exchange for a percentage interest therein (not to exceed the 37.5% ownership limitation) and a $10 million contribution to affiliated partnerships (the "Indirect Contribution") in which some or all of the Company, Crow Family Members and the Senior Executive Officers invest. The Direct Contribution will take the form of the Bedrock Contribution. The Indirect Contribution was eliminated in connection with the Bedrock Exchange Agreement.

     As part of the Formation, the Company entered into the Bedrock Exchange Agreement with various affiliates of Bedrock pursuant to which Bedrock will transfer the Bedrock Options and the Bedrock Contribution (in the amount of $10 million) in exchange for 2,367,890 shares of Common Stock. See "The Formation and the Financing Plan -- The Formation." Bedrock will have certain registration rights with respect to such shares of Common Stock. See "Description of Capital Stock -- Registration Rights." Bedrock will also enter into the Stockholders' Agreement with the Company, Crow Family Members, the Senior Executive Officers and WEL, which provides for, among other things, representation on the Company's Board of Directors. See "Management -- Directors and Executive Officers" and "Description of Capital Stock -- Stockholders' Agreement."

     The Option Agreement also provides for a contingent payment (the "Contingent Option Payment") to the Old Management Company, for distribution to the non-Bedrock owners of the Old Management Company, at such time as all hotels financed by the Investment Program achieve an investment return target of 15% on all equity capital invested through such program plus certain overhead costs. The amount of the Contingent Option Payment is 10% of all cash proceeds realized in excess of the investment return target. The Contingent Option Payment is due 70% upon the achievement of the investment target return and 30% upon Bedrock's disposition of its entire interest in Wyndham. A separate entity owned by Crow Family Members, the Senior Executive Officers and WEL has purchased the right to the Contingent Option Payment for $10,000 from the owners of the Old Management Company (Crow Family Members, the Senior Executive Officers and WEL).

POLICY WITH RESPECT TO RELATED PARTY TRANSACTIONS

     With respect to future material transactions (or series of related transactions) between the Company and related parties, the Company has implemented a policy requiring any such transaction to be approved by a majority of the Independent Directors, if any, upon such directors' determination that the terms of the transaction are no less favorable to the Company than those that could be obtained from unrelated third parties. The policy defines a material related party transaction (or series of related transactions) as one involving a purchase, sale, lease or exchange of property or assets or the making of any investment with a value to the Company in excess of $1.0 million or a service agreement (or series of related agreements) with a value in excess of $1.0 million in any fiscal year. There can be no assurance that this policy always will be successful in eliminating the influence of conflicts of interest. The foregoing policy shall be in addition to the requirements with respect to related party transactions imposed by the Indenture. See "Description of the Notes -- Covenants -- Limitation on Transactions with Stockholders and Affiliates."

BENEFITS OF THE FORMATION AND THE FINANCING PLAN TO RELATED PARTIES

     In connection with their participation in the transactions related to the Formation of the Company, certain major stockholders, directors and executive officers of the Company will receive the following benefits.

     Crow Family Members will receive, collectively, 9,386,135 shares of Common Stock and $19.1 million in cash in exchange for their interests in the Assigned Businesses. In addition, Crow Family Members will receive $4.0 million in cash as a result of the repayment of certain loans that they made to certain of the Assigned Businesses. In addition, WFLP, a partnership owned by Crow Family Members, will receive $18.6 million in cash for the sale of the DAB Notes, which represent obligations of the Senior Executive Officers and WEL. CHMC, which is owned by certain Crow Family Members, will receive $6.0 million, in cash, as consideration for the release and discharge of the Company's payment obligations under the CHMC Agreement.

     The Senior Executive Officers of the Company will receive the following number of shares of Common Stock in exchange for their respective interests in the Assigned Businesses:

          -- James D. Carreker: 1,167,970 shares;
          -- Leslie V. Bentley: 329,180 shares;
          -- Eric A. Danziger: 377,964 shares;
          -- Anne L. Raymond: 376,906 shares; and
          -- Stanley M. Koonce, Jr.: 385,553 shares.

     Bedrock (in which Messrs. Whitman and Decker have ownership interests) will receive 2,367,890 shares of Common Stock in consideration of Bedrock's transfer to the Company of the Bedrock Options and the Bedrock Contribution in the amount of $10.0 million.

     WEL (in which certain executive officers and employees of the Company participate) will receive 642,588 shares of Common Stock in exchange for its interests in the Assigned Businesses.

     TCI, which is owned by certain Crow Family Members and the Senior Executive Officers, will receive a payment of approximately $250,000 from the Company as a commission to be paid to an employee of TCI for his efforts in facilitating the sale of the 11 Wyndham Garden Hotels to HPT. See "Business -- Long-Term Hotel Leases."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock and as adjusted to reflect the sale of shares of Common Stock in the Equity Offering for (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table set forth under the heading "Management," (iii) all directors and executive officers of the Company as a group and (iv) each person or group who was on such date the beneficial owner of more than five percent of the outstanding Common Stock.

                                                                              SHARES OWNED
                                                   SHARES OWNED                AFTER THE
                                              BEFORE THE OFFERING(2)         OFFERING(2)(3)
                                              ----------------------     ----------------------
                    NAME(1)                     NUMBER       PERCENT       NUMBER       PERCENT
    ----------------------------------------  ----------     -------     ----------     -------
    CF Securities, L.P.(4)(5)...............   9,407,108      61.42%      9,373,775      48.81%
      Harlan R. Crow(5)(6)
    James D. Carreker(7)....................   1,356,515       8.86%      1,356,515       7.06%
      Wyndham Employees, Ltd.(8)............     642,588       4.20%        642,588       3.35%
    Leslie V. Bentley(9)....................     389,783       2.54%        389,783       2.03%
    Eric A. Danziger........................     377,964       2.47%        377,964       1.97%
    Anne L. Raymond.........................     376,906       2.46%        376,906       1.96%
    Stanley M. Koonce, Jr...................     385,553       2.52%        385,553       2.01%
    Bedrock(10).............................   2,367,890      15.46%      2,367,890      12.33%
      Daniel A. Decker(11)..................
      Robert A. Whitman(11).................
    Susan T. Groenteman(12).................          --          --         33,333        *
    Directors and executive officers as a
      group (16 persons)(13)................  15,304,307      99.92%     15,304,307      79.70%

---------------

  *  Less than 1%.

 (1) The address of each beneficial owner, with the exception of CF Securities, L.P., Bedrock and Susan T. Groenteman, is 2001 Bryan Street, Suite 2300, Dallas, TX 75201.

 (2) The indicated share numbers assume an initial public offering price of $15.00 per share in the Equity Offering. Pursuant to the terms of the Formation Agreements, a higher or lower initial public offering price would result in immaterial adjustments in the number of shares of Common Stock beneficially owned by the parties listed in the table, other than Bedrock.

 (3) The information in the table assumes the exercise of the GE Option and no exercise of the underwriters' overallotment option in the Equity Offering. In the event such overallotment option is exercised in full, Bedrock would own 2,301,754 shares of Common Stock (11.68% of the outstanding Common Stock), CF Securities, L.P. would own 9,421,717 shares of Common Stock (47.81% of the outstanding Common Stock), Messrs. Carreker, Bentley, Danziger and Koonce and Ms. Raymond (the "Senior Executive Officers") would collectively beneficially own 2,901,608 shares of Common Stock (14.72% of the outstanding Common Stock) and Wyndham Employees, Ltd. ("WEL") would own 645,895 shares of Common Stock (3.28% of the outstanding Common Stock).

 (4) Assuming the exercise of the GE Option and no exercise of the underwriters' overallotment option in the Equity Offering, when the shares held by CF Securities, L.P. are aggregated with the shares held separately by a single Crow Family Member, the total number of shares held by Crow Family Members would be 9,386,135 shares (48.87% of the outstanding Common Stock). If such overallotment option is exercised in full, the total number of shares held by Crow Family Members would be 9,434,077 shares (47.87% of the outstanding Common Stock). The address of CF Securities, L.P. is 2001 Ross Avenue, Dallas, TX 75201.

 (5) Harlan R. Crow directly holds no shares of Common Stock. Mill Springs Holdings, Inc. ("Mill Springs") is the general partner of CF Securities, L.P. Mr. Crow is a principal stockholder of Mill Springs and its sole director. Mr. Crow disclaims beneficial ownership of all Common Stock held by CF Securities, L.P.

 (6) Mr. Crow is a director of Wyndham Hotel Management Corporation ("WHMC"), which holds 112,229 shares of Common Stock. WHMC is the corporate general partner of WEL, which holds 642,588 shares of Common Stock. Mr. Crow disclaims beneficial ownership of all shares of Common Stock held by WHMC or WEL.

 (7) James D. Carreker will directly hold 1,167,970 shares of Common Stock. Shares listed in the table include 76,316 shares held in a trust for which Mr. Carreker is the special trustee and has full voting rights. Mr. Carreker disclaims beneficial ownership of all Common Stock held in the trust. Shares listed also include 112,229 shares held by WHMC, but exclude 642,588 shares held by WEL. Mr. Carreker is a director and principal stockholder of WHMC, which is the corporate general partner of WEL. Mr. Carreker disclaims beneficial ownership of all Common Stock held by WHMC beyond his percentage ownership therein and disclaims beneficial ownership of all Common Stock held by WEL.

 (8) Mr. Carreker is a director and principal stockholder of WHMC, which is the corporate general partner of WEL. Mr. Crow is a director of WHMC. Both Messrs. Carreker and Crow disclaim beneficial ownership of all Common Stock held by WEL.

 (9) Includes 60,604 shares held in trusts for which Mr. Bentley is the special trustee and has full voting rights. Mr. Bentley disclaims beneficial ownership of all Common Stock held in the trusts.

(10) The address of Bedrock is 2200 Ross Avenue, Suite 4200 West, Dallas, Texas 75201.

(11) Robert A. Whitman and Daniel A. Decker directly hold no shares of Common Stock. Messrs. Whitman and Decker are principals of Hampstead, an affiliate of Bedrock. Messrs. Whitman and Decker disclaim beneficial ownership of all Common Stock held by Bedrock.

(12) Shortly following the Offering, C.F. Securities, L.P. will sell 33,333 shares of Common Stock to Mill Creek Holdings, Ltd. ("Mill Creek") for $500,000. Such shares, in turn, will be transferred by Mill Creek to Ms. Groenteman for services rendered by Ms. Groenteman to Mill Creek. It is expected that a compensation expense of $500,000 will be recognized by an affiliate of Mill Creek in connection with such transfer. Ms. Groenteman's address is 2001 Ross Avenue, Dallas, TX 75201.

(13) Includes shares held by WEL. WHMC is the corporate general partner of WEL. Mr. Carreker is a director and a principal stockholder of WHMC, and Mr. Crow is a director of WHMC, but each disclaims beneficial ownership of all Common Stock held by WEL.

     Pursuant to the terms of the GE Credit Agreement, General Electric holds an option to purchase up to an estimated 537,634 shares of Common Stock (representing up to an estimated 2.8% of the Company's outstanding shares of Common Stock following the exercise of the option), assuming in connection with the Equity Offering an initial public offering price of $15.00 per share and underwriting discounts and commissions of seven percent (the "GE Option"). The GE Credit Agreement entitles General Electric to purchase from the Company up to the number of shares of Common Stock that is the quotient of an amount estimated by the Company to be $7.5 million (one-half of the estimated $15.0 million of indebtedness that will be outstanding under the GE Credit Agreement at the closing of the Offering) divided by the initial public offering price per share of the Common Stock in the Equity Offering (less underwriting discounts and commissions). Under a letter agreement between the Company and General Electric, General Electric has committed to exercise the GE Option to purchase an estimated 537,634 shares of Common Stock for a purchase price of approximately $7.5 million contemporaneously with the closing of the Equity Offering. Such letter agreement provides, however, that in the event the actual public offering price per share of Common Stock in connection with the Equity Offering is lower than $13.00 or higher than $17.00, the GE Option will be terminated and the Company will be required to repay the entire estimated $15.0 million of indebtedness outstanding under the GE Credit Agreement at the closing of the Offerings (unless such price limitation is waived by General Electric). Pursuant to the letter agreement, the Company has undertaken to use its best efforts to obtain for General Electric in the Equity Offering an allocation of shares of Common Stock equal to $2.5 million divided by the initial public offering price. Pursuant to the terms of the GE Credit Agreement, the Company and General Electric also have entered into a registration rights agreement pursuant to which the Company has granted General Electric certain registration rights. See "Description of Capital Stock -- Registration Rights."


                  DESCRIPTION OF THE REVOLVING CREDIT FACILITY

     The following is a summary of the terms of the Revolving Credit Facility, which summary is qualified in its entirety by reference to the document establishing such term, a copy of which will be filed as an exhibit to the Registration Statement of which this Prospectus forms a part. For purposes of this summary, the term "Company" refers only to Wyndham Hotel Corporation.

GENERAL


     The Company has received a commitment letter from Bankers Trust pursuant to which Bankers Trust has agreed, subject to certain conditions, to provide the Revolving Credit Facility. The Revolving Credit Facility provides for up to $100.0 million of revolving loan borrowings. While the Company does not expect that it will draw any amounts under the Revolving Credit Facility at the closing thereof, it is anticipated that approximately $49.4 million aggregate principal amount will initially be available for borrowings at such time. Availability under the Revolving Credit Facility will be subject to, among other things, a borrowing base test calculated with reference to the cash flow from the hotel properties and management contracts pledged to secure the obligations of the Company under the Revolving Credit Facility, the location of certain of such properties, the terms of such management contracts, the relative contribution to the borrowing base of the different values attributed to such properties and the values attributable to both the properties taken as a whole and the management contracts taken as a whole and other factors. Under the terms of the Revolving Credit Facility, no further borrowings will be made available to the Company following the third anniversary of the closing of the Revolving Credit Facility. The Revolving Credit Facility will mature four years from its closing date. Subject to certain limitations, Bankers Trust may assign, syndicate, participate, place or sell its interest under the Revolving Credit Agreement to other institutional lenders.


     The Revolving Credit Facility may be used for (a) the acquisition, renovation, management and operation of certain hotel properties, (b) the provision of equity and debt investments in joint ventures to acquire, renovate and manage certain hotel properties, (c) equity and debt investments in and credit support for owners of certain hotel properties managed by the Company and its subsidiaries which are made in connection with the acquisition, extension, renewal or modification of management agreements and (d) other corporate purposes of the Company. The Revolving Credit Facility will bear interest at a rate equal to, at the election of the Company, (a) the Bankers Trust base rate plus one percent (1.0%) per annum, or (b) one-, two-, three- or six-month LIBOR plus two percent (2.0%) per annum, payable monthly in arrears; provided however, subject to the Company's satisfaction of certain conditions, the aforementioned interest rates will be subject to a reduction of 0.25% per annum. The Company will pay customary fees in connection with structuring the Revolving Credit Facility and will also pay Bankers Trust an unused commitment fee equal to 0.375% per annum of the unused portion of the Revolving Credit Facility, payable quarterly in arrears. Under certain circumstances, the Company may be required to obtain interest rate protection. The Company is permitted to use up to $15.0 million of the amount available under the Revolving Credit Facility for the issuance of letters of credit, which will be subject to a fee of 2.0% per annum on the maximum amount which may be drawn under each letter of credit.

     The Revolving Credit Facility will be a direct obligation of the Company and will be fully and unconditionally guaranteed by all of the Company's Subsidiaries. Such obligations and such guarantees will rank senior in right of payment to the Notes and be secured by substantially all of the assets of the Company and its Subsidiaries.

AMORTIZATION AND PREPAYMENT

     The Revolving Credit Facility will not have any scheduled amortization of principal during the first three years of the term. On the 39th, 42nd and 45th months following the closing of the Revolving Credit Facility, the Company will be required to amortize principal in an aggregate amount equal to 20% of the amount outstanding under the Revolving Credit Facility on the third anniversary of the closing of the Revolving Credit Facility. Amounts outstanding under the Revolving Credit Facility must be mandatorily prepaid in amounts equal to specified release prices upon (a) the disposition or condemnation of, or casualty to, any hotel properties which are mortgaged to secure indebtedness under the Revolving Credit Facility, or (b) the termination of certain management agreements pledged to secure indebtedness under the Revolving Credit Facility. The Company will be permitted to make voluntary prepayments of amounts outstanding under the Revolving Credit Facility at any time without penalty or premium.

SECURITY AND GUARANTEES

     The Company's obligations under the Revolving Credit Facility will be secured principally by (a) first priority mortgages on the six hotels owned by the Company and additional hotel properties acquired by the Company and approved by the lenders under the Revolving Credit Facility (the "Pool A Properties"),
(b) first priority mortgages on the twelve hotels in which the Company has a leasehold interest and certain additional hotels that may be acquired by the Company (the "Pool B Properties"), (c) a first priority assignment of the rights of the Company in management agreements with respect to certain hotels managed by the Company, (d) a first priority pledge by the Company of all of the outstanding capital stock and partnership interests owned by it in each of its Subsidiaries, and (e) a first priority assignment and pledge of the Company's interests in substantially all its other real and personal property, including its bank accounts. The foregoing mortgages may be released as to an individual hotel property or management agreement upon the Company's compliance with certain conditions, including mandatory prepayment of the Revolving Credit Facility, in an amount equal to the applicable release price. The applicable release price with respect to a Pool A Property will be the greater of (a) 125% of the outstanding principal amount allocated to the property, (b) 85% of the sales price of the property, after deduction of certain closing expenses, (c) the amount necessary for the Company to maintain compliance with specific financial covenants under the Revolving Credit Facility or (d) in the case of a release as a result of a casualty or condemnation, the insurance proceeds or condemnation award resulting therefrom (provided the partial release of an individual property will be permitted in any case of casualty or condemnation). The applicable release price with respect to an individual property which is a Pool B Property will be the greatest of (a) the amount necessary for the Company to maintain compliance with specific financial covenants under the Revolving Credit Facility, or (b) in the case of a release as a result of a casualty or condemnation, the insurance proceeds or condemnation award resulting therefrom (provided the partial release of an individual property will be permitted in any case of casualty or condemnation). Upon the termination of a management agreement which has been pledged by the Company to secure the indebtedness under the Revolving Credit Facility, the related security interest will be released upon the Company's compliance with certain conditions, including, in some circumstances, mandatory prepayment of the Revolving Credit Facility, in an amount equal to the applicable release price. The applicable release price, if any, with respect to an individual management agreement will be the greater of (a) 100% of the outstanding principal amount allocated to the management agreement, (b) the amount necessary for the Company to maintain compliance with specific financial covenants under the Revolving Credit Facility, (c) in the case of a sale or other disposition of the management agreement, 85% of the sale price of the management agreement after deduction of certain closing expenses or (d) the termination fees, if any, paid in connection with such termination. Certain other mandatory prepayments are required in the event of a disposition of a hotel property that is not mortgaged to secure the indebtedness under the Revolving Credit Facility. The Company's obligations under the Revolving Credit Facility will be guaranteed, with full recourse, by each of the Company's Subsidiaries.

COVENANTS

     The Revolving Credit Facility will contain covenants requiring the Company to maintain a minimum net worth of $42.0 million and to maintain the following financial ratios:

          (a) the market value of the outstanding capital stock of the Company shall not be less than 50% of the market value of such stock on the date of the closing of the Revolving Credit Facility, unless there shall have occurred a corresponding decrease in the market value of the capital stock of a selected group of comparable companies;

          (b) Total Consolidated Indebtedness (as defined in the Revolving Credit Facility) and imputed indebtedness attributable to the Company's ground lease obligations ("Imputed Debt") entered into following the closing of the Revolving Credit Facility shall not exceed the lesser of (i) the Adjusted Stockholders' Equity (as defined in the Revolving Credit Facility) or (ii) 50% of Total Consolidated Indebtedness plus Imputed Debt plus the market value of the outstanding capital stock of the Company, unless the failure to meet the ratio with respect to clause (ii) is attributable to a decrease in the market value of the capital stock of a selected group of comparable companies of more than 50% since the date of the closing of the Revolving Credit Facility;

          (c) an annually increasing ratio of "Consolidated EBITDA" (as defined in the Revolving Credit Facility) plus total lease payments under permitted sale-leaseback transactions (the "Lease Payments") to Consolidated Fixed Charges (as defined in the Revolving Credit Facility) plus the greater of the Lease Payments or an interest factor on the Imputed Debt;

          (d) an annually increasing ratio of "Consolidated EBITDA" (as defined in the Revolving Credit Facility) minus capital expenses incurred plus Lease Payments to Consolidated Fixed Charges plus Lease Payments and an interest factor on the Imputed Debt;

          (e) an annually decreasing ratio of Total Consolidated Indebtedness plus Imputed Debt to "Consolidated EBITDA" (as defined in the Revolving Credit Facility) plus the Lease Payments; and

          (f) an annually decreasing ratio of Total Consolidated Indebtedness plus Imputed Debt to "Consolidated EBITDA" (as defined in the Revolving Credit Facility) minus capital expenses incurred plus Lease Payments.

     The Revolving Credit Facility will also contain covenants that (a) impose certain limitations on the right of the Company in respect of (i) the payment of dividends and other distributions, (ii) the making of investments in, guaranties for the benefit of or payments to Subsidiaries, persons owning or leasing hotels managed by the Company or otherwise, (iii) acquisitions of additional hotel properties, (iv) the creation or incurrence of liens, (v) transactions with affiliates, (vi) management or similar agreements delegating to another person substantial authority over the operation or maintenance of hotel properties of the Company and its Subsidiaries, (vii) the incurrence of indebtedness, lease obligations or contingent liabilities, (viii) mergers, acquisitions, joint ventures, partnerships, divestures or reorganizations, (ix) the issuance of preferred stock and

(x) sale leaseback transactions involving any of its hotel properties, (b) require the Company to maintain a capital reserve account of 3.5% of the gross revenues for each of the hotels owned or leased by it (the GHALP Lease will require the Company to make deposits into a capital reserve account in amounts equal to 5% of the gross revenues for each of the GHALP Properties and the Harbour Island Lease will require the Company to allocate amounts equal to 4% of the gross revenues of the Harbour Island Property for replacement and repair of furniture, fixtures, equipment and other improvements relating to such property), (c) require the Company to make certain expenditures in connection with deferred maintenance, (d) require the Company to undertake certain capital expenditures for the renovation of one hotel property (the Wyndham Rose Hall Resort) and possibly other hotel properties, (e) require the Company to obtain the lenders' consent prior to the Company entering into certain arrangements relating to ISIS 2000 (see "Business -- Customers and Marketing -- Central Reservations System" for further information relating to ISIS 2000) and (f) require the Company to obtain the lenders' consent to the refinancing of the $9.7 million principal amount of industrial revenue bond indebtedness assumed in connection with the acquisition of the Vinings Wyndham Garden Hotel. In addition, the Revolving Credit Facility will require the Company to establish a cash management system for the Company's hotels that will require all receipts to be swept daily into an account under the control of Bankers Trust and will restrict distributions to Subsidiaries and affiliates under certain circumstances.


EVENTS OF DEFAULT

     The Revolving Credit Facility will contain events of default customary for transactions similar to those contemplated by the Revolving Credit Facility, including (a) the nonpayment of principal, interest or other amounts due under the Revolving Credit Facility when due, (b) the failure to observe certain covenants under the Revolving Credit Facility, subject to applicable grace and cure periods, (c) a material adverse change in the business, operations or conditions, financial or otherwise, of the Company (together with a material impairment of the ability of the Company and its Subsidiaries to perform their respective obligations under the Revolving Credit Facility documents or a material impairment of the lenders' ability to enforce such obligations), (d) breaches of representations and warranties, subject to applicable cure periods,
(e) the occurrence of a default in the payment of principal, interest or other amounts due under the Notes or other indebtedness of the Company and its Subsidiaries, or any other event which would allow for the acceleration of the maturity of any such indebtedness, (f) the default by the Company or any of its Subsidiaries under any ground lease obligation with respect to a hotel property,
(g) money judgments, not adequately insured, in excess of $1.0 million against the Company or any of its Subsidiaries and not discharged, bonded, vacated or stayed within 60 days, (h) the occurrence of certain events of bankruptcy of insolvency, (i) certain transactions resulting in a "change of control" (as defined below) of the Company, (j) certain executive officers ceasing to be employed by the Company in a senior position by reason of their death or disability, (k) any Subsidiary of the Company ceasing to be wholly owned by the Company or its other wholly owned Subsidiaries, and (l) payments by the Company or its Subsidiaries with respect to certain contingent liabilities in amounts in excess of those estimated on the date of the closing. With respect to the Revolving Credit Facility, a "change of control" means the occurrence of any of the following: (a) Bedrock, the Crow Family Members and the Senior Executive Officers of the Company, collectively, or the Senior Executive Officers of the Company, collectively, shall cease for any reason to maintain legal and beneficial ownership of at least 50% of the outstanding number of shares of Common Stock of the Company (excluding all shares owned by WEL) owned by them as of the closing date of the Revolving Credit Facility (provided that if certain principals of Bedrock cease to control the business and affairs of Bedrock, then Bedrock shall be deemed to no longer own any shares of Common Stock of the Company), (b) any person or group, other than Bedrock, the Crow Family Members or the Senior Executive Officers of the Company, is or becomes the beneficial owner of more than 35% of the total voting power in the aggregate of all classes of capital stock of the Company normally entitled to vote in the election of the Board of Directors, (c) a majority of the Board of Directors of the Company shall not consist of nominees of Bedrock or Crow Family Members or (d) there shall occur a Change of Control (as defined in the Indenture for the Notes).

NO ASSURANCE

     While the Company expects to enter into the Revolving Credit Agreement contemporaneously with or shortly following the consummation of the Offering, there can be no assurance that the Company will be successful in entering into the Revolving Credit Agreement and, if so, on what terms. The Revolving Credit Facility would be an important source of capital to fund the Company's future growth strategy and, if the Company is not able to agree with Bankers Trust on the terms of the Revolving Credit Agreement, it would need to seek other sources of financing to help fund its future growth strategy. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

                            DESCRIPTION OF THE NOTES

     The Notes are to be issued under an Indenture, dated as of             ,
1996 (the "Indenture"), among the Company, each of the Company's Subsidiaries (except for a number of insignificant Subsidiaries), as Guarantors, and Bank One, Columbus, N.A., as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Whenever particular provisions or defined terms of the Indenture not otherwise defined herein are referred to, such provisions or defined terms are incorporated herein by reference. For purposes of this summary, the term "Company" refers only to Wyndham Hotel Corporation. A copy of the Indenture will be filed as an Exhibit to the Registration Statement of which this Prospectus constitutes a part.

GENERAL

     The Notes are general, unsecured obligations of the Company, limited to
$150.0 million aggregate principal amount, and will mature on             ,
2006. An aggregate of $100.0 million aggregate principal amount of Notes will be issued in this Offering, and an additional $50.0 million aggregate principal amount of Notes may be issued in the future pursuant to the provisions described below. The Notes are subordinated in right of payment to certain other debt obligations of the Company as described under "-- Subordination." Each Note bears interest at the rate per annum shown on the front cover of this Prospectus
from                , 1996 or from the most recent Interest Payment Date to
which interest has been paid or provided for, payable semiannually (to Holders
of record at the close of business on                , or                ,
immediately preceding the Interest Payment Date) on                , and
               , of each year, commencing             , 1996.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially will
be the corporate trust office of the Trustee at             ); provided that, at
the option of the Company, payment of interest may be made by check mailed to the address of the Holders at such address as appears in the Security Register.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple thereof and will be represented by one or more Notes in global registered form. See
"-- Global Notes." No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     Under the terms of the Indenture, the Company may issue additional Notes under the Indenture in an aggregate principal amount not to exceed $50.0 million (the "Additional Notes"); provided that, after giving effect to any issuance of the Additional Notes and the application of the proceeds therefrom, the Company could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness). Holders of any Additional Notes will be entitled to all the benefits of the Indenture granted to Holders of Notes issued in this Offering, and to the benefit of any Subsidiary Guarantees (as defined under "-- Guarantees"). It is anticipated that the

Revolving Credit Facility will prohibit the issuance of Additional Notes. Additional Notes, if any, will be treated for all purposes as "Notes" under the Indenture.

SUBORDINATION


     The Notes are general, unsecured obligations of the Company, subordinated in right of payment to all present and future Senior Indebtedness and effectively subordinated in right of payment to Guarantor Senior Indebtedness. At March 31, 1996, on a pro forma basis giving effect to the Formation, the Financing Plan and other adjustments described under "Pro Forma Combined Financial Data," the Notes would have been subordinated to approximately $23.8 million of Senior Indebtedness (inclusive of Guarantor Senior Indebtedness) and the obligations of a Subsidiary of the Company under the GHALP Lease. See "Business -- Long-Term Hotel Leases."


     The Indenture provides that no payment (by conversion, exchange, set-off or otherwise) may be made by or on behalf of the Company on account of any Obligation or, to the extent the subordination thereof is permitted by applicable law, claim in respect of the Notes, including the principal of, premium, if any, or interest on the Notes, or to redeem (or make a deposit in redemption of), defease (other than payments made by the Trustee pursuant to the provisions of the Indenture described under "-- Defeasance" with respect to a defeasance permitted by the Indenture, including the subordinated provisions thereof) or acquire any of the Notes for cash, property or securities (other than Junior Securities of the Company), (i) upon the maturity of the Designated Senior Indebtedness or any other Senior Indebtedness with an aggregate principal amount in excess of $1 million by lapse of time, acceleration or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness and all other obligations in respect thereof are first paid in full in cash or cash equivalents or such payment is duly provided for, or unless and until any such maturity by acceleration has been rescinded or waived or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on or any other amount payable in respect of the Designated Senior Indebtedness or any other Senior Indebtedness with an aggregate principal amount in excess of $1 million when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such payment default has been cured or waived or has otherwise ceased to exist.

     Upon the happening of a default (any event that, after notice or passage of time would be an event of default) or an event of default (any event that permits the holders of Senior Indebtedness or their representative or representatives immediately to accelerate its maturity) with respect to any Designated Senior Indebtedness, other than a default in payment of the principal of, premium, if any, or interest on such Designated Senior Indebtedness, upon written notice of such default or event of default given to the Company and the Trustee by the holders of a majority of the principal amount outstanding of such Designated Senior Indebtedness or their representative or representatives or, if such default or event of default results from the acceleration of the Notes, immediately upon such acceleration, then, unless and until such default or event of default has been cured or waived or otherwise has ceased to exist, no payment may be made by or on behalf of the Company with respect to any Obligation or claim in respect of the Notes, including the principal of, premium, if any, or interest on the Notes or to redeem (or make a deposit in redemption of), defease or acquire any of the Notes for cash, property or securities (other than Junior Securities of the Company). Notwithstanding the foregoing, unless the Designated Senior Indebtedness in respect of which such default or event of default exists has been declared due and payable in its entirety within 180 days after the date written notice of such default or event of default is delivered as set forth above or the date of such acceleration, as the case may be (the "Payment Blockage Period"), and such declaration or acceleration has not been rescinded, the Company shall be required then to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of such notices may be given; provided, however, that (i) during any 360 consecutive days, only one Payment Blockage Period shall commence and (ii) any such default or event of default that existed upon the commencement of a Payment Blockage Period may not be the basis for the commencement of any other Payment Blockage Period, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company from any source whether in cash, property or securities (other than Junior Securities of the Company), shall be received by the Trustee or the Holders on account of any Obligation or claim in respect of the Notes at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash or cash equivalents of all such Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization or readjustment of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company or otherwise, (i) the holders of all Senior Indebtedness would first be entitled to receive payment in full in cash or cash equivalents (or have such payment duly provided for) of the principal, premium, if any, and interest payable in respect thereof before the Holders would be entitled to receive any payment on account of the principal of, premium, if any, and interest on the Notes, in respect of the Redemption Price or Change of Control Payment or otherwise in respect of the Notes and (ii) any payment or distribution of assets of the Company of any kind or character, from any source, whether in cash, property or securities (other than Junior Securities of the Company) to which the Holders or the Trustee on behalf of the Holders would be entitled, except for the subordination provisions contained in the Indenture, would be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or provide for the payment in full in cash or cash equivalents of all such Senior Indebtedness, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     By reason of such subordination, in the event of the liquidation or insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness, including Holders of the Notes, may recover less, ratably, than holders of Senior Indebtedness.

     No provision contained in the Indenture or the Notes will affect the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Notes. The subordination provisions of the Indenture and the Notes will not prevent the occurrence of any Event of Default under the Indenture or limit the rights of the Trustee or any Holder, except as provided in the six preceding paragraphs, to pursue any other rights or remedies with respect to the Notes.

GUARANTEES

     Pursuant to the Indenture, each of the Company's Subsidiaries (except for a number of insignificant Subsidiaries) has, jointly and severally, fully and unconditionally Guaranteed the Company's obligations under the Notes on an unsecured senior subordinated basis (each such Guarantee, a "Subsidiary Guarantee," and each such Subsidiary and each Person who enters into such a Guarantee subsequent to the date hereof by means of a supplemental indenture, a "Guarantor"). In addition, the Indenture contains restrictions on the Company's ability to make Investments in Subsidiaries (or Persons who become Subsidiaries as a result of such Investments) that are not (or do not become) Guarantors. See "-- Covenants -- Limitation on Restricted Payments."

     The Indebtedness evidenced by each Subsidiary Guarantee (including the payment of principal of, premium, if any, and interest on the Notes) is subordinated on the same basis to Guarantor Senior Indebtedness as the Notes are subordinated to Senior Indebtedness. See "-- Subordination," "Risk
Factors -- Subordination of the Notes" and "-- Fraudulent Conveyance Risks."

     The Subsidiary Guarantee of each Guarantor shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of (i) all of the Capital Stock owned by the Company or any Subsidiary of the Company of, or (ii) all or substantially all the assets of, such Guarantor (which sale, exchange or transfer is not prohibited by the Indenture or is effected pursuant to the foreclosure or other enforcement (effected in accordance with applicable law) of any lien, pledge or other security interest securing the payment of any Senior Indebtedness or Guarantor Senior Indebtedness).

OPTIONAL REDEMPTION

     The Notes are redeemable, at the Company's option, in whole or in part, at
any time on or after                , 2001 and prior to maturity, upon not less
than 30 nor more than 60 days' prior notice mailed by first class mail to each Holders' last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if
redeemed during the 12-month period commencing                , of the years set
forth below:

                                    YEAR                               REDEMPTION PRICE
        -------------------------------------------------------------  ----------------
        2001.........................................................          10 .%
        2002.........................................................          10 .
        2003.........................................................          10 .
        2004 and thereafter..........................................       100.000

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

COVENANTS

  Limitation on Indebtedness

     Under the terms of the Indenture, the Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than Permitted Indebtedness, Indebtedness evidenced by the Notes and the Subsidiary Guarantees and Indebtedness existing on the Closing Date) unless, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio would be
greater than 1.75:1 with respect to any Incurrence prior to                ,
1997, or 2:1 with respect to any Incurrence on or after                , 1997.

     Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following (each, "Permitted Indebtedness"):

          (i) Indebtedness of the Company or any of its Restricted Subsidiaries outstanding at any time in an aggregate principal amount not to exceed an amount equal to $150 million under the Credit Agreement, less any amount by which Senior Indebtedness created under the Credit Agreement is permanently reduced and, in the event the Credit Agreement is a revolving credit facility, but without duplication, the commitments and availability under the Credit Facility are permanently reduced as provided under

     "-- Limitation on Asset Sales," and Guarantees of such Indebtedness by any of the Company's Subsidiaries;

          (ii) Indebtedness to the Company or any of its Restricted Subsidiaries as long as such Indebtedness continues to be owed to the Company or any of its Restricted Subsidiaries;

          (iii) Indebtedness ("Permitted Refinancing Indebtedness") issued in exchange for, or the net proceeds of which are used to refinance (whether by amendment, renewal, extension or otherwise) or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (v), (vii) or (x) of this paragraph, and any successive refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced pursuant to this clause
     (iii) by means of any Indebtedness of any Restricted Subsidiary;

          (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business consistent with past practice, (B) under Currency Agreements and Interest Rate Protection Agreements (provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder) and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (v) Indebtedness under letters of credit and bankers' acceptances issued in the ordinary course of business;

          (vi) Acquired Indebtedness; provided that, with respect to this clause
     (vi), after giving effect to the Incurrence thereof, the Company could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness);

          (vii) Indebtedness, in an amount not to exceed $3 million at any one time outstanding, Incurred by the Company in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees of the Company or any of its Subsidiaries (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which such shares of stock or related rights were issued;

          (viii) Indebtedness consisting of a Guarantee permitted by the provisions described under "-- Limitation on Issuances of Guarantees by Restricted Subsidiaries" by a Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary or a Guarantee by the Company of Indebtedness of a Restricted Subsidiary;

          (ix) the Vinings Indebtedness; and

          (x) Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $25 million.

     For purposes of determining compliance with the "Limitation on Indebtedness" covenant described in the two preceding paragraphs, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the clauses of the preceding paragraph, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

  Limitation on Restricted Payments

     Under the terms of the Indenture, so long as any of the Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, after the Closing Date:

          (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) of the same class or in options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries that are Guarantors,

          (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any of its Wholly Owned Restricted Subsidiaries that are Guarantors,

          (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value (other than for value payable solely in Junior Indebtedness or in shares of Capital Stock that is not Redeemable Stock), of Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes, or

          (iv) make any Investment that is a Restricted Investment

(such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income created by transfers of assets received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 1996 and ending on the last day of the Company's last fiscal quarter ended before the Transaction Date plus (2) the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the Board of Directors) received by the Company from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture for cash or other property upon the conversion of any Indebtedness of the Company subsequent to the Closing Date, or from the issuance of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus (3) an amount equal to the net reduction in Investments in Persons that are not Restricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Persons that are not Restricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Person that is not a Restricted Subsidiary, the amount of Investments previously made by the Company and any Restricted Subsidiary in such Person, plus (4) $15 million.

     The foregoing provision shall not take into account, and shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Indebtedness including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Permitted Refinancing Indebtedness; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of the Company; (iv) the redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Indebtedness of the Company in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Redeemable Stock); (v) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees of the Company or any of its Subsidiaries (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement or plan under which such shares of stock or related options or other rights were issued; provided that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or related rights after the Closing Date does not exceed an aggregate amount of $1 million in any one fiscal year, with amounts unused in a given fiscal year being available for use in subsequent fiscal years; (vi) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of property or assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vii) Investments made in connection with (and, in the case of any Investment in excess of $5 million, determined in good faith by the Board of Directors to be reasonably necessary to consummate) the acquisition, amendment or other modification of a contract to manage, lease, operate or franchise a hotel property (or other property or asset used or to be used in a Hospitality-Related Business) not owned by the Company or the extension of such a contract beyond its stated term (provided that, if such hotel property (or other property or asset used or to be used in a Hospitality-Related Business) is owned by a Related Party, such Investment must satisfy the requirements of the provisions of the Indenture described under "-- Limitation on Transactions with Stockholders and Affiliates") and (viii) the transactions constituting the Formation and the Financing Plan; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Notwithstanding the foregoing, in the event of an issuance of Capital Stock of the Company and (1) the repurchase, redemption or other acquisition of Capital Stock out of the proceeds of such issuance or (2) the acquisition of Notes or Indebtedness that is subordinated in right of payment to the Notes out of the proceeds of such issuance, then, in calculating whether the conditions of clause (C) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under such clause (C) only to the extent such proceeds are not applied as described in clause (1) or (2) of this paragraph.

 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     Under the terms of the Indenture, so long as any of the Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.


     The foregoing provisions shall not restrict any encumbrances or restrictions: (i) contained in the Credit Agreement or existing on the Closing Date in the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions (A) are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and (B) were not put in place in anticipation of such acquisition, and any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(iv) in the case of clause (iv) of the preceding paragraph, arising or agreed to in the ordinary course of business (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer or option or right with respect to any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) not relating to any Indebtedness and, in each of cases (A), (B) or (C), that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) in the nature of customary capital expenditure, furniture, fixture and equipment or similar reserves contained in contracts of Restricted Subsidiaries for the management, lease, operation or franchise of hotel properties (or other property or asset used or to be used in a Hospitality-Related Business). Nothing contained in the preceding paragraph shall prevent the Company or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.


  Limitation on the Issuance of Capital Stock of Restricted Subsidiaries

     Under the terms of the Indenture, the Company will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary.

  Limitation on Issuances of Guarantees by Restricted Subsidiaries

     Under the terms of the Indenture, the Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Guarantee is not otherwise in violation of the terms of the Indenture, (ii) except in the event such Guarantee relates to Indebtedness under the Credit Agreement, such Restricted Subsidiary is a Guarantor, (iii) except in the event such Guarantee relates to Indebtedness under the Credit Agreement, such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted

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Subsidiary as a result of any payment by such Restricted Subsidiary under such
Guarantee, and (iv) (A) if the Guaranteed Indebtedness is pari passu with the Notes in right of payment, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee of such Restricted Subsidiary in right of payment, or (B) if the Guaranteed Indebtedness is subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee of such Restricted Subsidiary at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.


  Limitation on Transactions with Stockholders and Affiliates

     Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service, or the making of any Investment) with any Related Party (each, a "Related Party Transaction"), except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     Without limiting the foregoing, (a) any Related Party Transaction or series of related Related Party Transactions with an aggregate value in excess of $1 million (or, in the case of a Related Party Transaction or series of related Related Party Transactions that relate predominantly to the provision of services, which relate to services with an aggregate value in excess of $1 million in any fiscal year) must first be approved by a majority of the directors of the Company who are disinterested in the subject matter of the transaction, if any, pursuant to a Board Resolution, (b) with respect to any Related Party Transaction or series of related Related Party Transactions (other than a Related Party Transaction or series of related Related Party Transactions that relate predominantly to the provision of services) with an aggregate value in excess of $10 million but not more than $25 million, the Company must first obtain either (i) a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Restricted Subsidiary, as the case may be or (ii) in the event such Related Party Transaction relates solely to real estate or other property or assets to be used in a Hospitality-Related Business (other than stock or other securities) ("Appraisable Assets") or an entity that holds no material assets other than Appraisable Assets and engages in no material business other than the holding of Appraisable Assets, a certificate of a Qualified Appraiser as to the fair value of such Appraisable Assets and (c) with respect to any Related Party Transaction or series of related Related Party Transactions (other than a Related Party Transaction or series of related Related Party Transactions that relate predominantly to the provision of services) with an aggregate value in excess of $25 million, the Company must first obtain a favorable written opinion of an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Restricted Subsidiary, as the case may be. In the case of any Related Party Transaction among the Company or any of its Restricted Subsidiaries, a Related Party and one or more other Persons, only the value of such Related Party Transaction attributable to the Company shall be considered in calculating the aggregate value of such Related Party Transaction pursuant to the immediately preceding sentence.

     The foregoing limitation does not limit, and shall not apply to (i) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (ii) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant; (iii) any loans or advances by the Company to employees of the Company or a Restricted Subsidiary in the ordinary course of business and in furtherance of the Company's business, in an aggregate amount not to exceed $2 million at any one time outstanding; (iv) any extension of a DAB Note or a Capital Contribution Note on terms substantially identical to its then existing terms or, with the approval of a majority of the directors of the Company who are disinterested in the subject matter of the transaction, if any, as evidenced by a Board Resolution, any extension, renewal, amendment or modification of a DAB Note or a Capital Contribution

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

Note on terms not substantially less favorable to the Company than its then existing terms; (v) Related Party Transactions between or among the Company and/or its Wholly Owned Restricted Subsidiaries; (vi) any grant of stock options or other rights to employees or directors of the Company or any of its Subsidiaries pursuant to benefit plans or agreements adopted or authorized by the Company's Independent Directors; (vii) payments by the Company or a Restricted Subsidiary to employees of the Company or any of its Subsidiaries (A) of salary, bonus and other ordinary compensation in the ordinary course of business and (B) pursuant to employment agreements entered into in compliance with the foregoing two paragraphs; (viii) the transactions constituting the Formation and the Financing Plan; and (ix) any transaction or series of transactions pursuant to agreements entered into on or before the date of the Indenture and disclosed in this Prospectus.

  Limitation on Asset Sales

     Under the terms of the Indenture, the Company shall not effect or permit any Asset Sale unless (i) such Asset Sale is effected at fair market value (as determined, either at the time of such Asset Sale or at the time of execution of the agreement providing therefor, in good faith by the Board of Directors), (ii) in the case of any Asset Sale or series of related Asset Sales for a total consideration in excess of $5 million, at least 75% of the consideration is received in cash (provided that the amount of any Senior Indebtedness of the Company or any Guarantor Senior Indebtedness of any Guarantor making such Asset Sale that is assumed by a transferee of the property or assets that are the subject of such Asset Sale in connection with such Asset Sale shall be deemed to be cash for purposes of this clause (ii)) and (iii) in the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $5 million, then the Company shall or shall cause the relevant Restricted Subsidiary to (A) within 12 months after the date Net Cash Proceeds so received exceed $5 million in any period of 12 consecutive months (x) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries, and, in the case of repayment of Senior Indebtedness arising under the Credit Agreement or other revolving credit facility, effect a permanent reduction in the commitments or availability under the Credit Agreement or such other facility or (y) invest an equal amount, or the amount not so applied pursuant to clause (x) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets that are to be used in a Hospitality-Related Business (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (B) apply (no later than the end of the 12-month period referred to in clause (A) above) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (A) above) as provided in the following four paragraphs. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (A) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $5 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

     The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating: (i) that the Excess Proceeds Offer is being made pursuant to the "Limitation on Asset Sales" covenant of the Indenture and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be the date 20 Business Days from the date such notice is mailed) (the "Excess Proceeds Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to

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

accrue interest on and after the Excess Proceeds Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date; (vi) that such Holder will be entitled to withdraw his or her election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Notes purchased; and
(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     On the Excess Proceeds Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of the "Limitation on Asset Sales" covenant of the Indenture, the Trustee shall act as the Paying Agent.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Company under the "Limitation on Asset Sales" covenant of the Indenture and the Company is required to repurchase Notes as described above.

     Notwithstanding the provisions of the five immediately preceding paragraphs, the Company and its Restricted Subsidiaries may, in the ordinary course of business (or, if otherwise than in the ordinary course of business, upon receipt of (i) a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view to the Company or such Restricted Subsidiary of the proposed transaction or (ii) in the case of a transaction or series of related transactions with an aggregate value of not more than $25 million that relates solely to Appraisable Assets or an entity that holds no material assets other than Appraisable Assets and engages in no material business other than the holding of Appraisable Assets, a certificate of a Qualified Appraiser as to the fair value of such Appraisable Assets), exchange all or a portion of its property, businesses or assets for property, businesses or assets that, or Capital Stock of a Person all or substantially all of whose assets, are of a type used in a Hospitality-Related Business (provided that such Person shall initially be designated a Restricted Subsidiary if such Person becomes a Subsidiary of the Company by virtue of such Asset Sale), or a combination of any such property, businesses or assets, or Capital Stock of such a Person and cash or cash equivalents; provided that (i) there shall not exist immediately prior or subsequent thereto a Default or an Event of Default, (ii) a majority of the Independent Directors of the Company shall have approved a Board Resolution that such exchange is fair to the Company or such Restricted Subsidiary, as the case may be, and (iii) any cash or cash equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Cash Proceeds from an Asset Sale as set forth pursuant to the provisions of the five immediately preceding paragraphs; and provided, further, that any Capital Stock of a Person received in an Asset Sale pursuant to this paragraph shall be owned directly by the Company or a Restricted Subsidiary and, when combined with the Capital Stock of such Person already owned by the Company and its Restricted Subsidiaries, shall constitute a majority of the voting power and Capital Stock of such Person.

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

  Limitation on Other Subordinated Indebtedness

     Under the terms of the Indenture, the Company will not Incur any Indebtedness that is both subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes, and no Guarantor will Incur any Indebtedness that is both subordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor and senior in right of payment to such Guarantor's Guarantee of the Notes.

  Limitation on Line of Business

     Under the terms of the Indenture, for so long as any of the Notes are outstanding, the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business or activity other than a Hospitality-Related Business.

  Reports

     Under the terms of the Indenture, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. In addition, whether or not required by the rules and regulations of the Commission, the Company will submit a copy of all such information with the Commission for public availability (unless the Commission will not accept such a submission) and file such information with the Trustee and make such information available to investors and securities analysts who request it in writing.

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes as provided for in the succeeding paragraph or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Notes as provided for in the succeeding paragraph. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to the "Repurchase of Notes upon a Change of Control" covenant of the Indenture. Notwithstanding the foregoing, a third party may make the Change of Control Offer on behalf of the Company, provided such Change of Control Offer is made in the manner, at the times and otherwise in accordance with the requirements applicable to a Change of Control made by the Company and such third party purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer.

     Within 30 days of the Change of Control, the Company shall mail a notice to the Trustee and each Holder stating: (i) that a Change of Control has occurred (and a brief description of the events resulting in such Change of Control), that the Change of Control Offer is being made pursuant to the "Repurchase of Notes upon a Change of Control" covenant of the Indenture and that all Notes validly tendered will be accepted for payment; (ii) the purchase price and the date of purchase (which shall be the date 20 Business Days from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (v) that Holders electing to have any Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to

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

the close of business on the Business Day immediately preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     On or before the Change of Control Payment Date, the Company shall: (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail, to the Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of the "Repurchase of Notes upon a Change of Control" covenant of the Indenture, the Trustee shall act as Paying Agent.

     The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to repurchase the Notes under the "Repurchase of Notes upon a Change of Control" covenant of the Indenture.

     If the Company is unable to repay all of its indebtedness that would prohibit repurchase of the Notes or is unable to obtain the consents of the holders of indebtedness, if any, of the Company outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of Notes, then the Company will have breached the "Repurchase of Notes upon a Change of Control" covenant of the Indenture. This breach will constitute an Event of Default under the Indenture if it continues for a period of 30 consecutive days after written notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding. In addition, the failure by the Company to repurchase Notes at the conclusion of the Change of Control Offer will constitute an Event of Default without any waiting period or notice requirements.

     There can be no assurances that the Company will have sufficient funds available or will be able to obtain third-party financing at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the "Repurchase of Notes upon a Change of Control" covenant of the Indenture (as well as may be required by the terms of other securities of the Company that might be outstanding at the time). The "Repurchase of Notes upon a Change of Control" covenant of the Indenture will, unless the consents referred to above are obtained, require the Company to repay all indebtedness then outstanding that by its terms would prohibit such a Note repurchase, either prior to or concurrently with such Note repurchase. It is anticipated that the terms of the Revolving Credit Facility will prohibit such a Note repurchase. The occurrence of a Change of Control is anticipated to constitute a default under the Revolving Credit Facility and may constitute a default under other Senior Indebtedness.

EVENTS OF DEFAULT

     The following events will be defined as "Events of Default" in the
Indenture: (a) default in the payment of principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company or any

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

Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes and such default or breach continues for a period of 45 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (d) there occurs with respect to any issue or issues of (i) Recourse Indebtedness of the Company or any of its Significant Subsidiaries having an outstanding principal amount, in the aggregate for all such issues of all such Persons, of $10 million or more, whether such Indebtedness now exists or shall hereafter be created, or (ii) Non-Recourse Indebtedness of the Company or any of its Significant Subsidiaries having an outstanding principal amount, in the aggregate for all such issues of all such Persons, in excess of the greater of
(A) $15 million or (B) 10% of the aggregate assets of the Company and its Restricted Subsidiaries, measured as of the end of the Company's most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such default occurred, determined on a pro forma basis, whether such Non-Recourse Indebtedness now exists or shall hereafter be created, an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity or a failure to pay such Indebtedness at its Stated Maturity, provided that, with respect to both clause (i) and clause (ii), such declaration and acceleration or such failure to pay, as the case may be, is not rescinded or cured within 10 days after the later of (x) the Closing Date and (y) the date of such declaration and acceleration or such failure to pay, and provided further that for purposes of calculating any amount pursuant to this clause (d), the principal amount of the Vinings Indebtedness shall be zero if and so long as no Person shall have any right, by law, contract, ownership of securities or otherwise, to exercise any default remedy under the Vinings Indebtedness or any related instrument, agreement or other document (collectively, the "Vinings Bond Documents"), to take any other action to enforce against any Person the obligation to pay any principal amount of, interest on or other amount payable in respect of, the Vinings Bond Documents or any Indebtedness or other Obligations created or evidenced thereby or to exercise any right to foreclose, draw or otherwise realize on any letter of credit, other credit enhancement, mortgage, pledge or other security for the Vinings Bond Documents or any such Indebtedness or other Obligations; (e) any final judgment or order (other than that portion of a final judgment or order as to which a reputable insurance company has accepted full liability) for the payment of money in excess of $10 million (or, in the case of such a judgment in respect of Non-Recourse Indebtedness, in excess of the greater of (i) $15 million or (ii) 10% of the aggregate assets of the Company and its Restricted Subsidiaries, measured as of the end of the Company's most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such default occurred, determined on a pro forma basis) in the aggregate for all such final judgments or orders shall be rendered against the Company or any of its Significant Subsidiaries and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million (or, in the case all such judgments are in respect of Non-Recourse Indebtedness, in excess of the greater of (i) $15 million or (ii) 10% of the aggregate assets of the Company and its Restricted Subsidiaries, measured as of the end of the Company's most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such default occurred, determined on a pro forma basis) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (g) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors.

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

     If an Event of Default (other than an Event of Default specified in clause
(f) or (g) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders) (the "Acceleration Notice"), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by the Company and/or the relevant Significant Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (f) or (g) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "-- Modification and Waiver."

     The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default;
(ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

     The Indenture will require certain officers of the Company to certify, on or before a date not more than 120 days after the end of each fiscal year, that they have conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture and that, to the best of such officer's knowledge, based upon such review, the Company has fulfilled all obligations thereunder or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS


     The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person (other than a consolidation with or merger with or into a Wholly Owned Restricted Subsidiary that is a Guarantor and has a positive net worth); provided that,


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


in connection with any such merger of the Company with such a Wholly Owned Restricted Subsidiary, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) nor permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture;
(ii) immediately prior to and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(iv) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness); (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and
(iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.


DEFEASANCE

     Defeasance and Discharge. The Indenture will provide that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes (and each Guarantor will be discharged from any and all obligations in respect of the Subsidiary Guarantees) on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes and the Subsidiary Guarantees (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the date of the Indenture such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any

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Guarantor is bound, and (D) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

     Defeasance of Certain Covenants and Certain Events of Default. The Indenture further will provide that (x) the provisions of the Indenture will no longer be in effect with respect to clauses (iii) and (iv) under "-- Consolidation, Merger and Sale of Assets" and all the covenants described under "-- Covenants," and (y) clause (c) under "-- Events of Default" with respect to such clauses and covenants and clauses (d) and (e) under "-- Events of Default" shall be deemed not to be Events of Default, upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     Defeasance and Certain Other Events of Default. In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments. It is anticipated that the Revolving Credit Facility will prohibit any defeasance under the Indenture.

MODIFICATION AND WAIVER

     The Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder to (i) cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect; (ii) comply with the provisions described under "-- Consolidation, Merger and Sale of Assets;" (iii) comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (iv) evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or (v) make any other change that does not materially and adversely affect the rights of any Holder.

     Modifications and amendments of the Indenture may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, or premium, if any, or interest on, any Note, (iii) change the place or currency of payment of principal of, premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note, (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes, (vii) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (viii) modify or change any provision of the Indenture affecting the ranking of the Notes or the Subsidiary Guarantees in a manner adverse to the holders of the Notes or (ix) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture other than in accordance with the provisions of the Indenture, or amend or modify any provision relating to such release. Notwithstanding anything to the contrary elsewhere in the Indenture, for so long as the Revolving Credit Facility is in effect, no amendment that (i) modifies the subordination provisions of the Indenture in a manner adverse to the holders of Indebtedness under the Revolving Credit Facility, (ii) changes the definition of either Designated Senior Indebtedness or Senior Indebtedness, (iii) increases the rate of interest on the Notes, (iv) changes the maturity date of the Notes to a date
prior to                , 2006, (v) increases any Redemption Price or (vi)
changes the provisions of the Indenture relating to the events constituting an Event of Default or acceleration of the Notes thereupon may be effective unless the holders of a majority of the Senior Indebtedness then outstanding under the Revolving Credit Facility shall have previously consented thereto in writing.


     Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

GLOBAL NOTES

     The Notes will be issued in the form of one or more fully registered global Notes (each a "Global Note") deposited with The Depository Trust Company (the "Depositary") or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive registered form, a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

     Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with the Depositary ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Note, the Depositary for such Global Note will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Notes represented by such Global Note beneficially owned by such participants. The accounts to be credited will be designated by the Underwriters. Ownership of beneficial interests in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

     So long as the Depositary or its nominee is the owner of record of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have the Note represented by such Global Note registered in their names, and will not receive or be entitled to receive physical delivery of such Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of record under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

     Payments of principal of, premium, if any, and interest on Notes represented by a Global Note registered in the name of the Depositary or its nominee will be made to such Depositary or such nominee, as the case

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

may be, as the registered owner of such Global Note. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary, upon receipt of any payment of principal, premium, if any, or interest in respect of such Global Note, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

     If the Depositary notifies the Company that it is at any time unwilling or unable to continue as Depositary or ceases to be eligible under applicable law, and a successor Depositary eligible under applicable law is not appointed by the Company within 90 days, the Company will issue such Notes in definitive form in exchange for such Global Note. In addition, the Company may at any time and in its sole discretion determine not to have any of the Notes represented by one or more Global Notes and, in such event, will issue Notes in definitive form in exchange for all of the Global Note or Global Notes representing such Notes. Any Notes issued in definitive form in exchange for a Global Note will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Global Note.

SAME-DAY SETTLEMENT IN RESPECT OF GLOBAL NOTES

     So long as any Notes are represented by Global Notes registered in the name of the Depositary or its nominee, such Notes will trade in the Depositary's Same-Day Funds Settlement System, and secondary market trading activity in such Notes will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

     The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company, of any of its Subsidiaries or of any predecessor or successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

     The Indenture provides that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if its acquires any conflicting interest, it must eliminate such conflict or resign.

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

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

     "Acquired Indebtedness" is defined to mean Indebtedness of a Person (i) existing at the time such Person merged with or into the Company or a Restricted Subsidiary or became a Restricted Subsidiary or (ii) assumed in connection with the acquisition by the Company or a Restricted Subsidiary of assets from such Person.

     "Adjusted Consolidated Net Income" is defined to mean, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions that both (x) are actually paid in cash to the Company or any of its Restricted Subsidiaries by such Person during such period and (y) when taken together with all other dividends and distributions paid during such period in cash to the Company or any of its Restricted Subsidiaries by such Person, are not in excess of the Company's or any of its Restricted Subsidiaries' pro rata share of such other Person's aggregate net income earned during such period;
(ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described above (and in such case, except to the extent includable pursuant to clause (i) above), the net income of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not permitted by its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any net gains or losses (on an after-tax basis) attributable to Asset Sales; and (v) all net after-tax extraordinary gains and extraordinary losses.

     "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Asset Acquisition" is defined to mean (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries, (ii) an acquisition by the Company or any of its Restricted Subsidiaries of property or assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business, or one or more hotel properties or other material properties used in a Hospitality-Related Business, of such Person or (iii) the entering into by the Company or any of its Restricted Subsidiaries of a contract to manage, lease, operate or franchise one or more hotel properties or other material properties to be used in a Hospitality-Related Business, but only in a transaction or series of related transactions involving three or more of such contracts.

     "Asset Disposition" is defined to mean (i) the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (A) all or substantially all of the Capital Stock of any Restricted Subsidiary or (B) all or substantially all of the assets that constitute a division or line of business, or one or more hotel properties or other material properties used in a Hospitality-Related Business, of the Company or any of its Restricted Subsidiaries or (ii) the termination of a contract to manage, lease, operate or franchise one or more hotel properties or other material properties used in a Hospitality-Related Business to which the Company or any of its Restricted Subsidiaries was a party, but only in a transaction or series of related transactions involving three or more of such contracts.

     "Asset Sale" is defined to mean any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries of all or any of its property, business or assets (including, without limitation, the Capital Stock of any Restricted Subsidiary); provided that the following shall not be included in the definition of "Asset Sale":

          (i) any conveyance, sale, lease, transfer or other disposition by a Restricted Subsidiary of the Company of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Restricted Subsidiary of the Company that is a Guarantor;

          (ii) any conveyance, sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary of the Company in the ordinary course of business of assets acquired and held for resale in the ordinary course of business;

          (iii) any conveyance, sale, lease, transfer or other disposition by the Company and its Restricted Subsidiaries of assets pursuant to and in accordance with the provisions described under "-- Consolidation, Merger and Sale of Assets;"

          (iv) any sale, lease, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of damaged, worn out or other obsolete property in the ordinary course of business;

          (v) any abandonment by the Company or any Restricted Subsidiary of the Company of assets and properties that are no longer useful in its business and cannot be sold; or

          (vi) any transfer by the Company or any Restricted Subsidiary of the Company of any Capital Stock of any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company that is a Guarantor.

     "Average Life" is defined to mean, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(B) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Capital Contribution Notes" is defined to mean those three certain promissory notes, each payable to Wyndham Management Corporation, a Subsidiary of the Company, one executed as of December 22, 1995 by WHC-LG Hotel Partners L.P., a Texas limited partnership, in the original principal amount of $4,115,263, another executed as of October 2, 1995 by Pleasanton Hotel Partners, L.P., a Texas limited partnership, in the original principal amount of $1,350,000, and another executed as of May 26, 1995 by New Orleans Hotel I, L.P., a Texas limited partnership, in the original principal amount of $966,000.

     "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or other ownership interests, whether now outstanding or issued after the date of the Indenture, including, without limitation, all common stock and Preferred Stock.

     "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

     "Change of Control" is defined to mean (i) any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of the Company, on a consolidated basis, in one transaction or series of related transactions, to any Person or Persons other than the Company or one or more of its Restricted Subsidiaries, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or

Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 45% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of two consecutive years after the Closing Date, individuals who at the beginning of any such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Closing Date" is defined to mean the date and time at which the Notes are originally issued under the Indenture.

     "Consolidated EBITDA" is defined to mean, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (vi) all other non-cash items reducing Adjusted Consolidated Net Income, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP and (vii) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

     "Consolidated Fixed Charge Coverage Ratio" is defined to mean, on any Transaction Date, the ratio of (i) the sum of (x) the aggregate amount of Consolidated EBITDA for the four fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date (the "Reference Period") and (y) one-third of the rental expense of the Company and its Restricted Subsidiaries during such period attributable to operating leases with an initial term, including any renewals at the option of either party, in excess of one year to (ii) the aggregate Consolidated Fixed Charges during such Reference Period. In making the foregoing calculation, (A) pro forma effect shall be given to (1) any Indebtedness Incurred subsequent to the end of the Reference Period and prior to the Transaction Date, (2) any Indebtedness Incurred during such Reference Period to the extent such Indebtedness is outstanding at the Transaction Date and (3) any Indebtedness to be Incurred on the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of such Reference Period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; (C) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Indebtedness, Redeemable Stock or obligations under leases that was outstanding during such Reference Period or thereafter but that is not outstanding or is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (B) above) during such Reference Period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) in effect on the Transaction Date; (D) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions

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(including those in connection with the Formation) (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period or thereafter and on or prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (E) with respect to any such Reference Period commencing prior to the Closing Date, the issuance of the Notes and the consummation of the other transactions constituting the Formation and the Financing Plan shall be deemed to have taken place on the first day of such Reference Period; and (F) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period or subsequent to such period and prior to the Transaction Date and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions, respectively, that occurred on the first day of such Reference Period; provided that to the extent that clause (D) or (F) of this sentence requires that pro forma effect be given to an asset acquisition or asset disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or property or assets of the Person (if such property or assets consist of a division or line of business of such Person), that is acquired or disposed for which financial information is available.

     "Consolidated Fixed Charges" is defined to mean, for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period, (ii) the interest component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period, (iii) one-third of the rental expense of the Company and its Restricted Subsidiaries during such period attributable to operating leases with an initial term, including any renewals at the option of either party, in excess of one year, (iv) any amount paid as dividends on Preferred Stock of the Company during such period and (v) the product of (x) cash and non-cash dividends (except dividends payable solely in shares of Capital Stock that are not Redeemable Stock) paid, declared, accrued or accumulated on any Redeemable Stock of the Company or a Restricted Subsidiary that is held by a Person other than the Company or a Restricted Subsidiary and
(y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate of the Company and its Restricted Securities.

     "Consolidated Interest Expense" is defined to mean, for any period, without duplication, the aggregate amount of interest in respect of Indebtedness of the Company and its Restricted Subsidiaries (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Protection Agreements; and interest on Indebtedness that is Guaranteed by the Company or any of its Restricted Subsidiaries); excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof).

     "Consolidated Net Worth" is defined to mean, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries, less, if included in such stockholders' equity, any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness prior to the Stated Maturity of the Notes.

     "Credit Agreement" is defined to mean the Revolving Credit Facility (or, if the Revolving Credit Facility is not entered into as described in this Prospectus, a similar senior credit or loan facility entered into by the Company and one or more lenders), as such may be amended, supplemented, extended, renewed, replaced or modified from time to time, including, without limitation, by adding parties thereto or increasing the commitment thereunder. Without limiting the foregoing, any replacement of the Revolving Credit Facility (or a replacement facility) need not consist solely of a revolving credit facility, need not be entered into (or effective) contemporaneously with the termination of the Revolving Credit Facility (or such replacement) and need not involve the same lenders as the Revolving Credit Facility (or such replacement). There can only be one such credit agreement designated to be the "Credit Agreement" at any one time, although there may be more than one facility thereunder.

     "Default" is defined to mean any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" is defined to mean Senior Indebtedness of the Company in respect of the Revolving Credit Facility or, after all Senior Indebtedness of the Company in respect of the Revolving Credit Facility has been paid in full and the Revolving Credit Facility shall have been terminated, Indebtedness that otherwise would constitute Senior Indebtedness in respect of any refinancing or replacement thereof or, if there is no such refinancing or replacement thereof, or after all Indebtedness of the Company in respect of any such refinancing or replacement has been paid in full, "Designated Senior Indebtedness" shall mean any class of Senior Indebtedness the aggregate principal amount outstanding of which exceeds $10 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

     "Excluded Group" is defined to mean a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided that the voting power of the Capital Stock of the Company "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents not less than 75% of the voting power of the Capital Stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

     "Excluded Person" is defined to mean each of (i) Mr. or Mrs. Trammell Crow, any lineal descendant of Mr. and Mrs. Trammell Crow, any trust of which not less than 75% of the beneficial interests are held by Mr. or Mrs. Trammell Crow or such lineal descendants or any partnership, corporation or other entity of which not less than 75% of the outstanding equity interests are owned directly or indirectly by Mr. or Mrs. Trammell Crow or such lineal descendants, (ii) Wynopt Investment Partnership Level II, a Delaware limited partnership ("Wynopt II"), Wynopt Investment Partnership, a Delaware limited partnership ("Wynopt"), or an Affiliate of Wynopt II or Wynopt (x) of which not less than 75% of the outstanding equity interests are owned directly or indirectly by the direct or indirect owners of the outstanding equity interests of Wynopt II and Wynopt as of the Closing Date and (y) the business and affairs of which are controlled by Donald J. McNamara, Robert A. Whitman and Daniel A. Decker or any one or more of them and (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company.

     "Existing Real Estate" is defined to mean any real estate owned, leased or optioned by the Company or any of its Subsidiaries on the Closing Date, or any real estate on which the Company or any of its Subsidiaries holds a mortgage on the Closing Date.

     "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a

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

corresponding meaning. Notwithstanding the foregoing, the term "Guarantee" shall not include any customary contractual indemnity obligation entered into by a Person in the ordinary course of business consistent with past practice, which obligation (i) is in the nature of a "completion guarantee," "shortfall guarantee," "performance guarantee" or similar obligation entered into in connection with the acquisition, amendment or other modification of a contract to manage, lease, operate or franchise a hotel property (or other property or asset used or to be used in a Hospitality-Related Business) not owned by the Company or the extension of such a contract beyond its stated term (provided that, if such hotel property (or other property or asset used or to be used in a Hospitality-Related Business) is owned by a Related Party, such Investment must satisfy the requirements of the provisions of the Indenture described under "-- Covenants -- Limitation on Transactions with Stockholders and Affiliates") or (ii) relates to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets or matters of similar import or customary undertakings with respect to environmental matters or construction defects.

     "Guarantor Senior Indebtedness" is defined to mean (i) Indebtedness of any Guarantor (other than, as to each Subsidiary Guarantee, the other Subsidiary Guarantees), except (A) Redeemable Stock of such Guarantor, (B) any obligation of such Guarantor to the Company or any Subsidiary of the Company, (C) any Indebtedness of such Guarantor that, by its terms or the terms of the instrument creating or evidencing such Indebtedness, is pari passu with or expressly subordinate in right of payment to the Subsidiary Guarantee of such Guarantor and (D) any Indebtedness of such Guarantor incurred in violation of the covenant described under "-- Covenants -- Limitation on Other Subordinated Debt" and (ii) obligations of GHALP Corporation under the GHALP Lease.

     "Holder" is defined to mean the holder of a Note.

     "Hospitality-Related Business" is defined to mean the hotel, resort, extended stay lodging, senior living, travel, travel agency, other hospitality, vacation or travel-related business or any casino, recreational or athletic-related business and other businesses necessary for, incident to, in support of, in connection with or arising out such business, including, without limitation, (i) developing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities, sports or other entertainment facilities or club, convention or meeting facilities, and marketing services related thereto, (ii) acquiring, developing, managing or improving the Existing Real Estate, any real estate taken in foreclosure (or similar settlement) by the Company or any of its Subsidiaries, or any real estate ancillary or connected to any hotel, resort, extended stay lodging, senior living, travel, travel agency, other hospitality, vacation or travel-related business or any casino, recreational or athletic-related business constructed, leased, owned, managed or operated (or proposed to be constructed, leased, owned, managed or operated) by the Company or any of its Restricted Subsidiaries at any time and (iii) other activities related thereto.

     "Incur" is defined to mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (i) the Indebtedness of a Person existing at the time such Person became a Subsidiary or a Restricted Subsidiary, as the case may be, shall be deemed to have been Incurred by such Subsidiary or Restricted Subsidiary, as the case may be, and (ii) that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" is defined to mean, with respect to any Person at any date of determination (without duplication), whether or not Incurred at the date of the Indenture (i) all indebtedness of such Person for borrowed money (including all Obligations in respect thereof, but excluding indebtedness resulting from the inadvertent honoring by a financial institution, against insufficient funds, of a check, draft or similar instrument (provided that such indebtedness is extinguished within four business days)), (ii) all Obligations of such Person evidenced by or in respect of bonds, debentures, notes or other similar instruments, (iii) all Obligations of such Person in respect of bankers' acceptances, letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness), (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Agreements, (ix) the liquidation preference and any mandatory redemption payment obligations (without duplication) of any Restricted Subsidiary in respect of Preferred Stock issued by such Restricted Subsidiary and (x) the maximum fixed redemption or repurchase price of any Redeemable Stock issued by such Person. In addition, "Indebtedness" of any Person shall include Indebtedness described in the foregoing clauses (i),
(ii) or (iv) that would not appear as a liability on the balance sheet of such Person if (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture"), (2) such Person or a Restricted Subsidiary is a general partner of the Joint Venture (a "General Partner") and (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary; and such Indebtedness shall be included in an amount not to exceed (x) the greater of (A) the net assets of the General Partner and
(B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary (other than the General Partner) or (y) if less than the amount determined pursuant to clause (x) immediately above, the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount. Without limiting the foregoing, there shall not be considered to be recourse, by contract or operation of law, with respect to the payment of any Indebtedness to property or assets of such Person or a Restricted Subsidiary solely by reason of the existence of any customary contractual indemnity obligation entered into by such Person or a Restricted Subsidiary in the ordinary course of business consistent with past practice and in connection with the Incurrence of such Indebtedness, which obligation (i) is in the nature of a "completion guarantee," "shortfall guarantee," "performance guarantee" or similar obligation entered into in connection with the acquisition, amendment or other modification of a contract to manage, lease, operate or franchise a hotel property (or other property or asset used or to be used in a Hospitality-Related Business) not owned by the Company or the extension of such a contract beyond its stated term (provided that, if such hotel property (or other property or asset used or to be used in a Hospitality-Related Business) is owned by a Related Party, such Investment must satisfy the requirements of the provisions of the Indenture described under "-- Limitation on Transactions with Stockholders and Affiliates") or (ii) relates to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets or matters of similar import or customary undertakings with respect to environmental matters or construction defects. The amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     "Investment" is defined to mean any direct or indirect advance, loan or other extension of credit (other than advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described above, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

     "Junior Indebtedness" is defined to mean Indebtedness of any Person that
(i) requires no payment of principal prior to or on the date on which all principal of, premium, if any, and interest on the Notes is paid in full and
(ii) is subordinate and junior in right of payment to the Notes in all respects.

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

     "Junior Securities" of any Person is defined to mean securities (including shares of Capital Stock that is not Redeemable Junior Stock) issued by such Person to a Holder on account of the Notes pursuant to an order or decree of a court of competent jurisdiction in a Reorganization, which securities (i) have a maturity, mandatory redemption obligation or put right, if any, longer than, or occurring after the scheduled maturity date of, all Senior Indebtedness outstanding on the date of issuance of such Junior Securities (and to any securities issued in exchange for any Senior Indebtedness), (ii) are unsecured and (iii) by their terms or by law are subordinated to the Senior Indebtedness of such Person outstanding on the date of issuance of such Junior Securities (and to any securities in exchange of any such Senior Indebtedness) at least to the same extent as the Notes are subordinated to the payment of the Senior Indebtedness pursuant to the Indenture.

     "Lien" is defined to mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, or any filing of or any agreement to give any security interest).

     "Net Cash Proceeds" is defined to mean, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel, Qualified Appraisers, accountants and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable, and specifically including, without limitation, taxes attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to prepay or repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (v) amounts required to be paid to any Person (other than the Company or a Restricted Subsidiary) in respect of such Person's ownership interest in the property or assets that are the subject of such Asset Sale.

     "Non-Recourse Indebtedness" is defined to mean Indebtedness (i) as to which neither the Company nor any of its Significant Subsidiaries (A) provides credit support (other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness) pursuant to any undertaking, agreement or instrument that would constitute Indebtedness, (B) is directly or indirectly liable (other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness) or (C) is the lender and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Subsidiary of the Company that is not a Significant Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Indebtedness arising under the Credit Agreement) of the Company or any of its Significant Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity. Without limiting the foregoing, no Indebtedness shall be considered Recourse Indebtedness solely by reason of the existence of any customary contractual indemnity obligation entered into by the Company or a Restricted Subsidiary in the ordinary course of business consistent with past practice and in connection with the Incurrence of such Indebtedness, which obligation (i) is in the nature of a "completion guarantee," "shortfall guarantee," "performance guarantee" or similar obligation entered into in connection with the acquisition, amendment or other modification of a contract to manage, lease, operate or franchise a hotel property (or other property or asset used or to be used in a Hospitality-Related Business) not owned by the Company or the extension of such a contract beyond its stated term (provided that, if such hotel property (or other property or asset used or to be used in a Hospitality-Related Business) is owned by a Related Party, such Investment must satisfy the requirements of the provisions of the Indenture described under "-- Covenants -- Limitation on Transactions with Stockholders and Affiliates") or (ii) relates to fraud, willful misconduct, misrepresentation, misapplication of funds, reckless damage to assets or matters of similar import or customary undertakings with respect to environmental matters or construction defects.

     "Obligations" is defined to mean all obligations (whether in existence on the date of the Indenture or arising thereafter) for, or guaranteeing the payment of, principal, premium, interest (including, without limitation, all interest accrued or accruing after the commencement of any Reorganization of any Person obligated with respect thereto in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such case or proceeding), penalties, fees, indemnifications, reimbursements and other amounts in respect of any Indebtedness, and any amendment, extension or refunding of any of the foregoing, without duplication.

     "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or hereafter issued, including, without limitation, all series and classes of such preferred or preference stock.

     "Qualified Appraiser" is defined to mean an appraiser that is a member of the American Institute of Real Estate Appraisers (or any successor organization) and is not an Affiliate of the Company or a holder of 5% or more of any class of Capital Stock of the Company.

     "Recourse Indebtedness" is defined to mean Indebtedness that is not Non-Recourse Indebtedness.

     "Redeemable Junior Stock" of any Person is defined to mean any class or series of Capital Stock of any Person issued to a Holder on account of the Notes pursuant to an order or decree of a court of competent jurisdiction in a Reorganization, which securities are (i) required to be redeemed prior to the scheduled final maturity date of all Senior Indebtedness outstanding on the date of issuance of such Redeemable Junior Stock (and of any securities issued in exchange for any Senior Indebtedness), (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to such scheduled final maturity date or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity as to any principal amount prior to such scheduled final maturity date; provided that Capital Stock shall not be deemed to be Redeemable Junior Stock if it may only be so redeemed solely in consideration of Capital Stock that is not Redeemable Junior Stock.

     "Redeemable Stock" is defined to mean any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described above. Notwithstanding the foregoing, Capital Stock shall not be deemed to be Redeemable Stock if it may only be so redeemed solely in consideration of Capital Stock that is not Redeemable Stock.

     "Related Party" is defined to mean any Affiliate of the Company or any holder (or any Affiliate of such a holder) of 5% or more of any class of Capital Stock of the Company.

     "Reorganization" is defined to mean, with respect to any Person, any reorganization, bankruptcy, insolvency, receivership or other similar statutory or common law proceedings or arrangements, including without limitation any proceeding under Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors, involving such Person or the readjustment of such Person's liabilities or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of such Person.

     "Restricted Investment" is defined to mean any Investment in any Person other than (i) an Investment in a Restricted Subsidiary that is a Guarantor or in any Person that, as a result of such Investment, becomes a Restricted Subsidiary that is a Guarantor, (ii) cash, (iii) U.S. Government Obligations,
(iv) time deposits and certificates of deposit or Eurodollar deposits due within one year of any commercial bank whose outstanding senior long-term debt securities are rated either A- or higher by Standard & Poor's Incorporated or A3 or higher by Moody's Investors Service, Inc., (v) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (iii) of this paragraph with any bank meeting the qualifications specified in clause (iv) of this paragraph, (vi) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Incorporated or at least P-1 or the equivalent thereof by Moody's Investor Service, Inc., maturing within one year after the date of acquisition, (vii) an Investment in a money market mutual fund substantially all of the assets of which are comprised of securities of the types described in clauses (iii) through (vi) of this paragraph, (viii) loans or advances made to employees in the ordinary course of business that do not in the aggregate exceed $3 million at any time outstanding, (ix) other Investments that do not in the aggregate exceed $10 million at any time outstanding or (x) an Investment made in connection with the Formation as described in this Prospectus.

     "Restricted Subsidiary" is defined to mean any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Senior Indebtedness" is defined to mean (i) Indebtedness of the Company and all Obligations in respect thereof (other than, as to each Note, the other Notes), whether or not Incurred in violation of the Indenture (except as provided in clause (E) below), except (A) Redeemable Stock of the Company, (B) any obligation of the Company to any Subsidiary of the Company, (C) any Indebtedness of the Company that, by its terms or the terms of the instrument creating or evidencing such Indebtedness, is pari passu with or expressly subordinate in right of payment to the Notes and (D) any Indebtedness of the Company Incurred in violation of the covenant described under "-- Covenants -- Limitation on Other Subordinated Indebtedness" and (ii) Indebtedness evidenced by or in respect of debt securities issued by any person to a holder of any Indebtedness referred to in clause (i) on account of such Indebtedness pursuant to an order or decree of a court of competent jurisdiction.

     "Significant Subsidiary" is defined to mean any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, as such Regulation is in effect on the date hereof.

     "Stated Maturity" is defined to mean, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" is defined to mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "Transaction Date" is defined to mean, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "U.S. Government Obligations" is defined to means securities issued or directly and fully guaranteed or insured by the United States of America or any agent or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof).

     "Unrestricted Subsidiary" is defined to mean (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (i) such designation would be permitted under the "Limitation on Restricted Payments" covenant described above, (ii) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (A) is Guaranteed by the Company or any Restricted Subsidiary, (B) is Recourse Indebtedness or (C) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iii) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare such Indebtedness of the Company or any Restricted Subsidiary due and payable prior to its maturity. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Vinings Indebtedness" is defined to mean the industrial revenue bond Indebtedness, not to exceed $9.8 million in principal amount, to be assumed by a Subsidiary of the Company in connection with the acquisition of the Vinings Wyndham Garden Hotel.

     "Voting Stock" is defined to mean with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding common stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED SHARES

     The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), issuable in series.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Accordingly, holders of a majority of shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive dividends and other distributions when, as and if declared from time to time by the Board of Directors out of funds legally available therefor subject to any preferential rights of, and sinking fund or redemption or purchase rights with respect to, any Preferred Stock that may be issued. In the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities subject to prior distribution rights of any Preferred Stock then outstanding. Holders of the Common Stock have no preemptive or conversion rights and the Common Stock is not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock.

PREFERRED STOCK

     The Company's Certificate of Incorporation ("Certificate") authorizes 5,000,000 shares of Preferred Stock, none of which is outstanding. The Board of Directors has the authority, without any further vote or action by the stockholders, to issue Preferred Stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences and limitations of such series to the full extent now or hereinafter permitted by Delaware law. The Company has no present intention to issue shares of Preferred Stock.

DIRECTORS' LIABILITY

     As authorized by the Delaware General Corporation Law ("DGCL"), the Certificate limits the liability of Directors to the Company for monetary damages. The effect of this provision in the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a Director for breach of fiduciary duty as a Director (including breaches resulting from negligent behavior), except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a Director's fiduciary duty. These provisions will not alter the liability of Directors under federal securities law.

STOCKHOLDERS' AGREEMENT

     Contemporaneously with the transactions comprising the Formation, the Company will enter a stockholders' agreement (the "Stockholders' Agreement") with various affiliates of Bedrock (for purposes of this section of the Prospectus, the "Bedrock Stockholders") and certain Crow Family Members, the Senior Executive Officers, WEL and Ms. Groenteman (the "Crow/Wyndham Stockholders"), which imposes certain restrictions on the transfer of Common Stock held by such stockholders (the "Stockholders") and entitles such Stockholders to certain rights regarding corporate governance.

     Pursuant to the Stockholders' Agreement, each of the Stockholders agree not to sell, transfer, pledge or otherwise dispose of ("Transfer") its Common Stock otherwise than as permitted by the provisions of the Stockholders' Agreement. The Stockholders' Agreement permits the following Transfers: (i) open-market sales not exceeding the volume limitations imposed by Rule 144 under the Act,
(ii) sales in the Equity Offering and (iii) Transfers of Common Stock by WEL to the direct or indirect owners of equity interests in WEL. The Stockholders' Agreement also provides that any Stockholder may Transfer any Common Stock, provided that the transferee agrees to be bound by the Stockholders' Agreement,
(a) to any wholly-owned affiliate of the selling Stockholder, (b) to certain selling Stockholder family members, trusts or, if the selling stockholder is a corporation, partnership or other entity, its equity owners, (c) to certain Crow Family Members or their lineal descendants (the "Crow Interests"), (d) to the Company or to any then-existing Crow/Wyndham Stockholder or to any full time senior executive officer of the Company, (e) as a pledge to secure indebtedness, provided that the pledgee agrees to offer a right of purchase, in the event of any foreclosure of the pledge, to the other Stockholders in accordance with the Stockholders' Agreement, and (f) to the owners of equity interests in a Stockholder upon a partial or complete liquidation or dissolution of such Stockholder.

     The Stockholders' Agreement further provides that except with respect to a permitted Transfer described above, the proposed Transfer by a Stockholder to a third party of Common Stock shall be subject to a first right of purchase in favor of the Stockholders in the other Stockholder Group (as defined below) at the price and on the other terms of the proposed third-party sale. Wyndham has a prior right to purchase Common Stock subject to a proposed Transfer if the offered Common Stock represents all of the Common Stock held by the Crow Interests, but only to the extent the purchase by the Bedrock Stockholders of the Common Stock would cause the Bedrock Stockholders to own more than 40% of the outstanding Common Stock. A similar first right of purchase requirement applies in the event of third-party sales in connection with a shelf registration or an underwritten public offering in which Stockholders propose to sell Common Stock.

     Under the Stockholders' Agreement, the Bedrock Stockholders and the Crow/Wyndham Stockholders (each, a "Stockholder Group") are each entitled to nominate a portion of the Company's Board of Directors, such portion to be based upon the proportionate number of shares of Common Stock held by each Stockholder Group and to be allocated as proportionately as practicable between Independent Directors and other directors. Each Stockholder Group is also entitled to nominate directors to serve on each of the Board's Committees on a similar proportionate basis. Subject to certain conditions set forth in the Stockholders' Agreement, each Stockholder Group agrees to use its best efforts to elect the directors nominated in accordance with the Stockholders' Agreement and to remove directors under certain circumstances. The Stockholders' Agreement further provides that as long as the Crow Interests own at least 30% of the outstanding Common Stock (excluding any shares acquired from a third party after the date of the Stockholders' Agreement), the Chairman of the Board of Wyndham shall be a person designated by the Crow Interests. In the event the Bedrock Stockholders own at least 30% of the outstanding Common Stock (excluding any shares acquired from a third party after the date of the Stockholders' Agreement ) and the Crow Interests no longer own at least such percentage, the Chairman of the Board shall be a person designated by the Bedrock Stockholders.

     The Stockholders' Agreement terminates upon the earliest to occur of (a) the sixth anniversary of the date of the Stockholders' Agreement, (b) the Bedrock Stockholders and the Crow/Wyndham Stockholders collectively owning less than 37.5% of the outstanding Common Stock of the Company, (c) the termination of management contracts under the Investment Program below a specified level,
(d) certain changes in control of the Bedrock Stockholders, (e) the Bedrock Stockholders owning less than 50% of the number of shares of Common Stock held by them immediately following the Equity Offering and (f) any distribution of Common Stock by the Bedrock Stockholders to direct or indirect owners of equity interests in the Bedrock Stockholders that results in such Common Stock being held by anyone other than a Bedrock principal or an entity controlled by such a principal.

REGISTRATION RIGHTS

     Contemporaneously with the Formation (see "The Formation and the Financing Plan -- The Formation"), the Company will enter into a registration rights agreement with Crow Family Members, the Senior Executive Officers, WEL, Ms. Groenteman and Bedrock (the "Registration Rights Agreement"), pursuant to which the Company will agree, subject to certain limitations and under certain circumstances, to register for sale any shares of Common Stock of the Company (and other securities of the Company that are exercisable to purchase, convertible into or exchangeable for shares of capital stock of the Company) that are held by the parties thereto (collectively, the "Registrable Securities"). All of the 15,316,667 shares of Common Stock issued in the Formation of the Company will be Registrable Securities. The Registration Rights Agreement provides that any holder of Registrable Securities may require the Company upon written notice to register for sale such Registrable Securities (a "Demand Registration"), provided that the total amount of Registrable Securities to be included in the Demand Registration has a market value of at least $20 million and provided that notice is not given prior to six months after the effective date of the previous Demand Registration. If Registrable Securities are going to be registered by the Company pursuant to a Demand Registration, the Company must provide written notice to the other holders of Registrable Securities and permit them to include any or all Registrable Securities that they hold in the Demand Registration, provided that the amount of Registrable Securities requested to be registered may be limited by the underwriters in an underwritten offering based on such underwriters' determination that inclusion of the total amount of Registrable Securities requested for registration would materially and adversely affect the success of the offering. Upon notice of a Demand Registration, the Company is required to file a Registration Statement within 60 days of the date on which notice is given, although the Company may postpone the filing for up to 90 days under certain circumstances. Subject to the conditions stated or referred to above, the holders of Registrable Securities may request an unlimited number of Demand Registrations. Crow Family Members, the Senior Executive Officers, Ms. Groenteman and Bedrock agree not to exercise any Demand Registration rights for a period of six months from the date of execution of the Registration Rights Agreement. WEL has a one time right to require the Company to register the Registrable Securities that it holds in connection with the distribution of the Registrable Securities to the WEL participants (the "WEL Registration"). Other holders of Registrable

Securities may not join the WEL Registration. A WEL Registration is not a Demand Registration and it is not subject to the restrictions on a Demand Registration, including the $20 million market value requirement.

     The Registration Rights Agreement also provides that, subject to certain exceptions, in the event the Company proposes to file a registration statement with respect to an offering of any class of equity securities, other than a WEL Registration and certain other types of registrations, the Company will offer the holders of Registrable Securities the opportunity to register the number of Registrable Securities they request to include (the "Piggyback Registration"), provided that the amount of Registrable Securities requested to be registered may be limited by the underwriters in an underwritten offering based on such underwriters' determination that inclusion of the total amount of Registrable Securities requested for registration would materially and adversely affect the success of the offering. The Company is generally required to pay all of the expenses of Demand Registrations, the WEL Registration and Piggyback Registrations, other than underwriting discounts and commissions. In the event of a Demand Registration within one year of the date of the Registration Rights Agreement, the holders of the Registrable Securities being registered must pay up to $250,000 ($125,000 in the case of a shelf registration) of such expenses. Crow Family Members, the Senior Executive Officers, WEL and Bedrock agree to waive their rights to include shares of Common Stock in the Equity Offering.

     As required by the terms of the GE Credit Agreement, the Company has entered into a registration rights agreement with General Electric based generally on the terms specified in Section 10.5 of the GE Credit Agreement (the "GE Registration Rights Agreement"). The GE Registration Rights Agreement provides General Electric with a one time right, exercisable during the eighteen-month period starting upon the expiration of the six-month period immediately following the effective date of the Equity Offering, to effect a demand registration of the estimated 537,634 shares of Common Stock of the Company that it holds. The GE Registration Rights Agreement also provides General Electric with certain piggyback registration rights during the 18 month period, although the securities requested to be registered may be limited or excluded by the underwriters in an underwritten offering based on such underwriters' determination that the inclusion of such securities (or a portion thereof) would adversely affect the marketing of the securities to be sold by the Company. The demand registration rights will be exercisable only if the shares of Common Stock to be registered have a market value of at least $1.0 million. Registration expenses (other than underwriting discounts and commissions) relating to a piggyback registration will be borne solely by the Company and one-half of the registration expenses relating to a demand registration will be paid by General Electric, up to $25,000.

                                  UNDERWRITING

     Under the terms and subject to the conditions of the Underwriting Agreement, each Underwriter named below has severally agreed to purchase, and the Company has agreed to sell to each Underwriter, the principal amount of Notes set forth opposite the name of such Underwriter below:

                                                                              PRINCIPAL
                               U.S. UNDERWRITER                                 AMOUNT
    -----------------------------------------------------------------------  ------------
    Smith Barney Inc.......................................................
    BT Securities Corporation..............................................
    Donaldson, Lufkin & Jenrette Securities Corporation....................
    Montgomery Securities..................................................
                                                                                ---------
              Total........................................................  $100,000,000
                                                                                =========

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Notes are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Notes offered hereby if any such Notes are taken.

     The Underwriters have advised the Company that they propose initially to offer part of the Notes directly to the public at the public offering price set forth on the cover page of this Prospectus and part to certain dealers at a
price that represents a concession not in excess of   % of the public offering
price of the Notes. The Underwriters may allow, and such dealers may reallow, a
concession not in excess of   % of the public offering price of the Notes to
certain other dealers. After the Offering, the public offering price and such concessions may be changed from time to time by the Underwriters. The Underwriters have informed the Company that the Underwriters do not intend to confirm sales of the Notes to accounts over which they exercise discretionary authority.

     The Company and certain owners of the Assigned Businesses have agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Company, against certain liabilities, including liabilities under the Securities Act.

     The Underwriters have informed the Company that the Underwriters intend to make a market in the Notes, as permitted by applicable laws and regulations; however, the Underwriters are not obligated to do so, and any such market activity may be terminated at any time without notice to the Holders. No assurance can be given as to the liquidity of or the trading market for the Notes. See "Risk Factors -- Absence of Public Market for the Notes."

     BT Securities Corporation is an affiliate of Bankers Trust, from which the Company has received a commitment (subject to certain conditions) to provide or arrange for the Revolving Credit Facility, and with respect to which Bankers Trust has received and will receive customary compensation. See "Description of the Revolving Credit Facility."

                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the Notes offered hereby will be passed upon for the Company by Locke Purnell Rain Harrell (A Professional Corporation), Dallas, Texas. Certain legal matters relating to the Offering will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The financial statements and schedules included in this Prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Coopers & Lybrand L.L.P. independent accountants, and are included in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a registration statement on Form S-1 (as amended and together with all exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933 with respect to the Notes offered in the Offering. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Notes, reference is made to the Registration Statement. Statements contained in this Prospectus concerning the provisions of any contract, agreement, or other documents are not necessarily complete. With respect to each contract, agreement, or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for the complete contents of the exhibit, and each statement concerning its provisions is qualified in its entirety by such reference. The Registration Statement may be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2551. Copies of such materials may also be obtained by mail at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Under the terms of the Indenture, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. In addition, whether or not required by the rules and regulations of the Commission, the Company will submit a copy of all such information with the Commission for public availability (unless the Commission will not accept such a submission) and file such information with the Trustee and make such information available to investors and securities analysts who request it in writing.

                                    GLOSSARY

     Unless the context otherwise requires, the capitalized terms set forth below shall have the meanings set forth below for the purposes of this Prospectus. A summary of certain of the defined terms used in the covenants and other provisions of the Indenture is set forth under "Description of the Notes -- Certain Definitions."

     "Act" means the Securities Act of 1933, as amended.

     "ADR" means total room revenues divided by the total number of rooms occupied.

     "Assigned Businesses" means, collectively, the old Management Company, six Wyndham brand hotels, leasehold interests relating to the GHALP Lease and an additional leased hotel and a contract to purchase a single additional hotel, each of which will be transferred to the Company pursuant to the Formation.

     "Assigned Real Property" means, collectively, (i) the six Wyndham brand hotels to be transferred to the Company in the Formation, (ii) leasehold interests in the GHALP Properties and (iii) an additional leasehold interest to be transferred to the Company.

     "Bankers Trust" means Bankers Trust Company, the agent bank and lender under the Revolving Credit Facility.

     "Bedrock" means Hampstead affiliates that own 16 hotels managed by the Company, together with certain affiliates.

     "Bedrock Agreements" means, collectively, the Investment Agreement and the Option Agreement entered into by the Company and Bedrock in May 1994 pursuant to which, as amended, the Investment Program was established.

     "Bedrock Contribution" means the $10.0 million contribution to the Company from Bedrock pursuant to the Bedrock Exchange Agreement.

     "Bedrock Exchange Agreement" means the agreement entered into on March 10, 1996 among the Company and Bedrock, pursuant to which Bedrock will transfer to the Company the Bedrock Contribution and the Bedrock Options in exchange for 2,367,890 shares of Common Stock.

     "Bedrock Options" means the options to purchase up to a 37.5% limited partnership interest in the Old Management Company granted by the Company to Bedrock under the Option Agreement.

     "CF Securities" means CF Securities, L.P., a Texas limited partnership owned by Crow Family Members.

     "Change of Control" has the meaning set forth for such term under "Description of the Notes -- Certain Definitions."

     "CHMC" means Caribbean Hotel Management Company.

     "CHMC Agreement" means the agreement between CHMC and the Company pursuant to which the Company acquired in 1988 from CHMC a number of management agreements relating to certain Wyndham brand hotels then in operation and, in partial consideration therefor, the Company agreed to pay CHMC 16% of the revenues derived from such management agreements.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

     "Company" means, except where the context otherwise requires, Wyndham Hotel Corporation, a Delaware corporation, and its predecessors and combined subsidiaries.

     "Comparable Hotels" means the 30 Wyndham brand hotels that have been operated by the Company since January 1, 1993.

     "Crow Family Members" means Mr. and Mrs. Trammell Crow, various descendants of Mr. and Mrs. Trammell Crow, and various corporations, partnerships, trusts and other entities beneficially owned or controlled by such persons.

     "DAB Notes" means the outstanding principal and accrued interest severally owing by the Senior Executive Officers and WEL to WFLP.

     "Equity Offering" means the public offering of 3,350,000 shares of Common Stock of the Company concurrently herewith.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financing Plan" means the financing plan the Company will implement as set forth under "The Formation and the Financing Plan -- The Financing Plan."

     "Formation" means the series of transactions related to the formation of the Company as set forth under "The Formation and the Financing Plan -- The Formation -- Formation Transactions."

     "Formation Agreements" means certain agreements entered into in March 1996 among the Company and the current owners of direct and indirect interests in the Assigned Businesses, which collectively provide for the transactions related to the Formation.

     "GE Credit Agreement" means the credit agreement between the Company and General Electric relating to the Company's current revolving credit facility.

     "GE Option" means General Electric's option to purchase from the Company at the initial public offering price (less underwriting discounts and commissions) up to the number of shares of Common Stock that is the quotient of an amount estimated by the Company to be $7.5 million (one-half of the estimated $15.0 million of indebtedness that will be outstanding under the GE Credit Agreement at the closing of the Offering) divided by the initial public offering price (less underwriting discounts and commissions).

     "General Electric" means General Electric Pension Trust.

     "GHALP" means Garden Hotel Associates LP.

     "GHALP Lease" means one or more long-term leases that will be entered by GHALP II and HPT with respect to the GHALP Properties.

     "GHALP Properties" means the 11 Wyndham Garden Hotels owned by GHALP that will be sold by their current owners to HPT prior to the consummation of the Offering.

     "Guarantors" means each of the Company's Subsidiaries (except for a number of insignificant Subsidiaries) that will jointly and severally, fully and unconditionally guarantee the Company's obligations under the Notes.

     "Hampstead" means the Hampstead Group L.L.C.

     "Hotel Partnership" means any partnership owning a Wyndham hotel in which Crow Family Members, Bedrock or the Senior Executive Officers have an interest.

     "HPT" means Hospitality Properties Trust (including its subsidiaries), a publicly traded REIT.

     "Incentive Plan" means the Company's 1996 Long Term Incentive Plan pursuant to which 2,133,811 shares of Common Stock have been reserved for issuance in connection with stock options, stock appreciation rights and restricted stock that may be granted thereunder.

     "Indenture" means the indenture dated as of             , 1996 among the
Company, certain subsidiaries of the Company (as guarantors) and the Trustee, under which the Notes will be issued.

     "Independent Directors" means directors of the Company who are not affiliated with the Company.

     "Investment Program" means the development fund organized by Bedrock and certain lenders totalling approximately $335 million to acquire hotels or hotel management companies and to make related hotel investments that are approved by both the Company and Bedrock as set forth under "Certain Relationships and Transactions -- Bedrock Investment Program."

     "Mados Wyndham Hotel" means the hotel operated by the Madoses in Manhattan, using the "Wyndham" mark.

     "Madoses" means John and Suzanne Mados, the managers and lessees of the Mados Wyndham Hotel.

     "Notes" means the $100.0 million of     % Senior Subordinated Notes due
2006 that the Company intends to offer through the Offering.

     "Offering" means the public offering of $100,000,000 aggregate principal amount of Notes contemplated hereby.

     "Offerings" means the Offering and the Equity Offering.

     "Old Management Company" means Wyndham Hotel Company Ltd., which, directly and through its subsidiaries, currently manages and franchises the Company's Portfolio of hotels.

     "Option Agreement" means the Option Agreement entered into May 1994 by the Company and Bedrock pursuant to which the Company granted the Bedrock Options.

     "Portfolio" means the 65 hotels operated by the Company and the 3 hotels franchised by the Company as of April 15, 1996.

     "Redevelopment Program" means the program instituted by the Company to redevelop certain acquired hotels in connection with their conversion to the Wyndham Garden Hotel brand as set forth under "Business -- Growth Strategy -- I. Primary Growth Opportunities -- Wyndham Garden Hotel Redevelopment and Conversion Program."

     "Registration Rights Agreement" means the registration rights agreement that will be entered into contemporaneously with the Formation among the Company, certain Crow Family Members that will own Common Stock, the Senior Executive Officers, WEL, Susan T. Groenteman and Bedrock, pursuant to which the Company will agree, subject to certain limitations and under certain circumstances, to register for sale shares of Common Stock held by such persons and entities.

     "Registration Statement" means the registration statement on Form S-1 of which this Prospectus forms a part, as amended and together with all exhibits and schedules thereto, filed by the Company with the Commission.

     "REIT" means a real estate investment trust as defined in the Code.

     "Revolving Credit Facility" means the $100.0 million revolving credit facility the Company intends to enter into with Bankers Trust, as such may be amended, supplemented, extended, renewed or modified from time to time including, without limitation, by adding parties thereto or increasing the commitment thereunder.

     "REVPAR" means room revenues derived by total available rooms.

     "Senior Executive Officers" means James D. Carreker, Leslie V. Bentley, Eric A. Danziger, Anne L. Raymond and Stanley M. Koonce, Jr.

     "Stockholders' Agreement" means the stockholders' agreement that will be entered into contemporaneously with the Formation among the Company, certain Crow Family Members that will own Common Stock, the Senior Executive Officers, WEL, Susan T. Groenteman and Bedrock which imposes certain restrictions on the transfer of Common Stock held by such persons and entities and entitles them to certain rights regarding corporate governance as set forth under "Description of Capital Stock -- Stockholders' Agreement.

     "Subsidiary" has the meaning set forth for such term under "Description of the Notes -- Certain Definitions."

     "Trustee" means Bank One, Columbus, N.A., the trustee under the Indenture.

     "Upscale" means the segment of the lodging industry classified as such by Smith Travel Research in its industry reports, which consists of hotels with average daily room rates (total revenues divided by the total number of rooms occupied) between the 70th and 85th percentile of the average daily room rates of all hotels in the U.S. markets in which the Company's Portfolio hotels operate.


     "Vinings Wyndham Garden Hotel" means the Wyndham Garden Hotel - Vinings, located in the Atlanta metropolitan area.

     "WEL" means Wyndham Employees Ltd., an equity participation plan established by the Company for certain key employees.

     "WFLP" means Wyndham Finance Limited Partnership, a Texas limited partnership that prior to the Formation owned the DAB Notes.

     "Wyndham" means, except where the context otherwise requires, Wyndham Hotel Corporation, a Delaware corporation, and its predecessors and combined subsidiaries.

     "Wyndham Garden Hotels" means mid-size hotels operated by Wyndham in suburban markets under the name "Wyndham Garden(R)."

     "Wyndham Hotels" means large upscale hotels operated or franchised by the Company in urban markets under the Wyndham brand.

     "Wyndham Resorts" means the six Wyndham brand resort hotels included in the Portfolio.


     "1995 First Quarter" means the three months ended March 31, 1995.



     "1996 First Quarter" means the three months ended March 31, 1996.

                           WYNDHAM HOTEL CORPORATION

                         INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
WYNDHAM HOTEL CORPORATION -- COMBINED FINANCIAL STATEMENTS:
  Report of Independent Accountants...................................................   F-2
  Combined Balance Sheets at December 31, 1994, 1995 and March 31, 1996 (unaudited)...   F-3
  Combined Statements of Income for the years ended December 31, 1993, 1994 and 1995
     and the three months ended March 31, 1995 and 1996 (unaudited)...................   F-4
  Combined Statements of Partners' Capital for the years ended December 31, 1993, 1994
     and 1995 and the three months ended March 31, 1996 (unaudited)...................   F-5
  Combined Statements of Cash Flows for the years ended December 31, 1993, 1994 and
     1995 and the three months ended March 31, 1995 and 1996 (unaudited)..............   F-6
  Notes to Combined Financial Statements..............................................   F-7
GARDEN HOTELS ASSOCIATES LIMITED PARTNERSHIP
  Report of Independent Accountants...................................................  F-22
  Balance Sheets at December 31, 1994, 1995 and March 31, 1996 (unaudited)............  F-23
  Statements of Income for the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1995 and 1996 (unaudited)...........................  F-24
  Statements of Partners' Capital for the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1996 (unaudited)............................  F-25
  Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1995 and 1996 (unaudited).......................  F-26
  Notes to Financial Statements.......................................................  F-27

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners and Shareholders
Wyndham Hotel Corporation:

     We have audited the accompanying combined balance sheets of Wyndham Hotel Corporation (as identified in Note 1) (collectively the "Company") as of December 31, 1994 and 1995 and the related combined statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1994 and 1995 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND L.L.P.
Dallas, Texas
March 8, 1996

                           WYNDHAM HOTEL CORPORATION

                            COMBINED BALANCE SHEETS

                                     ASSETS


                                                             DECEMBER 31,
                                                     ----------------------------     MARCH 31,
                                                         1994            1995            1996
                                                     ------------    ------------    ------------
                                                                                     (UNAUDITED)
Current assets:
  Cash and cash equivalents........................  $  3,619,481    $  4,159,617    $  6,084,420
  Cash, restricted.................................       271,233       3,052,920       2,932,921
  Accounts receivable, less allowance of $146,000
     in 1994, $267,000 in 1995 and $368,000 at
     March 31, 1996 (unaudited)....................     9,261,314      10,838,061      13,623,182
  Due from affiliates..............................     3,447,379       3,584,196       2,438,362
  Inventories......................................     1,043,055       1,020,185       1,062,044
  Other............................................       730,231         769,147         529,892
                                                     ------------    ------------    ------------
          Total current assets.....................    18,372,693      23,424,126      26,670,821
Investment in an affiliate's hotel partnership.....     2,968,710       2,596,954       3,052,355
Notes and other receivables from affiliates........            --       7,673,690       7,709,262
Notes receivable...................................            --       2,450,587       2,450,587
Property and equipment, net........................    89,425,811      87,603,850      86,846,677
Management contract costs, net.....................     1,181,274       7,578,968       7,299,226
Other..............................................     1,327,866       2,074,898       9,054,385
                                                     ------------    ------------    ------------
          Total assets.............................  $113,276,354    $133,403,073    $143,083,313
                                                     ============    ============    ============

                                LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable and accrued expenses............  $  8,921,991    $  8,453,755    $  9,210,678
  Accounts payable and accrued expenses due to
     affiliates....................................     4,036,286       1,578,095         900,363
  Deposits.........................................     1,314,767       1,666,892         952,415
  Deposits from affiliates.........................       253,000         354,000         316,000
  Current portion of long-term debt and capital
     lease obligation..............................     4,938,966      16,035,630      15,966,306
  Due to affiliates................................     1,036,662       2,591,676       2,337,876
                                                     ------------    ------------    ------------
          Total current liabilities................    20,501,672      30,680,048      29,683,638
                                                     ------------    ------------    ------------
Payable to affiliates..............................     4,979,664       2,626,656       1,767,985
Payable to minority interest.......................       202,920         218,052         222,052
Long-term debt and capital lease obligation........    79,222,084      74,942,688      76,461,229
Other..............................................            --              --       4,512,755
                                                     ------------    ------------    ------------
                                                       84,404,668      77,787,396      82,964,021
                                                     ------------    ------------    ------------
Minority interest..................................     6,653,971       7,378,386       7,971,623
Commitments and contingencies
Partners' capital:
  Receivables from affiliates......................    (2,205,288)     (2,303,350)     (2,374,601)
  Partners' capital................................     3,921,331      19,860,593      24,838,632
                                                     ------------    ------------    ------------
          Total partners' capital..................     1,716,043      17,557,243      22,464,031
                                                     ------------    ------------    ------------
            Total liabilities and partners'
               capital.............................  $113,276,354    $133,403,073    $143,083,313
                                                     ============    ============    ============


     The accompanying notes are an integral part of the combined financial statements.

                           WYNDHAM HOTEL CORPORATION

                         COMBINED STATEMENTS OF INCOME


                                                                                   THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                   MARCH 31,
                                      ---------------------------------------   -------------------------
                                         1993          1994          1995          1995          1996
                                      -----------   -----------   -----------   -----------   -----------
                                                                                       (UNAUDITED)
Revenues:
  Hotel revenues..................... $43,920,770   $51,798,932   $54,673,322   $15,359,045   $16,828,688
  Management fees....................   4,414,435     5,929,852     7,353,563     1,784,134     2,600,777
  Management fees -- affiliates......   6,316,897     7,371,893     9,567,326     1,620,094     2,600,805
  Service fees.......................   1,058,150     1,670,894     2,191,816       398,883       410,370
  Service fees -- affiliates.........   1,069,443     1,233,641     1,927,669       307,763       554,283
  Reimbursements.....................   1,214,999     3,109,956     4,377,626       932,591     1,626,521
  Reimbursements -- affiliates.......   2,948,704     4,893,584     6,458,554     1,424,249     1,955,878
  Other..............................     333,983       257,046     1,339,832        92,109        32,724
                                      -----------   -----------   -----------   -----------   -----------
          Total revenues.............  61,277,381    76,265,798    87,889,708    21,918,868    26,610,046
                                      -----------   -----------   -----------   -----------   -----------
Operating costs and expenses:
  Hotel expenses.....................  31,339,349    35,963,759    36,851,511     9,171,015    10,175,947
  Hotel expenses -- affiliates.......     403,556       612,556       125,556        31,389        31,389
  Selling, general and administrative
     expenses........................   9,342,292    10,202,372    14,526,732     2,809,581     4,153,321
  Selling, general and administrative
     expenses -- affiliates..........     570,550       442,105       473,920       111,781       119,902
  Equity participation
     compensation....................   2,709,770     2,802,387     3,992,143       998,035            --
  Reimbursable expenses..............   1,214,999     3,109,956     4,377,626       932,591     1,626,521
  Reimbursable
     expenses -- affiliates..........   2,948,704     4,893,584     6,458,554     1,424,249     1,955,878
  Depreciation and amortization......   5,269,326     5,735,355     6,310,730     1,469,117     1,661,200
  Other..............................     384,685       167,393       147,584        (6,235)      143,994
                                      -----------   -----------   -----------   -----------   -----------
          Total operating costs and
            expenses.................  54,183,231    63,929,467    73,264,356    16,941,523    19,868,152
                                      -----------   -----------   -----------   -----------   -----------
Operating income.....................   7,094,150    12,336,331    14,625,352     4,977,345     6,741,894
Interest income......................     140,306       178,495       344,124        56,360       126,036
Interest income -- affiliates........          --            --       100,377            --       178,003
Interest expense.....................  (7,215,589)   (7,704,538)   (8,465,239)   (2,101,080)   (2,114,357)
Equity in earnings of affiliate's
  hotel partnership..................     777,255     1,236,716     1,664,187       556,245       828,853
Foreign currency gain................     647,143       403,842       405,096        37,301            --
                                      -----------   -----------   -----------   -----------   -----------
Income before minority interests.....   1,443,265     6,450,846     8,673,897     3,526,171     5,760,429
Income (loss) attributable to
  minority interests.................    (210,638)      186,134       724,415       508,062       593,237
                                      -----------   -----------   -----------   -----------   -----------
Net income........................... $ 1,653,903   $ 6,264,712   $ 7,949,482   $ 3,018,109   $ 5,167,192
                                      ===========   ===========   ===========   ===========   ===========
  Pro forma income tax adjustment
     (unaudited).....................                               3,140,045     1,192,153     2,041,040
  Historical net income as adjusted
     for pro forma income tax
     (unaudited).....................                               4,809,437     1,825,956     3,126,152
  Historical income as adjusted per
     common share (unaudited)........                             $       .30   $       .12   $       .20
                                                                  ===========   ===========   ===========
          Common shares outstanding
            before the offerings
            (unaudited)..............                              15,854,301    15,854,301    15,854,301
                                                                  ===========   ===========   ===========


     The accompanying notes are an integral part of the combined financial statements.

                           WYNDHAM HOTEL CORPORATION

                    COMBINED STATEMENTS OF PARTNERS' CAPITAL


                                                                                PARTNERS' CAPITAL
                                                                                -----------------
Balance January 1, 1993.......................................................    $  (6,038,928)
  Capital contributions.......................................................        6,798,884
  Capital distributions.......................................................       (4,662,068)
  Equity participation compensation...........................................        2,709,770
  Net income..................................................................        1,653,903
                                                                                  -------------
Balance December 31, 1993.....................................................          461,561
  Capital contributions.......................................................        2,120,412
  Capital distributions.......................................................       (7,727,741)
  Equity participation compensation...........................................        2,802,387
  Net income..................................................................        6,264,712
                                                                                  -------------
Balance December 31, 1994.....................................................        3,921,331
  Capital contributions.......................................................       14,795,273
  Capital distributions.......................................................      (10,931,622)
  Distribution made to withdrawing partner....................................       (2,577,483)
  Bedrock options.............................................................        2,711,469
  Equity participation compensation...........................................        3,992,143
  Net income..................................................................        7,949,482
                                                                                  -------------
Balance December 31, 1995.....................................................       19,860,593
  Capital contributions.......................................................        4,791,169
  Capital distributions.......................................................       (4,980,322)
  Net income..................................................................        5,167,192
                                                                                  -------------
Balance March 31, 1996 (unaudited)............................................    $  24,838,632
                                                                                  =============


     The accompanying notes are an integral part of the combined financial statements.

                           WYNDHAM HOTEL CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                                  THREE MONTHS ENDED MARCH
                                                               YEAR ENDED DECEMBER 31,                       31,
                                                      -----------------------------------------   -------------------------
                                                         1993           1994           1995          1995          1996
                                                      -----------   ------------   ------------   -----------   -----------
                                                                                                         (UNAUDITED)
Cash flows from operating activities:
  Net income........................................  $ 1,653,903   $  6,264,712   $  7,949,482   $ 3,018,109   $ 5,167,192
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization...................    5,269,326      5,735,355      6,310,730     1,469,117     1,661,200
    Provision for bad debt..........................       49,879         84,213        265,004        23,026       118,976
    Equity in earnings (loss) of affiliate's hotel
      partnership...................................      922,465        (36,240)       371,756        79,594      (455,401)
    Foreign currency translation gain...............     (647,143)      (403,842)      (405,096)      (37,301)           --
    Equity participation compensation...............    2,709,770      2,802,387      3,992,143       998,035            --
    Minority interest...............................     (210,638)       186,134        724,415       508,062       593,237
    Net (deposits to)/withdrawals from restricted
      cash..........................................       74,227        359,570       (485,253)       64,805        87,960
  Changes to operating assets and liabilities:
    Accounts receivable.............................   (1,302,338)    (1,486,909)    (1,841,751)   (3,233,611)   (2,904,097)
    Due from affiliates.............................      (36,163)      (850,302)      (136,817)     (755,454)    1,145,834
    Inventories.....................................       59,157        (39,889)        22,870       (11,235)      (41,859)
    Other...........................................       48,621       (168,630)       (38,916)       93,910       239,255
    Accounts payable and accrued expenses...........     (941,493)      (758,561)       (63,140)    1,759,920       756,923
    Accounts payable and accrued expenses due to
      affiliates....................................           --      4,036,286     (2,458,191)   (2,932,813)     (677,732)
    Deposits........................................      199,770         70,319        352,125      (253,675)     (714,477)
    Deposits from affiliates........................       85,000        (25,000)       101,000            --       (38,000)
    Due to affiliates...............................      330,267       (684,724)     1,555,014     1,301,214      (253,800)
                                                      -----------   ------------   ------------   -----------   -----------
        Net cash provided by operating activities...    8,264,610     15,084,879     16,215,375     2,091,703     4,685,211
                                                      -----------   ------------   ------------   -----------   -----------
Cash flows from investing activities:
  Purchase of property and equipment................   (8,901,426)    (2,100,507)    (3,556,126)     (402,214)     (562,139)
  Investments in management contracts...............     (687,707)      (285,357)    (4,346,391)           --       (23,035)
  Notes and other receivables from affiliates.......           --             --     (7,673,690)   (3,818,883)      (35,572)
  Notes receivable..................................           --             --     (2,450,587)           --            --
  Other.............................................     (168,663)     1,770,166     (3,315,943)     (267,777)   (2,473,804)
                                                      -----------   ------------   ------------   -----------   -----------
        Net cash used in investing activities:......   (9,757,796)      (615,698)   (21,342,737)   (4,488,874)   (3,094,550)
                                                      -----------   ------------   ------------   -----------   -----------
Cash flows from financing activities:
  Partners' contributed capital.....................    6,798,884      2,120,412     14,795,273     9,060,457     4,791,169
  Partners' capital distributions...................   (4,662,068)    (7,727,741)   (10,931,622)   (1,573,656)   (4,980,322)
  Distribution made to withdrawing partner..........           --             --     (2,577,483)           --            --
  Increase in receivables from affiliates...........     (678,822)      (254,970)       (98,062)       (7,105)      (71,251)
  Decrease in payable to affiliates.................     (681,590)      (597,331)    (2,353,008)   (1,249,930)     (858,671)
  Increase in payable to minority interest..........           --         23,960         15,132         3,783         4,000
  Proceeds from long-term borrowings................    5,400,000         50,738     13,600,000            --     2,539,883
  Repayments on long-term debt......................   (4,515,574)    (5,011,921)    (6,656,896)   (1,280,413)   (1,036,955)
  Repayments on capital lease obligations...........      (22,410)      (279,594)      (125,836)      (90,228)      (53,711)
                                                      -----------   ------------   ------------   -----------   -----------
        Net cash provided by (used in) financing....    1,638,420    (11,676,447)     5,667,498     4,862,908       334,142
                                                      -----------   ------------   ------------   -----------   -----------
Increase in cash and cash equivalents...............      145,234      2,792,734        540,136     2,465,737     1,924,803
Cash and cash equivalents at beginning of period....      681,513        826,747      3,619,481     3,619,481     4,159,617
                                                      -----------   ------------   ------------   -----------   -----------
Cash and cash equivalents at end of period..........  $   826,747   $  3,619,481   $  4,159,617   $ 6,085,218   $ 6,084,420
                                                      ===========   ============   ============   ===========   ===========
Supplemental disclosures of cash flow information:
  Cash paid for interest............................  $ 7,221,329   $  7,693,702   $  8,154,159
                                                      ===========   ============   ============


     The accompanying notes are an integral part of the combined financial statements.

                           WYNDHAM HOTEL CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. COMPANY DESCRIPTION AND BASIS OF PRESENTATION:

     Wyndham Hotel Corporation ("WHC") was incorporated in Delaware in February 1996 and intends to enter into the Formation Agreement in 1996 with Wyndham Hotel Company, Ltd. and four related management entities ("Wyndham" or the "Old Management Company"), six wholly owned, one 62.5% owned and one 30% owned related hotel entities (the "Hotel Entities") and seven related general and limited partner entities of the hotel entities ("Partner Entities") (collectively, the "Assigned Businesses"), (the Assigned Businesses and WHC will be referred to collectively as the "Company"). The Company will effect certain exchanges, a merger and other transactions (collectively the "Formation"). The Formation will accomplish the exchange of all the Assigned Businesses' equity interest held by their partners, including the five Senior Executive Officers, who are promoters of the Company, and stockholders to the Company for consideration of common stock and the payment of cash. The Formation transaction will be accounted for in a manner similar to that of a pooling of interests. As a result, the combination has been accounted for using the historical cost for the Assigned Businesses. Concurrent with the Formation, the Company intends to offer approximately $150,000,000 of equity and debt in an initial public offering.

     The accompanying combined financial statements include the accounts of the Company which consist of the following majority owned entities (except Garden Hotel Associates LP which is 30% owned):

        Management Entities:

        Wyndham Hotel Company, Ltd. (a Texas limited partnership)
        Pleasanton Hotel Management Ltd. (a Texas limited partnership) Wyndham Hotels and Resorts Ltd. (a Bermuda corporation)
        Wyndham Hotel Canada II, Inc. (a Texas S-corporation)
        Old San Juan Management, Ltd. (a Texas limited partnership)

        Hotel Entities:

        Brookfield Lakes Partners Limited (a Texas limited partnership) Commerce Hotel Partners Ltd. (a Texas limited partnership) Indianapolis Partners Ltd. (a Texas limited partnership)
        Rose Hall Associates (a Texas limited partnership)
        Schaumburg Hotel Partners LP (a Texas limited partnership)
        WHI Limited Partnership (a Texas limited partnership)
        Wyndham Charlotte Garden Hotel Limited Partnership (a Texas limited partnership)
        Garden Hotel Associates L P (a Texas limited partnership)

        Partner Entities:

        Garden Hotel Corp. No. 1 (a Texas S-corporation)
        Garden Hotel Corp. No. 2 (a Texas S-corporation)
        Garden Hotel Partners L P (a Texas limited partnership)
        Schaumburg Hotel, Inc. (a Texas S-corporation)
        Schaumburg Hotel Partners L P (a Texas limited partnership) WH Interest, Inc. (a Texas S-corporation)
        WHC Caribbean Limited (a Jamaican corporation)

     A controlling interest in each of the above entities, with the exception of Garden Hotel Associates LP, is owned by Crow Family Members. In addition, these entities are all managed by Wyndham. As a result, the Company has both voting and operational control over these entities. All significant intercompany balances and transactions have been eliminated in combination. The stockholders' equity balances of Wyndham Hotel Canada II, Inc. and Wyndham Hotels and Resorts Ltd. have been included with Partners' Capital.

                           WYNDHAM HOTEL CORPORATION

     The Company has a 30% investment in an affiliate, Garden Hotel Associates LP ("GHALP") which owns eleven Wyndham Garden Hotels located throughout the United States. The Company does not have voting or operational control over GHALP; therefore, the entity is accounted for using the equity method in the accompanying financial statements. Profits and losses of GHALP are allocated to the partners in accordance with its partnership agreement. (See Note 17)

     At December 31, 1995, minority interest represented the 37.50% interest in Rose Hall Associates held by two unaffiliated entities.

     Wyndham, which was formed effective January 1, 1988, provides management and development services to hotel property owners. As of December 31, 1995, 70 properties, located in 22 states, the District of Columbia and five Caribbean islands were under management or franchise contracts.

     Wyndham operates 19 Wyndham Hotels, 38 Wyndham Garden Hotels and six Wyndham Resort hotels. The Company provides management services to four non-Wyndham brand hotels and provides construction and development services for three hotels under renovation or construction.

     The Hotel Entities, which own 17 hotels and lease one hotel, were formed for the purpose of acquiring, owning, leasing and operating hotels throughout the United States, and the Caribbean. Hotel revenues are primarily dependent upon the individual business traveler and small business groups.

     The Partner Entities, which are comprised of five corporate general partners and three limited partner partnerships, were formed for the purpose of managing and investing in certain Hotel Entities.

  Use of Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Interim Financial Information

     The combined balance sheet as of March 31, 1996, the combined statement of partners' capital for the three months then ended, and the combined statements of operations and cash flows for the three months ended March 31, 1995 and 1996, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1996, and the results of operations and cash flows for all periods presented have been made. The results of operations for the interim periods are not necessarily indicative of the operating results for the full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash

     For purposes of reporting cash flows, all highly liquid debt instruments with original maturities of three months or less are considered to be cash equivalents.

     Restricted cash consists of reserves for quarterly cash flow payments and property tax escrows at hotels under management. As of December 31, 1995, restricted cash also includes a depository account balance of $2,595,112 which collateralizes a letter of credit. Management anticipates the deposit will be reduced concurrent with reductions in the letter of credit commitment.

                           WYNDHAM HOTEL CORPORATION

     The Company participates in a centralized cash management system with affiliates who are excluded from these financial statements. A portion of net cash flow of the Company is held in a central bank account from which operating expenses and other disbursements are paid. Each entity's share of pooled cash has been properly reflected on the individual entity's financial statements.

     The Company maintains cash and cash equivalents in accounts with various financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts.

  Inventories

     Inventories consist of food, beverages, china, linen, glassware, silverware, uniforms, and supplies and are stated at cost which approximates market, with cost determined using the first-in, first-out method.

  Property and Equipment

     Buildings are carried at cost and depreciated over forty years using the straight-line method. Furniture and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives, which range from three to nine years. Assets recorded under capital leases and leasehold improvements are amortized over the shorter of the lives of the assets or the terms of the related leases. Normal repairs and maintenance are charged to expense as incurred.

     In 1995, the Company adopted Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Impairment losses are recognized in operating income as they are determined. The Company periodically reviews its property and equipment to determine if its carrying cost will be recovered from future operating cash flows. In cases when the Company does not expect to recover its carrying cost, the Company recognizes an impairment loss. No such losses have been recognized to date.

  Management Contracts

     Wyndham has entered into management agreements which required payment of certain costs associated with the change in the management of hotels. These costs have been recorded as deferred management contract costs and are being amortized on a straight-line basis over the terms of the agreements. The Company periodically evaluates the recoverability of management contract costs to determine whether such costs will be recovered from future operations.

     Certain management agreements include repayment provisions if termination occurs prior to the term of the agreement. During 1995, the Company received $1,000,000 for a terminated agreement that is included in other revenues.

  Other Assets

     Other assets consist primarily of loan costs totaling approximately $491,450 and $745,951 and restricted cash of $317,181 and $615,919 at December 31, 1994 and 1995, respectively. Amortization of loan costs is computed using the level yield method over the lives of the related loans. Restricted cash consists of amounts reserved for replacement of fixed assets on several of the hotel entities.


     At March 31, 1996, the Company had incurred costs relating to the Offerings of $4,512,755 included in other assets and accrued in other liabilities.


  Deposits

     Deposits represent cash received from guests for future hotel reservations for the Hotel Entities and cash received from the owners of certain hotels managed by Wyndham for various operating expenses paid by

                           WYNDHAM HOTEL CORPORATION

Wyndham on behalf of managed properties. Upon termination of the management contracts, the excess, if any, of the deposits over the actual operating expenses owed to Wyndham would be refunded to the owners.

  Income Taxes

     Each of the combined companies is either a partnership, an S corporation or a nontaxable Bermuda corporation, and consequently, is not subject to federal income taxes. Thus, taxable income or loss is allocated directly to the taxable income of the individual partners and stockholders. The Company's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners and stockholders could be changed accordingly.

  Revenue Recognition

     Hotel revenue, management fees, service fees, reimbursements and other income are recognized when earned.

  Foreign Currency Translation

     The books of record of one of the Hotel Entities are maintained using the U.S. dollar as the functional currency. Assets and liabilities of non-U.S. operations are translated into U.S. dollars at the exchange rate in effect as of the balance sheet date. Revenues and expenses on non-U.S. operations are translated at the weighted average exchange rate during the year. Realized foreign currency gains and losses are included in results of operations.

  Self Insurance

     The Company is self insured for various levels of general liability, workers' compensation and employee medical coverages. Accrued expenses include the estimated cost from unpaid incurred claims.

  Income per share

     Historical pro forma income per share is based on the number of shares of common stock outstanding immediately prior to the offering. Proceeds from the exercise of dilutive stock options are assumed to be used to repurchase outstanding shares of the Company's common stock at the average fair market value during the period. Historical pro forma income per common share is based on net income per share as adjusted for a pro forma provision for income taxes based on an assumed tax rate of 39.5%.

3. ACQUISITIONS:

     During 1993, the Company purchased substantially all the assets of one hotel from an unrelated party for a cash purchase price of $6,750,000. The acquisition was accounted for using the purchase method and, accordingly, the acquired assets, which consisted primarily of property and equipment, were recorded based on their estimated fair values at the date of acquisition.

                           WYNDHAM HOTEL CORPORATION

4. INVESTMENT IN AN AFFILIATE'S HOTEL PARTNERSHIP:

     The summary of the significant financial information of GHALP is as follows:

                                     ASSETS

                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                   1994            1995
                                                               ------------    ------------
    Total current assets.....................................  $  6,208,801    $  6,769,585
    Property and equipment, net..............................   105,947,174     103,797,559
    Other....................................................     2,736,544       1,947,631
                                                               ------------    ------------
                                                               $114,892,519    $112,514,775
                                                               ============    ============
                               LIABILITIES AND PARTNERS' EQUITY
    Total current liabilities................................  $  4,372,790    $  5,049,001
    Long-term debt, excluding current portion................    93,000,000      93,000,000
    Partners' equity.........................................    17,519,729      14,465,774
                                                               ------------    ------------
                                                               $114,892,519    $112,514,775
                                                               ============    ============

                                                            YEARS ENDED DECEMBER 31,
                                                    -----------------------------------------
                                                       1993           1994           1995
                                                    -----------    -----------    -----------
    Revenues......................................  $45,299,429    $50,916,822    $56,976,113
    Expenses......................................   42,708,577     46,794,437     51,428,824
                                                    -----------    -----------    -----------
              Net income..........................  $ 2,590,852    $ 4,122,385    $ 5,547,289
                                                    ===========    ===========    ===========

     A reconciliation of the investment in GHALP to the underlying assets is as follows:

                                                                      1994          1995
                                                                   ----------    ----------
    Investment in an affiliate
      Hotel partnership..........................................  $2,968,710    $2,596,954
                                                                   ==========    ==========
    Initial capital contributions................................  $7,000,000    $7,000,000
      Contributions..............................................     149,400       149,400
      Distributions..............................................  (3,052,269)   (5,088,119)
      Net income (loss)..........................................  (1,128,421)      535,673
                                                                   ----------    ----------
                                                                   $2,968,710    $2,596,954
                                                                   ==========    ==========


     The Company's initial contribution upon formation of GHALP was $7,000,000 of the total initial aggregate contributions of $36,000,000. Pursuant to the Partnership agreement, the Company has a 30% ownership interest in the Partnership.


5. NOTES AND OTHER RECEIVABLES FROM AFFILIATES:

     As of December 31, 1994 and 1995, notes and other receivables from affiliates consist of the following:


                                                                      1994          1995
                                                                   ----------    ----------
    Promissory notes bearing interest at 9% per annum, payable in
      2005.......................................................  $       --    $6,395,690
    Promissory note bearing interest at 9% per annum, payable in
      2000.......................................................          --     1,278,000
                                                                   ----------    ----------
                                                                   $       --    $7,673,690
                                                                   ==========    ==========

                           WYNDHAM HOTEL CORPORATION

     The promissory notes represent loans made to affiliated entities to acquire hotels which then have executed management agreements with the Company. The loans are collateralized by the partnership interests in the respective entities. Interest income of $100,377 was earned for the year ended December 31, 1995.

6. NOTES RECEIVABLE

     Pursuant to the terms of a management agreement obtained during 1995, Wyndham is obligated to provide $4,560,000 for renovation of this hotel. As of December 31, 1995, $2,344,974 of this obligation, classified as a note receivable, has been funded. The note bears interest at prime plus .5% and is due March 15, 2005. The payment of interest associated with this note receivable is subject to payment priorities including a cumulative preferred priority return to the owner.

7. MANAGEMENT SERVICES AND RELATED REVENUES:


     Wyndham has entered into management agreements for hotels. The owners of certain hotels Wyndham manages are affiliates related by common ownership or control. Management fees earned for hotels owned by affiliates in 1993, 1994 and 1995 were $6,316,897, $7,371,893 and $9,528,374, respectively.


     Various operating expenses have been paid by Wyndham on behalf of managed properties. As of December 31, 1993, 1994 and 1995, accounts receivable from hotels owned by affiliates were $1,825,419, $2,519,881 and $3,002,315, respectively.

     Wyndham provides centralized accounting services such as accounts payable, payroll and financial statement preparation for certain managed hotels. Wyndham charges an accounting fee to these hotels for such services. Design fees are additional service fees paid to Wyndham for the development, design and construction of new hotels as well as for the refurbishment of existing hotels. In addition, Wyndham receives purchasing fees based on a percentage of cost of goods ordered for purchasing various items. Service fees earned for hotels owned by affiliates in 1993, 1994 and 1995 were $1,069,443, $1,233,641 and $1,927,669, respectively.

     Reimbursements represent revenues recognized for the reimbursement of expenses associated with providing sales and marketing, centralized reservations, partnership accounting and other support services. Included in reimbursable expenses are advertising and promotional expenses of $3,654,929 and $4,905,191 for the years ended December 31, 1994 and 1995. Advertising and promotional expenses were not included in reimbursable expenses in 1993, since the expenses were incurred by each hotel. Reimbursable revenues recognized for hotels owned by affiliates in 1993, 1994 and 1995 were $2,948,704, $4,893,584 and $6,458,554, respectively.

8. PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                                      DECEMBER 31,
                                                              -----------------------------
                                                                  1994             1995
                                                              ------------     ------------
    Property and equipment, at cost:
      Land..................................................  $  9,954,574     $  9,954,574
      Buildings and improvements............................    76,802,173       77,108,307
      Furniture, fixtures and equipment.....................    24,807,467       28,056,836
      Leasehold improvements................................       246,874          247,497
                                                              ------------     ------------
                                                               111,811,088      115,367,214
      Less accumulated depreciation and amortization........   (22,385,277)     (27,763,364)
                                                              ------------     ------------
                                                              $ 89,425,811     $ 87,603,850
                                                              ============     ============

                           WYNDHAM HOTEL CORPORATION

9. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

     Accounts payable and accrued expenses consist of the following:

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1994           1995
                                                                  ----------     ----------
    Accounts payable............................................  $4,449,306     $3,648,298
    Taxes.......................................................   1,509,026      1,485,388
    Payroll and related costs...................................   1,649,959      2,054,622
    Accrued interest............................................     569,050        880,130
    Other.......................................................     744,650        385,317
                                                                  ----------     ----------
                                                                  $8,921,991     $8,453,755
                                                                  ==========     ==========

10. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1994            1995
                                                                    -----------     -----------
Mortgage loan, a hotel property is pledged as collateral, interest payable monthly at prime (8.50% at December 31, 1995) plus .5%
  and principal due in installments based on cash flow maturing
  May 2, 1996.....................................................  $13,425,000     $12,606,867
Mortgage loan, a hotel property is pledged as collateral, interest payable monthly at LIBOR (5.44% at December 31, 1995) plus 1.75%
  and principal due in installments based on cash flow maturing
  December 31, 1999...............................................   10,600,000      10,034,064
Mortgage loan, a hotel property is pledged as collateral, interest payable monthly at LIBOR plus 1.5% and principal due in
  installments based on cash flow maturing December 31, 1999......   10,275,000      10,115,609
Mortgage loan, a hotel property is pledged as collateral, interest payable monthly at LIBOR plus 3.25%, and principal maturing May
  21, 2000........................................................    5,400,000       5,400,000
Mortgage loan, a hotel property is pledged as collateral, interest payable monthly at prime plus 1.25%, and principal due in
  installments based on cash flow maturing August 28, 1997........    8,958,723       8,733,852
Mortgage loan, a hotel property is pledged as collateral, interest payable quarterly at 86% of LIBID, and principal payable
  quarterly and maturing November 15, 1999........................    6,902,000       5,870,000
Revolving credit agreement, substantially all of the assets of
  Wyndham are pledged as collateral, interest payable quarterly at
  9%, and principal maturing June 30, 2002........................           --      12,500,000
Note payable to seller of a hotel, partnership interest pledged as collateral, interest payable quarterly at 8%, principal payable
  quarterly and maturing May 21, 1997.............................    3,845,418       2,391,690
Development loan, a hotel property is pledged as collateral, interest payable monthly at 7%, principal matured April 28,
  1995............................................................      813,806              --
Note payable to seller of a hotel, interest payable quarterly at
  11.5%, principal due quarterly and maturing November 15, 1999...    2,760,800       2,348,000
Note payable to bank interest payable quarterly at Jamaican prime plus 1.5%, principal payable quarterly and maturing November 15,
  1999............................................................      271,895         195,664
                                                                    -----------     -----------
                                                                     63,252,642      70,195,746
Current portion of long-term debt.................................    4,612,648      15,653,362
                                                                    -----------     -----------
Long-term debt, excluding current portion.........................  $58,639,994     $54,542,384
                                                                    ===========     ===========

                           WYNDHAM HOTEL CORPORATION

     The annual principal requirements for the five years subsequent to December 31, 1995 are as follows:

                1996............................................  $15,653,362
                1997............................................   11,037,453
                1998............................................    1,479,200
                1999............................................   24,125,731
                2000............................................    5,400,000
                Thereafter......................................   12,500,000
                                                                  -----------
                                                                  $70,195,746
                                                                  ===========

     The revolving credit agreement which has an unfunded commitment of $7.5 million contains various covenants including limitations on distributions and fixed charge ratios. The lender has 20 business days, in the event of a public offering, to exercise an option to convert 50% of the debt to restricted common stock at the Option Price, as defined in the agreement as the initial public offering price per share less the underwriting discounts and commissions per share. The option also contains a provision to effect a registration of the restricted common stock for a 24 month period following the registration.

     The Company has an outstanding letter of credit of $2,595,112 collateralized by a depository account balance of $2,595,112.

11. LEASES:

     The Company leases various types of property including land and buildings of hotel properties, office facilities and equipment under agreements ranging from 1 to 30 years. Leased capital assets included in property and equipment at December 31, 1994 and 1995 are as follows:

                                                                        DECEMBER 31,
                                                                 --------------------------
                                                                    1994           1995
                                                                 -----------    -----------
    Property...................................................  $14,529,648    $14,529,648
    Equipment..................................................    3,150,726      3,434,286
                                                                 -----------    -----------
                                                                  17,680,374     17,963,934
    Accumulated amortization...................................   (4,731,623)    (5,721,171)
                                                                 -----------    -----------
                                                                 $12,948,751    $12,242,763
                                                                 ===========    ===========

                           WYNDHAM HOTEL CORPORATION

     The future minimum lease payments required under the capital lease (together with the present value of net minimum lease payments) and future minimum lease payments required under operating leases that have an initial term or remaining noncancelable lease term in excess of one year at December 31, 1995 are as follows:

                                                                   CAPITAL       OPERATING
                                                                   LEASES          LEASES
                                                                 -----------     ----------
    Year ending December 31:
      1996.....................................................  $ 2,431,636     $  904,392
      1997.....................................................    2,437,778        251,697
      1998.....................................................    2,375,755        110,571
      1999.....................................................    2,300,000         63,264
      2000.....................................................    2,300,000         24,361
      Thereafter...............................................   40,250,000             --
                                                                 -----------     ----------
    Total minimum lease payments...............................   52,095,169     $1,354,285
                                                                                 ==========
    Less imputed interest......................................   31,312,597
                                                                 -----------
    Present value of net minimum lease payments................   20,782,572
    Less current portion.......................................      382,268
                                                                 -----------
    Long term portion of net minimum lease payments............  $20,400,304
                                                                 ===========

     WHI Limited Partnership ("WHI") has a lease agreement for the property which is accounted for as a capital lease. This agreement provides for payments of contingent rent based on a percentage of net operating income, as defined, less basic rent and the management fee (base amount). For lease years 1990 through 1999, contingent rent payable to the landlord is 20% of the excess of net operating income, as defined, over the base amount and 50% of the excess for lease years thereafter. Contingent rent expense for the years ended December 31, 1993, 1994 and 1995 was $119,609, $107,735 and $58,789, respectively.

     This capital lease agreement provides for a reserve for capital expenditures equal to 4% of the gross income of the respective hotel. At the end of the lease term, WHI is required to refund to Wyndham the excess of amounts reserved over actual capital expenditures. At December 31, 1994 and 1995, the reserved amount exceeded expenditures by $973,051 and $1,038,577, respectively.

     The lease requires WHI to meet a minimum net worth requirement. The initial net worth requirement was $5,000,000 and is reduced upon achievement of certain operating results. WHI demonstrated the initial net worth requirements by obtaining a letter of credit in the amount of $4,000,000 and a personal guarantee from one of the partners in the amount of $1,000,000. The letter of credit was collateralized by a $2,000,000 certificate of deposit and a $2,000,000 personal guarantee of one of the partners.

     The lease agreement provides for a reduction of the $5,000,000 required net worth upon achievement of certain operating results. If net operating income exceeds $2,875,000 per year for two consecutive years, the net worth requirement is reduced to $2,500,000. If net operating income exceeds $2,875,000 per year for three consecutive years, the net worth requirement is reduced to zero. During 1993, 1994 and 1995, WHI's net operating income, as defined, exceeded $2,875,000.

12. RECEIVABLES FROM AFFILIATES:

     Management fees for one managed hotel, owned by a partner of the Company, are deferred until certain operating criteria, as defined in the partnership's management agreement and loan agreement, are met. As of December 31, 1994 and 1995, this deferred balance, a receivable from an affiliate included in partners' capital, was $1,125,240 and $1,223,302, respectively. These management fees will be collected upon meeting the operating criteria as defined in the agreement.

                           WYNDHAM HOTEL CORPORATION

     In addition, included in partners' capital are receivables from affiliates which include certain partner capital contributions and accrued interest of $1,080,046 and $1,080,046 as of December 31, 1994 and 1995, respectively.

13. COMMITMENTS AND CONTINGENCIES:


     Litigation has been initiated against the Company pertaining to the right to use the Wyndham name for hotel service in the New York metropolitan area. On January 29, 1996, a temporary restraining order was issued by the Supreme Court of the State of New York which, pending the outcome of a trial, prevents the Company from using the Wyndham name in the New York area. An adverse decision in the litigation could prevent the Company from operating Wyndham brand hotels or advertising the Wyndham name in connection with the operation of a Wyndham brand hotel within a 50 mile radius of the Mados Wyndham Hotel, which owns the right to use the Wyndham name in the New York area. It is management's opinion, based on legal counsel, that the range of losses resulting from the ultimate resolution of the aforementioned claim cannot be determined.


     The Company received a Notice of Intent to make Sales and Use Tax audit changes from the Tampa Region of the Florida Department of Revenue for the period from July 31, 1990 through June 30, 1995. The audit assessed additional taxes of $584,399, penalty of $223,494 and interest of $201,024 for a total assessment of $1,008,917. Management, after review and consultation with counsel, believes the Company has meritorious defenses to this matter and that any potential liability in excess of the $189,000 recorded would not materially effect the Company's combined financial statements.

     On February 29, 1996, an affiliate and the Company were served with a complaint filed on November 22, 1995 by an owner of a hotel managed by the affiliate. The claim involves the collection of a promissory note relating to an earlier litigation between the affiliate and the owner. The owner alleges that the transfer of certain management contracts by the affiliate to the Company was a fraudulent conveyance that rendered the affiliate insolvent. Liability for payment of that Note was not transferred to or assumed by the Company. The affiliate has agreed to indemnify the Company with respect to this litigation.

     The Company has pending several other claims incurred in the normal course of business which, in the opinion of management, based on the advice of legal counsel, will not have a material effect on the combined financial statements.

     In May 1994, the Company entered into an Investment Agreement and an Option Agreement (collectively, the "Bedrock Agreements") with Bedrock pursuant to which, as amended, Bedrock agreed to provide up to $335 million in capital (the "Investment Program") to acquire hotels or hotel management companies and to make hotel related investments that are approved by both the Company and Bedrock. Pursuant to the terms of the Investment Agreement, Bedrock is not required to invest a minimum amount of capital through the Investment Program, but the Company is entitled to manage any Investment Program hotel properties for a term of 15 years and for a market-based management fee. At December 31, 1994 and December 31, 1995, the Company had executed management contracts with Bedrock for 11 Wyndham brand hotels and 15 Wyndham brand hotels, respectively, through the Investment Program.

     Pursuant to the Option Agreement, the Company granted to Bedrock options (the "Bedrock Options") to purchase up to a 37.5% limited partnership interest in Wyndham at a price equal to the percentage interest purchased multiplied by the applicable strike price defined for each year of the option period, as determined pursuant to the Bedrock Agreements. (Under the terms of the Bedrock Agreements, Bedrock is entitled to purchase a 1% interest in Wyndham for each $320,000 of projected annual management fees generated by the management contracts relating to hotels owned by Bedrock, and at December 31, 1994 and December 31, 1995, Bedrock was entitled to purchase a 17.4% and 24.3% interest in Wyndham, respectively.) As additional consideration for the grant of the Bedrock Options, Bedrock granted to the Company the right to require Bedrock to invest up to $20 million from the Investment Program in the amount of a $10 million contribution

                           WYNDHAM HOTEL CORPORATION
to the Company (the "Direct Contribution") in exchange for a percentage interest therein (not to exceed the 37.5% ownership limitation) and a $10 million contribution to affiliated partnerships the "Indirect Contribution" in which some or all of the Company, Crow Family Members and the Senior Executive Officers invest. The Direct Contribution will take the form of the Bedrock Contribution. The Indirect Contribution was eliminated in connection with the Bedrock Exchange Agreement.

     Wyndham performed a valuation analysis of the Option Agreement. Wyndham used the Black Scholes method and the Intrinsic Value method to calculate the value of the Option Agreement and the Direct Contribution, respectively. The calculations were adjusted for subsequent changes in the expected or actual outcome of the contingent condition that determines the amount of the limited partnership interest to be earned by Bedrock. The adjusted calculations resulted in a net value of zero and approximately $2.7 million in 1994 and 1995, respectively, amortized on a straight-line basis over the terms of the management agreements of the hotels owned by Bedrock.

     The Option Agreement also provides for a contingent payment (the "Contingent Option Payment") to the Old Management Company, for distribution to the non-Bedrock owners of the Old Management Company, at such time as all hotels financed by the Investment Program achieve an investment return target of 15% on all equity capital invested through such program plus certain overhead costs. The amount of the Contingent Option Payment is 10% of all cash proceeds realized in excess of the investment return target. The Contingent Option Payment is due 70% upon the achievement of the investment target return and 30% upon Bedrock's disposition of its entire interest in Wyndham.

     During 1994 and 1995, the Company received hotel management fees from Bedrock of $514,472 and of $2,043,087, respectively.

     During 1994 and 1995, the Company made cash advances of $1,092,532 and $1,380,702, respectively, to certain hotel partnerships in which Bedrock has an interest. The advances were used to pay certain renovation costs of these hotel partnerships. At December 31, 1994 and 1995, the outstanding receivables from the hotel partnerships were $27,842 and $686,749, respectively.

     During 1994 and 1995, the Company received payments of $798,503 and $976,980, respectively, from certain hotel partnerships in which Bedrock has an interest for design, purchasing and construction service fees.

     During 1994 and 1995, the Company received payments of $170,669 and $831,553, respectively, from certain hotel partnerships in which Bedrock has an interest for services and reimbursements provided by the Company.


     Pursuant to the terms of the management agreements of two affiliated-owned hotels under construction, the Company has undertaken certain commitments to provide furniture, fixtures and equipment for each hotel at a fixed price totaling $8.1 million. Additionally, for one of these hotels the Company has agreed to provide certain pre-opening services at a fixed price of $420,000; the Company has guaranteed to fund up to $230,000 in working capital per year for three years after the hotel is opened in the event that the hotel generates inadequate cash flow; and, the Company has guaranteed $875,000 in indebtedness.


     Pursuant to the terms of a management agreement of a hotel owned by an affiliate, the Company has guaranteed to the Hotel Partnership to fund up to $600,000 of working capital per year to the extent the entity experiences operating deficits, with a maximum required contribution of $2.3 million over the term of the guarantee extending from 1995 to 2000. The Company has not to date been required to make any capital contribution under the guarantee.

     The Company is subject to environmental regulations related to the ownership, management, development and acquisition of real estate (hotels). The cost of complying with the environmental regulations was not material to the Company's combined statements of income for any of the years in the three-year period ended

                           WYNDHAM HOTEL CORPORATION

December 31, 1995. The Company is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Company's financial statements.

14. EMPLOYEE BENEFIT PLANS:

     The Company sponsors a 401(k) retirement savings plans. Employees who are over 21 years of age and have completed one year of service are eligible to participate in the plans. The Company matches employee contributions up to 4% of an employee's salary. The aggregate expense under the plans amounted to approximately $129,035, $166,415 and $202,115 for the years ended December 31, 1993, 1994 and 1995, respectively.

     Wyndham maintains a self-insured group health plan through a Voluntary Employee Benefit Association ("VEBA") for certain partnerships and corporations. This plan is funded to the limits provided in the Internal Revenue Code, and liabilities have been recorded for estimated incurred but unreported claims. Aggregate and stop loss insurance exists at amounts which limit exposure to the partnerships. The Company has recognized expenses related to the plan of $742,814, $686,580 and $832,212 for the years ended December 31, 1993, 1994 and
1995, respectively.

     Certain management employees are partners in an equity participation plan, Wyndham Employees, Ltd. ("WEL"). The Company has accounted for WEL in a manner similar to a formula unit incentive plan. Partners are admitted into WEL and partnership units are awarded at the discretion of Wyndham's Senior Executive Officers. Units vest five years after award date and are payable by WEL upon certain events. Unit values are determined by formulas related to appreciation in value of Wyndham and other affiliated entities. In addition, the Senior Executive Officers own limited partner interests in Wyndham and several affiliates of Wyndham. These limited partner interests were purchased by these Senior Executive Officers for amounts equal to the fair value of such interests. The Senior Executive Officers borrowed the funds used to purchase such limited partner interests from an affiliate of Wyndham and collateralized such borrowings with their limited partner interests. The Senior Executive Officers' shares of the distributable cash of the limited partnerships is used to repay such affiliate loans. For financial reporting purposes, the Company has recognized compensation expense under WEL and the Senior Executive Officer equity participation of $2,709,770, $2,802,387 and $3,992,143 for the years ended December 31, 1993, 1994 and 1995, respectively.

15. FAIR VALUE:

     The Company has estimated the fair value of its financial instruments at December 31, 1995 as required by Statement of Financial Accounting Standards No.
107. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair values. The carrying values of variable and fixed rate debt are reasonable estimates of their fair values based on their discounted cash flows at discount rates currently available to the Company for debt with similar terms and remaining maturities.

16. TRANSACTIONS WITH RELATED PARTIES:

     Effective January 1, 1988, Wyndham acquired certain hotel management contracts previously held by an affiliate. At the date of the transfer, there was no step-up in basis of these management contracts as a result of common control of the entities. In exchange for the contracts, Wyndham agreed to pay an affiliate 16% of management fees earned from the acquired contracts (exclusive of contracts entered into during 1988). The fees became payable quarterly in arrears beginning in 1989; however, payment is limited to 50% of net cash flows, as defined in the agreement. Net cash flow was sufficient to make full payment during the years ended December 31, 1993, 1994 and 1995 of $698,498, $701,203 and $830,164, respectively.

                           WYNDHAM HOTEL CORPORATION

     In 1995, the Company paid $523,360 in management contract costs in connection with entering into a management agreement for the Wyndham Anatole Hotel. These costs are being amortized over the management agreement term.

     During 1993, 1994 and 1995, the Company made lease payments totaling $638,039, $743,922 and $875,122, respectively, to an affiliate for the Corporate office space.

     The Company subleases land from a related party which is accounted for as an operating lease. Contingent rent is payable to the related party at 50% of Adjusted Net Income, as defined in the sublease agreement. Contingent rent expense as of December 31, 1993 and 1994 was $278,000 and $487,000 respectively. There was no contingent rent expense for the year ended December 31, 1995.

     During 1993, 1994 and 1995, Wyndham made payments in the aggregate amounts of $310,412, $321,333 and $332,113, respectively, to GHMB, Inc., an entity owned by a senior executive officer for the operation of liquor concessions at one of the Hotel Entities.

     During 1993, 1994 and 1995, the Company made payments of $1,098,270, $1,352,468 and $1,739,804, respectively, to an entity owned by an affiliate for travel services provided to the Company.

     In 1995, the Company made payments to Trammell Crow Company in the amount of $386,759 for contract labor (including related costs) provided to the Company for management information services. The Company anticipates that in 1996, it will pay approximately $810,000 to Trammell Crow Company for these contract labor services (including related costs).

17. SUBSEQUENT EVENTS:

     It is anticipated that during 1996, GHALP will enter into a sale/leaseback agreement with an unaffiliated real estate investment trust ("REIT"). The sale/leaseback agreement stipulates the sale of eleven hotels containing 1,940 rooms for $135,320,000 to the REIT and eleven long-term operating leases back to the Company each with an initial term of seventeen years and four optional twelve-year renewals exercisable at the Company's option for all hotels. Under terms of these leases, yearly base rent aggregates $13,600,000 plus a contingent rent paid based on a percentage of excess revenue over base year revenues. The leases will require the Company to pay substantially all expenses associated with the operation of the leased hotels, real estate taxes and insurance.

     As part of the Formation, the Company will enter into the Bedrock Exchange Agreement with various affiliates of Bedrock, which replaces the Bedrock Agreements, pursuant to which Bedrock will transfer the Bedrock Options and the Bedrock Contribution (in the amount of $10 million) in exchange for 2,367,890 shares of Common Stock. In addition, the Bedrock Exchange Agreement eliminates the $10 million Indirect Contribution. Prior to the Formation, a separate entity owned by Crow Family Members, the Senior Executive Officers and WEL will purchase the right to the Contingent Option Payment for $10,000 from the owners of Wyndham (Crow Family Members, the Senior Executive Officers and WEL).

     On February 16, 1996, the Company submitted an offer and a bid deposit of $1,250,000 to purchase a 159 room hotel for a purchase price of $12,500,000. On February 22, 1996, the seller verbally accepted the offer and received the nonrefundable earnest money.

                           WYNDHAM HOTEL CORPORATION

18. CONDENSED COMBINED FINANCIAL INFORMATION OF GUARANTOR SUBSIDIARIES

     Pursuant to the Debt Offering, the Company expects to issue $100.0 million
aggregate principal amount of      % Senior Subordinated Notes due 2006. All of
the Company's subsidiaries, with the exception of a number of inconsequential subsidiaries, will fully and unconditionally guarantee the Company's obligations under the Notes on a joint and several basis (the "Guarantor Subsidiaries"). Accordingly, the condensed combined financial information set forth below summarizes financial information for all of the Guarantor Subsidiaries on a combined basis. Separate complete financial statements and other disclosure for the Guarantor Subsidiaries have not been presented because management does not believe that such information is material to investors.


     Condensed combined financial information of the Guarantor Subsidiaries (see note to condensed combined financial information) as of December 31, 1994 and 1995 and March 31, 1996, and for the years ended December 31, 1993, 1994 and 1995 and three months ended March 31, 1996 were as follows:


                       CONDENSED COMBINED BALANCE SHEETS

                                     ASSETS


                                                           DECEMBER 31,            MARCH 31,
                                                    --------------------------    -----------
                                                       1994           1995           1996
                                                    -----------    -----------    -----------
    Current assets
      Cash and cash equivalents...................  $ 2,469,263    $ 3,707,735    $ 5,552,723
      Cash, restricted as to use..................           --      2,595,172      2,630,530
      Accounts receivable, net....................    8,596,452     10,095,095     12,656,520
      Other.......................................    5,092,051      5,243,464      3,651,032
                                                    -----------    -----------    -----------
              Total current assets................   16,157,766     21,641,466     24,490,805
    Investment in an affiliate's hotel
      partnership.................................    2,968,710      2,596,954      3,052,355
    Notes and other receivables from affiliates...           --      7,673,690      7,709,262
    Notes receivable..............................           --      2,450,587      2,450,587
    Property and equipment, net...................   47,594,394     47,320,281     46,933,016
    Management contract costs, net................    1,181,274      7,578,968      7,299,226
    Other.........................................      660,660      1,067,913      7,786,094
                                                    -----------    -----------    -----------
              Total assets........................  $68,562,804    $90,329,859    $99,721,345
                                                    ===========    ===========    ===========
                                LIABILITIES AND PARTNERS' CAPITAL
    Current Liabilities
      Accounts payable and accrued liabilities....  $ 9,563,689    $ 6,599,900    $ 6,443,668
      Deposits....................................    1,401,024      1,913,836        980,963
      Current portion of long-term debt and
         capital lease obligations................    3,525,160      3,428,763      3,434,439
      Due to affiliates...........................    1,035,207      1,453,800      1,200,000
                                                    -----------    -----------    -----------
              Total current liabilities...........   15,525,080     13,396,299     12,059,070
                                                    -----------    -----------    -----------
    Payable to affiliates.........................    3,841,788      2,626,656      1,767,985
    Payable to minority interest..................      202,920        218,052        222,052
    Long-term debt and capital lease
      obligations.................................   31,163,361     40,659,163     42,349,714
    Other.........................................           --             --      4,512,755
                                                    -----------    -----------    -----------
                                                     35,208,069     43,503,871     48,852,506
                                                    -----------    -----------    -----------
    Minority interest.............................    6,653,971      7,378,386      7,971,623
                                                    -----------    -----------    -----------
    Partners' capital:
      Receivables from affiliates.................   (1,829,252)    (1,927,314)    (2,230,851)
      Partners' capital...........................   13,004,936     27,978,617     33,068,997
                                                    -----------    -----------    -----------
              Total partners' capital.............   11,175,684     26,051,303     30,838,146
                                                    -----------    -----------    -----------
              Total liabilities and partners'
                capital...........................  $68,562,804    $90,329,859    $99,721,345
                                                    ===========    ===========    ===========


           See note to the condensed combined financial information.

                           WYNDHAM HOTEL CORPORATION

                    CONDENSED COMBINED STATEMENTS OF INCOME


                                                                                              THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                      MARCH 31,
                                            ------------------------------------------    --------------------------
                                               1993           1994            1995           1995           1996
                                            -----------    -----------    ------------    -----------    -----------
                                                                                                 (UNAUDITED)
Revenues..................................  $44,069,417    $55,611,624    $ 65,523,432    $16,659,417    $21,144,537
                                            -----------    -----------    ------------    -----------    -----------
Operating costs and expenses..............   35,426,502     42,659,540      51,210,290     11,682,950     14,009,093
Depreciation and amortization.............    2,960,287      3,327,691       3,929,052        879,511      1,068,899
Other.....................................      310,583        175,047         104,612        (57,584)        95,460
                                            -----------    -----------    ------------    -----------    -----------
         Total operating costs and
           expenses.......................   38,697,372     46,162,278      55,243,954     12,504,877     15,173,452
                                            -----------    -----------    ------------    -----------    -----------
Operating income..........................    5,372,045      9,449,346      10,279,478      4,154,540      5,971,085
Interest expense, net.....................   (4,441,841)    (4,193,713)     (3,815,845)    (1,037,945)      (888,705)
Equity in earnings of affiliate's hotel
  partnership.............................      777,255      1,236,716       1,664,187        556,245        828,853
Foreign currency gain.....................      647,143        403,842         405,096         37,301             --
                                            -----------    -----------    ------------    -----------    -----------
Income before minority interests..........    2,354,602      6,896,191       8,532,916      3,710,141      5,911,233
Income (loss) attributable to minority
  interests...............................     (210,638)       186,134         724,415        508,062        593,237
                                            -----------    -----------    ------------    -----------    -----------
         Net income.......................  $ 2,565,240    $ 6,710,057    $  7,808,501    $ 3,202,079    $ 5,317,996
                                            ===========    ===========    ============    ===========    ===========


                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS


                                                   YEAR ENDED DECEMBER 31,                        MARCH 31,
                                         -------------------------------------------     ---------------------------
                                            1993            1994            1995            1995            1996
                                         -----------     -----------     -----------     -----------     -----------
                                                                                                 (UNAUDITED)
Net cash provided by operating
  activities...........................  $ 5,022,051     $11,823,312     $13,143,427     $   766,906     $ 4,177,309
                                         -----------     -----------     -----------     -----------     -----------
Cash flows from investing activities:
  Purchase of property and equipment...   (1,592,110)     (1,819,845)     (2,917,076)       (307,471)       (360,785)
  Investments in management
    contracts..........................     (687,707)       (285,387)     (4,346,391)             --         (23,039)
  Notes and other receivables from
    affiliates.........................           --                      (7,673,690)     (3,818,883)        (35,572)
  Notes receivable.....................           --              --      (2,450,587)             --              --
  Other................................        5,390       1,902,851      (3,080,122)       (197,976)     (2,223,328)
                                         -----------     -----------     -----------     -----------     -----------
  Net cash used in investing
    activities.........................   (2,274,427)       (202,381)    (20,467,866)     (4,324,330)     (2,642,724)
                                         -----------     -----------     -----------     -----------     -----------
Cash flows from financing activities:
  Partners' contributed capital........    4,709,297       1,780,738      13,710,768       9,060,457       4,579,075
  Partners' capital distributions......   (3,259,246)     (6,368,330)    (10,671,717)     (1,367,846)     (4,806,691)
  Distribution made to withdrawing
    partner............................           --                      (2,577,483)             --              --
  Decrease in payable to affiliate.....      253,921      (1,035,207)     (1,215,132)       (119,160)     (1,162,208)
  Proceeds from long-term borrowings...           --              --      13,600,000              --       2,500,000
  Repayments on long-term borrowings...   (4,070,916)     (3,578,109)     (4,074,759)       (731,446)       (750,062)
  Repayments on capital lease
    obligations........................      (22,410)       (279,595)       (125,836)        (90,228)        (53,711)
  Other................................     (315,159)       (218,637)        (82,930)          3,783           4,000
                                         -----------     -----------     -----------     -----------     -----------
  Net cash provided by (used in)
    financing activities...............   (2,704,513)     (9,699,140)      8,562,911       6,755,560         310,403
                                         -----------     -----------     -----------     -----------     -----------
Increase in cash and cash
  equivalents..........................       43,111       1,921,791       1,238,472       3,198,136       1,844,988
Cash and cash equivalents at beginning
  of year..............................      504,361         547,472       2,469,263       2,469,263       3,707,735
                                         -----------     -----------     -----------     -----------     -----------
Cash and cash equivalents at end of
  year.................................  $   547,472     $ 2,469,263     $ 3,707,735     $ 5,667,399     $ 5,552,723
                                         ===========     ===========     ===========     ===========     ===========



Note to Condensed Combined Financial Information:



    (1) The foregoing condensed combined financial information includes Wyndham (100%), WHI Limited Partnership (100%) and Rose Hall Associates (62.5%). Also reflected in this information is an investment in Garden Hotel Associates L.P. (30%), which is being accounted for using the equity method.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners
Garden Hotel Associates LP:

     We have audited the accompanying balance sheets of Garden Hotel Associates LP as of December 31, 1994 and 1995 and the related statements of income, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garden Hotel Associates LP as of December 31, 1994 and 1995, and its results of operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND L.L.P.
Dallas, Texas
February 27, 1996

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)

                                 BALANCE SHEETS

                                     ASSETS


                                                             DECEMBER 31,
                                                     ----------------------------     MARCH 31,
                                                         1994            1995            1996
                                                     ------------    ------------    ------------
Current assets:
  Cash and cash equivalents........................  $  4,581,620    $  5,027,388    $  6,538,845
  Accounts receivable, less allowance of $19,000 in
     1994, $31,000 in 1995 and $11,000 at March 31,
     1996 (unaudited)..............................     1,276,316       1,248,115       2,232,370
  Due from affiliates..............................            --         155,009         270,140
  Inventories......................................       199,543         189,658         189,754
  Prepaid expense..................................       151,322         149,415         275,550
                                                     ------------    ------------    ------------
          Total current assets.....................     6,208,801       6,769,585       9,506,659
Property and equipment, net........................   105,947,174     103,797,560     103,243,475
Designated cash....................................       816,855         605,259         611,729
Other assets, net of accumulated amortization of
  $4,338,000 and $4,175,000 in 1994 and 1995,
  respectively.....................................     1,919,689       1,342,372       1,330,552
                                                     ------------    ------------    ------------
          Total assets.............................  $114,892,519    $112,514,776    $114,692,415
                                                     ============    ============    ============
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable and accrued expenses............  $  3,935,116    $  4,087,035    $  4,983,258
  Due to Operator..................................       357,940         475,200         117,750
  Advance deposits.................................        79,734         486,967         608,790
                                                     ------------    ------------    ------------
          Total current liabilities................     4,372,790       5,049,202       5,709,798
Long-term debt.....................................    93,000,000      93,000,000      93,000,000
                                                     ------------    ------------    ------------
          Total liabilities........................    97,372,790      98,049,202      98,709,798
Commitments and contingencies
Partners' capital..................................    17,519,729      14,465,574      15,982,617
                                                     ------------    ------------    ------------
          Total liabilities and partners'
            capital................................  $114,892,519    $112,514,776    $114,692,415
                                                     ============    ============    ============


    The accompanying notes are an integral part of the financial statements.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)

                              STATEMENTS OF INCOME


                                                                               THREE MONTHS ENDED
                                       YEAR ENDED DECEMBER 31,                     MARCH 31,
                              -----------------------------------------    --------------------------
                                 1993           1994           1995           1995           1996
                              -----------    -----------    -----------    -----------    -----------
                                                                                  (UNAUDITED)
Revenues:
  Rooms....................   $33,181,540    $37,024,696    $42,310,485    $10,828,856    $12,211,517
  Food and beverage........     9,610,737     11,035,165     11,532,474      2,746,488      2,998,604
  Operating departments....     2,398,859      2,666,340      2,798,687        717,822        796,074
                              -----------    -----------    -----------    -----------    -----------
                               45,191,136     50,726,201     56,641,646     14,293,166     16,006,195
                              -----------    -----------    -----------    -----------    -----------
Operating costs and
  expenses:
  Departmental expenses:
     Rooms.................     8,137,637      8,787,104     10,088,389      2,379,840      2,744,654
     Food and beverage.....     7,111,756      7,868,263      8,304,422      1,978,897      2,246,857
     Operating
       departments.........     1,249,043      1,224,981      1,228,868        309,955        350,786
     Operating expenses:
     Administrative and
       general.............     4,750,200      4,940,904      5,102,092      1,208,996      1,333,360
     Management fees.......     2,414,658      2,888,211      3,317,170        786,121        924,438
     Sales and marketing...     3,278,057      3,816,964      3,953,177        992,496      1,056,976
     Property operating
       costs...............     4,035,318      4,206,628      4,576,842      1,046,142      1,150,223
     Property insurance,
       rent and taxes......     2,085,483      2,310,649      2,450,743        611,138        643,023
     Depreciation and
       amortization........     4,808,530      4,955,340      5,058,767      1,298,224      1,192,746
     Other.................       217,441        175,619        204,026         29,375         22,858
                              -----------    -----------    -----------    -----------    -----------
          Total operating
            costs and
            expenses.......    38,088,123     41,174,663     44,284,496     10,641,184     11,665,921
                              -----------    -----------    -----------    -----------    -----------
          Operating
            income.........     7,103,013      9,551,538     12,357,150      3,651,982      4,340,274
Interest income............       108,293        190,621        334,467          4,313        127,557
Interest expense...........    (4,613,594)    (5,617,689)    (7,144,673)    (1,802,145)    (1,704,989)
                              -----------    -----------    -----------    -----------    -----------
          Net income.......   $ 2,597,712    $ 4,124,470    $ 5,546,944    $ 1,854,150    $ 2,762,842
                              ===========    ===========    ===========    ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


Balance at January 1, 1993....................................................    $25,516,448
  Distributions...............................................................     (8,752,000)
  Net income                                                                        2,597,712
                                                                                  -----------
Balance at December 31, 1993..................................................     19,362,160
  Contributions...............................................................        498,000
  Distributions...............................................................     (6,464,901)
  Net income..................................................................      4,124,470
                                                                                  -----------
Balance at December 31, 1994..................................................     17,519,729
  Distributions...............................................................     (8,601,099)
  Net income..................................................................      5,546,944
                                                                                  -----------
Balance at December 31, 1995..................................................     14,465,574
  Distributions...............................................................     (1,245,799)
  Net income..................................................................      2,762,842
                                                                                  -----------
Balance at March 31, 1996 (unaudited).........................................    $15,982,617
                                                                                  ===========


    The accompanying notes are an integral part of the financial statements.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS


                                                                                                     THREE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                     MARCH 31,
                                                    -----------------------------------------    --------------------------
                                                       1993           1994           1995           1995           1996
                                                    -----------    -----------    -----------    -----------    -----------
                                                                                                        (UNAUDITED)
Cash flows from operating activities:
  Net income......................................  $ 2,597,712    $ 4,124,470    $ 5,546,944    $ 1,854,150    $ 2,762,842
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Amortization of interest rate contracts.......       39,732        134,127        134,127         33,532         33,532
    Depreciation and amortization.................    4,808,530      4,955,340      5,058,767      1,298,224      1,192,746
    Provision for bad debt........................       98,269         25,170         47,119         11,780          7,500
  Changes to operating assets and liabilities:
    Accounts receivable...........................      572,269       (211,458)       (18,919)      (516,557)      (991,755)
    Due from affiliates...........................           --             --       (155,009)            --       (115,131)
    Inventories...................................      (17,074)        11,961          9,885          9,775            (96)
    Prepaid expenses..............................       (2,851)        13,508          1,907        (75,359)      (126,135)
    Other assets..................................     (393,478)      (430,675)        93,172       (236,328)       (40,004)
    Accounts payable and accrued expenses.........      550,318        (44,672)       151,919        295,422        896,223
    Due to Operator...............................     (444,488)       202,839        117,260         54,572       (357,450)
    Advance deposits..............................       41,208         (4,579)       407,233         27,969        121,823
                                                    -----------    -----------    -----------    -----------    -----------
        Net cash provided by operating
          activities..............................    7,850,147      8,776,031     11,394,405      2,757,180      3,384,095
                                                    -----------    -----------    -----------    -----------    -----------
Cash flows from investing activities:
  Purchase of property and equipment..............   (1,280,571)    (1,663,612)    (2,347,538)      (641,297)      (626,839)
  Proceeds from land sale.........................       17,057             --             --             --             --
                                                    -----------    -----------    -----------    ------------    -----------
        Net cash used in investing activities.....   (1,263,514)    (1,663,612)    (2,347,538)      (641,297)      (626,839)
Cash flows from financing activities:
  Other...........................................     (498,000)            --             --             --             --
  Partners' contributed capital...................           --        498,000             --             --             --
  Partners' capital distributions.................   (8,752,000)    (6,464,901)    (8,601,099)    (2,188,239)    (1,245,799)
  Proceeds from long-term debt....................    3,000,000             --             --             --             --
                                                    -----------    -----------    -----------    -----------    -----------
        Net cash used in financing activities.....   (6,250,000)    (5,966,901)    (8,601,099)    (2,188,239)    (1,245,799)
                                                    -----------    -----------    -----------    -----------    -----------
Increase (decrease) in cash and cash
  equivalents.....................................      336,633      1,145,518        445,768        (72,356)     1,511,457
Cash and cash equivalents at beginning of
  period..........................................    3,099,469      3,436,102      4,581,620      4,581,620      5,027,388
                                                    -----------    -----------    -----------    -----------    -----------
Cash and cash equivalents at end of period........  $ 3,436,102    $ 4,581,620    $ 5,027,388    $ 4,509,264    $ 6,538,845
                                                    ===========    ===========    ===========    ===========    ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest..........  $ 4,568,403    $ 5,292,070    $ 6,977,768
                                                    ===========    ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION:

     Garden Hotel Associates LP (the "Partnership") was formed May 11, 1990, for the purpose of acquiring, owning and operating eleven Wyndham Garden Hotels throughout the United States of which three are located in or near Phoenix, Arizona.

     The partners contributed $36,000,000 upon formation of the Partnership. The general partner is required to and the limited partner may, at its discretion, make additional contributions necessary to fund operating deficits as defined in the Partnership agreement. Profits and losses are allocated to the partners in accordance with the Partnership agreement.

  Use of Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


  Interim Financial Information



     The balance sheet as of March 31, 1996, the statement of partners' capital for the three months then ended, and the statements of operations and cash flows for the three months ended March 31, 1995 and 1996, have been prepared by the Partnership without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1996, and the results of operations and cash flows for all periods presented have been made. The results of operations for the interim periods are not necessarily indicative of the operating results for the full year.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents

     For purposes of reporting cash flows, all highly liquid debt instruments with original maturities of three months or less are considered to be cash equivalents.

     Designated cash totaling $816,858 and $605,250 as of December 31, 1994 and 1995, respectively, consists of amounts designated for repairs and replacement of property and equipment.

     The Partnership maintains cash and cash equivalents in accounts with various financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation.

  Inventories

     Inventories consist of food, beverages, china, linen, glassware, silverware, uniforms, and supplies and are stated at cost, which approximates market, with cost determined using the first-in, first-out method.

  Property and Equipment

     Buildings are carried at cost and depreciated over forty years using the straight-line method. Furniture and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives, which range from three to seven years. Normal repairs and maintenance are charged to expense as incurred.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     In 1995, the Partnership adopted Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Impairment losses are recognized in operating income as they are determined.

     The Partnership periodically reviews its property and equipment to determine if its carrying cost will be recovered from future operating cash flows. In cases when the Partnership does not expect to recover its carrying cost, the Partnership recognizes an impairment loss. No such losses have been recognized to date.

  Other Assets

     Other assets consist primarily of deferred finance costs totaling approximately $1,387,243 and $819,759 at December 31, 1994 and 1995,
respectively, and are stated at net cost. Amortization of loan costs is computed using the effective yield method over the lives of the related loans. The remaining balance consists primarily of security deposits totaling approximately $404,189 and $522,613 at December 31, 1994 and 1995, respectively, and are stated at cost.

     Preopening costs, which are classified as other assets, are recorded at cost and amortized over twelve months using the straight-line method. Fully amortized preopening expenses of $859,256 were written off in 1995.

  Income Taxes

     The Partnership is not a taxable entity and the results of its operations are included in the tax returns of the partners. The Partnership's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be charged accordingly.

  Revenue Recognition

     Room, food and beverage, telephone and other revenues are recognized when earned.

  Self-Insurance

     The Partnership is self insured for various levels of general liability, workers' compensation and employee medical coverages. Accrued expenses include the estimated cost from unpaid incurred claims.

  Interest Rate Contracts

     The Partnership enters into interest rate contracts to manage its exposure to interest rate volatility. These contracts have been interest rate caps, where the Partnership pays a lump-sum for the right to receive future payments should interest rates exceed an agreed upon rate. The Partnership is exposed to credit loss in the event of nonperformance by the counterparties to its interest rate contracts. The Partnership does not anticipate nonperformance by the counterparties. The Partnership accounts for interest rate cap contracts by amortizing the up-front premium to interest expense over the life of the contract.

  Advertising Costs

     The Partnership participates in various advertising and marketing programs with a related party. All costs are expensed in the period incurred. The Partnership recognized advertising expenses of $1,003,589, $1,198,335 and $1,148,385 for the years ended December 31, 1993, 1994 and 1995, respectively.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Reclassifications

     Certain amounts previously reported have been reclassified to conform with the current year presentation.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                                                      DECEMBER 31,
                                                              -----------------------------
                                                                  1994             1995
                                                              ------------     ------------
    Land....................................................  $ 17,428,111     $ 17,428,111
    Buildings...............................................    91,467,248       91,467,248
    Furniture, fixtures and equipment.......................    15,493,480       17,841,018
                                                              ------------     ------------
                                                               124,388,839      126,736,377
    Less accumulated depreciation...........................    18,441,665       22,938,817
                                                              ------------     ------------
                                                              $105,947,174     $103,797,560
                                                              ============     ============

4. MANAGEMENT AGREEMENT AND RELATED PARTY TRANSACTIONS:

     On May 21, 1990, the Partnership and Wyndham Hotel Company, Ltd. (the "Operator"), a related party, entered into a management agreement which provides for a base management fee and chain services fee equal to 5% of gross revenues plus an incentive fee equal to 15% of total operating cash flow. Due to Operator includes management fees and other expenses payable to the Operator. As provided for in the management agreement, cash in excess of amounts required for on-site operations is held in a central account in the name of the Operator.

     The Partnership receives sales and marketing, centralized reservations, accounting and other support services from affiliates which are reimbursed as an adjustment to management fees in the normal course of business.

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

     Accounts payable and accrued expenses consist of the following:

                                                                        DECEMBER 31,
                                                                  -------------------------
                                                                     1994           1995
                                                                  ----------     ----------
    Accounts payable............................................  $1,003,836     $  977,184
    Taxes.......................................................   1,051,706      1,061,058
    Payroll and related costs...................................   1,100,642      1,176,514
    Accrued interest............................................     563,862        596,640
    Other.......................................................     215,070        275,639
                                                                  ----------     ----------
                                                                  $3,935,116     $4,087,035
                                                                  ==========     ==========

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                   1994            1995
                                                                -----------     -----------
    Acquisition loan..........................................  $90,000,000     $90,000,000
    Revolver loan.............................................    3,000,000       3,000,000
                                                                -----------     -----------
                                                                $93,000,000     $93,000,000
                                                                ===========     ===========

     The Acquisition and Revolver loans are payable to an affiliate. During 1993, two interest rate caps were purchased for $498,000 which fixed $60,000,000 of the acquisition loan balance at a 6% interest rate effective September 30, 1994 for the remainder of the loan. The remaining balances of these loans bear interest at various rates which ranged from 4.63% to 6.5%, 4.5% to 9% and 7.1% to 7.9% during the years ended December 31, 1993, 1994 and 1995, respectively. Interest only is payable for both the Acquisition and Revolver loans until maturity at May 21, 1997, when the principal is due.

     The Partnership's debt is collateralized principally by property and equipment.

7. EMPLOYEE BENEFIT PLANS:

     The Partnership participates in a 401(k) retirement savings plans. Employees who are over 21 years of age and have completed one year of service are eligible to participate in the plan. The Partnership matches employee contributions up to 4% of an employee's salary. The Partnership expensed $31,628, $44,185, and $77,075 for the years ended December 31, 1993, 1994 and
1995, respectively, related to the plan.

     The Partnership participates in a self-insured group health plan through a Voluntary Employee Benefit Association ("VEBA") for its employees. This plan is funded to the limits provided in the Internal Revenue Code, and liabilities have been recorded for unpaid claims. Aggregate and stop loss insurance exists at amounts which limit exposure to the partnerships. The Partnership has recognized expenses under the plan of $419,817, $443,277 and $511,643 for the years ended December 31, 1993, 1994 and 1995, respectively.

8. FAIR VALUE:

     The Partnership has estimated the fair value of its financial instruments at December 31, 1995 as required by Statement of Financial Accounting Standards No. 107. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair values. The carrying values of variable and fixed rate debt are reasonable estimates of their fair values based on their discounted cash flows at discount rates currently available to the Company for debt with similar terms and remaining maturities.

9. COMMITMENTS AND CONTINGENCIES:

     The Partnership has entered into a land lease for one of the Partnership's hotels. Future minimum rental payments of $160,000 per year are required under the operating lease. The lease which expires March 2052 includes a renewal option of 25 years and contingent lease payments which are based on a percentage of the hotel's gross income. The related renewal rental expense was $160,000 for the years ended 1993, 1994 and 1995, and contingent rental expense was $75,333, $112,464 and $153,862 for the years ended December 31, 1993, 1994 and 1995, respectively.

     The Partnership is subject to environmental regulations related to the ownership of real estate (hotels). As part of due diligence procedures, the Partnership has conducted Phase I environmental assessments on

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

each property prior to acquisition. The cost of complying with the environmental regulations was not material to the Partnership's statements of income for any of the years in the three-year period ended December 31, 1995. The Partnership is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Partnership's financial statements.

10. SUBSEQUENT EVENT:

     It is the intent of an affiliated entity to acquire a 70% ownership interest in the Partnership. The acquiring entity and the Operator are affiliated through common ownership. In addition, a letter of intent has been entered into with a third party real estate investment trust ("REIT"). This transaction will result in a sale/leaseback that provides for the sale of all eleven hotels containing 1,940 rooms for $135,320,000 to the REIT and eleven long-term operating leases back to the Operator. Each lease has an initial term of seventeen years and four optional twelve-year extensions exercisable at the Operator's option for all hotels. Annual minimum base rents aggregate $13,600,000 plus a contingent rent payment is required based on a percentage of excess revenue over base year revenues. The leases will require the Operator to pay substantially all expenses associated with the operation of the leased hotels, real estate taxes and insurance.

                      FULL-RANGE MANAGEMENT CAPABILITIES


Wyndham is a fully integrated hospitality company experienced in all aspects of hotel operations, including purchasing, accounting, asset and risk management, as well as hotel design, remodeling and constrution.


                                 [WYNDHAM LOGO]

                          WYNDHAM HOTEL CORPORATION



                         -- FINANCING & ACQUISITIONS

                             -- ASSET MANAGEMENT

                                -- PURCHASING

                               -- REDEVELOPMENT

                           -- DESIGN & CONSTRUCTION

                             -- SALES & MARKETING



The Company's hotel operations are divided into two operating divisions, the Hotel and Resort Division and the Garden Hotel Division, which are serviced by a centralized corporate staff providing managerial and operational support.



                [PHOTO OF GRAND OPENING OF WYNDHAM GARDEN HOTEL]

[CAPTION]

Wyndham's design and construction division has managed over $135 million of renovation and construction dring the past two years.




                       [PHOTO OF FIVE WYNDHAM EMPLOYEES]

[CAPTION]

Wyndham operates an extensive recruitment and training program. Wyndham believes that this approach has contributed significantly to high labor productivity and employee retention, as evidenced by the fact that 70% of the Company's existing general managers were promoted from within the Company.

================================================================================


     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THOSE TO WHICH IT RELATES IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................   14
The Formation and the Financing
  Plan................................   22
Use of Proceeds.......................   27
Capitalization........................   28
Pro Forma Combined Financial Data.....   29
Selected Combined Financial Data......   44
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   45
Business..............................   59
Management............................   91
Certain Relationships and
  Transactions........................  102
Principal Stockholders................  110
Description of the Revolving Credit
  Facility............................  111
Description of the Notes..............  115
Description of Capital Stock..........  144
Underwriting..........................  148
Legal Matters.........................  148
Experts...............................  149
Additional Information................  149
Glossary..............................  150
Index to Financial Statements.........  F-1


UNTIL                , 1996 (25 CALENDAR DAYS AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


================================================================================


================================================================================


                                    [LOGO]

                                  $100,000,000

                                 WYNDHAM HOTEL
                                  CORPORATION

                               % SENIOR SUBORDINATED
                                 NOTES DUE 2006

                                  ------------

                                   PROSPECTUS

                                           , 1996

                                  ------------

                               SMITH BARNEY INC.

                           BT SECURITIES CORPORATION

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                             MONTGOMERY SECURITIES

================================================================================

                                    PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following table indicates the expenses the Company expects to incur in connection with the Offering described in this Registration Statement.



    SEC Registration Fee.....................................................  $   34,483
    NASD Filing Fee..........................................................      10,500
    Trustee Fees.............................................................       3,000
    Blue Sky and Related Fees (including counsel fees).......................       9,206*
    Accountants' Services and Expenses.......................................     621,404*
    Legal Services and Expenses..............................................     517,836*
    Directors' and Officers' Insurance.......................................      45,656
    Printing and Engraving Fees..............................................     175,000*
    Governmental Filings.....................................................      12,428
    Real Estate Related Expenses.............................................      63,613
    Rating Agency Fee........................................................      80,000
    Miscellaneous............................................................      96,624*
                                                                               ----------
              TOTAL..........................................................  $1,669,750*
                                                                               ==========


---------------


* Estimated.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Article 15 of the Company's Amended and Restated Certificate of Incorporation provides that no director or former director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.
Article 15 of the Company's Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this Registration Statement, is incorporated herein by reference.

     Article 16 of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the Company's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Article 16 of the Company's Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this Registration Statement, is incorporated herein by reference.


     Reference is made to the underwriting agreement filed as Exhibit 1.1(a) hereto, pursuant to which the underwriters will agree to indemnify officers and directors of the Company against certain liabilities under the Securities Act.



     The Company will enter into Indemnification Agreements with each director of the Company, a draft form of which is filed as Exhibit 10.15 to this Registration Statement. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such directors against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors of the Company or assumed certain responsibilities at the direction of the Company. The Company will also purchase directors and officers liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     On February 16, 1996, the Company issued 100 shares of Common Stock to James D. Carreker, its Chief Executive Officer and a director, for nominal consideration. The shares were issued without registration under the Securities Act pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act or the rules and regulations promulgated thereunder.

     Reference is made to "The Formation and the Financing Plan" and "Certain Transactions and Relationships -- Benefits of the Formation and the Financing Plan to Related Parties" regarding shares of Common Stock to be issued in connection with the Formation, the purchasers thereof and the consideration therefor. Such issuances will occur without registration under the Securities Act pursuant to exemptions from registration afforded by Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


         **1.1(a)    -- Underwriting Agreement.
         **2.1       -- Formation Agreement dated as of March 10, 1996 among the Company and the parties identified on the signature page thereof.
         **2.2       -- Transfer Agreement among Wyndham Hotel Corporation, Bank of Nova
                        Scotia, Bank of Nova Scotia (Jamaica) and Caribbean Hotel Management
                        Company.
         **3.1       -- Amended and Restated Certificate of Incorporation of the Company.
          +3.1(a)    -- Certificate of Incorporation of Wyndham Management Corporation.
          +3.1(b)    -- Certificate of Incorporation of GHALP Corporation.
          +3.1(c)    -- Certificate of Incorporation of Wyndham IP Corporation.
          +3.1(d)    -- Articles of Incorporation of WH Interest, Inc.
          +3.1(e)    -- Certificate of Limited Partnership of Rose Hall Associates Limited
                        Partnership.
          +3.1(f)    -- Certificate of Incorporation of WHC Caribbean Limited.
          +3.1(g)    -- Certificate of Incorporation of Waterfront Management Corporation.
          +3.1(h)    -- Certificate of Incorporation of WHCMB, Inc.
          +3.1(i)    -- Translation of Articles of Incorporation of Wyndham Hotels & Resorts
                        (Aruba) N.V.
         **3.2       -- Amended and Restated Bylaws of the Company.
          +3.2(a)    -- Bylaws of Wyndham Management Corporation.
          +3.2(b)    -- Bylaws of GHALP Corporation.
          +3.2(c)    -- Bylaws of Wyndham IP Corporation.
          +3.2(d)    -- Bylaws of WH Interest, Inc.
          +3.2(e)    -- Amended and Restated Agreement of Limited Partnership of Rose Hall
                        Associates Limited Partnership.
          +3.2(f)    -- Memorandum of Association of WHC Caribbean Limited.
          +3.2(g)    -- Bylaws of Waterfront Management Corporation.
          +3.2(h)    -- Bylaws of WHCMB, Inc.
           3.2(i)    -- Certificate of Incorporation of WHC Vinings Corporation.

          3.2(j)     -- Bylaws of WHC Vinings Corporation.
          3.2(k)     -- Certificate of Incorporation of Xerxes Limited.
          3.2(l)     -- Articles of Association of Xerxes Limited.
          4.1        -- Form of Indenture relating to the Notes. (Incorporated by reference to Exhibit No. 10.10 in the Company's Registration Statement on Form
                        S-1 (Reg. No. 333-2214), as amended, filed with the Securities and
                        Exchange Commission on May 1, 1996).
          4.2        -- Form of Note.
          5.1        -- Opinion of Locke Purnell Rain Harrell (A Professional Corporation).
       **10.1(a)     -- Management Agreement dated as of May 10, 1995, by and between Anatole
                        Hotel Investors, L.P. and Wyndham Hotel Company Ltd.
       **10.1(b)     -- Form of Management Agreement dated as of September 27, 1994 by and between Bedrock Annapolis Investment Partners Level I, L.P. and
                        Wyndham Hotel Company Ltd. (together with attachment).
       **10.1(c)     -- Management Agreement dated as of March 10, 1988, by and between
                        Franklin Plaza Associates and Wyndham Hotel Company, as amended by
                        First Amendment dated November 17, 1993.
       **10.1(d)     -- Service Agreement dated as of November 17, 1993, by and between
                        Franklin Plaza Realty Limited Partnership and Wyndham Hotel Company
                        Ltd.
       **10.1(e)     -- Management Agreement dated as of December 1, 1984, by and between
                        Houston Greenspoint Hotel Associates and Wyndham Hotel Company.
       **10.1(f)     -- Management Agreement dated as of December 4, 1991, by and between
                        Itasca Hotel Company and Wyndham Hotel Company Ltd., as amended by
                        Amendment dated March 19, 1996.
       **10.1(g)     -- Management Agreement dated as of June 30, 1994 by and between
                        Waterfront Hotel Associates, S.E. and Old San Juan Management, Ltd.
                        S.E.
       **10.1(h)     -- Management Agreement dated as of May 26, 1995 by and between
                        Convention Center Boulevard Hotel, Limited and Wyndham Hotel Company
                        Ltd.
       **10.1(i)     -- Management Agreement dated as of August 25, 1993 by and between
                        Playhouse Square Hotel Limited Partnership and Wyndham Hotel Company
                        Ltd.
       **10.1(j)     -- Management Agreement dated as of March 1, 1986 by and between CLC
                        Partnership and Wyndham Hotel Company, as amended by First Amendment dated June 30, 1988.
       **10.1(k)     -- Management Agreement dated as of December 22, 1987 and Badger XVI
                        Limited Partnership, Crow Division Partners and Wyndham Hotel
                        Company, as amended by First Amendment dated February 26, 1988.
       **10.1(l)     -- Management Agreement dated as of November 20, 1987 by and between
                        Hotel and Convention Center Partners I, Ltd. and Wyndham Hotel
                        Corporation II, Inc., as amended by Amendment dated November 1, 1993.
         10.1(m)     -- [Intentionally Omitted].
       **10.2        -- Investment Agreement dated as of May 2, 1994, among The Hampstead
                        Group, Inc., Wyndham Hotel Company Ltd., The Partners in Wyndham
                        Hotel Company Ltd., and Crow Family Partnership, L.P., as amended.
       **10.3(a)     -- Agreement to Lease by and between Hospitality Properties Trust and
                        Garden Hotel Associates II Limited Partnership dated as of April 1,
                        1996.
       **10.3(b)     -- Lease Agreement dated as of March 1, 1988, by and between Lincoln
                        Island Associates No. 1, Limited and WH Limited Partnership.
       **10.3(c)     -- Lease Agreement dated December 19, 1989 by and between Rose Hall
                        Hotel Limited and Rose Hall Associates Limited Partnership.

        **10.3(d)    -- Sublease Agreement dated as of November 17, 1989, by and between
                        Copley- Commerce-Telegraph #1 Associates, as assignee of
                        Crow-Staley-Commerce #1 Limited Partnership and Commerce Hotel
                        Partners Ltd.
        **10.3(e)    -- Ground Lease dated as of March 26, 1987, by and between Fred C.
                        Boysen, Dorothy Boysen, Ted Boysen and Rose Boysen and Garden Hotel
                        Associates Limited Partnership, as assignee of Ramada Hotel Operating
                        Company as amended by First Amendment dated as of May 7, 1990.
        **10.3(f)    -- Lease Agreement dated as of November 26, 1990, between Tower 2001
                        Limited Partnership and Wyndham Hotel Company Ltd, as amended by
                        Letter Agreement dated March 9, 1994 and Letter Agreement dated March
                        22, 1995, and as amended by Amendment No. 1 dated as of November 30,
                        1995.
        **10.3(g)    -- Lease Agreement dated as of January 1992, by and between 475 Park
                        Avenue South Co., and Wyndham Hotel Company Ltd., as amended by
                        Amendment of Lease dated January 30, 1995.
        **10.3(h)    -- Sublease dated as of May 31, 1995, between Banc One Mortgage
                        Corporation and Wyndham Hotels & Resorts.
        **10.3(i)    -- Lease Agreement dated as of May 16, 1994, by and between Wirtz Realty
                        Corporation, as agent for 333 Building Corporation and Wyndham Hotel
                        Company Ltd.
        **10.3(j)    -- Lease Agreement dated as of May 18, 1994 by and between Columbia
                        Executive Offices, Inc. and The Inn at Semiahmoo a Wyndham Resort.
          10.4       -- [Intentionally Omitted]
          10.5       -- [Intentionally Omitted]
        **10.5(a)    -- Form of Asset Management Agreement to be entered into between the
                        Company and various Crow Family Real Estate Entities.
          10.6       -- [Intentionally Omitted]
        **10.6(a)    -- Form of Service Agreement to be entered into between the Company and each of ISIS 2000, Wynright Insurance and various affiliated entities.
          10.7       -- [Intentionally Omitted]
          10.8       -- [Intentionally Omitted]
          10.9       -- [Intentionally Omitted]
        **10.10      -- Form of Indenture relating to the   % Senior Subordinated Notes due
                        2006.
        **10.11      -- Credit Agreement dated as of June 30, 1995 among Wyndham Hotel
                        Company, Ltd., Certain Financial Institutions and General Electric
                        Investment Corporation.
        **10.12      -- Exchange Agreement dated as of March 10, 1996, among Wyndham Hotel
                        Company, Ltd., Wyndham Hotel Corporation, Wynopt Investment
                        Partnership Level II, L.P., Wynopt Investment Partnership, L.P. and
                        The Hampstead Group L.L.C. and joined in by Bedrock Hotel Partners,
                        L.L.C.
        **10.13      -- Form of Stockholders' Agreement among Wyndham Hotel Corporation and the Stockholders listed on the signature pages thereof.
        **10.14      -- Form of Registration Rights Agreement among Wyndham Hotel
                        Corporation, and the parties identified on the signature pages thereof.
        **10.15      -- Form of Indemnification Agreement by and between Wyndham Hotel
                        Corporation and its directors.
        **10.16(a)   -- 6% Promissory Note made by James D. Carreker.
        **10.16(b)   -- 6% Promissory Note made by Leslie V. Bentley.
        **10.16(c)   -- 6% Promissory Note made by Eric A. Danziger.
        **10.16(d)   -- 6% Promissory Note made by Anne L. Raymond.
        **10.16(e)   -- 6% Promissory Note made by Stanley M. Koonce, Jr.

       **10.16(f)    -- 6% Promissory Note made by Wyndham Employees Ltd.
       **10.17       -- Form of Waiver and Contribution Agreement.
       **10.18(a)    -- Form of Capital Contribution Notes dated as of December 22, 1995 by and between WHC-LG Hotel Partners L.P. and the Company.
       **10.18(b)    -- Form of Capital Contribution Notes dated as of October 2, 1995 by and between Pleasanton Hotel Partners, L.P. and the Company.
       **10.18(c)    -- Form of Capital Contribution Notes dated as of May 26, 1995 by and between New Orleans Hotel I, L.P. and the Company.
       **10.19(a)    -- Wyndham Employees Savings & Retirement Plan.
       **10.19(b)    -- Wyndham Hotel Corporation 1996 Long Term Incentive Plan, as revised.
       **10.19(c)    -- Non-Employee Directors' Retainer Stock Plan, as revised.
       **10.20       -- Agreement and Conveyance dated as of December 31, 1988 by and between
                        Caribbean Hotel Management Company and Wyndham Hotel Company Ltd.
       **10.21       -- Option Agreement dated as of May 2, 1994 between Ross Investment
                        Partners 2, L.P. and Wyndham Hotel Company Ltd., and The Partners in
                        Wyndham Hotel Company Ltd.
       **10.22       -- Operating Deficit Guaranty and Reserves Agreement dated as of August
                        25, 1993 by and among Playhouse Square Hotel Limited Partnership,
                        Society National Bank and the Lenders.
       **10.23       -- Letter Agreement dated as of May 9, 1996 by and between WHC LAX
                        Associates and the Company.
       **10.24       -- Letter Agreement dated as of April 29, 1996 by and between Certain
                        Financial Institutions, General Electric Investment Corporation and
                        the Company.
       **10.25       -- Registration Rights Agreement dated as of April 29, 1996 between the
                        Company and General Electric Investment Corporation.
       **10.26       -- Form of Promissory Note dated April 15, 1995 between the Company and
                        WFLP.
       **10.27       -- Letter of Intent from Patriot American Hospitality, Inc., dated April
                        10, 1996.
       **10.28       -- Form of Computerized Reservation Service Agreement between ISIS 2000 and the Company.
       **10.29       -- Form of Indemnification Agreement by and between Certain Officers,
                        Directors and Stockholders of Certain Liquor Corporations and Wyndham
                        Hotel Company Ltd.
       **10.30       -- Form of Senior Secured Revolving Credit Agreement among Wyndham Hotel
                        Corporation, The Lenders Party Thereto and Bankers Trust Company.
          12.1       -- Computation of Ratio of Earnings to Fixed Charges.
          12.2       -- Pro Forma Computations of Earnings to Fixed Charges.
       **21.1        -- List of subsidiaries of the Company, as revised.
          23.1       -- Consents of Coopers & Lybrand L.L.P.
          23.2       -- Consent of Locke Purnell Rain Harrell (A Professional Corporation)
                        (included in Exhibit 5.1).
          23.3       -- Form of letter by Harlan R. Crow.
       **24.1        -- Powers of Attorney.
       **27.1        -- Financial Data Schedule.


---------------


** Incorporated by reference to the corresponding exhibit number in the Company's Registration Statement on Form S-1 (Reg. No. 333-2214), as amended, filed with the Securities and Exchange Commission.


 + Filed Previously.

     (b) Financial Statement Schedules.

                                      SCHEDULE                                  PAGE
        --------------------------------------------------------------------    ----
        XI:  Real Estate and Accumulated Depreciation.......................    S-2

ITEM 17. UNDERTAKINGS.

     The undersigned Company hereby undertakes to provide to the representatives of the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.


                                            WYNDHAM HOTEL CORPORATION


                                            By:    /s/  JAMES D. CARREKER*


                                            ------------------------------------
                                             Name:  James D. Carreker
                                             Title: President and Chief
                                                    Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20, 1996.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
           /s/  JAMES D. CARREKER*             President, Chief Executive Officer and
---------------------------------------------  Director
              James D. Carreker                (principal executive officer)

            /s/  ANNE L. RAYMOND*              Chief Financial Officer,
---------------------------------------------  Executive Vice President and Director
               Anne L. Raymond                 (principal financial officer)

             /s/  JOHN P. KLUMPH*              Vice President -- Corporate Controller
---------------------------------------------  (principal accounting officer)
               John P. Klumph

             /s/  HARLAN R. CROW*              Director
---------------------------------------------
               Harlan R. Crow

          /s/  SUSAN T. GROENTEMAN*            Director
---------------------------------------------
             Susan T. Groenteman

           /s/  ROBERT A. WHITMAN*             Director
---------------------------------------------
              Robert A. Whitman

            /s/  DANIEL A. DECKER*             Director
---------------------------------------------
              Daniel A. Decker

           /s/  LESLIE V. BENTLEY*             Executive Vice President and Wyndham Garden
---------------------------------------------  Division President
              Leslie V. Bentley

            /s/  ERIC A. DANZIGER*             Executive Vice President and Wyndham Hotels
---------------------------------------------  and Resorts Division President
              Eric A. Danziger

         /s/  STANLEY M. KOONCE, JR.*          Executive Vice President -- Marketing,
---------------------------------------------  Planning and Technical Services
           Stanley M. Koonce, Jr.

        *By:  /s/  CARLA S. MORELAND
---------------------------------------------
              Carla S. Moreland
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.


                                          WYNDHAM MANAGEMENT CORPORATION


                                          By:    /s/  JAMES D. CARREKER*


                                            ------------------------------------
                                            Name: James D. Carreker
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20, 1996.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
           /s/  JAMES D. CARREKER*             President and Director
---------------------------------------------  (principal executive officer)
              James D. Carreker

            /s/  ANNE L. RAYMOND*              Vice President and Director
---------------------------------------------  (principal financial officer)
               Anne L. Raymond

             /s/  JOHN P. KLUMPH*              Treasurer
---------------------------------------------  (principal accounting officer)
               John P. Klumph

       *By:     /s/  CARLA S. MORELAND
---------------------------------------------
              Carla S. Moreland
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.


                                            GHALP CORPORATION


                                            By:   /s/  JAMES D. CARREKER*

                                              --------------------------------
                                              Name:  James D. Carreker
                                              Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20, 1996.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
           /s/  JAMES D. CARREKER*             President and Director
---------------------------------------------  (principal executive officer)
                James D. Carreker

           /s/  ANNE L. RAYMOND*               Vice President and Director
---------------------------------------------  (principal financial officer)
                Anne L. Raymond

           /s/  JOHN P. KLUMPH*                Treasurer
---------------------------------------------  (principal accounting officer)
                John P. Klumph

   *By:  /s/  CARLA S. MORELAND
---------------------------------------------
              Carla S. Moreland
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.


                                            WYNDHAM IP CORPORATION


                                            By:  /s/  JAMES D. CARREKER*
                                               -------------------------------

                                              Name: James D. Carreker
                                              Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20, 1996.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
              /s/  JAMES D. CARREKER*          President and Director
---------------------------------------------  (principal executive officer)
              James D. Carreker

               /s/  ANNE L. RAYMOND*           Vice President and Director
---------------------------------------------  (principal financial officer)
               Anne L. Raymond

                 /s/  JOHN P. KLUMPH*          Treasurer
---------------------------------------------  (principal accounting officer)
               John P. Klumph

        *By:  /s/  CARLA S. MORELAND
---------------------------------------------
              Carla S. Moreland
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.


                                            WH INTEREST, INC.


                                            By:   /s/  JAMES D. CARREKER*

                                            Name:  James D. Carreker
                                            Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20, 1996.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
           /s/  JAMES D. CARREKER*             President and Director
---------------------------------------------  (principal executive officer)
              James D. Carreker

            /s/  ANNE L. RAYMOND*              Vice President
---------------------------------------------  (principal financial officer)
               Anne L. Raymond

             /s/  JOHN P. KLUMPH*              Treasurer
---------------------------------------------  (principal accounting officer)
               John P. Klumph

            /s/  TRAMMELL S. CROW              Director
---------------------------------------------
              Trammell S. Crow

        *By:  /s/  CARLA S. MORELAND
---------------------------------------------
              Carla S. Moreland
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.


                                            ROSE HALL ASSOCIATES LIMITED
                                              PARTNERSHIP

                                            By: WHC CARIBBEAN LIMITED


                                            By:      /s/  HELMUT SCHUSTER*

                                              ------------------------------
                                              Name: Helmut Schuster
                                              Title: Chairperson


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20th, 1996.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
               /s/  HELMUT SCHUSTER*           Chairperson
 --------------------------------------------  (principal executive officer and Authorized
               Helmut Schuster                 United States Representative)


             /s/  JUDY LOWE HENDRICK*          Managing Director and Treasurer
 --------------------------------------------  (principal financial and accounting officer)
             Judy Lowe Hendrick

            /s/  SUSAN T. GROENTEMAN*          Director
 --------------------------------------------
             Susan T. Groenteman

          /s/  STANLEY M. KOONCE, JR.*         Director
 --------------------------------------------
           Stanley M. Koonce, Jr.

               /s/  ERIC A. DANZIGER*          Director
 --------------------------------------------
              Eric A. Danziger

                                               Director
 --------------------------------------------
              William E. Clarke

       *By:    /s/  CARLA S. MORELAND
 --------------------------------------------
              Carla S. Moreland
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.


                                            WHC CARIBBEAN LIMITED


                                            By:     /s/  HELMUT SCHUSTER*


                                            ------------------------------------
                                              Name: Helmut Schuster
                                              Title: Chairperson


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20, 1996.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
            /s/  HELMUT SCHUSTER*              Chairperson
---------------------------------------------  (principal executive officer and Authorized
               Helmut Schuster                 United States Representative)

           /s/  JUDY LOWE HENDRICK*            Managing Director and Treasurer
---------------------------------------------  (principal financial and accounting officer)
             Judy Lowe Hendrick

         /s/  STANLEY M. KOONCE, JR.*          Director
---------------------------------------------
           Stanley M. Koonce, Jr.

          /s/  SUSAN T. GROENTEMAN*            Director
---------------------------------------------
             Susan T. Groenteman

            /s/  ERIC A. DANZIGER*             Director
---------------------------------------------
              Eric A. Danziger

                                               Director
---------------------------------------------
              William E. Clarke

        *By:  /s/  CARLA S. MORELAND
---------------------------------------------
              Carla S. Moreland
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.


                                        WATERFRONT MANAGEMENT CORPORATION


                                        By:      /s/  JAMES D. CARREKER*


                                           -------------------------------------
                                           Name: James D. Carreker
                                           Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20, 1996.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
           /s/  JAMES D. CARREKER*             President and Director
---------------------------------------------  (principal executive officer)
              James D. Carreker

            /s/  ANNE L. RAYMOND*              Vice President and Director
---------------------------------------------  (principal financial officer)
               Anne L. Raymond

             /s/  JOHN P. KLUMPH*              Treasurer
---------------------------------------------  (principal accounting officer)
               John P. Klumph

       *By:     /s/  CARLA S. MORELAND
---------------------------------------------
              Carla S. Moreland
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.


                                            WHCMB, INC.


                                            By: /s/  JAMES D. CARREKER*


                                            ------------------------------------
                                              Name:  James D. Carreker
                                              Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20, 1996.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
           /s/  JAMES D. CARREKER*             President and Director
---------------------------------------------  (principal executive officer)
              James D. Carreker

            /s/  ANNE L. RAYMOND*              Director
---------------------------------------------
               Anne L. Raymond

             /s/  JOHN P. KLUMPH*              Treasurer
---------------------------------------------  (principal accounting and financial officer)
               John P. Klumph

        *By:  /s/  CARLA S. MORELAND
---------------------------------------------
              Carla S. Moreland
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.


                                        WYNDHAM HOTELS & RESORTS (ARUBA) N.V.


                                        By:      /s/  JAMES D. CARREKER*


                                        ----------------------------------------
                                           Name: James D. Carreker
                                           Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20, 1996.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
           /s/  JAMES D. CARREKER*             President and Managing Director
---------------------------------------------  (principal executive officer)
              James D. Carreker

            /s/  ANNE L. RAYMOND*              Vice President
---------------------------------------------  (principal financial officer and Authorized
               Anne L. Raymond                 United States Representative)

             /s/  JOHN P. KLUMPH*              Treasurer
---------------------------------------------  (principal accounting officer)
               John P. Klumph

             /s/  HARLAN R. CROW*              Managing Director
---------------------------------------------
               Harlan R. Crow

        *By:  /s/  CARLA S. MORELAND
---------------------------------------------
              Carla S. Moreland
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.



                                            XERXES LIMITED



                                            By: /s/  JAMES D. CARREKER


                                            ------------------------------------
                                             Name: James D. Carreker

                                             Title: President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20, 1996.



                               POWER OF ATTORNEY



     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carla S. Moreland and Stanley M. Koonce, and each of them, such individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full-power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
           /s/  JAMES D. CARREKER              President and Director
---------------------------------------------  (principal executive officer)
              James D. Carreker

            /s/  ANNE L. RAYMOND               Vice President and Director
---------------------------------------------  (principal financial officer and Authorized
               Anne L. Raymond                 United States Representative)

             /s/  JOHN P. KLUMPH               Treasurer
---------------------------------------------  (principal accounting officer)
               John P. Klumph

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 20th day of May, 1996.



                                            WHC VININGS CORPORATION



                                            By:    /s/  JAMES D. CARREKER


                                              ----------------------------------
                                              Name: James D. Carreker
                                              Title: President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities on May 20, 1996.



                               POWER OF ATTORNEY



     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carla S. Moreland and Stanley M. Koonce, and each of them, such individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full-power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                    NAME                                           TITLE
---------------------------------------------  ----------------------------------------------
            /s/ JAMES D. CARREKER              President and Director
---------------------------------------------  (principal executive officer)
              James D. Carreker

            /s/  ANNE L. RAYMOND               Vice President and Director
---------------------------------------------  (principal financial officer)
               Anne L. Raymond

             /s/  JOHN P. KLUMPH               Treasurer
---------------------------------------------  (principal accounting officer)
               John P. Klumph

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners and Shareholders
Wyndham Hotel Corporation

     In connection with our audits of the combined financial statements of Wyndham Hotel Corporation (as defined in Note 1 of those combined financial statements) as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, which financial statements are included in the prospectus, we have also audited the financial statement schedule listed in
Item 16 herein.

     In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 8, 1996

                                                                     SCHEDULE XI

                           WYNDHAM HOTEL CORPORATION

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)

                                                      INITIAL COSTS                             GROSS AMOUNT
                                                  ---------------------                -------------------------------
                                                           BUILDINGS &    SUBSEQUENT            BUILDINGS &             ACCUMULATED
            DESCRIPTION                DEBT        LAND    IMPROVEMENTS     COSTS       LAND    IMPROVEMENTS    TOTAL   DEPRECIATION
------------------------------------  -------     ------   ------------   ----------   ------   ------------   -------  -----------
Wyndham Garden Hotels
  Brookfield Lakes..................  $10,275     $  985     $  7,157       $   70     $  985     $  7,227     $ 8,212     $ 1,070
  Indianapolis......................   10,600        495        6,845          262        495        7,107       7,602         962
  Commerce..........................   15,000        300       11,966          409        300       12,375      12,675       1,348
  Charlotte.........................   10,286        595        6,044          489        562        6,533       7,095       1,062
  Schaumburg........................    5,400      1,613        4,263            0      1,613        4,263       5,876         280
Wyndham Rose Hall Resort............   16,879      6,000       24,628          446      6,000       25,074      31,074       3,976
Wyndham Harbour Island..............   20,471(1)       0       14,137          392          0       14,529      14,529       3,746
                                      -------     ------     --------       ------     ------     --------     -------     -------
                                      $88,911     $9,988     $ 75,040       $2,068     $9,955     $ 77,108     $87,063     $12,444
                                      =======     ======     ========       ======     ======     ========     =======     =======

                                         DATE OF       DEPRECIATION
                                      ACQUISITION OR       LIFE
            DESCRIPTION                CONSTRUCTION     (IN YEARS)
------------------------------------  --------------   ------------
Wyndham Garden Hotels
  Brookfield Lakes..................    June 90          20-40
  Indianapolis......................    Nov 90           20-40
  Commerce..........................    Dec 91           20-40
  Charlotte.........................    Dec 89           20-40
  Schaumburg........................    May 93            40
Wyndham Rose Hall Resort............    Jan 90           20-40
Wyndham Harbour Island..............    Mar 88            30

---------------

(1) Amount represents the capital lease obligation balance as of 12/31/95.

                               INDEX TO EXHIBITS


                                                                                  SEQUENTIALLY
  EXHIBIT                                                                           NUMBERED
  NUMBER                                     ITEM                                     PAGE
 --------     -----------------------------------------------------------------    ----------
 **1.1(a)  -- Underwriting Agreement.
 **2.1     -- Formation Agreement dated as of March 10, 1996 among the Company and the parties identified on the signature page thereof.
 **2.2     -- Transfer Agreement among Wyndham Hotel Corporation, Bank of Nova
              Scotia, Bank of Nova Scotia (Jamaica) and Caribbean Hotel Management
              Company.
 **3.1     -- Amended and Restated Certificate of Incorporation of the Company.
  +3.1(a)  -- Certificate of Incorporation of Wyndham Management Corporation.
  +3.1(b)  -- Certificate of Incorporation of GHALP Corporation.
  +3.1(c)  -- Certificate of Incorporation of Wyndham IP Corporation.
  +3.1(d)  -- Articles of Incorporation of WH Interest, Inc.
  +3.1(e)  -- Certificate of Limited Partnership of Rose Hall Associates Limited
              Partnership.
  +3.1(f)  -- Certificate of Incorporation of WHC Caribbean Limited.
  +3.1(g)  -- Certificate of Incorporation of Waterfront Management Corporation.
  +3.1(h)  -- Certificate of Incorporation of WHCMB, Inc.
  +3.1(i)  -- Translation of Articles of Incorporation of Wyndham Hotels & Resorts
              (Aruba) N.V.
 **3.2     -- Amended and Restated Bylaws of the Company.
  +3.2(a)  -- Bylaws of Wyndham Management Corporation.
  +3.2(b)  -- Bylaws of GHALP Corporation.
  +3.2(c)  -- Bylaws of Wyndham IP Corporation.
  +3.2(d)  -- Bylaws of WH Interest, Inc.
  +3.2(e)  -- Amended and Restated Agreement of Limited Partnership of Rose Hall
              Associates Limited Partnership.
  +3.2(f)  -- Memorandum of Association of WHC Caribbean Limited.
  +3.2(g)  -- Bylaws of Waterfront Management Corporation.
  +3.2(h)  -- Bylaws of WHCMB, Inc.
   3.2(i)  -- Certificate of Incorporation of WHC Vinings Corporation.
   3.2(j)  -- Bylaws of WHC Vinings Corporation.
   3.2(k)  -- Certificate of Incorporation of Xerxes Limited.
   3.2(l)  -- Articles of Association of Xerxes Limited.
   4.1     -- Form of Indenture relating to the Notes. (Incorporated by reference to Exhibit No. 10.10 in the Company's Registration Statement on Form
              S-1 (Reg. No. 333-2214), as amended, filed with the Securities and
              Exchange Commission on May 1, 1996).

                                                                                  SEQUENTIALLY
  EXHIBIT                                                                           NUMBERED
  NUMBER                                     ITEM                                     PAGE
 --------     -----------------------------------------------------------------    ----------
   4.2     -- Form of Note.
   5.1     -- Opinion of Locke Purnell Rain Harrell (A Professional Corporation).
**10.1(a)  -- Management Agreement dated as of May 10, 1995, by and between Anatole
              Hotel Investors, L.P. and Wyndham Hotel Company Ltd.
**10.1(b)  -- Form of Management Agreement dated as of September 27, 1994 by and between Bedrock Annapolis Investment Partners Level I, L.P. and
              Wyndham Hotel Company Ltd. (together with attachment).
**10.1(c)  -- Management Agreement dated as of March 10, 1988, by and between
              Franklin Plaza Associates and Wyndham Hotel Company, as amended by
              First Amendment dated November 17, 1993.
**10.1(d)  -- Service Agreement dated as of November 17, 1993, by and between
              Franklin Plaza Realty Limited Partnership and Wyndham Hotel Company
              Ltd.
**10.1(e)  -- Management Agreement dated as of December 1, 1984, by and between
              Houston Greenspoint Hotel Associates and Wyndham Hotel Company.
**10.1(f)  -- Management Agreement dated as of December 4, 1991, by and between
              Itasca Hotel Company and Wyndham Hotel Company Ltd., as amended by
              Amendment dated March 19, 1996.
**10.1(g)  -- Management Agreement dated as of June 30, 1994 by and between
              Waterfront Hotel Associates, S.E. and Old San Juan Management, Ltd.
              S.E.
**10.1(h)  -- Management Agreement dated as of May 26, 1995 by and between
              Convention Center Boulevard Hotel, Limited and Wyndham Hotel Company
              Ltd.
**10.1(i)  -- Management Agreement dated as of August 25, 1993 by and between
              Playhouse Square Hotel Limited Partnership and Wyndham Hotel Company
              Ltd.
**10.1(j)  -- Management Agreement dated as of March 1, 1986 by and between CLC
              Partnership and Wyndham Hotel Company, as amended by First Amendment dated June 30, 1988.
**10.1(k)  -- Management Agreement dated as of December 22, 1987 and Badger XVI
              Limited Partnership, Crow Division Partners and Wyndham Hotel
              Company, as amended by First Amendment dated February 26, 1988.
**10.1(l)  -- Management Agreement dated as of November 20, 1987 by and between
              Hotel and Convention Center Partners I, Ltd. and Wyndham Hotel
              Corporation II, Inc., as amended by Amendment dated November 1, 1993.
  10.1(m)  -- [Intentionally Omitted].
**10.2     -- Investment Agreement dated as of May 2, 1994, among The Hampstead
              Group, Inc., Wyndham Hotel Company Ltd., The Partners in Wyndham
              Hotel Company Ltd., and Crow Family Partnership, L.P., as amended.
**10.3(a)  -- Agreement to Lease by and between Hospitality Properties Trust and
              Garden Hotel Associates II Limited Partnership dated as of April 1,
              1996.
**10.3(b)  -- Lease Agreement dated as of March 1, 1988, by and between Lincoln
              Island Associates No. 1, Limited and WH Limited Partnership.

                                                                                  SEQUENTIALLY
  EXHIBIT                                                                           NUMBERED
  NUMBER                                     ITEM                                     PAGE
 --------     -----------------------------------------------------------------    ----------
**10.3(c)  -- Lease Agreement dated December 19, 1989 by and between Rose Hall
              Hotel Limited and Rose Hall Associates Limited Partnership.
**10.3(d)  -- Sublease Agreement dated as of November 17, 1989, by and between
              Copley-Commerce-Telegraph #1 Associates, as assignee of
              Crow-Staley-Commerce #1 Limited Partnership and Commerce Hotel
              Partners Ltd.
**10.3(e)  -- Ground Lease dated as of March 26, 1987, by and between Fred C.
              Boysen, Dorothy Boysen, Ted Boysen and Rose Boysen and Garden Hotel
              Associates Limited Partnership, as assignee of Ramada Hotel Operating
              Company as amended by First Amendment dated as of May 7, 1990.
**10.3(f)  -- Lease Agreement dated as of November 26, 1990, between Tower 2001
              Limited Partnership and Wyndham Hotel Company Ltd, as amended by
              Letter Agreement dated March 9, 1994 and Letter Agreement dated March
              22, 1995, and as amended by Amendment No. 1 dated as of November 30,
              1995.
**10.3(g)  -- Lease Agreement dated as of January 1992, by and between 475 Park
              Avenue South Co., and Wyndham Hotel Company Ltd., as amended by
              Amendment of Lease dated January 30, 1995.
**10.3(h)  -- Sublease dated as of May 31, 1995, between Banc One Mortgage
              Corporation and Wyndham Hotels & Resorts.
**10.3(i)  -- Lease Agreement dated as of May 16, 1994, by and between Wirtz Realty
              Corporation, as agent for 333 Building Corporation and Wyndham Hotel
              Company Ltd.
**10.3(j)  -- Lease Agreement dated as of May 18, 1994 by and between Columbia
              Executive Offices, Inc. and The Inn at Semiahmoo a Wyndham Resort.
  10.4     -- [Intentionally Omitted]
  10.5     -- [Intentionally Omitted]
**10.5(a)  -- Form of Asset Management Agreement to be entered into between the
              Company and various Crow Family Real Estate Entities.
  10.6     -- [Intentionally Omitted]
**10.6(a)  -- Form of Service Agreement to be entered into between the Company and each of ISIS 2000, Wynright Insurance and various affiliated entities.
  10.7     -- [Intentionally Omitted]
  10.8     -- [Intentionally Omitted]
  10.9     -- [Intentionally Omitted]
**10.10    -- Form of Indenture relating to the   % Senior Subordinated Notes due
              2006.
**10.11    -- Credit Agreement dated as of June 30, 1995 among Wyndham Hotel
              Company, Ltd., Certain Financial Institutions and General Electric
              Investment Corporation.
**10.12    -- Exchange Agreement dated as of March 10, 1996, among Wyndham Hotel
              Company, Ltd., Wyndham Hotel Corporation, Wynopt Investment
              Partnership Level II, L.P., Wynopt Investment Partnership, L.P. and
              The Hampstead Group L.L.C. and joined in by Bedrock Hotel Partners,
              L.L.C.

                                                                                  SEQUENTIALLY
  EXHIBIT                                                                           NUMBERED
  NUMBER                                     ITEM                                     PAGE
 --------     -----------------------------------------------------------------    ----------
**10.13    -- Form of Stockholders' Agreement among Wyndham Hotel Corporation and the Stockholders listed on the signature pages thereof.
**10.14    -- Form of Registration Rights Agreement among Wyndham Hotel
              Corporation, and the parties identified on the signature pages thereof.
**10.15    -- Form of Indemnification Agreement by and between Wyndham Hotel
              Corporation and its directors.
**10.16(a) -- 6% Promissory Note made by James D. Carreker.
**10.16(b) -- 6% Promissory Note made by Leslie V. Bentley.
**10.16(c) -- 6% Promissory Note made by Eric A. Danziger.
**10.16(d) -- 6% Promissory Note made by Anne L. Raymond.
**10.16(e) -- 6% Promissory Note made by Stanley M. Koonce, Jr.
**10.16(f) -- 6% Promissory Note made by Wyndham Employees Ltd.
**10.17    -- Form of Waiver and Contribution Agreement.
**10.18(a) -- Form of Capital Contribution Notes dated as of December 22, 1995 by and between WHC-LG Hotel Partners L.P. and the Company.
**10.18(b) -- Form of Capital Contribution Notes dated as of October 2, 1995 by and between Pleasanton Hotel Partners, L.P. and the Company.
**10.18(c) -- Form of Capital Contribution Notes dated as of May 26, 1995 by and between New Orleans Hotel I, L.P. and the Company.
**10.19(a) -- Wyndham Employees Savings & Retirement Plan.
**10.19(b) -- Wyndham Hotel Corporation 1996 Long Term Incentive Plan, as revised.
**10.19(c) -- Non-Employee Directors' Retainer Stock Plan, as revised.
**10.20    -- Agreement and Conveyance dated as of December 31, 1988 by and between
              Caribbean Hotel Management Company and Wyndham Hotel Company Ltd.
**10.21    -- Option Agreement dated as of May 2, 1994 between Ross Investment
              Partners 2, L.P. and Wyndham Hotel Company Ltd., and The Partners in
              Wyndham Hotel Company Ltd.
**10.22    -- Operating Deficit Guaranty and Reserves Agreement dated as of August
              25, 1993 by and among Playhouse Square Hotel Limited Partnership,
              Society National Bank and the Lenders.
**10.23    -- Letter Agreement dated as of May 9, 1996 by and between WHC LAX
              Associates and the Company.
**10.24    -- Letter Agreement dated as of April 29, 1996 by and between Certain
              Financial Institutions, General Electric Investment Corporation and
              the Company.
**10.25    -- Registration Rights Agreement dated as of April 29, 1996 between the
              Company and General Electric Investment Corporation.
**10.26    -- Form of Promissory Note dated April 15, 1995 between the Company and
              WFLP.
**10.27    -- Letter of Intent from Patriot American Hospitality, Inc., dated April
              10, 1996.

                                                                                   SEQUENTIALLY
  EXHIBIT                                                                           NUMBERED
  NUMBER                                     ITEM                                     PAGE
----------------------------------------------------------------------------------------------
**10.28    -- Form of Computerized Reservation Service Agreement between ISIS 2000 and the Company.
**10.29    -- Form of Indemnification Agreement by and between Certain Officers,
              Directors and Stockholders of Certain Liquor Corporations and Wyndham
              Hotel Company Ltd.
**10.30    -- Form of Senior Secured Revolving Credit Agreement among Wyndham Hotel
              Corporation, The Lenders Party Thereto and Bankers Trust Company.
  12.1     -- Computation of Ratio of Earnings to Fixed Charges.
  12.2     -- Pro Forma Computations of Earnings to Fixed Charges.
**21.1     -- List of subsidiaries of the Company, as revised.
  23.1     -- Consents of Coopers & Lybrand L.L.P.
  23.2     -- Consent of Locke Purnell Rain Harrell (A Professional Corporation)
              (included in Exhibit 5.1).
  23.3     -- Form of letter by Harlan R. Crow.
**24.1     -- Powers of Attorney.
**27.1     -- Financial Data Schedule.


---------------


** Incorporated by reference to the corresponding exhibit number in the Company's Registration Statement on Form S-1 (Reg. No. 333-2214), as amended, filed with the Securities and Exchange Commission.


 + Filed Previously.